As filed with the Securities and Exchange Commission on November 4, 2022

File No. 024-12009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

(Amendment No. 1)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

The iRemedy Healthcare Companies, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

7118 South Kanner Highway

  Stuart, Florida 34997

 Phone: (407) 395-4283

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Anthony Paquin

 Chief Executive Officer

The iRemedy Healthcare Companies, Inc.

 7118 South Kanner Highway

Stuart, Florida 34997
 Phone: (407) 395-4283
(Name, address, including zip code, and telephone number,including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, Florida 33401

Phone: (561) 514-0936

Fax: (561) 514-0832

5047	26-0255855
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

November 4, 2022

Subject to Completion

The iRemedy Healthcare Companies, Inc.

7118 South Kanner Highway

 Stuart, Florida 34997

 (407) 395-4283

3,382,352 Shares of Common Stock

Minimum Purchase: 100 shares of Common Stock ($850.00)

The iRemedy Healthcare Companies, Inc., a Delaware corporation (the “Company” or “iRemedy”), is offering up to 3,382,352 shares (“Shares”) of its common stock, par value $0.000025 per share (“Common Stock”), at a fixed price of $8.50 per share of Common Stock, with an aggregate amount of $28,750,000 (“Maximum Offering”), in a “Tier 2 Offering” under Regulation A (the “Offering”). Of such Maximum Offering, we are offering up to (i) 2,941,176 shares for cash and (ii) 441,176 Shares eligible to be issued as Bonus Shares (as defined in this Offering Circular) depending on level of investment as further described in “Plan of Distribution” in this Offering Circular. There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close. The minimum investment amount per investor is $850 (100 shares of Common Stock); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. The subscriptions, once received, are irrevocable. This Offering is being conducted on a self-underwritten “best efforts” basis through our officers and directors, which means our officers and directors will attempt to sell the securities we are offering in this Offering Circular, but there is no guarantee that any minimum amount will be sold by them. This Offering Circular will permit our officers and directors to sell the securities directly to the public, with no commission or other remuneration payable to them for any securities they may sell. In offering the securities on our behalf, the officers and directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. Notwithstanding, we reserve the right to use one or more registered broker-dealers and members of Financial Industry Regulatory Authority (“FINRA”), acting as underwriters or placement agents, in which event the broker-dealers will also conduct the Offering on a “best efforts” basis, and pay such broker-dealers a cash commission of up to 5.0% of the gross proceeds raised by such broker-dealers. See “Plan of Distribution” in this Offering Circular. None of the Shares offered are being sold by present security holders of the Company.

The Company has engaged Dalmore Group, LLC, a New York limited liability company and broker-dealer registered with the SEC and a member of FINRA (“Dalmore”), to provide broker-dealer and administrative services related to operations and compliance, but not underwriting or placement agent services, in all 50 states, District of Columbia and the territories of the United States in connection with this Offering. The administrative services Dalmore will provide include the review of investor information, including Know Your Customer data, Anti-Money Laundering and other compliance checks, and the review of subscription agreements and investor information. As compensation for these broker-dealer and administrative services, the Company has agreed to pay Dalmore a one-time setup fee in the amount of $5,000 and a $20,000 consulting fee, plus a 1.0% cash commission on the aggregate amount raised by the Company in this Offerings, as described in the Broker-Dealer Agreement between the Company and Dalmore.

For purposes of clarification, the 1.0% cash commission to Dalmore would be in addition to the 5.0% cash commission to the broker-dealers, acting as underwriters or placement agents, resulting in a potential aggregate cash commission of up to 6.0% on the aggregate amount raised in this Offering.

The Company has engaged OpenDeal Broker LLC (“OpenDeal Broker”) to assist with processing of investments through the online investment platform at www.republic.co maintained for OpenDeal Broker’s benefit by its affiliates (the “Republic Platform”). OpenDeal Broker will act as the placement agent for only those subscriptions received through Republic Platform. The Republic Platform will be used to communicate the offering to investors so they may purchase the securities in this offering through OpenDeal Broker. As compensation, the Company will pay to OpenDeal Broker a cash commission equal to 5% of the amount raised through the Republic Platform. OpenDeal Broker will also receive a securities commission equivalent to 2% of the dollar value of the securities issued to investors through the Republic Platform at the time of closing (excluding Bonus Shares). OpenDeal Broker will comply with lock-up restriction required by FINRA Rule 5110(e)(1), not selling, transferring, assigning, pledging, or hypothecating or subjecting such to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities commission for a period of 180 days beginning on the date of commencement of sales of the public equity offering with respect to the Commission, unless FINRA Rule 5110(e)(2) applies. Pursuant to FINRA Rule 5110(g), OpenDeal Broker will not accept a securities commission in options, warrants or convertibles which violates 5110(g) including but not limited to (a) is exercisable or convertible more than five years from the commencement of sales of the public offering; (b) has more than one demand registration right at the issuer's expense; (c) has a demand registration right with a duration of more than five years from the commencement of sales of the public offering; (d) has a piggyback registration right with a duration of more than seven years from the commencement of sales of the public offering; (e) has anti-dilution terms that allow the participating members to receive more shares or to exercise at a lower price than originally agreed upon at the time of the public offering, when the public shareholders have not been proportionally affected by a stock split, stock dividend, or other similar event; or (f) has anti-dilution terms that allow the participating members to receive or accrue cash dividends prior to the exercise or conversion of the security.

We expect to commence the sale of the Shares as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the United States Securities and Exchange Commission (“SEC”). The Offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 90 days after the date that this Offering is deemed qualified by the SEC, unless sooner terminated or extended for additional 90 day-incremental periods in the sole discretion of the Company (“Termination Date”). The initial 90-day offering period and any additional 90 day-incremental offering periods will, in the aggregate, not exceed 24 months from the date of this Offering Circular, pursuant to Rule 251(d)(3) of Regulation A.

The Company has also engaged Dalmore Technology, LLC (“Technology Agent”) to provide certain technology services to the Company in connection with the Offering, including the online platform (Dalmore Direct) of the Technology Agent. After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, the Offering will be conducted on the online platform of Technology Agent through the Investor Relations page of our website at www.iremedy.com, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price by ACH debit transfer, wire transfer or credit card to an account designated by the Company. Credit card subscription shall not exceed the lesser of $5,000 or the amount permitted by applicable law, per subscriber. Investors contemplating using their credit card to invest are urged to carefully review “Risk Factors – Risks of investing using a credit card.” There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering, or (ii) the Termination Date. Funds will be promptly refunded without interest, for sales that are not consummated.

Prior to this Offering, there has been no public market for our shares of Common Stock and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. We presently do not intend to seek the quotation of our Common Stock, but should we hereinafter elect to do so, there can be no assurances that such quotation will ever materialize. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our Common Stock will develop.

No sales of Shares will be made prior to the qualification of the Offering statement by the SEC in the United States. All Shares will be initially offered in all jurisdictions at the same price that is set forth in this Offering Circular.

Shares Offered by Us	Number of Shares (1)	Price to Public		Underwriting Discounts and Commissions		Proceeds, Before Expenses, to Us (4)
Per Share:	1	$8.50	(2)	$0.51	(3)(4)	$7.99
Total (5)	2,941,176	$25,000,000		$1,500,000	(3)(4)	$23,500,000

(1)	We are offering up to 2,941,176 Shares for cash and up to 441,176 Shares eligible to be issued as Bonus Shares (as defined in this Offering Circular) to investors based upon investment level, see “Plan of Distribution.”

(2)	Does not include effective discount that would result from the issuance of Bonus Shares. For details of the effective discount, see “Plan of Distribution.”

(3)	The Company has engaged Dalmore Group, LLC, a New York limited liability company and FINRA/SIPC registered broker-dealer (“Dalmore”), to provide broker-dealer and administrative services related to operations and compliance, but not underwriting or placement agent services, in all 50 states, District of Columbia and the territories of the United States in connection with this Offering. The Company has agreed to pay Dalmore a one-time setup fee of $5,000 and a $20,000 consulting fee, as described in the Broker-Dealer Agreement between the Company and Dalmore, as well as a 1.0% cash commission on the aggregate amount raised by the Company from investors in the specified states. The Company also reserves the right to use one or more registered broker-dealers and members of FINRA, acting as underwriters or placement agents, and pay such broker-dealers a cash commission of up to 5.0% of the gross proceeds raised by the broker-dealers. For purposes of clarification, the 1.0% cash commission to Dalmore is in addition to the 5.0% cash commission to the broker-dealers, acting as underwriters or placement agents, resulting in a potential aggregate cash commission of up to 6.0% on the aggregate amount raised in this Offering. The Company has engaged OpenDeal Broker LLC (“OpenDeal Broker”) to assist with processing of investments through the online investment platform at www.republic.co maintained for OpenDeal Broker’s benefit by its affiliates (the “Republic Platform”). OpenDeal Broker will be the placement agent for only those subscriptions received through Republic Platform. The Republic Platform will be used to communicate the offering to investors so they may purchase the securities in this offering through OpenDeal Broker. As compensation, the Company will pay to OpenDeal Broker a cash commission equal to 5% of the amount raised through the Republic Platform. In addition, OpenDeal Broker will receive a securities commission equivalent to 2% of the dollar value of the securities issued to investors through the Republic Platform at the time of closing (excluding Bonus Shares). See the section entitled “Plan of Distribution” beginning on page 112 of this offering circular for additional information.

(4)	The amounts shown in the “Proceeds, Before Expenses, to Us” column include a deduction of 1.0% for cash commissions payable to Dalmore on all the shares being offered as well as a conservatively assuming a deduction of 5.0% for cash commissions payable to broker-dealers acting as underwriters or placement agents (the maximum cash commission allowable) on all shares being offered. The amounts shown are before deducting estimated offering expenses including, without limitation, legal, accounting, auditing, transfer agent, other professional, printing, advertising, travel, marketing, blue-sky compliance and other expenses of this Offering as well as fees payable to Dalmore. We estimate the total expenses of this Offering will be approximately $808,063, including the costs associated with the issuance of the Bonus Shares.

(5)	Assumes that the maximum aggregate offering amount of $25,000,000.00 is received by us.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in the Shares is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the RISK FACTORS beginning on page 17.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR THE COMMISSION, DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is __________, 2022.

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We have not authorized anyone to provide any information other than that contained or incorporated by reference in this Offering Circular prepared by us or to which we have referred you. We do not take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only the Shares offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of Shares.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this Offering and the distribution of this Offering Circular.

OFFERING CIRCULAR SUMMARY

This summary of the Offering Circular highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire Offering Circular, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

In this Offering Circular, unless the context indicates otherwise, “iRemedy,” “the Company,” “we,” “us,” and “our” in this Offering Circular refer to The iRemedy Healthcare Companies, Inc. and its consolidated subsidiaries.

Company Overview

iRemedy is a healthcare technology company dedicated to disrupting and positively transforming the U.S. healthcare industry through creation and support of an open, fair and fully transparent online managed marketplace for the sale and purchase of medical and healthcare supplies to government agencies, care providers and consumers.

iRemedy’s commitment to this mission has never and will never waver. Consequently, we are earning global distinction as a trusted and reliable partner through the provision of guaranteed access to verified, Federal Drug Administration (“FDA”)-approved supplies by sourcing directly from established manufacturers and distributors around the world. Through our key partnerships, industry knowledge and artificial intelligence (“AI”)-enabled technological advancements our team has engineered, iRemedy is succeeding in bypassing supply chain bottlenecks to offer the widest selection of high-quality products, driving consistently low pricing and procurement efficiencies for our customers every day.

For generations, the perpetual rising costs of medical supplies has remained one of the biggest challenges and sources of frustration in the U.S. healthcare economy. After payroll, medical supplies are the second highest expense for hospitals, surgery centers and providers; and remain on track to become the number one expense in the next two to five years. This issue has been due largely to intentional veiling of actual product costs and industry monopolization by a handful of major distributors and group purchasing organizations (“GPOs”) – all of whom have benefited measurably – whether by direct intention or because of the fact “that’s just the way it has always been done.” Therefore, historically, there has been little incentive to embrace cutting-edge technologies capable of giving rise to an equitable environment, much less one that is more efficient overall. Then, the pandemic hit.

The global COVID-19 pandemic has stressed the U.S. healthcare and life science supply chains to the breaking point. Dramatic increase in usage (and swings in usage) of critical products such as personal protective equipment (“PPE”), test kits, ventilators and needles and syringes required for vaccine delivery, coupled with regional challenges with manufacturing and logistics networks, have left healthcare providers and political leaders in untenable positions when managing vital supply demands and related costs. This has garnered more focused attention on the glaring weaknesses of healthcare supply chains than ever before; spotlighting outdated, inefficient supply procurement processes that have bred mistrust, product pricing manipulation and ineffectual management of vital supply inventories for decades. As a result, the pandemic’s disruptive force is spurring transformational change in U.S. healthcare that can no longer be ignored or resisted.

A longstanding, vocal proponent of industry transformation, iRemedy has earned a global reputation as a trusted end-to-end solutions provider, optimizing opportunities to profoundly change for the better how medical supplies are procured, marketed and sold on a global basis.

For the years ended December 31, 2021 and 2020, we generated revenues of $86,151,192 and $14,063,684, respectively, reported net losses of $19,483,473 and $9,634,255, respectively, and cash flows from operating activities in the year ended December 31, 2021 of $2,448,188 and negative cash flow from operation activities in the year ended December 31, 2020 of $10,426,823. For the six months ended June 30, 2022, we generated revenues of $50,227,530, reported net losses of $14,847,660, and negative cash flow from operating activities of $597,749. As noted in our condensed consolidated financial statements, as of June 30, 2022, we had an accumulated deficit of $62,340,195. There is substantial doubt regarding our ability to continue as a going concern as a result of our historical recurring losses and net working capital deficit as well as our dependence on private equity and financings. See “Risk Factors — We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the years ended December 31, 2021 and 2020.”

Principle Products and Services

Ecommerce has been the focal point of technology discussions in the overall business world for many years – though it has been viewed by most as strictly just another sales avenue. What they have failed to understand is that the ubiquitous influence of technology today has caused ecommerce to morph into digital commerce – which refers to much more than a transaction. Rather, at its core, it has become a fundamental way of doing business.

iRemedy has engineered a universal online medical supply chain management platform that has been designed and aligned with healthcare to leverage the operational efficiencies and conveniences of digital commerce to automate secure, compliant requisition, ordering, purchasing, distribution, delivery and reduction of cost of healthcare products to care providers and their patients. Moreover, it provides manufacturers and suppliers of medical devices, pharmaceuticals and supplies with the means to reach and market their offerings directly to the national healthcare market in the most efficient way possible. More to the point, iRemedy helps healthcare to evolve supply chain activities from functional silos to fully integrated, demand-driven ecosystems that link business processes with clinical processes.

As a result, iRemedy is enjoying rapid market adoption by professional users of all size, scope and type; and by consumers seeking to take advantage of online shopping and direct-to-door delivery conveniences that only ecommerce can offer. With nearly $10 million invested in the development of our proprietary iRemedy technology platform and its support infrastructure, to date, the Company has been aggressively scaling our operations and leveraging leading-edge AI technology to meet the demonstrated market demands it was created to meet.

Disruptive AI-Enabled Technology

Through novel application of advanced AI and machine learning, iRemedy’s Chief Technology Officer and renowned global technology disruptor, Jim Harding, has been directly involved in developing game-changing technology that we believe rivals the profound impact that both Google PageRank and Amazon’s application programming interface (“API”)-based marketplace have had on the way people use the Internet to search and purchase products and services.

Mr. Harding is broadly recognized as a market disruptor across multiple industries with technology achievements stretching back to the development and sale to Microsoft of DOS, the first operating system for personal computers. He developed Revelation, the first database to run on location-area networks, and personally advised Bill Gates on Microsoft’s future database road map. As Vice President of Technology and Business Development at Amazon from 2000 through 2004, Mr. Harding led the teams that built the Merchants and Marketplace reseller platforms and holds patents on reseller metrics and customer loyalty.

Rather than relying on ‘popularity-driven’ systems that prioritize content based on measuring and tracking user activity, such as Google PageRank; or prioritizing content based on crowdsourced product recommendations, such as Amazon; Mr. Harding has invented the model for ‘datifying,’ interpreting and accurately extracting information from nearly 25 million ecommerce websites, thereby eliminating the need to use API interfaces or logistical business coordination to retrieve published data on the web. Simply put, Mr. Harding has discovered the means to change the Internet into a single, massive database.

iRemedy’s first application of what Mr. Harding has coined the “Datafi Process” stems from our exclusive licensing of this patent pending technology to produce what we believe is the world’s first comprehensive Universal Health and Medical Product Catalog (“UHMPC”). Our licensing arrangement provides for iRemedy’s use of the technology in perpetuity for any and all applications, known or unknown, within the global healthcare ecommerce supply industry. In consideration of supporting Mr. Harding’s development efforts of this technology – both financially and operationally, Mr. Harding has granted iRemedy this exclusive licensing arrangement in perpetuity at no additional cost; meaning no licensing or royalty payments will be payable to Mr. Harding by iRemedy at any time now or in the future.

Once fully deployed, iRemedy’s proprietary UHMPC will essentially provide complete and accurate descriptive product information and comparative pricing on virtually every health and medical product marketed by any manufacturer, supplier and/or distributor on the planet. The UHMPC will only be available through iRemedy’s managed ecommerce marketplace, found at www.iremedy.com. The UHMPC platform leverages AI and machine learning capabilities to maintain product pricing and availability data, process orders from clients and suppliers, and track and report all supply chain details. With over 700,000 products now available for purchase through the iRemedy marketplace, that number is expected to reach over 1 million products by the end of 2022 and continue to scale from there on an accelerated basis.

B2B and B2C Ecommerce

iRemedy’s easy-to-use, comprehensive ecommerce solution was created to gather supply orders; manage fulfillment; and efficiently connect with all supply chain stakeholders: vendors, manufacturers, medical sales reps, care providers, hospitals, payors and patients.

Our ecommerce marketplace, found at www.iremedy.com, is fully deployed and in use by thousands of physicians and consumers. The marketplace is a user-friendly front-end, optimized for healthcare and business supply ordering, a back-end comprehensive order management system for shipping and tracking orders, and full integration with our call center for convenient customer support.

Commercially launched in 2018, iRemedy’s ecommerce-driven, online marketplace is dedicated to bringing affordable, high quality disposable medical supplies, medical devices, surgical equipment, health monitoring devices, pharmaceuticals and retail healthcare products to physicians and dentists, institutional care organizations, surgery centers, skilled nursing facilities and home health consumers and businesses – where and when they need it. In addition, medical professionals who become iRemedy Pro users – for no fee – are entitled to an immediate 2% discount on all orders made through the site which will be reflected in their shopping cart at checkout. They may also enroll in our program to order free drug samples or wholesale drug supplies through the marketplace.

The superb user-friendliness of our site is emphasized by easy site navigation, simple checkout, live chat customer support and access to “Shopper Approved” customer ratings and reviews. We have an overall star rating of 4.7 on Shopper Approved based on nearly 13,472 verified reviews submitted by our customers, to date.

In addition, iRemedy offers free shipping on all orders; and because we are committed to 100% customer satisfaction, iRemedy has a 60-day, no-questions-asked return policy. Once an order is processed, customers are immediately emailed an order confirmation detailing their purchase and providing direct links to their online account so that they may check the status of their order at any time.

iRemedy’s digital product recommendation engine enables care providers to securely automate the recommendation and sale of health and wellness products for their patients. Patients are simply emailed or texted direct links to iRemedy.com for each product recommended by their physician, which they in turn can immediately purchase and have delivered directly to their front doors. These products may include doctor-recommended telemedicine applications, vitamins and other dietary supplements, wearable health monitoring devices, over-the counter drugs and wound care products, electronic weight scales, durable medical equipment (“DME”) products, suggested books and other reading materials, and much more.

Our Legacy Retail Healthcare Consulting Business

When originally founded in 2005, iRemedy Healthcare (known then as Paquin Healthcare) provided consulting services to hundreds of hospitals and health systems across the U.S. By leveraging our team’s professional expertise and guidance on creating and implementing innovative “Direct to Consumer” Retail Healthcare strategies and technologies, these clients are now benefiting from new ecommerce-driven business solutions. Our client list has included such notables as United Healthcare, Hospital Corporation of America, Morrison Management Specialists, Vanguard Health Systems, Wake Forest Baptist Medical Center and Mayo Clinic, among other titans in the U.S. healthcare industry.

Building on the trust and fidelity we earned from our clients over our first several years in operation and capitalizing on the consistent requests from our clients for assistance in implementing iRemedy’s retail healthcare recommendations, our Company has since evolved into a fully integrated healthcare technology company, helping to bring the business of healthcare into the 21st Century through the delivery of innovative, advanced technology-enabled supply chain management solutions offered on our proprietary iRemedy platform.

Expansion Initiatives

iRemedy is intent on building an enduring performance-driven company and global healthcare brand whose founding premise is deeply rooted in next-level thinking and technology-enabled industry disruption. As a team, we share an enduring belief that our success is being built, amplified and driven by technological innovation, financial and operational excellence and collective accountability.

While at our core, we own and operate one of the industry’s most robust online managed marketplaces for medical and healthcare products, it is important to note that we will not constrain iRemedy’s long-term brand vision and business development strategies to strictly ecommerce. Rather, by maintaining focus on customer motivation – such as meeting the needs and demands fueled by the prevailing pandemic care delivery environment – we are able to leverage our knowledge, supply chain relationships and industry expertise to meet mission critical needs, interests and values on a much broader scale. It is in this respect that iRemedy has continued to expand our business offerings beyond conventional B2B and B2C ecommerce solutions to address high volume procurement demands for essential medical supplies from large government agencies and major healthcare organizations.

Public-Private Medical Supply Partnerships

In mid-2020, iRemedy teamed with international logistics experts at Emirates Specialized Trading Agencies (“ESTA”) to provide inspection and quality control checks for lifesaving PPE we procured from fully vetted Chinese factories on behalf of the Arizona Hospital and Healthcare Association. Procuring and coordinating delivery of millions of KN95 and surgical masks and gloves, iRemedy worked in close partnership with the Arizona PPE Initiative, a private-sector philanthropic effort designed to provide urgently needed PPE to healthcare professionals, first responders and tribal communities throughout the state during the early months of the pandemic.

Project Vaccinate

In late 2020, iRemedy announced that in anticipation of COVID-19 vaccines becoming authorized for emergency use by the FDA, we procured full factory capacity for production of over one billion, FDA-approved hypodermic needles and syringes required for administration of vaccinations to the public on a global basis. In association with the Trump Administration’s Operation Warp Speed and in partnership with Goldbelt Security, LLC (“Goldbelt”), a prime contractor to the U.S. government, and other key transportation and logistics organizations, iRemedy procured factory production of and began shipping needles and syringes to the U.S. government in November 2020. Between November 2020 and July 2022, we sourced and delivered a total of 541 million needles and syringes to a designated warehousing facility in Chicago, Illinois in support of the national vaccination program.

At the end of February 2021, responsibilities of Operation Warp Speed were transferred into the White House COVID-19 Response Team, which has since renamed the vaccination initiative under President Biden’s administration as the “Countermeasures Acceleration Group,” or “CAG.” In anticipation of new medical supply contract awards expected to be forthcoming in the coming months, iRemedy has been working in close collaboration with its partners at Goldbelt to endeavor to be among the contract winners.

In view of iRemedy’s success and consistent reliability in delivering 541,000,000 needles and syringes on or ahead of schedule to the U.S. government in association with the original subcontracting relationship with Goldbelt, we believe that Goldbelt and iRemedy remain fully aligned and committed to perpetuating the relationship between our companies to win anticipated and other potential new – not yet known – contract awards from the U.S. federal government. Moreover, in view of the rise of new variants of COVID-19, including Delta and Omicron, it is iRemedy’s belief that there will be ongoing demand from the government and other healthcare agencies for medical supplies to support vaccinations and booster shots well into the foreseeable future. Notwithstanding, if iRemedy is not successful at winning the new medical supply contract award from CAG, then our operating and financial results could be adversely affected as 89% of our total revenues in 2021 were generated through the previously completed medical supply contract with Goldbelt.

Given iRemedy’s success with large volume sourcing and procurement of health and medical products for the U.S. federal government, the Company has been approached by other ministries of health and large healthcare organizations around the world to explore working with us. While we are working to advance these discussions in earnest, and have fulfilled purchase orders, ranging in size from a few thousand dollars to $500,000 received from foreign buyers in countries which include El Salvador, and with organizations which include the Pan American Healthcare Organization, actual future order fulfillment is uncertain at this time and discussions may not result in any additional or new purchase orders.

Operation G-Commerce

By marrying our proven expertise in B2B ecommerce with the experience and deep knowledge we’ve gained over the past year contending with the complexities of high-volume procurement of medical supplies for governmental bodies and major healthcare organizations, iRemedy has commenced development of a bulk purchasing-enabled medical products ecommerce platform. Historically, several factors have contributed to the inability for purchasers to directly procure large volume orders for medical supplies from international manufacturers, including:

●	Failure to authenticate qualified manufacturers – a simple search on Google for “syringe manufacturers” yields 8,160,000 results; however, there are only a handful of manufacturers worldwide that produce syringes that meet FDA standards. Organizations or agencies seeking to acquire millions of syringes have to rely on medical supply brokers to access factory production – many of whom have proven to be ‘bad actors’ marketing low quality or counterfeit products; or are those who have misled buyers into believing that relationships with qualified foreign manufacturers have actually been formed, when in fact, they have not.

●	Based on our research and experience in high volume purchasing, there appears to be no easy ability for qualified, foreign manufacturers to confirm legitimate, qualified buyers, much less those who understand the complexities of international payment processing, import and export regulations and requirements, overall logistics and insurance requirements and functional workflow processes. Moreover, in many cases, we have discovered that it is very difficult to affirm that a foreign manufacturer has indeed received appropriate medical product or medical device approval for use by a governmental agency such as the FDA.

Internally branded “G-Commerce,” the specialty marketplace we are creating will provide the means for any organization to directly purchase a pallet, semi-truckload, or boatload of medical products from qualified, offshore manufacturers of FDA-approved supplies through an online ecommerce site that tightly integrates all required components of true international ecommerce, including providing payment processing/letters of credit, import/export compliance, comprehensive logistics management, insurance, product authentication and manufacturer and buyer qualification and certification.

Growth Through Acquisition

In mid-2019, iRemedy acquired in a combined cash/stock transaction 100% ownership of BuyMed, a west coast-based medical supply company serving a large network of ambulatory surgery centers (“ASC”) throughout the state of California. In addition to a strong new revenue channel concentrated in the ASC sector, BuyMed provided our Company with direct access to and formidable negotiating power with several major suppliers and distributors, including Johnson & Johnson, DePuy Synthes, Stryker and Cardinal Health, as well as hundreds of smaller, respected industry vendors. In addition, BuyMed has helped to strengthen iRemedy’s overall value proposition to key industry stakeholders and provide us with the foundation on which to build a robust ASC supply business.

iRemedy intends to continue taking big, transformative steps to solidify our industry leadership position while embarking on end-to-end digital transformation of the global healthcare industry. Therefore, growth through acquisition is expected to play an increasingly important role in our development and future growth, allowing us to increase our market penetration, address infrastructure gaps and drive brand awareness and appreciation.

Our management team believes that there are many small medical supply distributors with revenues less than $10,000,000 each in the U.S. Many of these distributors are looking for an “exit” and are prime acquisition targets for the iRemedy platform.

Industry Background and Challenges

U.S. healthcare expenditures were estimated at approximately $4.0 trillion in 2020, and are expected to grow to $6.2 trillion by 2028, according to the Center for Medicare & Medicaid Services. While healthcare is one of the largest sectors of the U.S. economy, it has been slow to benefit from many of the technology-based improvements that have transformed other industries, presenting medical supply chain stakeholders with a number of challenges which have been further exasperated by a global pandemic.

Application of Advanced Technology in Healthcare Supply Chain

According to an article published in Healthcare Purchasing News (“HPN”), “If anything, the 2020 pandemic inflicted three wounds on the healthcare supply chain: stockouts, followed by shortages due to unexpected demand surges and grim realization that the industry may not be prepared to handle the next big – and potentially worse – pandemic.” Continuing, HPN reports, “A recent study found that nearly 50 percent of businesses say it will take a year or more before supply chains return to pre-pandemic levels and that higher costs will continue even as supply ramps up… At minimum, experts agree that Supply Chain must master four areas to emerge from 2020’s challenges a more responsive and visionary profession. There are, in random order, supply chain visibility; real-time data accessibility, analysis and transparency; and supply network mapping and effective demand management.” 1

Huron, a healthcare management consultancy, seemingly agrees with HPN2 , “While supply shortages are serious, the underlying concern is that healthcare organizations’ supply chains are not prepared for the future of healthcare. Organizations are operating off old models that are not agile, innovative or advanced enough to compete in a world driven by data and technology… The absence of supply chain in strategic conversations puts functional leaders in a position of playing catch-up instead of strategizing how they will evolve their systems and people alongside other initiatives. Especially when decisions involve growth and expansion, it is imperative that supply chain leaders understand the new delivery models that will allow them to scale operations while achieving continuous improvement.”

Considering the sheer size of the healthcare supply market – Precedence Research is forecasting that the global medical disposables market, alone, will reach $844 billion by 2027 – the opportunity for iRemedy to leverage its game-changing DataFi-based technology and resulting Universal Health and Medical Product Catalog (“UHMPC”) to impact how all medical and healthcare supplies are purchased in the future can and should not be underestimated.3

1 Source: https://www.hpnonline.com/sourcing-logistics/article/21154675/supply-chain-endgame-no-holds-bare

2 Source: https://www.huronconsultinggroup.com

3 Source: https://www.globenewswire.com/news-release/2020/09/29/2100737/0/en/Medical-Disposables-Market-Size-will-Impact-US-844-Bn-by-2027.html

Healthcare Supply Meets Ecommerce

As healthcare spending balloons and consumes a growing portion of the nation’s GDP, providers and payers look to aggressively cut costs. Industry middlemen that can inflate the pricing of healthcare products and services are particularly vulnerable, as consultancy PricewaterhouseCoopers highlighted in its 2017 year-end report. Intermediaries will have to reassert their value by increasing price transparency to avoid extinction, the report said.4

For generations, big suppliers’ business models have been anchored by sales representatives that offer high-touch, personalized service, but also add cost. Consequently, more transactions are shifting to ecommerce sites as medical professionals dismiss the outmoded sales rep model in favor of online marketplaces. The rise of ecommerce is affecting all industries including the healthcare business. In fact, the healthcare industry is prepared to spend an estimated $32 billion on ecommerce and web services technology annually, says investment bank Goldman Sachs. That’s five times more than the $6 billion online retailers spend annually on all forms of ecommerce and services.5

In June 2020, Mirakl, a French platform solutions provider for the ecommerce industry, blogged about the rise of healthcare marketplaces, noting, “It is easy to attribute the proliferation of marketplaces for healthcare procurement to COVID-19, and there’s no denying that the pandemic has played a starring role. But what we’re seeing is an acceleration event. COVID-19 is speeding up an evolution that was already emerging at the onset of this crisis. The proliferation of online marketplaces for procurement may start with protective equipment, but it won’t end there. Marketplaces offer a vast number of benefits that will remain long after the pandemic is over. As procurement organizations realize the convenience, efficiency and savings that marketplaces can offer, they’ll be looking for much more than masks and gloves. They’ll be looking for platforms that make everyday procurement faster and easier.”6

Limited Customer Base

56% of our total revenues in 2020 were generated from three customers; and 92% of our total revenues for the year ended December 31, 2021 were generated through two customers, including a prime contractor to the U.S. government in support of its national COVID-19 vaccination program pursuant to a subcontractor agreement to supply needles and syringes to the U.S. government. If iRemedy is not successful at winning the new medical supply contract award from CAG, then our operating and financial results could be adversely affected as 95% of our total revenues for the year ended December 31, 2021 were generated through the previously completed medical supply contract with Goldbelt.

The loss of one or more of these customers, failure to replace completed contracts with new contracts from these customers or a significant reduction in sales we make to them (in the event that the COVID-19 health crisis is resolved and demand for medical supplies to treat or prevent the virus materially declines) would likely harm our financial condition and results of operations.

Our Market Opportunity

We believe that our market opportunity is substantial and growing. We estimate the current total addressable market of the healthcare supplies market to be approximately $500 billion in the United States alone. Through our technological innovations matched by our experience in procuring and fulfilling high volume orders for medical supplies by government agencies in the U.S. and abroad, we believe we are uniquely positioned to provide significant value to our customers and positively transform the prevailing medical supply chain eco-system.

4 Source: https://www.pwc.com/us/en/industries/health-industries/top-health-industry-issues/endangered-middleman.html

5 Source: https://www.digitalcommerce360.com/2017/09/20/how-digital-healthcare-opens-new-business-vistas-for-retailers/

6 Source: https://blog.mirakl.com/2020-brings-new-era-of-healthcare-procurement

Our Strengths

Our business exhibits a number of key strengths which we believe position us to drive sustained growth.

●	UHMPC and Sourcing Technology: Our Universal Health and Medical Products Catalog (“UHMPC”) and sourcing technology are having global impact on the medical supply market and the response to the COVID-19 pandemic. iRemedy’s UHMPC and sourcing technology have been put to work by the United States Department of Defense, which enlisted us to source critical COVID-19 vaccine-related supplies. In addition, iRemedy has been qualified as a United Nations supplier which expands our network and partnership opportunities and we believe will lead to increased business opportunities. We have also begun working with the World Health Organization to supply needed vaccine-related supplies to underserved third world countries. We have also distributed medical and healthcare products to the Pan Atlantic Health Organizations and shipped products to customers in European and African nations.

●	Geographic Reach: Factories and distributors of FDA-approved medical supplies in the United Kingdom, China, Malaysia, Vietnam, Hungary, Mexico, United States and other nations have turned to iRemedy to reach medical supply users in the United States and abroad.

●	Breadth of Clients Served: Serving tens of thousands of professional, government, manufacturing and consumer clients, we are benefitting from powerful network effects as more customers interact with our technology platform and B2C and B2B ecommerce marketplace.

●	Experienced Management Team: We have a proven, experienced management team in place, led by executives with track records of success in building healthcare, insurance and technology companies. Moreover, Jim Harding, our Chief Technology Officer is widely regarded as one of the most respected technological innovators of our generation, having led the development and launch of the Amazon marketplace, among many other prolific achievements.

Our People, Values and Culture

In our pursuit of professional and personal excellence, we believe that the keys to success and to sustaining industry leadership are vision, innovation, creativity, extraordinary customer experience, enduring brand loyalty and employee engagement. Helping to govern and guide our day-to-day decision making processes and long-term growth strategies are our core values:

●	Integrity. We are ethically unyielding and inspire trust and credibility by always matching our words to our actions.

●	Dedication. We have the predisposition to lead, the creativity to inspire, and the will to foster and effect positive social and industry change.

●	Accountability. We take responsibility for our own successes and failures; celebrating and endeavoring to replicate and enhance our successes, while viewing our failures as opportunities for growth. We routinely challenge our organizational systems and processes with a goal of continually elevating our standards of operation.

●	Satisfaction. We will go to extraordinary lengths to satisfy and delight everyone who comes into contact with us by serving all of our stakeholders competently, efficiently, knowledgeably and with professional sincerity.

●	Teamwork. We are one company – one team – that strives to nurture a workplace where opportunity, openness, enthusiasm, diversity, accountability and a sense of purpose are unified and provide a rewarding professional and fun working environment and experience for everyone.

COVID-19

In December 2019, a novel strain of coronavirus, SARS-CoV-2, was identified in Wuhan, China. Since then, SARS-CoV-2, and the resulting disease, COVID-19, has spread to almost every country in the world and all 50 states within the United States. Global health concerns relating to the outbreak of COVID-19 have been weighing on the macroeconomic environment, and the outbreak has significantly increased economic uncertainty. In addition, any industry connected to the delivery of health care services has been significantly impacted in the attempt to respond to the needs created by the outbreak. The duration and severity of this pandemic is unknown, and the extent of the business disruption and financial impact depend on factors beyond our knowledge and control.

The spread of COVID-19 has caused us to modify our business practices, and we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, members, and partners. In addition, the COVID-19 pandemic and the determination of appropriate measures and business practices has diverted management’s time and attention. A larger percentage of our employees are now working from home, and if they are not able to effectively do so, or if our employees contract COVID-19 or another contagious disease, we may experience a decrease in productivity and operational efficiency, which would negatively impact our business, financial condition, and results of operations. Further, because an increased number of employees are working remotely in connection with the COVID-19 pandemic, we may experience an increased risk of security breaches, loss of data, and other disruptions as a result of accessing sensitive information from multiple remote locations.

In response to the COVID-19 pandemic, many of our customers have increased their purchases of personal protection equipment and other COVID-related products that we offer for sale. The circumstances that have accelerated the growth of our business stemming from the effects of the COVID-19 pandemic may not continue in the future, and if these customers reduce medical supply spending related to COVID response, this could cause our growth to decline in future periods. Specifically, 56% of our total revenues in 2020 were generated from three customers; and 92% of our total revenues in 2021 were generated through two customers, including a prime-contractor of the U.S. government in support of its national COVID-19 vaccination program. Between November 2020 and July 2022, we sourced and delivered a total of 541 million needles and syringes to a designated warehousing facility in Chicago, Illinois in support of the national vaccination program. In January of 2022, we received an award from the government, through our relationship with Goldbelt for $47 million in COVID test kits. If iRemedy is not successful at winning the new medical supply contract award from CAG, then our operating and financial results could be adversely affected as 89% of our total revenues in 2021 were generated through the previously completed medical supply contract with Goldbelt. In the event that the COVID-19 health crisis is resolved and demand for medical supplies to treat or prevent the virus materially declines, then our operating and financial results could be adversely affected.

COVID-19 pandemic-related market changes that have caused an increased demand in pandemic management solutions and other increases in health systems spending may cause us to invest in additional solutions and offerings to meet these needs and may also cause an increase in competitive offerings. If we are not able to make a return on those investments, meet the market demands, or effectively compete in the marketplace, our business results may suffer. Also, the financial impact of COVID-19 or another pandemic, epidemic or outbreak of an infectious disease may lead to an overall decrease in healthcare spending due to a potential economic downturn and overall uncertainty causing healthcare expenditures to be concentrated in emergency care, which may cause a material impact to our business.

While the potential economic impact brought by and the duration of any pandemic, epidemic or outbreak of an infectious disease, including COVID-19, may be difficult to assess or predict, the widespread COVID-19 pandemic has resulted in, and may continue to result in, significant disruption of global financial markets, reducing our ability to access capital, which could in the future negatively affect our liquidity. The impact of any pandemic, epidemic, or outbreak of an infectious disease, including COVID-19, on the needs, expectations, and spending levels of our customers could impact our ability to maintain or grow our business and as a result our operating and financial results could be adversely affected.

The full extent to which the outbreak of COVID-19 will impact our business, results of operations, and financial condition is still unknown and will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Even after the outbreak of COVID-19 has subsided, we may experience materially adverse impacts to our business as a result of its global economic impact, including any recession that has occurred or may occur in the future.

To the extent the COVID-19 pandemic adversely affects our business, financial condition, and results of operations, it may also have the effect of heightening many of the other risks described in the “Risk Factors” section.

For additional information, see “Risk Factors—Risks Related to Our Business—The COVID-19 pandemic and any other future pandemic, epidemic, or outbreak of an infectious disease may adversely affect our business, financial condition, and results of operations.”

Recent Developments

For a detailed description of recent developments of the Company, see “Description of Business—Recent Developments” on page 82 of this Offering Circular.

Risk Factors Summary

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors.” These risks include, but are not limited to, the following:

●	our history of losses and substantial doubt about our ability to continue as a going concern;

●	our inability to attract sufficient demand for the healthcare and medical products we offer through our healthcare ecommerce platform or through direct or sub-contracting with larger healthcare organizations, GPOs and domestic and foreign government agencies;

●	our sales are concentrated in a couple of large customers. If we lose or experience a significant reduction in sales to any of these key customers, our revenues may decrease substantially and our results of operations and financial condition may be harmed;

●	we face other risks and uncertainties associated with subcontracting with a prime contractor to the U.S government, which may have a material adverse effect on our business;

●	our total dependence on, and the potential failure or errors of, third party manufacturers and supply chain partners to produce, deliver and distribute products or provide services on a cost-effective basis and timely manner;
●	the size and timing of orders from our customers;

●	unanticipated delays in the development and introduction of technology-enabled service offering and/or our inability to control costs;

●	our failure to promote and maintain a strong brand and industry reputation;

●	our failure to achieve and sustain profitability;

●	risks associated with the global healthcare supply chain industry in the wake of the COVID-19 pandemic and in view of the emergence of new virus variants that could once again create drastic supply shortages of in-demand healthcare and medical products;

●	our failure to successfully or cost-effectively manage our marketing efforts and channels, and the failure of such efforts and channels to be effective in generating leads and business for the Company;

●	significant competition, or the development of new technologies that may have greater cost and/or clinical advantages over the healthcare and medical products we market, sell and distribute;

●	the business risks associated with managing relationships with both domestic and international partners;

●	our inability to retain or hire third-party manufacturers, suppliers or other service providers to produce the products we market, sell and distribute;

●	our inability to support debt service on our trade finance loans required to facilitate our inventory procurement activities and turnover;

●	our high revenue concentration and reliance on government and enterprise customer relationships;

●	our inability to adequately protect the intellectual property used to support our business operations and planned expansion initiatives; and

●	our inability to stay abreast of modified or new laws and regulations applying to our business.

In addition, our management has concluded that our historical recurring losses from operations and net working capital deficit as well as our dependence on securing private equity and other financings raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit reports for the years ended December 31, 2021 and 2020.

If we are unable to adequately address these and other risks we face, our business, results of operations, financial condition and growth prospects may be harmed.

Channels for Disclosure of Information

Following the completion of this offering, we intend to announce material information to the public through filings with the SEC, the investor relations page on our website (www.iremedy.com), blog posts on our website, press releases, public conference calls, webcasts, and our social media pages, including Facebook, LinkedIn and Twitter.

The information disclosed by the foregoing channels could be deemed to be material information. As such, we encourage investors, the media and others to follow the channels listed above and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website. Information contained on or accessible through our website is not incorporated by reference into this Offering Circular, and inclusion of our website address in this Offering Circular is an inactive textual reference only. You should not consider information contained on our website to be part of this Offering Circular or in deciding whether to purchase shares of our common stock.

Corporate and Other Information

We were originally organized on May 16, 2007 in the state of Florida as Paquin Healthcare Companies, Inc. On November 30, 2016, we changed our name from Paquin Healthcare Companies, Inc. to The iRemedy Healthcare Companies, Inc., and on January 18, 2022, we reincorporated in Delaware.

Our principal offices are located at 7118 South Kanner Highway, Stuart, Florida 34997 and our phone number is (407) 395-4283. Our website address is www.iremedy.com. Information contained on or that can be accessed through our website does not constitute part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

In our formative years, consulting was our main source of revenue. As we have grown our business into a fully scalable digital health and healthcare logistics company, we have elected to exit the consulting arena. Nonetheless, our acknowledged position as a recognized expert in Retail Healthcare uniquely positions us to promote ecommerce and supply chain management solutions, and to negotiate high value client and strategic partner relationships. We have spent considerable time, money and human resources analyzing and understanding how healthcare consumers live, shop and use brands, technologies and services within the scope and context of their real lives. Moreover, iRemedy Healthcare has become the voice of authority on Retail Healthcare strategies, as evidenced by adoption of our solutions by physicians, hospitals, payors and healthcare systems in 48 states.

Implications of Being an Emerging Growth Company

As an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2020;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis);

●	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” vote);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”); and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

 THE OFFERING

Securities Being Offered by the Company	We are offering (i) 2,941,176 shares of common stock for cash on a “best efforts” basis for up to $25,000,000 of gross proceeds and (ii) 441,176 shares of common stock eligible to be issued as Bonus Shares based upon the level of investment in the shares of common stock being offered for cash, see “Plan of Distribution.” Purchasers of shares of common stock will become our common stockholders.

Offering Price per Common Stock by the Company	The offering price per share of common stock is $8.50 per share.

Distribution	We are offering the Shares hereby on a “self-underwritten” basis which means our officers and directors will attempt to sell the Shares in reliance on the safe harbor from broker-dealer registration under Rule 3a4-1 of the Exchange Act. This Offering Circular will permit our officers and directors to sell the Shares directly to the public. No commission or other compensation related to the sale of the Shares will be paid to the officers and directors. Notwithstanding, we reserve the right to use licensed broker-dealers and members of FINRA, as underwriters or placement agents, in which event the broker-dealers will also conduct the Offering on a “best-efforts” basis, and pay such broker-dealers a cash commission of up to 5.0% of the gross proceeds raised by such broker-dealers. The Company has engaged Dalmore Group, LLC, a New York limited liability company and broker-dealer registered with the SEC and a member of FINRA (“Dalmore”), to provide broker-dealer and administrative services related to operations and compliance, but not underwriting or placement agent services, in all 50 states, District of Columbia and the territories of the United States in connection with this Offering. As compensation for these broker-dealer and administrative services, the Company has agreed to pay Dalmore a one-time setup fee in the amount of $5,000 and a $20,000 consulting fee, plus a 1.0% cash commission on the aggregate amount raised by the Company in this Offerings, as described in the Broker-Dealer Agreement between the Company and Dalmore. For purposes of clarification, the 1.0% cash commission to Dalmore would be in addition to the 5.0% cash commission to the broker-dealers, acting as underwriters or placement agents, resulting in a potential aggregate cash commission of up to 6.0% on the aggregate amount raised in this Offering. The Company has engaged OpenDeal Broker LLC (“OpenDeal Broker”) to assist with processing of investments through the online investment platform at www.republic.co maintained for OpenDeal Broker’s benefit by its affiliates (the “Republic Platform”). OpenDeal Broker will act as the placement agent for only those subscriptions received through Republic Platform. The Republic Platform will be used to communicate the offering to investors so they may purchase the securities in this offering through OpenDeal Broker. As compensation, the Company will pay to OpenDeal Broker a cash commission equal to 5% of the amount raised through the Republic Platform. In addition, OpenDeal Broker will also receive a securities commission equivalent to 2% of the dollar value of the securities issued to investors through the Republic Platform at the time of closing (excluding Bonus Shares).

Subscribing Online	After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, the Offering will be conducted through the online platform of Dalmore (“Technology Agent”) through the Investor Relations page of the Company’s website at www.iRemedy.com, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price by ACH debit transfer, wire transfer or credit card to an account designated by the Company. Credit card subscription shall not exceed the lesser of $5,000 or the amount permitted by applicable law, per subscriber.

Minimum Investment Amount	The minimum investment amount per investor is $850 (100 shares of common stock); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. The subscriptions, once received, are irrevocable.

Investment Amount Restrictions	Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Capital Stock	Our common stock is common equity and contains no preferences as to other classes of our capital stock. Each share of our common stock entitles the holder to one vote on all matters submitted to the vote of the stockholders, including the election of directors. Our preferred stock is “blank check” preferred stock whereby the board of directors has authority to determine the powers, preferences, rights, qualifications, limitations and restrictions without separate shareholder approval.

Number of Shares Outstanding Before the Offering of Common Stock (1)	A total of 35,164,858 shares of common stock are issued and outstanding as of the date hereof.

Number of Shares Outstanding After the Offering of Common Stock if All the Stock Being Offered are Sold (1)	A total of 38,547,210 shares of common stock will be issued and outstanding after this Offering is completed if all the Shares are sold and all Bonus Shares are issued in connection with the sale of the Shares for cash.

Voting Rights	The common stock offered hereby are entitled to one vote per share.

Concentration of ownership	Upon the completion of this offering, our executive officers and directors, and their affiliates, will beneficially own, in the aggregate, approximately 39% of our outstanding shares of common stock, representing approximately 39% of the voting power of our outstanding shares of common stock.

Risk Factors	Investing in our Shares involves risks. See the section entitled “Risk Factors” in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our Shares.

Use of Proceeds	If all of the Shares are sold in this Offering on a “self-underwritten” basis through our officers and directors with the assistance of Dalmore for compliance brokerage services (but without utilizing broker-dealers acting as underwriters or placement agents) to sell the Shares, we expect to receive net proceeds from this Offering of approximately $24,750,000 after deducting estimated underwriting discounts and commissions to Dalmore in the amount of $250,000 (1.0% of the gross proceeds of the Offering). If all of the Shares are sold in this Offering with the assistance of Dalmore for compliance brokerage services and through the Republic Platform of OpenDeal Broker, we expect to receive net proceeds from this Offering of approximately $23,500,000 after deducting estimated underwriting discounts and commissions to Dalmore and the broker-dealers in the amount of $1,500,000 (6.0% of the gross proceeds of the Offering). If all of the Shares are sold in this Offering with the assistance of Dalmore for compliance brokerage services and through broker-dealers acting as underwriters or placement agents, we expect to receive net proceeds from this Offering of approximately $23,125,000 after deducting estimated underwriting discounts and commissions to Dalmore and the broker-dealers in the amount of $1,875,000 (8.0% of the gross proceeds of the Offering). We intend to use the net proceeds for the following purposes in the following order: (a) first towards the fees and expenses associated with qualification of Offering under Regulation A of up to $492,500, including legal, auditing, accounting, transfer agent, and other professional fees as well as fees payable to Dalmore; (b) second towards the implementation of our business plan, including but not limited to, (i) funding the acquisition or investment complementary businesses, products, services, technologies or other assets, (ii) funding growth strategies which are discussed in this Offering Circular and (iii) working capital and general corporate purposes. We do not, however, have formal agreements or formal commitments to enter into any acquisitions or investments at this time. See the section titled “Use of Proceeds” for additional information.

Termination of the Offering	The Offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 90 days after the date that this Offering is deemed qualified by the SEC, unless sooner terminated or extended for additional 90 day-incremental periods in the sole discretion of the Company. The initial 90-day offering period and any additional 90 day-incremental offering periods will, in the aggregate, not exceed 24 months from the date of this Offering Circular, pursuant to Rule 251(d)(3) of Regulation A.

No Public Market for our Shares	Prior to this Offering, there has been no public market for our shares of Common Stock and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. We presently do not intend to seek the quotation of our Common Stock, but should we hereinafter elect to do so, there can be no assurances that such quotation will ever materialize. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our Common Stock will develop.

Transfer Agent and Registrar	Prolific Labs Incorporated (doing business as Pulley) is our transfer agent and registrar in connection with the Offering. The transfer agent and registrar’s address is 6114 La Salle Avenue, #459, Oakland, California 94611. The transfer agent’s telephone (864) 354-4026

Dividends	Our ability to pay dividends depends on both our achievement of positive cash flow and our board of directors’ discretion in declaring dividends. The order and priority of our dividends is further described in “Description of Capital Stock – Dividends.”

The number of shares of common stock that will be outstanding immediately after this offering is based on 35,164,858 shares outstanding as of November 4, 2022, and excludes:

●	3,935,000 shares of common stock underlying active stock options granted in accordance with the 2007 Equity Incentive Plan and exercisable between $1.00 and $1.50 per share;

●	2,446,769 shares of common stock underlying active stock options granted in accordance with the 2021 Equity Incentive Plan and exercisable at $3.00 per share;

●	3,466,704 shares of common stock underlying outstanding warrants exercisable between $0.50 and $3.00 per share;
●	3,618,231 shares of our common stock reserved for future issuances under our share-based compensation plans consisting of:

o	1,065,000 shares of our common stock reserved for future issuance under our 2007 Equity Incentive Plan; and

o	2,553,231 shares of our common stock reserved for future issuance under our 2021 Equity Incentive Plan.

Except as otherwise indicated, all information in this Offering Circular assumes:

●	no exercise of the put option into an aggregate of 1,000,000 shares of common stock; and

●	no exercise of the outstanding options and warrants referred to above.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables summarize our consolidated financial and other data for the periods and as of the dates indicated. We derived the summary consolidated statements of operations data for the years ended December 31, 2021 and 2020, and the consolidated balance sheet data as of December 31, 2021 and 2020 from our audited consolidated financial statements also included elsewhere in this Offering Circular.

Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary consolidated financial and other data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this Offering Circular.

Summary Consolidated Statements of Operations Data

Summary Consolidated Statements of Operations Data

	Year Ended		Six Months Ended
	December 31,	December 31,	June 30,	June 30,
	2021	2020	2022	2021
Statement of Operations Data
Sales	$86,151,192	$14,063,684	$50,227,530	$57,019,601
Cost of Sales	78,985,764	14,815,974	48,929,498	45,387,672
Gross Profit (Loss)	7,165,428	(752,290)	1,298,032	11,631,929
Total Operating Expenses	6,725,632	5,240,790	7,447,129	2,378,584
Income (Loss) from Operations	439,796	(5,993,080)	(6,149,097)	9,253,345
Other Expense	(19,997,807)	(3,879,197)	(8,698,563)	(11,435,622)
Net Loss Before Income Taxes (Benefit) and Non-Controlling Interest	(19,558,011)	(9,872,277)	(14,847,660)	(2,182,277)
Income Tax Benefit	—	—	—	—
Less Net Loss Attributable to Non-Controlling Interest	74,538	238,022	—	(73,960)
Deemed Dividend	—	—	—	—
Net Loss Attributable to Common Stockholders	$(19,483,473)	$(9,634,255)	$(14,847,660)	$(2,108,317)
Net Loss per Share, Basic and Diluted	$(0.63)	$(0.34)	$(0.43)	$(0.07)

	Year Ended		Period Ended
	December 31,	December 31,	June 30,
	2021	2020	2022
Balance Sheet Data
Cash	$561,048	$456,349	$198,144
Working Deficit (1)	(23,564,485)	(10,596,411)	(30,050,769)
Total Assets	29,029,836	37,439,255	25,390,782
Total Liabilities	49,479,607	46,753,023	56,452,283
Stockholders’ Deficit	$(21,353,313)	$(10,375,878)	$(31,751,217)

(1)	Working capital represents total current assets less total current liabilities.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information contained in this Offering Circular, including our consolidated financial statements and the related notes thereto, before making a decision to invest in our Common Stock. The risks and uncertainties described below may not be the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that affect us. If any of the following risks occur, our business, results of operations, financial condition, and prospects could be harmed. In that event, the trading price of our Common Stock could decline and you could lose part or all of your investment.

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

●	our history of losses and substantial doubt about our ability to continue as a going concern;

●	our inability to attract sufficient demand for the healthcare and medical products we offer through our healthcare ecommerce platform or through direct or sub-contracting with larger healthcare organizations, GPOs and domestic and foreign government agencies;

●	our sales are concentrated in a couple of large customers. If we lose or experience a significant reduction in sales to any of these key customers, our revenues may decrease substantially and our results of operations and financial condition may be harmed;

●	we face other risks and uncertainties associated with subcontracting with a prime contractor to the U.S government, which may have a material adverse effect on our business;

●	our total dependence on, and the potential failure or errors of, third party manufacturers and supply chain partners to produce, deliver and distribute products or provide services on a cost-effective basis and timely manner;

●	the size and timing of orders from our customers;

●	unanticipated delays in the development and introduction of technology-enabled service offerings and/or our inability to control costs;

●	our failure to promote and maintain a strong brand and industry reputation;

●	our failure to achieve and sustain profitability;

●	risks associated with the global healthcare supply chain industry in the wake of the COVID-19 pandemic and in view of the emergence of new virus variants that could once again create drastic supply shortages of in-demand healthcare and medical products;

●	our failure to successfully or cost-effectively manage our marketing efforts and channels, and the failure of such efforts and channels to be effective in generating leads and business for the Company;

●	significant competition, or the development of new technologies that may have greater cost and/or clinical advantages over the healthcare and medical products we market, sell and distribute;

●	the business risks associated with managing relationships with both domestic and international partners;

●	our inability to retain or hire third-party manufacturers, suppliers or other service providers to produce the products we market, sell and distribute;

●	our inability to support debt service on our trade finance loans required to facilitate our inventory procurement activities and turnover;

●	our high revenue concentration and reliance on government and enterprise customer relationships;

●	our inability to adequately protect the intellectual property used to support our business operations and planned expansion initiatives; and

●	our inability to stay abreast of modified or new laws and regulations applying to our business.

Risks Relating to the Company and Its Business

iRemedy faces a variety of risks in the conduct of its business, any of which could result in a material adverse effect on iRemedy, its business and its financial performance. Certain of these risks are summarized below. This summary is not intended to be a complete list of all matters that could adversely affect iRemedy, and there are many factors beyond iRemedy’s control that affect its business and its financial performance.

We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the years ended December 31, 2021 and 2020.

We have a history of operating losses and have incurred cash flow deficits. For the years ended December 31, 2021 and 2020, we reported net losses of $19,483,473 and $9,634,255, respectively, and positive cash flow from operating activities in the year ended December 31, 2021 of $2,448,188 and negative cash flow from operation activities in the year ended December 31, 2020 of $10,426,823. For the six months ended June 30, 2022, we generated revenues of $50,227,530, reported net losses of $14,847,660, and negative cash flow from operating activities of $597,749. As noted in our condensed consolidated financial statements, as of June 30, 2022, we had an accumulated deficit of $62,340,195. We anticipate that we may continue to report losses and cash flow may prove unstable for the foreseeable future. Our management has concluded that our historical recurring losses from operations and net working capital deficit, as well as our dependence on private equity and other financings, raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the years ended December 31, 2021 and 2020.

Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities, including Common Stock issued in this offering, would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing, including funds to be raised in this offering. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business even if this offering is successful. For further discussion about our ability to continue as a going concern and our plan for future liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Ability to Continue as a Going Concern.”

We may require additional capital to support our business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features and tools or enhance our existing solutions, improve our operating infrastructure, or acquire complementary businesses and technologies. Accordingly, we have engaged and may continue to engage in equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our Common Stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be harmed.

If we fail to effectively manage our growth, we may be unable to execute our business plan, adequately address competitive challenges or maintain our corporate culture, and our business, financial condition, and results of operations could be harmed.

Over the past four years, we have experienced rapid growth and we continue to rapidly and significantly expand our operations. While we have experienced significant revenue growth in prior periods, it is not indicative of our future revenue growth. We expect our revenue growth rate will decline. In fiscal 2021 and 2020, our revenue grew by 513% and 398%, respectively, as compared to revenue from the prior fiscal years. This dynamic growth increases the complexity of our business and places significant strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results.

The growth and expansion of our business creates significant challenges for our management, operational and financial resources. In the event of continued growth of our operations or in the number of our third-party relationships, our information technology systems and our internal controls and procedures may not be adequate to support our operations. To effectively manage our growth, we must continue to improve our operational, financial and management processes and systems and to effectively expand, train and manage our employee base. As our organization continues to grow and we are required to implement more complex organizational management structures, we may find it increasingly difficult to maintain the benefits of our corporate culture, including our ability to quickly develop and launch new and innovative solutions. This could negatively affect our business performance.

We expect to invest heavily in growing our business, which may cause our sales and marketing, research and development, and other cost centers to increase. Our historical rate of growth may not be sustainable or indicative of our future rate of growth. We believe that our continued growth in revenue, as well as our ability to improve or maintain margins and profitability, will depend upon, among other factors, our ability to address the challenges, risks, and difficulties described elsewhere in this “Risk Factors” section and the extent to which our various offerings grow and contribute to our results of operations.

We cannot provide assurance that we will be able to successfully manage any such challenges or risks to our future growth. In addition, our customer base may not continue to grow or may decline due to a variety of possible risks, including increased competition, changes in the regulatory landscape, and the maturation of our business. Any of these factors could cause our revenue growth to decline and may adversely affect our margins and profitability. Failure to continue our revenue growth or margin improvement could have a material adverse effect on our business, financial condition, and results of operations. You should not rely on our historical rate of revenue growth as an indication of our future performance

Our sales are concentrated in a couple of large customers. If we lose or experience a significant reduction in sales to any of these key customers, our revenues may decrease substantially and our results of operations and financial condition may be harmed.

Between November 2020 and July 2022, we sourced and delivered a total of 541 million needles and syringes to a designated warehousing facility in Chicago, Illinois in support of the national vaccination program pursuant to a completed subcontracting agreement with a prime contractor. 56% of our total revenues in 2020 were generated from three customers; and 92% of our total revenues in 2021 were generated through two customers, including a prime contractor, Goldbelt Security, LLC (“Goldbelt”), to the U.S. government in support of its national COVID-19 vaccination program pursuant to a subcontractor agreement to supply needles and syringes to the U.S. government. In January of 2022, we received an award from the government, through our relationship with Goldbelt for $47 million in COVID test kits. If iRemedy is not successful at winning the new medical supply contract award from Countermeasures Acceleration Group, or CAG, then our operating and financial results could be adversely affected as 89% of our total revenues in 2021 were generated through the previously completed medical supply contract with Goldbelt.

The loss of one or more of these customers, failure to replace completed contracts with new contracts from these customers or a significant reduction in sales we make to them (in the event that the COVID-19 health crisis is resolved and demand for medical supplies to treat or prevent the virus materially declines) would likely harm our financial condition and results of operations.

The inability of the limited number of vendors we depend on to supply our needs for needles and syringes could adversely affect our business.

We currently depend on a limited number of vendors to supply us with needles and syringes. Some of these suppliers may not have the capacity to support our needs. We may experience delays in receiving sufficient supplies of needles and syringes to support the demand for them. An inability to continue to source product from any of these suppliers, which could be due to regulatory actions or requirements affecting the supplier, adverse financial or other strategic developments experienced by a supplier, labor disputes or shortages, unexpected demands, or quality issues, could adversely affect our ability to satisfy demand for our needles and syringes, which could adversely and materially affect our product sales and operating results which could significantly harm our business.

We may not be able to utilize net operating loss carryforwards to reduce our future tax liability

Our ability to utilize our net operating loss carryforwards is conditioned upon our attaining profitability and generating taxable income. We have incurred significant net losses since inception and it is anticipated that we will continue to incur significant losses. It is possible that we will not generate taxable income in time to utilize the net operating loss carryforwards prior to their expiration.

We may need to recognize impairment charges related to goodwill, identified intangible assets and fixed assets.

We are required to test goodwill and any other intangible asset with an indefinite life for possible impairment on the same date each year and on an interim basis if there are indicators of a possible impairment. There is significant judgment required in the analysis of a potential impairment of goodwill, identified intangible assets and other long-lived assets. If, as a result of a general economic slowdown or deterioration in one or more of the markets in which we operate or in our financial performance or future outlook, or if the estimated fair value of our long-lived assets decreases, we may determine that one or more of our long-lived assets is impaired. An impairment charge would be determined based on the estimated fair value of the assets and any such impairment charge could have a material adverse effect on our business, financial condition and results of operations.

If we do not adequately manage our inventory levels, our operating results could be adversely affected.

We need to maintain adequate inventory levels to be able to deliver products to distributors on a timely basis. Our inventory supply depends on our ability to correctly estimate demand for our products. Our ability to estimate demand for our products is imprecise, particularly for new products, seasonal promotions and new markets. If we materially underestimate demand for our products or are unable to maintain sufficient inventory of raw materials, we might not be able to satisfy demand on a short-term basis. If we overestimate distributor or retailer demand for our products, we may end up with too much inventory, resulting in higher storage costs, increased trade spend and the risk of inventory spoilage. If we fail to manage our inventory to meet demand, we could damage our relationships with our distributors and retailers and could delay or lose sales opportunities, which would unfavorably impact our future sales and adversely affect our operating results. In addition, if the inventory of our products held by our distributors and retailers is too high, they will not place orders for additional products, which would also unfavorably impact our sales and adversely affect our operating results.

We face other risks and uncertainties associated with subcontracting with a prime contractor to the U.S. government, which may have a material adverse effect on our business.

In October 2021, we successfully completed the subcontract agreement with a prime contractor, Goldbelt Security, LLC, to the U.S. government in support of its national COVID-19 vaccination program pursuant to a subcontractor agreement to supply needles and syringes to the U.S. government. In January of 2022, we received an award from the government, through our relationship with Goldbelt for $47 million in COVID test kits. There is no certainty that our Company will be awarded any additional contracts in association with the perpetuation of the COVID-19 vaccination program in the remainder of 2022 and beyond. Subcontracting with a prime contractor to the U.S. government is subject to special risks. For example:

●	Changes in government administration and national priorities, including developments in the geo-political environment, could have a significant impact on national spending priorities and the efficient handling of routine contractual matters. These changes could have a negative impact on our business in the future.

●	Contracts with prime contractors are subject to termination either upon default by the subcontractor or at the convenience of the contractor if, among other reasons, the program itself has been terminated. Termination for convenience provisions generally entitles the subcontractor to recover costs incurred, settlement expenses, and profit on work completed prior to termination, but there can be no assurance in this regard.

●	Because we contract to supply goods and services to a U.S. government prime contractor, we compete for contracts in a competitive bidding process. We may compete directly with other suppliers or align with a prime or subcontractor competing for a contract. We may not be awarded the contract if the pricing or product offering is not competitive, either at our level or the prime or subcontractor level. In addition, in the event we are awarded a contract, we are subject to protests by losing bidders of contract awards that can result in the reopening of the bidding process and changes in governmental policies or regulations and other political factors. In addition, we may be subject to multiple rebid requirements over the life of a program in order to continue to participate in such program, which can result in the loss of the program or significantly reduce our revenue or margin from the program.

●	Consolidation among government contractors has resulted in a few large contractors with increased bargaining power relative to us. The increased bargaining power of these contractors may adversely affect our ability to compete for contracts and, as a result, may adversely affect our business or results of operations in the future.

●	The U.S. government prime contractor with whom we contracted with must comply with and is affected by laws and regulations relating to the formation, administration, and performance of U.S. government contracts. A violation of these laws and regulations could result in the imposition of fines and penalties to the prime contractor or the termination of its contract with the U.S. government. As a result, there could be a delay in our receipt of orders from the prime contractor, a termination of such orders, or a termination of contract between the prime contractor and the U.S. government. Our corporate culture has contributed to our success, and if we cannot maintain our corporate culture as we grow, we could lose the innovation, teamwork, passion, and focus on execution that we believe contribute to our success, and our business may be harmed.

Our corporate culture has contributed to our success, and if we cannot maintain our corporate culture as we grow, we could lose the innovation, teamwork, passion, and focus on execution that we believe contribute to our success, and our business may be harmed.

We believe that a critical component to our success has been our corporate culture. We have invested substantial time and resources in building our team. As we continue to grow, we may find it difficult to maintain these important aspects of our corporate culture, especially given that the majority of our workforce has traditionally worked remotely and we have been unable to hold in-person employee gatherings as a result of the COVID-19 pandemic. We have experienced, and may continue to experience, rapid growth and organizational change, including growth and organizational change resulting from our acquisition of and subsequent integration with other businesses, which will continue to place significant demands on our management and our operational and financial infrastructure. As we continue to grow, we must effectively integrate, develop, and motivate a large number of new employees, and we must maintain the beneficial aspects of our corporate culture. We will require significant capital expenditures and the allocation of valuable management resources to grow and change in this way, without undermining our corporate culture. Any failure to preserve our culture could negatively affect our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate objectives.

In addition, to attract top talent, we have had to offer, and believe we will need to continue to offer, highly competitive compensation packages before we can validate the productivity of those employees. In addition, fluctuations in the price of our Common Stock may make it more difficult or costly to use equity compensation to motivate, incentivize, and retain our employees. We face significant competition for talent from other healthcare, technology, and high-growth companies, which include both large enterprises and privately-held companies. We may not be able to hire new employees quickly enough to meet our needs. If we fail to effectively manage our hiring needs and successfully integrate our new hires, our efficiency and ability to meet our forecasts and our employee morale, productivity, and retention could suffer, and our business, results of operations, and financial condition could be adversely affected.

Our operating results have in the past and may in the future continue to fluctuate on a quarterly and annual basis and if we fail to meet the expectations of analysts or investors, our stock price and the value of your investment could decline substantially.

Our operating results have in the past and may in the future continue to fluctuate significantly on a quarterly and annual basis and may fail to match our past performance, and if we fail to meet or exceed the expectations of securities analysts or investors, the trading price of our Common Stock could decline. Moreover, our stock price may be based on expectations of our future performance that may be unrealistic or that may not be met. Some of the important factors that could cause our revenue and operating results to fluctuate from quarter to quarter include:

●	our ability to increase sales of our solutions to new customers and expand sales of additional solutions to our existing customers;

●	the termination or renegotiation by our significant customers of their agreements with us;

●	the entrance of new competitors in our market whether by established companies or new companies;

●	changes in our pricing policies or those of our competitors;

●	the cost of investing in our technology infrastructure, which may be greater than we anticipate;

●	our ability to maintain or increase our member base and member engagement;

●	disruptions or outages in our website availability, actual or perceived breaches of privacy, and compromises of our member data; and

●	general industry and macroeconomic conditions including the impact of the COVID-19 pandemic on the global economy and the deterioration in labor markets, which would adversely impact sales of our hiring, or economic growth that does not lead to job growth.

The estimates of market opportunity and forecasts of market growth included in this Offering Circular may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, our business may not grow at similar rates, or at all.

Market opportunity estimates and growth forecasts included in this Offering Circular are subject to significant uncertainty and are based on assumptions and estimates which may not prove to be accurate. The estimates and forecasts included in this Offering Circular relating to size and expected growth of our target market may prove to be inaccurate. Even if the markets in which we compete meet the size estimates and growth forecasts included in this Offering Circular, our business may not grow at similar rates, or at all. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties.

We expect to face increasing competition in the market for our solutions.

The healthcare software and ecommerce markets are rapidly changing and intensely competitive and iRemedy expects that competition will continue to intensify. Although we believe that the diverse segments of the healthcare market may provide opportunities for a number of competitors, it is possible that a single or few competitors may dominate one or more market segments. iRemedy’s competitors and potential competitors may have longer operating histories, larger customer bases, greater name recognition and significantly greater financial, marketing and other resources than we do. There can be no assurance that we will be able to compete successfully against competitors and future competitors or that our competitors will not develop services that are superior to those of iRemedy or that achieve greater market acceptance than our Company does.

We may seek to grow our business through acquisitions of, or investments in, new or complementary businesses, technologies, tools or solutions, or through strategic alliances; and the failure to manage these acquisitions, investments or alliances, or to integrate them with our existing business, could have a material adverse effect on us.

We may in the future consider opportunities to acquire or make additional investments in new or complementary businesses, technologies, offerings, tools or solutions, or enter into strategic alliances, that may enhance our capabilities and platform in general, complement our current offerings, or expand the breadth of our markets. Our ability to successfully grow through these types of strategic transactions depends upon our ability to identify, negotiate, complete and integrate suitable target businesses, technologies, tools and solutions and to obtain any necessary financing, and is subject to numerous risks, including:

●	failure to identify acquisition, investment, or other strategic alliance opportunities that we deem suitable or available on favorable terms;

●	problems integrating the acquired business, technologies, tools, or solutions, including issues maintaining uniform standards, procedures, controls, and policies;

●	integrating personnel from the acquired company;

●	unanticipated costs associated with acquisitions, investments, or strategic alliances;

●	adverse impacts on our overall margins;

●	diversion of management’s attention from our existing business;

●	risks associated with entering new markets in which we may have limited or no experience;

●	potential loss of key employees of acquired businesses; and

●	increased legal and accounting compliance costs.

In addition, a significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill and other intangible assets. In the future, if our acquisitions do not yield expected returns, we may be required to take impairment charges to our results of operations based on our impairment assessment process, which could harm our results of operations.

We may experience challenges with managing our growth related to future acquisitions. The operation and integration of the acquired technologies and business operations may require substantial financial costs and management attention. If we fail to manage such integration processes in a timely and effective manner, our business and financial results may suffer. If we are unable to identify suitable acquisitions or strategic relationships, or if we are unable to integrate any acquired businesses, technologies, tools, and solutions effectively, our business, financial condition, and results of operations could be materially and adversely affected. Also, while we employ several different methodologies to assess potential business opportunities, the new businesses may not meet or exceed our expectations.

The COVID-19 pandemic and any other future pandemic, epidemic, or outbreak of an infectious disease may adversely affect our business, financial condition, and results of operations.

In December 2019, a novel strain of coronavirus, SARS-CoV-2, was identified in Wuhan, China. Since then, SARS-CoV-2, and the resulting disease, COVID-19, has spread to almost every country in the world and all 50 states within the United States. Global health concerns relating to the outbreak of COVID-19 have been weighing on the macroeconomic environment, and the outbreak has significantly increased economic uncertainty. In addition, any industry connected to the delivery of health care services has been significantly impacted in the attempt to respond to the needs created by the outbreak. The duration and severity of this pandemic is unknown, and the extent of the business disruption and financial impact depend on factors beyond our knowledge and control.

The spread of COVID-19 has caused us to modify our business practices, and we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, members, and partners. In addition, the COVID-19 pandemic and the determination of appropriate measures and business practices has diverted management’s time and attention. A larger percentage of our employees are now working from home, and if they are not able to effectively do so, or if our employees contract COVID-19 or another contagious disease, we may experience a decrease in productivity and operational efficiency, which would negatively impact our business, financial condition, and results of operations. Further, because an increased number of employees are working remotely in connection with the COVID-19 pandemic, we may experience an increased risk of security breaches, loss of data, and other disruptions as a result of accessing sensitive information from multiple remote locations.

In response to the COVID-19 pandemic, many of our customers have increased their purchases of personal protection equipment and other COVID-related products that we offer for sale. The circumstances that have accelerated the growth of our business stemming from the effects of the COVID-19 pandemic may not continue in the future, and if these customers reduce medical supply spending related to COVID response, this could cause our growth to decline in future periods. Specifically, 56% of our total revenues in 2020 were generated from three customers; and 92% of our total revenues in 2021 were generated through two customers, including a prime-contractor of the U.S. government in support of its national COVID-19 vaccination program. Between November 2020 and December 31, 2021, we sourced and delivered a total of 541 million needles and syringes to a designated warehousing facility in Chicago, Illinois in support of the national vaccination program. In January of 2022, we received an award from the government, through our relationship with Goldbelt for $47 million in COVID test kits. If iRemedy is not successful at winning the new medical supply contract award from CAG, then our operating and financial results could be adversely affected as 89% of our total revenues in 2021 were generated through the previously completed medical supply contract with Goldbelt. In the event that the COVID-19 health crisis is resolved and demand for medical supplies to treat or prevent the virus materially declines, then our operating and financial results could be adversely affected.

COVID-19 pandemic-related market changes that have caused an increased demand in pandemic management solutions and other increases in health systems spending may cause us to invest in additional solutions and offerings to meet these needs and may also cause an increase in competitive offerings. If we are not able to make a return on those investments, meet the market demands, or effectively compete in the marketplace, our business results may suffer. Also, the financial impact of COVID-19 or another pandemic, epidemic or outbreak of an infectious disease may lead to an overall decrease in healthcare spending due to a potential economic downturn and overall uncertainty causing healthcare expenditures to be concentrated in emergency care, which may cause a material impact to our business.

While the potential economic impact brought by and the duration of any pandemic, epidemic or outbreak of an infectious disease, including COVID-19, may be difficult to assess or predict, the widespread COVID-19 pandemic has resulted in, and may continue to result in, significant disruption of global financial markets, reducing our ability to access capital, which could in the future negatively affect our liquidity. The impact of any pandemic, epidemic, or outbreak of an infectious disease, including COVID-19, on the needs, expectations, and spending levels of our customers could impact our ability to maintain or grow our business and as a result our operating and financial results could be adversely affected.

The full extent to which the outbreak of COVID-19 will impact our business, results of operations, and financial condition is still unknown and will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Even after the outbreak of COVID-19 has subsided, we may experience materially adverse impacts to our business as a result of its global economic impact, including any recession that has occurred or may occur in the future.

To the extent the COVID-19 pandemic adversely affects our business, financial condition, and results of operations, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section.

See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Impact of COVID-19” for additional information.

Acquisitions may dilute your ownership interest in iRemedy, may have adverse effects on our business, prospects, financial condition and results of operations, and may cause unanticipated liabilities.

Future acquisitions may involve the issuance of our equity securities as payment, in part or in full, for the business or assets acquired. Any future issuances of equity securities would further dilute our existing shareholders’ ownership interests. Future acquisitions may also decrease our future earnings or earnings per share and the benefits derived by us from an acquisition might not outweigh or might not exceed the dilutive effect of the acquisition. We also may incur additional indebtedness, have future impairment of assets, or suffer adverse tax and accounting consequences in connection with any future acquisitions. Furthermore, operating decisions may impact existing products and platforms. If any of these decisions are expected to potentially result in the limitation or discontinuation of use of certain assets, we would expect accelerated depreciation and potential impairment of assets including property and equipment, software and website development costs, intangible assets or goodwill.

If we are not successful in completing acquisitions in the future, we may be required to reevaluate our acquisition strategy. We also may incur substantial expenses and devote significant management time and resources in seeking to complete acquisitions. In addition, we could use substantial portions of our available cash to pay all or a portion of the purchase prices of future acquisitions. If we do not achieve the anticipated benefits of our acquisitions as rapidly to the extent anticipated by our management and financial or industry analysts, others may not perceive the same benefits of the acquisition as we do. If these risks materialize, there could be a material adverse effect on our stock price, business, prospects, financial condition and results of operation.

We may enter into collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships with third-parties that may not result in the development of commercially viable solutions or the generation of significant future revenue.

In the ordinary course of our business, we may enter into collaborations, in-licensing arrangements, joint ventures, strategic alliances, or technology partnerships to develop proposed solutions and to pursue new markets. Proposing, negotiating, and implementing collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships may be a lengthy and complex process. Other companies, including those with substantially greater financial, marketing, sales, technology, or other business resources, may compete with us for these opportunities or arrangements. We may not identify, secure or complete any such transactions or arrangements in a timely manner, on a cost-effective basis, on acceptable terms, or at all. We have limited institutional knowledge and experience with respect to these business development activities, and we may also not realize the anticipated benefits of any such transaction or arrangement. In particular, these collaborations may not result in the development of solutions that achieve commercial success or result in significant revenue and could be terminated prior to developing any solutions.

Additionally, we may not be in a position to exercise sole decision making authority regarding the transaction or arrangement, which could create the potential risk of creating impasses on decisions, and our collaborators may have economic or business interests or goals that are, or that may become, inconsistent with our business interests or goals. It is possible that conflicts may arise with our collaborators, such as conflicts concerning the achievement of performance milestones, or the interpretation of significant terms under any agreement, such as those related to financial obligations or the ownership or control of intellectual property developed during the collaboration.

If any conflicts arise with our current or future collaborators, they may act in their self-interest, which may be adverse to our best interest, and they may breach their obligations to us. In addition, we have limited control over the amount and timing of resources that our current collaborators or any future collaborators devote to our collaborators’ or our future solutions. Disputes between us and our collaborators may result in litigation or arbitration which would increase our expenses and divert the attention of our management. Further, these transactions and arrangements are contractual in nature and may be terminated or dissolved under the terms of the applicable agreements and, in such event, we may not continue to have rights to the products relating to such transaction or arrangement or may need to purchase such rights at a premium.

Dilutive and other adverse effects of outstanding options and warrants may negatively impact us and our shareholders.

Under the terms of the outstanding warrants and options issued under iRemedy Healthcare’s 2021 Equity Incentive Plan, 2007 Equity Incentive Stock Plan, Non-Qualified Stock Plan, other equity and debt offerings and other outstanding options and warrants, the holders thereof are given an opportunity to profit from a rise in the market price of iRemedy’s shares of Common Stock with a resulting dilution in the interests of the other stockholders. The terms on which iRemedy may obtain additional financing may be adversely affected by the existence of such options and warrants.

Servicing our debt will require a significant amount of cash. Our ability to generate sufficient cash depends on numerous factors beyond our control, and we may be unable to generate sufficient cash flow to service our debt obligations.

We currently service both secured and unsecured debt, both of which are current and in good standing. Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due with respect to our indebtedness. Our indebtedness could have other important consequences to you as a stockholder. For example, it could:

●	make it more difficult for us to satisfy our obligations with respect to our indebtedness and any failure to comply with the obligations of any of our debt instruments, including financial and other restrictive covenants, could result in an event of default under the senior secured credit facility and the senior subordinated note;

●	make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

●	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

●	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

●	increase our exposure to rising interest rates to the extent our borrowings are at variable interest rates;

●	place us at a competitive disadvantage compared to our competitors that have less debt; and

●	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other purposes.

Any of the above listed factors could materially adversely affect our business, financial condition and results of operations.

We rely on computing and communications infrastructure and our ability to maintain and scale our business and maintain competitiveness. Any significant interruptions or delays in service on our websites or any undetected errors or design faults could adversely affect our business, financial condition and results of operations.

iRemedy’s business depends upon the efficient and uninterrupted operation of its computer and communications systems. System interruptions that cause iRemedy’s services to be unavailable or result in slower response times could result in a loss of potential or existing customers, advertisers, sponsors and ecommerce partners. Interruptions could result from natural disasters as well as power loss, telecommunications failure and similar events. iRemedy’s insurance may not be sufficient to cover losses from these events.

In addition, our websites must accommodate a high volume of traffic and deliver frequently updated information. We may not be able to expand and upgrade our systems and network hardware and software capabilities to accommodate increased use of our services. iRemedy may also fail to discover software defects that affect its new or current services or enhancements until after they are deployed. These defects could cause service interruptions, which could damage iRemedy’s reputation and brand value, increase our service costs, cause iRemedy to lose revenues, delay market acceptance or divert our product development resources, any of which could cause our business to suffer. If iRemedy does not anticipate and prevent system interruptions and appropriately upgrade its systems and network hardware and software, our business, financial condition and operating results will be materially adversely affected.

Ecommerce regulatory risks could have a material adverse effect on our business, financial condition and results of operations.

U.S. and foreign laws relating to ecommerce or Internet communications are becoming more prevalent. These laws have recently been enacted and there is uncertainty in the Internet community regarding their impact on the marketplace. Any new legislation or regulation regarding the Internet, or the application of existing laws and regulations to the Internet, could materially adversely affect iRemedy. If iRemedy were alleged to violate federal, state or foreign civil or criminal laws, even if these claims could be successfully defended, our business could be materially adversely affected.

Given that laws and government regulations are complex, vary widely from state to state, and are frequently changed, iRemedy’s products and services may not be legal or practical in all jurisdictions. For example, iRemedy may not be able to ensure that its products and services keep pace with these frequently changing regulations and could be subject to liability. Such liability may place our activities under increased regulation, increase our cost of doing business and thereby decrease the demand for our products and services or otherwise have a material adverse effect on iRemedy’s business, its results of operations and its financial condition. If we fail to comply with current or future laws or regulations governing the collection, dissemination, use and confidentiality of patient health information, this failure could have a material adverse effect on our business, operating results and financial condition.

We are subject to stringent and changing laws, regulations, self-regulatory schemes, contractual obligations, and standards related to privacy, data protection and information security. The actual or perceived failure by us, our customers, partners or vendors to comply with such obligations could harm our reputation, subject us to significant fines and liability, or otherwise adversely affect our business.

We collect, receive, store, process, generate, use, transfer, disclose, make accessible, and protect (collectively, Process, or Processing) sensitive, confidential and proprietary information (collectively, Sensitive Information) in connection with providing our services.

There are numerous domestic and foreign laws, regulations, self-regulatory schemes, and standards regarding privacy, data protection and information security and Processing (Data Protection Laws), the number and scope of which is changing, subject to differing applications and interpretations, and which may be inconsistent among jurisdictions or in conflict with each other. The regulatory framework for privacy, data protection and information security issues worldwide is evolving and is likely to remain in flux for the foreseeable future. Various governmental and consumer agencies have also called for new regulations and changes in industry practices. Practices regarding privacy, data protection, and information security have recently come under increased public and regulatory scrutiny. The actual or perceived failure to address or comply with applicable Data Protection Laws by us or our customers, partners, or vendors could increase our compliance and operational costs, expose us to regulatory scrutiny, actions, fines, and penalties, result in reputational harm, lead to a loss of customers, reduce the use of our services, result in litigation and liability, have a material adverse effect on our business operations or financial results, or otherwise result in other material harm to our business.

We are a “Business Associate” as defined under the federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and their implementing regulations, which we collectively refer to as HIPAA, and the U.S. Department of Health and Human Services Office of Civil Rights, or OCR, may impose significant penalties on a Business Associate for a failure to comply with an applicable requirement of HIPAA.

Penalties will vary significantly depending on factors such as the date of the violation, whether the Business Associate knew or should have known of the failure to comply, or whether the Business Associate’s failure to comply was due to willful neglect. Currently, these penalties include civil monetary penalties for violations. A single breach incident can result in violations of multiple requirements, resulting in possible penalties in excess of pre-set annual limits. Further, a person who knowingly obtains or discloses individually identifiable health information in violation of HIPAA may face a criminal monetary penalty and imprisonment up to one year. The criminal penalties increase if the wrongful conduct involves false pretenses, and further increase if the wrongful conduct involves the intent to sell, transfer, or use identifiable health information for commercial advantage, personal gain, or malicious harm. The U.S. Department of Justice, or the DOJ, is responsible for criminal prosecutions under HIPAA. State attorneys general also have the right to prosecute HIPAA violations committed against residents of their states. While HIPAA does not create a private right of action that would allow individuals to sue in civil court for HIPAA violations, its standards have been used as the basis for the duty of care in state civil suits, such as those for negligence or recklessness in misusing individuals’ health information. Furthermore, in the event of a breach as defined by HIPAA, the Business Associate may have to comply with specific reporting requirements under HIPAA regulations.

The security measures that we and our third-party vendors and subcontractors have in place in an effort to ensure compliance with privacy and data protection laws may not protect our facilities and systems from security breaches, acts of vandalism or theft, computer viruses, misplaced or lost data, programming and human errors or other similar events. Under the HITECH Act, as a Business Associate, we may also be liable for privacy and security breaches and failures of our subcontractors. Even though we provide for appropriate protections through our agreements with our subcontractors, we still have limited control over their actions and practices. A breach of privacy or security of individually identifiable health information by a subcontractor may result in an enforcement action, including criminal and civil liability, against us. We are not able to predict the extent of the impact such incidents may have on our business. Our failure to comply may result in criminal and civil liability because the potential for enforcement action against Business Associates is now greater. Enforcement actions against us could be costly and could interrupt regular operations, which may adversely affect our business. While we have not received any notices of violation of the applicable privacy and data protection laws and believe we are in compliance with such laws, there can be no assurance that we will not receive such notices in the future. There is ongoing concern from privacy advocates, regulators, and others regarding data privacy and security issues, and the number of jurisdictions with data privacy and security laws has been increasing. Also, there are ongoing public policy discussions regarding whether the standards for deidentification, anonymization, or pseudonymization of health information are sufficient, and the risk of re-identification sufficiently small, to adequately protect patient privacy.

Applicable Data Protection Laws may also include state medical privacy laws, including those related to mental health and substance use treatment, and the provision of healthcare services, as well as federal and state consumer protection laws. These laws may not be preempted by HIPAA, may be more protective than HIPAA, and may be subject to varying interpretations by the courts and government agencies, creating complex compliance issues for us and our customers and partners and potentially exposing us to additional expense, adverse publicity and liability, any of which could adversely affect our business. Federal and state consumer protection laws are increasingly being applied by the U.S. Federal Trade Commission, or FTC, and states’ attorneys general to regulate the Processing of personal or personally identifiable information, through websites or otherwise, and to regulate the presentation of website content. The FTC in particular has approved consent decrees resolving complaints and their resulting investigations into the privacy and security practices of a number of online social media companies. These reviews can and have resulted in changes to our solutions and policies, and could result in additional changes in the future. If we are unable to comply with any such reviews or decrees that result in recommendations or binding changes, or if the recommended changes result in degradation of our solutions, our business could be harmed.

In addition, U.S. states have begun to introduce more comprehensive Data Protection Laws. For example, the California Consumer Privacy Act, or CCPA, went into effect in January 2020 and established a new privacy framework for covered businesses such as ours that expands the scope of personal information and provides new privacy rights for California residents. These changes required us to modify our data processing practices and policies and incur compliance related costs and expenses. The CCPA also provides for civil penalties for violations, as well as a private right of action for data breaches, which may increase the likelihood and cost of data breach litigation. Additionally, on November 3, 2020, a new privacy law, the California Privacy Rights Act, or CPRA, was approved by California voters. The CPRA significantly modifies the CCPA by, among other things, creating a dedicated privacy regulatory agency, requiring businesses to implement data minimization and data integrity principles, and imposing additional requirements for contracts addressing the processing of personal information. Moreover, the CPRA calls for additional regulations to be implemented before the law becomes fully operative on January 1, 2023. These changes may result in further uncertainty with respect to privacy, data protection and information security issues and will require us to incur additional costs and expenses in an effort to comply. The enactment of the CCPA has prompted similar legislative developments in other states, which could create the potential for a patchwork of overlapping but different state laws. The federal government is also considering comprehensive privacy legislation.

We also expect that there will continue to be new or amended Data Protection Laws proposed and enacted in various jurisdictions. For example, in May 2018, the General Data Protection Regulation, or GDPR, went into effect in the European Union, or EU. The GDPR imposes more stringent data protection requirements and requires businesses subject to it to give more detailed disclosures about how they collect, use, and share personal information; contractually commit to data protection measures in contracts; maintain adequate data security measures; notify regulators and affected individuals of certain data breaches; obtain consent to collect sensitive personal information such as health information; meet extensive privacy governance and documentation requirements; and honor individuals’ data protection rights, including their rights to access, correct, and delete their personal information. The GDPR also imposes strict rules on the transfer of personal information to countries outside of the European Economic Area, or EEA, including the United States. A recent judicial decision from the EU and recent announcements from European regulators regarding transfers of personal information outside of the EEA have increased the legal risks and liabilities, and compliance and operational costs, of lawfully making such transfers. Companies that violate the GDPR can face private litigation, restrictions, or prohibitions on data processing, and fines of up to the greater of 20 million Euros or 4% of worldwide annual revenue. If our business continues to expand in Europe, complying with the GDPR would entail significant costs and increase our liability risks.

New or amended Data Protection Laws, and changes in the interpretation of existing Data Protection Laws and our Data Protection Obligations (defined below), could impair our, or our customers’, our partners’, or our vendors’ ability to Process personal information, which could have a material adverse effect on our business, financial condition, and results of operations.

We are or may be subject to the terms of our internal and external policies, representations, publications, frameworks, self-regulatory standards, and industry certification commitments (collectively, Privacy Policies), and contractual obligations to third parties related to privacy, data protection and information security (collectively, Data Protection Obligations), including the Payment Card Industry Data Security Standards (PCI-DSS), the rules imposed by credit card brands (e.g., VISA and Mastercard), and Security Organization Control 2 certification commitments. We strive to comply with applicable Data Protection Laws, Privacy Policies, and Data Protection Obligations, but we may at times fail to do so or may be perceived to have failed to do so, in which case we may be subject to and suffer a material harm to our business. For example, in the event we fail to comply with the PCI-DSS, we could be in breach of our obligations under customer and other contracts. Moreover, despite our efforts, we may not be successful in achieving compliance if our personnel, customers, partners, or vendors do not comply with applicable Data Protection Laws, Privacy Policies, and Data Protection Obligations. We may be subject to and suffer material harm to our business if our Privacy Policies are, in whole or part, found to be inaccurate, incomplete, deceptive, unfair, or misrepresentative of our actual practices. In addition, any such failure or perceived failure could result in public statements against us by consumer advocacy groups or others, which may cause us material reputational harm.

In view of applicable Data Protection Laws, Privacy Policies and Data Protection Obligations imposing complex and burdensome obligations, and with substantial uncertainty in their interpretation and compliance, we have faced and may face challenges in addressing and complying with them, and fundamentally changing our business activities, Privacy Policies, and practices, and may expend significant resources in an effort to do so, any of which could result in material harm to business, financial condition, results of operations, or other harm

Further, our customers may expect us to comply with more stringent privacy, data protection, and information security requirements than those imposed by applicable Data Protection Laws, and we may be obligated contractually to comply with additional or different standards relating to our handling or protection of data on or by our offerings. For example, our mobile application is distributed through third-party platforms such as those operated by Apple and Google. These third parties may impose technical and privacy, data protection, and information security requirements on companies that distribute applications through their platforms. These requirements are subject to change and may adversely impact our ability to Process personal information. Complying with these requirements may cause us to incur additional expense, and the failure to comply with these requirements may cause us to lose access to the app store and users, and our business would be harmed.

If our security measures are compromised now or in the future, or the security, confidentiality, integrity or availability of our information technology, software, services, communications or data is compromised, limited or fails, this could have a material adverse effect on our business, financial condition and results of operations.

A significant barrier to online communications and commerce is the inability to ensure secure access or transmission of information over the Internet. Despite the implementation of security measures and the successful completion of security audits, iRemedy’s networks may be vulnerable to unauthorized access, computer viruses and other disruptions. A wrongdoer who can circumvent security measures could misappropriate proprietary information or cause interruptions in our Internet operations. Security breaches that result in access to confidential information could damage iRemedy’s reputation and expose us to a risk of loss or liability. We may be required to expend significant capital or other resources to protect against the threat of security breaches or to alleviate problems caused by such breaches. Additionally, as iRemedy increases its focus on ecommerce and g-commerce, our customers will become more concerned about security. If we fail to adequately address these concerns, this could adversely affect iRemedy’s business, financial condition and operating results.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our results of operations could be adversely affected.

The preparation of financial statements in conformity with GAAP and our key metrics require management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes and amounts reported in our key metrics. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities, and equity and the amount of revenue and expenses that are not readily apparent from other sources. Significant assumptions and estimates used in preparing our consolidated financial statements include those related to the determination of fair value of equity-based compensation, equity-linked financial instruments, inventory obsolescence, useful life of intangible assets, right-of-use assets and liabilities and utilization of deferred tax assets. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of our Common Stock.

Changes in accounting rules, assumptions and/or judgments could materially and adversely affect us.

Accounting rules and interpretations for certain aspects of our operations are highly complex and involve significant assumptions and judgment. These complexities could lead to a delay in the preparation and dissemination of our financial statements. Furthermore, changes in accounting rules and interpretations or in our accounting assumptions and/or judgments could significantly impact our financial statements. In some cases, we could be required to apply a new or revised standard retroactively, resulting in restating prior period financial statements. Any of these circumstances could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations.

We may experience fluctuations in our tax obligations and effective tax rate, which could materially and adversely affect our results of operations.

We are subject to U.S. federal and state income taxes. Tax laws, regulations and administrative practices in various jurisdictions may be subject to significant change, with or without advance notice, due to economic, political, and other conditions, and significant judgment is required in evaluating and estimating our provision and accruals for these taxes. There are many transactions that occur during the ordinary course of business for which the ultimate tax determination is uncertain. Our effective tax rates could be affected by numerous factors, such as changes in tax, accounting and other laws, regulations, administrative practices, principles and interpretations, the mix and level of earnings in a given taxing jurisdiction, or our ownership or capital structures.

Our ability to limit our liabilities by contract or through insurance may be ineffective or insufficient to cover our future liabilities.

We attempt to limit, by contract, our liability for damages arising from our negligence, errors, mistakes, or security breaches. Contractual limitations on liability, however, may not be enforceable or may otherwise not provide sufficient protection to us from liability for damages and we are not always able to negotiate meaningful limitations. We maintain liability insurance coverage, including coverage for cybersecurity and errors and omissions. It is possible, however, that claims could exceed the amount of our applicable insurance coverage, if any, or that this coverage may not continue to be available on acceptable terms or in sufficient amounts. Even if these claims do not result in liability to us, investigating and defending against them could be expensive and time-consuming and could divert management’s attention away from our operations. In addition, negative publicity caused by these events may delay market acceptance of our solutions and services, any of which could materially and adversely affect our reputation and our business.

We may be unable to successfully execute on our growth initiatives, business strategies, or operating plans.

We are continually executing on growth initiatives, strategies, and operating plans designed to enhance our business and extend our solutions. The anticipated benefits from these efforts are based on several assumptions that may prove to be inaccurate. Moreover, we may not be able to successfully complete these growth initiatives, strategies, and operating plans and realize all of the benefits, including growth targets and cost savings, that we expect to achieve or it may be more costly to do so than we anticipate. A variety of risks could cause us not to realize some or all of the expected benefits. These risks include, among others, delays in the anticipated timing of activities related to such growth initiatives, strategies, and operating plans, increased difficulty and cost in implementing these efforts, including difficulties in complying with new regulatory requirements and the incurrence of other unexpected costs associated with operating our business. Moreover, our continued implementation of these programs may disrupt our operations and performance. As a result, we cannot assure you that we will realize these benefits. If for any reason the benefits we realize are less than our estimates, or the implementation of these growth initiatives, strategies, and operating plans adversely affect our operations or cost more or take longer to effectuate than we expect, or if our assumptions prove inaccurate, our business, financial condition and results of operations may be materially adversely affected.

Our business could be disrupted by catastrophic events such as power disruptions, data security breaches, and terrorism.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, commerce, and the global economy, and thus could harm our business. In the event of a major earthquake, hurricane, fire, cyber-attack, war, terrorist attack, disease, such as COVID-19, power loss, telecommunications failure, or other catastrophic events, we may be unable to continue our operations, in part or in whole, and may endure reputational harm, breaches of data security, and loss of critical data, all of which could harm our business, results of operations, and financial condition. Our insurance coverage may not compensate us for losses that may occur in the event of an earthquake or other significant natural disaster, such as fires, floods, severe weather, droughts, and travel-related health concerns including pandemics and epidemics.

In addition, acts of terrorism, including malicious internet-based activity, could cause disruptions to the internet or the economy as a whole. Even with our disaster recovery arrangements, access to our platform could be interrupted. If our systems were to fail or be negatively impacted as a result of a natural disaster or other event, our ability to deliver our platform and solution to our customers and members would be impaired or we could lose critical data. If we are unable to develop adequate plans to ensure that our business functions continue to operate during and after a disaster, and successfully execute on those plans in the event of a disaster or emergency, our business, financial condition, and results of operations would be harmed.

Our growth depends in part on the success of our strategic relationships with third parties.

We anticipate that we will continue to depend on relationships with various third parties, including government prime contractors, logistical service providers, factories and distributors to grow our business. Identifying, negotiating and maintaining relationships with third parties require significant time and resources. Our competitors may be effective in providing incentives to these parties to favor their solutions or may prevent us from developing strategic relationships with these parties. These third parties may decide that working with us is not in their interest. In addition, these third parties may not perform as expected under our agreements with them, and we have had, and may in the future have, disagreements or disputes with these parties, which could negatively affect our brand and reputation. It is possible that these third parties may not be able to devote the resources we expect to the relationship or they may terminate their relationships with us. If we are unsuccessful in establishing or maintaining our relationships with third parties, our ability to compete in the marketplace or to grow our business could be impaired, and our operating results could suffer. Even if we are successful, these relationships may not result in improved operating results.

We may become subject to litigation, which could have a material adverse effect on our business, financial condition, and results of operations.

We have been subject to litigation in the past and may become subject to litigation in the future. Some of these claims may result in significant defense costs and potentially significant judgments against us, some of which we are not, or cannot be, insured against. We generally intend to defend ourselves vigorously; however, we cannot be certain of the ultimate outcomes of any claims that may arise in the future. Resolution of these types of matters against us may result in our having to pay significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments, and settlements exceed insured levels, could adversely impact our earnings and cash flows, thereby having a material adverse effect on our business, financial condition, results of operations, cash flow, and per share trading price of our Common Stock. Certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage, which could adversely impact our results of operations and cash flows, expose us to increased risks that would be uninsured, and adversely impact our ability to attract directors and officers.

Our brands and the marketing of our products and services rely on our acquiring and maintaining certain domain names, which, if infringed upon or closely replicated, could decrease the value of our brands, negatively impact our business operations and compromise our marketing efforts.

iRemedy currently holds various web domain names relating to our brands, including www.iRemedy.com. (Information on this website is specifically excluded from incorporation into this Offering Circular and should not be relied upon by any potential investors in making an investment decision.) Currently, the acquisition and maintenance of domain names is regulated by governmental agencies and their designees. The regulation of domain names in the U.S. is controlled by a non-profit corporation. The creation of additional top-level domains will likely take place sometime in the near future. Requirements for holding domain names may also be affected. We cannot assure that we will be able to acquire or maintain relevant domain names. In addition, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of its trademarks and other proprietary rights.

We depend on our talent to grow and operate our business, and if we are unable to hire, integrate, develop, motivate, and retain our personnel, we may not be able to grow effectively.

iRemedy believes its success will depend to a significant extent on the efforts and abilities of key personnel. The loss of the services of key employees could have a material adverse effect on iRemedy Healthcare. iRemedy Healthcare’s operations will also depend to a great extent on its ability to attract new key personnel with Internet experience and retain existing key personnel in the future. iRemedy Healthcare’s future success also depends on its continuing ability to attract and retain highly qualified sales, technical and management personnel. Competition for such personnel is intense, and there can be no assurance that iRemedy Healthcare can retain key sales and management employees or that it can attract, assimilate or retain other highly qualified sales, technical and management personnel in the future. There can be no assurance that iRemedy Healthcare will be able to attract and retain the personnel necessary for growth.

While iRemedy Healthcare depends on certain key personnel, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company will not receive compensation that would assist with such person’s absence. The loss of such person could negatively affect the Company and its operations.

If our trademarks and trade names are not adequately protected, we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

We believe that our brand is critical to the success of our business, and we utilize trademark registration and other means to protect it. Our business would be harmed if we were unable to protect our brand against infringement and its value was to decrease as a result. The registered or unregistered trademarks or trade names that we own or license may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition with potential partners. In addition, third parties may in the future file for registration of trademarks similar or identical to our trademarks. If they succeed in registering or developing common law rights in such trademarks, and if we are not successful in challenging such third-party rights, we may not be able to use these trademarks to commercialize our technologies or solutions in certain relevant countries. If we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively and our business may be adversely affected.

We may be subject to intellectual property claims, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies in the future.

Companies in the Internet and technology industries are frequently subject to litigation based on allegations of infringement or other violations of intellectual property rights. We periodically receive communications that claim we have infringed, misappropriated or misused others’ intellectual property rights. To the extent we gain greater public recognition, we may face a higher risk of being the subject of intellectual property claims. Third parties may have intellectual property rights that cover significant aspects of our technologies or business methods and prevent us from expanding our offerings. Any intellectual property claim against us, with or without merit, could be time consuming and expensive to settle or litigate and could divert the attention of our management. Litigation regarding intellectual property rights is inherently uncertain due to the complex issues involved, and we may not be successful in defending ourselves in such matters. In addition, some of our competitors have extensive portfolios of issued patents. In a patent infringement claim against us, we may assert, as a defense, that we do not infringe the relevant patent claims, that the patent is invalid, or both. The strength of our defenses will depend on the patents asserted, the interpretation of these patents, and our ability to invalidate the asserted patents. However, we could be unsuccessful in advancing non-infringement and/or invalidity arguments in our defense. In the United States, issued patents enjoy a presumption of validity, and the party challenging the validity of a patent claim must present clear and convincing evidence of invalidity, which is a high burden of proof. Conversely, the patent owner need only prove infringement by a preponderance of the evidence, which is a lower burden of proof. We may be unaware of the intellectual property rights that others may claim cover some or all of our technology or services. Because patent applications can take years to issue and are often afforded confidentiality for some period of time, there may currently be pending applications, unknown to us, that later result in issued patents that could cover one or more of our products. Many potential litigants, including some of our competitors and patent holding companies, have the ability to dedicate substantial resources to enforcing their intellectual property rights. Moreover, our patents may provide little or no deterrence in litigation involving patent holding companies or other adverse patent owners that have no relevant product revenue. Any claims successfully brought against us could subject us to significant liability for damages and we may be required to stop using technology or other intellectual property alleged to be in violation of a third-party’s rights in jurisdictions where we do business. We also might be required to enter into costly settlement agreements or seek a license for third-party intellectual property. Even if a license is available, we could be required to pay significant royalties or submit to unreasonable terms, which would increase our operating expenses. We may also be required to develop alternative non-infringing technology, which could require significant time and expense. If we cannot license or develop technology for any allegedly infringing aspect of our business, we would be forced to limit our service and may be unable to compete effectively. Any of these results could harm our business.

Our software is highly complex, unproven and may contain undetected errors.

The software and code underlying our technology platform is highly interconnected and complex and may contain undetected errors or vulnerabilities, some of which may only be discovered after the code has been released. We typically release software code daily and this practice may result in the more frequent introduction of errors or vulnerabilities into the software underlying our platform, which can impact the user and merchant experience on our platform. Additionally, due to the interconnected nature of the software underlying our platform, updates to certain parts of our code, including changes to our website or mobile app or third-party APIs on which our website and mobile app rely, could have an unintended impact on other sections of our code, which may result in errors or vulnerabilities to our platform. Any errors or vulnerabilities discovered in our code after release could result in damage to our reputation, loss of our merchants or users, loss of revenue, or liability for damages, any of which could adversely affect our growth prospects and our business. Our business operations and future growth are dependent on the ability of our proprietary software systems to rapidly build and manage out catalog, execute sales and fulfill orders through our automated systems. The failure of any of these systems to work as planned could adversely affect our operations, profitability, growth or other critical aspects of our business.

Our use of open source software may pose particular risks to our proprietary software and systems.

We use open source software in our proprietary software and systems and will use open source software in the future. The licenses applicable to our use of open source software may require that source code that is developed using open source software be made available to the public and that any modifications or derivative works to certain open source software continue to be licensed under open source licenses. From time to time, we may face claims from third parties claiming infringement of their intellectual property rights or demanding the release or license of the open source software or derivative works that we developed using such software (which could include our proprietary source code) or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation and could require us to purchase a costly license, publicly release the affected portions of our source code, be limited in or cease using the implicated software unless and until we can re-engineer such software to avoid infringement or change the use of, or remove, the implicated open source software. Our use of open source software may also present additional security risks because the source code for open source software is publicly available, which may make it easier for hackers and other third parties to determine how to breach our website and systems that rely on open source software. Any of these risks could be difficult to eliminate or manage, and, if not addressed, could have a material adverse effect on our business, results of operations, financial condition, and prospects.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

We rely heavily on trade secrets and confidentiality agreements to protect our unpatented know-how, technology and other proprietary information, including our technology platform, and to maintain our competitive position. With respect to our technology platform, we consider trade secrets and know-how to be one of our primary sources of intellectual property. However, trade secrets and know-how can be difficult to protect. We seek to protect these trade secrets and other proprietary technology in part by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside contractors, consultants, advisors, and other third parties.

We also enter into confidentiality and invention or patent assignment agreements with our employees and consultants. The confidentiality agreements are designed to protect our proprietary information and, in the case of agreements or clauses containing invention assignment, to grant us ownership of technologies that are developed through a relationship with employees or third parties. We cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary information, including our technology and processes. Despite these efforts, no assurance can be given that the confidentiality agreements we enter into will be effective in controlling access to such proprietary information and trade secrets. The confidentiality agreements on which we rely to protect certain technologies may be breached, may not be adequate to protect our confidential information, trade secrets, and proprietary technologies and may not provide an adequate remedy in the event of unauthorized use or disclosure of our confidential information, trade secrets, or proprietary technology. Further, these agreements do not prevent our competitors or others from independently developing the same or similar technologies and processes, which may allow them to provide a service similar or superior to ours, which could harm our competitive position.

Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor or other third party, it could harm our competitive position, business, financial condition, results of operations and prospects.

The certificate of incorporation and bylaws provides that state or federal court located within the state of Delaware will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Section 21 of our certificate of incorporation and Section 7.4 of our bylaws provides that “[u]nless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located in the county in which the principal office of the corporation in the State of Delaware is established, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction.” Therefore, the exclusive forum provision in our certificate of incorporation and our bylaws will not relieve us of our duty to comply with the federal securities laws and the rules and regulations thereunder, and shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us or our directors, officers or other employees. In addition, shareholders who do bring a claim in the state or federal court in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The state or federal court of the State of Delaware may also reach different judgments or results than would other courts, including courts where a shareholder would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our shareholders. However, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation have been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in our certificate of incorporation and our bylaws to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

By purchasing Common Stock in this offering, you are bound by the fee-shifting provision contained in our bylaws, which may discourage you to pursue actions against us and could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

Section 7.4 of our bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action, provided that the provisions of this sentence shall not apply with respect to “internal corporate claims” as defined in Section 109(b) of the DGCL.”

Our bylaws provide that for this section, the term “attorneys’ fees” or “attorneys’ fees and costs” means the fees and expenses of counsel to the Company and any other parties asserting a claim subject to Section 7.4 of the bylaws, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision broadly to all actions except for claims brought under the Exchange Act and Securities Act.

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 7.4 of our bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 7.4 of our bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

In the event you initiate or assert a claim against us, in accordance with the dispute resolution provisions contained in our Bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 7.4 of our bylaws could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Risks Relating to This Offering

In the absence of an active trading market for our Common Stock, you may not be able to resell your shares at or above the initial offering price.

Prior to this Offering, there has been no public market for our shares of Common Stock and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. We presently do not intend to seek the quotation of our Common Stock, but should we hereinafter elect to do so, there can be no assurances that such quotation will ever materialize. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our Common Stock will develop. In the absence of an active trading market for our Common Stock, investors may not be able to sell their Common Stock at or above the initial offering price or at the time that they would like to sell.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for Offered Shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our Shares is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors has determined the offering price in its sole discretion. The fixed offering price for our Shares has not been based on appraisals of any assets we own or may own, or of our Company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our Shares may not be supported by the current value of our Company or our assets at any particular time.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time when it becomes necessary to perform the system and process evaluation, testing and remediation required to comply with the management certification and auditor attestation requirements.

This offering is being conducted on a self-underwritten “best efforts” basis and we may not be able to execute our growth strategy if the $25 million maximum is not sold.

If you invest in the Common Stock and less than all of the offered shares are sold, the risk of losing your entire investment will be increased. We are offering our Common Stock on a self-underwritten “best efforts” basis, and we can give no assurance that all of the offered Common Stock will be sold. If less than $25 million of Common Stock shares offered are sold, we may be unable to fund all the intended uses described in this Offering Circular from the net proceeds anticipated from this offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds. No assurance can be given to you that any funds will be invested in this offering other than your own.

Upon the completion of our Offering, our compliance with Regulation A and reporting to the SEC could be costly, and our management will be required to devote substantial time to the compliance requirements of Regulation A.

Upon the completion of our Offering, our compliance with Regulation A could be costly and requires legal and accounting expertise. Because the new rules implementing Title IV of the Jumpstart Our Business Startups Act of 2012 took effect in June 2015, we have no experience complying with the new provisions of Regulation A or making the public filings required by the rule. Besides qualifying this Form 1-A, we must file an annual report on Form 1-K, a semiannual report on Form 1-SA, and current reports on Form 1-U.

Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A will also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations.

Upon the completion of this Offering, we expect to become an “emerging growth company” and our compliance with the reduced reporting and disclosure requirements applicable to “emerging growth companies” may make our Common Stock less attractive to investors.

Upon the completion of this Offering, we expect to become an “emerging growth company,” as defined in the JOBS Act, and we have elected to take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These provisions include, but are not limited to: being permitted to have only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosures; being exempt from compliance with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; being subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and not being required to hold nonbinding advisory votes on executive compensation or on any golden parachute payments not previously approved.

In addition, while we are an “emerging growth company,” we will not be required to comply with any new financial accounting standard until such standard is generally applicable to private companies. As a result, our financial statements may not be comparable to companies that are not “emerging growth companies” or elect not to avail themselves of this provision.

We may remain an “emerging growth company” until as late as December 31, 2027, the fiscal year-end following the fifth anniversary of the completion of this initial public offering, though we may cease to be an “emerging growth company” earlier under certain circumstances, including if (i) we have more than $1.07 billion in annual revenue in any fiscal year, (ii) we become a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates as of the end of the second quarter of that fiscal year, or (iii) we issue more than $1.0 billion of non-convertible debt over a three-year period.

The exact implications of the JOBS Act are still subject to interpretations and guidance by the SEC and other regulatory agencies, and we cannot assure you that we will be able to take advantage of all of the benefits of the JOBS Act. In addition, investors may find our Common Stock less attractive to the extent we rely on the exemptions and relief granted by the JOBS Act. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may decline or become more volatile.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies. Broad market and industry factors may seriously affect the market price of our Common Stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market prices of a particular company’s securities, securities class action litigation has often been instituted against that company. Securities litigation, if instituted against us, could result in substantial costs and divert our management’s attention and resources from our business. This could materially adversely affect our business, financial condition, results of operations, and prospects.

In the event that our shares of Common Stock are traded, they may trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

You May Face Significant Restrictions On The Resale Of Your Shares Due To State “Blue Sky” Laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this prospectus. We will initially focus our offering in the state of Texas and will rely on exemptions found in the Texas Securities Act. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

If investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

Our Shares have not been registered under the Securities Act of 1933, or the Securities Act, and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder. We represent that this Offering Circular does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading. However, if this representation is inaccurate with respect to a material fact, if this offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the Shares or find an exemption under the securities laws of each state in which we offer the Shares, each investor may have the right to rescind his, her or its purchase of the Shares and to receive back from the Company his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, we would face severe financial demands we may not be able to meet and it may adversely affect any non-rescinding investors.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The initial public offering price per share will be substantially higher than the pro forma net tangible book value per share of our Common Stock outstanding prior to this offering. As a result, investors purchasing Common Stock in this offering will experience immediate dilution of $(8.84) per share. This dilution is due in large part to the fact that our earlier investors paid substantially less than the initial public offering price when they purchased their shares of Common Stock. In addition, if we issue additional equity securities, you will experience additional dilution.

Fiduciaries investing the assets of a trust or pension or profit sharing plan must carefully assess an investment in our Company to ensure compliance with ERISA.

In considering an investment in the Company of a portion of the assets of a trust or a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), a fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (ii) whether the investment is prudent, since the Offered Shares are not freely transferable and there may not be a market created in which the Offered Shares may be sold or otherwise disposed; and (iii) whether interests in the Company or the underlying assets owned by the Company constitute “Plan Assets” under ERISA. See “ERISA Consideration.”

Future sales and issuances of our Common Stock or rights to purchase Common Stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause the stock price of our Common Stock to decline.

In the future, we may sell Common Stock, convertible securities, or other equity securities in one or more transactions at prices and in a manner we determine from time to time. We expect to issue securities to employees and directors pursuant to our equity incentive plans. If we sell Common Stock, convertible securities, or other equity securities in subsequent transactions, or Common Stock is issued pursuant to equity incentive plans, our investors may be materially diluted. New investors in such subsequent transactions could gain rights, preferences, and privileges senior to those of holders of our Common Stock, including our Common Stock.

Substantial future sales of shares of our Common Stock could cause the market price of our Common Stock to decline.

The market price of shares of our Common Stock could decline as a result of substantial sales of our Common Stock, particularly sales by our directors, executive officers and significant stockholders, a large number of shares of our Common Stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

We may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a return.

The principal purposes of this offering are to raise additional capital, to create a public market for our Common Stock and to facilitate our future access to the public equity markets. We currently intend to use the proceeds we receive from this offering after deducting estimated underwriting discounts and commissions and fees and expenses associated with qualification of Offering under Regulation A, including legal, auditing, accounting, transfer agent, financial printer and other professional fees as well as the one time set up fee payable to Dalmore, primarily for (a) the implementation of our business plan, including but not limited to, (i) funding the acquisition or investment complementary businesses, products, services, technologies or other assets, (ii) funding growth strategies which are discussed in this Offering Circular and (iii) working capital and general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed, and the market price of our Common Stock could decline.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition or results of operations.

Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

The Company’s certificate of incorporation and bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the ability of our board of directors to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	limiting the liability of, and providing indemnification to, our directors and officers;

●	providing that a special meeting of the stockholders may only be called by a majority of the board of directors;

●	providing that directors may be removed prior to the expiration of their terms by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

These provisions, alone or together, could delay hostile takeovers and changes in control of the Company or changes in our board of directors and management.

Any provision of our certificate of incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our security holders to receive a premium for their securities and could also affect the price that some investors are willing to pay for our securities.

The process of designing and implementing internal controls over financial reporting is time consuming, costly, and complicated. If during the evaluation and testing process, we identify one or more material weaknesses in our internal control over financial reporting or determine that existing material weaknesses have not been remediated, our management will be unable to assert that our internal control over financial reporting is effective. Even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm may conclude that there are material weaknesses with respect to our internal controls or the level at which our internal controls are documented, designed, implemented, or reviewed. If we are unable to assert that our internal control over financial reporting is effective, or when required in the future, if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the valuation of our Common Stock could be adversely affected.

The authorization and issuance of preferred stock could adversely affect the voting and other rights of our shareholders.

The Board of Directors of iRemedy has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms, and all other rights, preferences and privileges with respect to any series of preferred stock. The issuance of any series of preferred stock having rights superior to those of iRemedy’s Common Stock may result in a decrease in the value or market price of our Common Stock and could be used by iRemedy’s Board of Directors as a means to prevent a change in control of our Company.

Future issuances of preferred stock may provide for dividends and certain preferences in liquidation, as well as conversion rights. Such preferred stock issuances could make the possible takeover of iRemedy, or the removal of management of iRemedy, more difficult. The issuance of such preferred stock could discourage hostile bids for control of iRemedy in which stockholders could receive premiums for their Common Stock, could adversely affect the voting and other rights of the holders of iRemedy’s Common Stock, or could depress the market price of the iRemedy Common Stock.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business and we do not expect to declare or pay any dividends in the foreseeable future. In addition, Delaware law may impose requirements that may restrict our ability to pay dividends to holders of our Common Stock. As a result, stockholders must rely on sales of their Common Stock after price appreciation as the only way to realize any future gains on their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this Offering Circular include, but are not limited to, statements about:

●	our expectations regarding our revenue, expenses, and other operating results;
●	our future financial performance;
●	our expectations and management of future growth;
●	our ability to acquire new customers and successfully retain existing customers;
●	our ability to achieve and maintain our profitability;
●	future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements;
●	the costs and success of our sales and marketing efforts, and our ability to promote our brand;
●	our ability to effectively manage our growth, including our ability to identify, retain, and recruit personnel, and maintain our culture;
●	our ability to comply with laws and regulations;
●	our ability to successfully defend litigation brought against us;
●	our ability to maintain, protect, and enhance our intellectual property rights and any costs associated therewith;
●	our ability to maintain data privacy and data security;
●	our ability to respond to rapid technological changes;
●	the effects of the COVID-19 pandemic or other public health crises;
●	our expectations regarding the impact of the COVID-19 pandemic and the end of the COVID-19 pandemic on our business;
●	our ability to compete effectively with existing competitors and new market entrants;
●	the growth rates of the markets in which we compete;
●	the increased expenses associated with being a public company;
●	the sufficiency of our cash to meet our liquidity needs;
●	our ability to comply with modified or new laws and regulations applying to our business;
●	our ability to successfully identify, acquire, and integrate companies and assets;
●	our expectations regarding the time during which we will be, and the risks related to our status as, an emerging growth company under the JOBS Act;
●	developments and projections relating to our competitors and our industry, including competing solutions;
●	impact from future regulatory, judicial and legislative changes or developments that may affect our customers’ or our business;
●	our ability to develop and implement technology that impacts our revenue and business operations,
●	the risks related to our Common Stock; and
●	our anticipated uses of net proceeds from this offering and our existing cash.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this Offering Circular.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this Offering Circular primarily on our current expectations and projections about future events and trends that we believe may affect our business, results of operations, financial condition, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in this Offering Circular. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Offering Circular. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this Offering Circular relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this Offering Circular to reflect events or circumstances after the date of this Offering Circular or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Offering Circular, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

MARKET AND INDUSTRY DATA

This Offering Circular contains statistical data, estimates, and forecasts that are based on various sources, including independent industry publications or other publicly available information, as well as other information based on our internal sources. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and other publicly available information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and reports. The content of the below sources, except to the extent specifically set forth in this Offering Circular, does not constitute a portion of this Offering Circular and is not incorporated herein.

Certain information in the text of this Offering Circular is contained in independent industry publications and publicly-available reports. Certain of these publications, studies, and reports were published before the COVID-19 pandemic and therefore do not reflect any impact of COVID-19 on any specific or global market. The source of these independent industry publications is provided below:

●	Center for Medicare & Medicaid Services

●	Digital Commerce 360

●	Healthcare Purchasing News

●	Mirakl

●	Precedence Research

●	PwC

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This Offering Circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this Offering Circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

USE OF PROCEEDS

We intend to use the net proceeds for the following purposes in the following order: (a) first towards the fees and expenses associated with qualification of Offering under Regulation A of up to $808,063, including legal, auditing, accounting, transfer agent, and other professional fees as well as fees payable to Dalmore; (b) second towards the implementation of our business plan, including but not limited to, (i) funding the acquisition or investment complementary businesses, products, services, technologies or other assets, (ii) funding growth strategies which are discussed in this Offering Circular and (iii) funding the remaining balance towards working capital and general corporate purposes. We do not, however, have formal agreements or formal commitments to enter into any acquisitions or investments at this time. In the event that we sell less than the maximum shares offered in the Offering, our first priority is to pay fees associated with the qualification of this Offering under Regulation A. No proceeds will be used to compensate or otherwise make payments to officers or directors except for ordinary payments under employment or consulting agreements.

If all of the Shares are sold in this Offering on a “self-underwritten” basis through our officers and directors with the assistance of Dalmore for compliance brokerage services (but without utilizing broker-dealers acting as underwriters or placement agents) to sell the Shares, we expect to receive net proceeds from this Offering of approximately $24,750,000 after deducting estimated underwriting discounts and commissions to Dalmore in the amount of $250,000 (1.0% of the gross proceeds of the Offering). If all of the Shares are sold in this Offering with the assistance of Dalmore for compliance brokerage services and through broker-dealers acting as underwriters or placement agents (including, but not limited to, OpenDeal Broker, through its Republic Platform), we expect to receive net proceeds from this Offering of approximately $23,500,000 after deducting estimated underwriting discounts and commissions to Dalmore and the broker-dealers in the amount of $1,500,000 (6.0% of the gross proceeds of the Offering). However, we cannot guarantee that we will sell all of the Shares being offered for cash by us. The following table summarizes how we anticipate using the gross proceeds of this Offering conservatively assuming the Shares are sold in this Offering with the assistance of Dalmore and through broker-dealers acting as underwriters or placement agents at the maximum commission allowable, depending upon whether we sell 25%, 50%, 75%, or 100% of the shares being offered in the Offering:

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross Proceeds	$6,250,000	$12,500,000	$18,750,000	$25,000,000
Offering Expenses (Underwriting Discounts and Commissions to broker dealers)	$(375,000)	$(750,000)	$(1,125,000)	$(1,500,000)

Net Proceeds	$5,875,000	$11,750,000	$17,625,000	$23,500,000

Our intended use of the net proceeds is as follows:
Fees for Qualification of Offering under Regulation A (includes legal, auditing, accounting, transfer agent, and other professional fees as well as feed paid to Dalmore)	$(202,015)	$(404,031)	$(606,047)	$(808,063)
Acquisition/Investment Opportunities	$—	$—	$—	$(5,000,000)
Growth Strategies	$(2,172,985)	$(7,845,969)	$(13,518,953)	$(14,191,937)
Working Capital and General Corporate Purposes	$(3,500,000)	$(3,500,000)	$(3,500,000)	$(3,500,000)
Total Use of Proceeds	$6,250,000	$12,500,000	$18,750,000	$25,000,000

Because the offering is being made on a “best efforts” basis, without a minimum offering amount, the Company may close the offering without sufficient funds for all the intended purposes set out above. In such an event, the Company will adjust its use of proceeds by reducing the amount of proceeds to be used towards (i) acquisition or investment complementary businesses, products, services, technologies or other assets, (ii) funding growth strategies which are discussed in this Offering Circular, and (iii) working capital and general corporate purposes. The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company. The intended use of proceeds in this section takes into account the potential impacts of COVID-19.

Pending the use of proceeds from this offering as described above, we plan to invest the net proceeds that we receive in this offering in short-term and intermediate-term interest-bearing obligations, investment-grade investments, certificates of deposit, or direct or guaranteed obligations of the U.S. government.

DETERMINATION OF OFFERING PRICE

The public offering price of the shares was determined solely by us. That public offering price is subject to change as a result of market conditions and other factors. Prior to this offering, no public market exists for our Common Stock. The principal factors considered in determining the public offering price of the shares included:

●	the information in this Offering Circular, including our financial information;

●	the history and the prospects for the industry in which we compete;

●	the ability of our management;

●	the prospects for our future earnings;

●	the present state of our development and our current financial condition;

●	the general condition of the economy and the securities markets in the United States at the time of this offering;

●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

●	other factors as were deemed relevant.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that our Board of Directors may deem relevant.

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Prior to this Offering, there has been no public market for our shares of Common Stock and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. We presently do not intend to seek the quotation of our Common Stock, but should we hereinafter elect to do so, there can be no assurances that such quotation will ever materialize. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our Common Stock will develop.

Holders of Common Stock

As of November 4, 2022, there were approximately 192 record holders of our Common Stock.

We have not paid any cash dividends on our Common Stock and do not currently anticipate paying cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

Historical Common Equity Transactions

On July 19, 2019, Company sold 1,000,000 shares of Common Stock to an accredited investor (the “holder”) at a price per share of $.90 or $900,000 (the “Stock Purchase Agreement”). In connection with the Stock Purchase Agreement, the holder has the right, but not the obligation to require the Company to purchase 200,000 shares of Common Stock at $1.35 per share, or $270,000 each quarter, commencing on August 1, 2021 and ending August 1, 2023 for an aggregate number of shares of Common Stock to be repurchased of 1,000,000 for $1,350,000 (the “Put Option”). The obligation of the Company required by the Put Option is secured by substantially all of the Company’s assets.

During the year ended December 31, 2019, the Company issued 250,000 shares of Common Stock to the seller of Buy Med, Inc. as part of the total consideration paid in the acquisition. The shares were estimated to have a fair value of $375,000 or $1.50 per share at time of acquisition based on recent Common Stock sales.

During the year ended December 31, 2019, the Company issued 20,000 shares of Common Stock to certain accredited investors in connection with the exercise of a warrant resulting in proceeds of $15,000.

During the year ended December 31, 2020, 50,000 shares of Common Stock were issued to a lender in connection with the extension of two Required Call payments.

During the years ended December 31, 2020 and 2019, 227,077 and 300,000 of shares of Common Stock, respectively, were issued in connection with notes payable agreements as follows:

(a)	On July 2019, in connection with the issuance of the convertible note in the principal amount of $1,200,000 to a lender, the Company issued 200,000 shares of Common Stock to such lender valued at $300,000.

(b)	The December 2019 Note as further described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations” required the Company to issue a lender 20,000 shares of Common Stock with an estimated value of $40,000 based on recent sales of Common Stock.

(c)	The December 2019 Note II required the Company to issue a lender 80,000 shares of Common Stock with an estimated value of $160,000 based on recent sales of Common Stock.

(d)	During the year ended December 31, 2020, in connection with the cancellation and execution of the new convertible secured promissory notes in 2020, the Company issued a lender an additional 117,077 shares of Common Stock valued at $146,346 using recent Common Stock sales which was recorded as interest expense.

(e)	The September 2020 promissory note required the Company to issue to a lender 110,000 shares of Common Stock with an estimated value of $137,500 based on recent sales of Common Stock.

During the year ended December 31, 2020, the Company issued 506,666 shares of Common Stock to 22 unrelated individuals at a price per share ranging from $1.00 - $3.00, resulting in gross proceeds of $840,000.

During the year ended December 31, 2019, the Company issued 959,167 shares of Common Stock to 15 unrelated individuals at a price per share ranging from $1.00 - $3.00, resulting in gross proceeds of $1,845,000.

During the years ended December 31, 2020 and 2019, the Company granted employees and a consultant, options to acquire 1,910,000 and 1,110,000, respectively, shares of Common Stock under the 2007 Equity Incentive Plan with an exercise price of $1.50 per share, immediate vesting and a ten-year term. One employee was granted options to purchase 900,000 shares of Common Stock that vest at a rate of 25,000 per month for three years. The consultant received 15,000 options in 2019 that vested over a twelve-month service period.

During the years ended December 31, 2020 and 2019, the Company issued warrants to acquire 716,666 and 1,896,673 shares of Common Stock, respectively, at exercise prices ranging from $1.50 - $3.00 per share. The 2020 warrants were issued as follows: 316,666 warrants were issued as fees for capital raises, 400,000 were issued in connection with a promissory note executed with Jim Harding, the Company’s Chief Technology Officer. The 2019 warrants were issued as follows: 200,500 warrants were issued for services, 774,229 warrants were issued as fees for capital raises, and 921,944 were issued as an incentive to one stockholder who purchased shares of Common Stock from other stockholders looking to sell their shares.

In January 2021, one accredited investor exercised its warrant with an exercise price of $1.50 resulting in the issuance of 15,000 shares of Common Stock and cash proceeds of $22,500.

On January 14, 2021, as consideration to a lender for executing the Exchange Notes, the Company issued them 75,000 shares of Common Stock.

On January 14, 2021, as consideration to a lender for executing the exchange agreement, the Company issued them 20,000 shares of Common Stock.

On February 18, 2021, a lender of the Convertible Notes was issued 49,315 shares of Common Stock for executing the forbearance agreement.

On April 6, 2021, as consideration to a lender for extending the maturity date of the line of credit, the Company issued them 150,000 shares of Common Stock.

On April 22, 2021, as consideration to a lender for executing the 2nd Exchange Note, the Company issued them 50,000 shares of Common Stock.

On May 15, 2021, two lenders converted $710,722 of principal into 1,255,277 shares of Common Stock.

In July 2021, the two remaining Required Call payments totaling $150,000 in connection with the Call Agreement were paid in full resulting in the repurchase of 200,000 shares of Common Stock by the Company.

On August 15, 2021, the lender of the line of credit was issued 50,000 shares of Common Stock for executing a forbearance agreement.

On August 1, 2021, as consideration to a lender for executing the 3rd Exchange Note, the Company issued them 22,000 shares of Common Stock.

During the year ended December 31, 2021, the Company sold 497,915 shares of Common Stock to an accredited investor for $3.00 per share resulting in gross proceeds of $1,493,745. In connection therewith, the Company also issued 2,700 shares of Common Stock as issuance costs.

On September 23, 2021, the Company issued 2,500,000 shares of Common Stock to Anthony Paquin, our Chief Executive Officer, in exchange for 1,000,000 shares of Series A Preferred Stock held by Mr. Paquin. The shares of Series A Preferred Stock were returned to the pool of authorized shares of Series A Preferred Stock.

During the year ended December 31, 2021, 210,000 warrants were issued for consulting services. During the year ended December 31, 2021, a consultant received an aggregate total of 60,000 Common Stock warrants with an exercise price of $3.00 which expire three years from the grant date. Additionally, 150,000 total warrants were issued to purchase Common Stock at $3.00 per share to three separate service providers which expire three years from the grant date. The other 400,000 warrants issued during the year ended December 31, 2021 were issued in connection with the execution of a promissory note with Jim Harding in the amount of $4,288,000.

On February 1, 2022, the holder of the redeemable stock exercised their Put Option (available every six months) which requires the Company to purchase 200,000 shares of common stock at $1.35 per share or $270,000.

During the six months ended June 30, 2022, the Company issued 117,500 shares of common stock at a sales price per share ranging from $3.00 - $6.00 resulting in gross proceeds of $390,000.

During the six months ended June 30, 2022, the Company issued 40,000 shares of common stock for services with an estimated fair value of $120,000 based on a $3.00 price per share.

During the period ended June 30, 2022, the Company issued 36,666 shares of common stock in connection with the exercise of a warrant resulting in gross proceeds of $54,999.

During the six months ended June 30, 2022, the Company issued 50,000 shares of common stock for the payment of $150,000 of guaranteed interest on a line of credit agreement.

During the six months ended June 30, 2022, the Company issued 20,000 shares of common stock as consideration for a lender executing an extension on a note payable with an estimated fair value of $60,000 based on a $3.00 price per share.

Subsequent to June 30, 2022 through the date of this offering circular, the Company sold 83,333 shares of common stock at a price per share of $6.00 and received proceeds of $500,000.

 Subsequent to June 30, 2022 through the date of this offering circular, the Company granted warrants to purchase 750,000 shares of common stock with an exercise price of $4.00 per share and an expiration date in August 2024.

Subsequent to June 30, 2022 through the date of this offering circular, certain warrant holders exercised their warrants with an exercises price of $2.00 per share resulting in the issuance of 150,000 shares of common stock and cash proceeds of approximately $300,000.

Subsequent to June 30, 2022 through the date of this offering circular, the Company granted nonemployees options to purchase 25,500 shares of common stock at an exercise price of $3.00 per share with immediate vesting and a ten-year exercise period.

Subsequent to June 30, 2022 through the date of this offering circular, options to purchase 104,195 shares of common stock at exercise prices ranging from $1.00 to $3.00 per share expired and were forfeited.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2022 on an actual basis.

This table should be read in conjunction with the information contained in this Offering Circular, including “Summary Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and the related notes thereto appearing elsewhere in this Offering Circular.

As of June 30, 2022
Actual
(Unaudited)
Cash	$198,144

Current notes payable, net	$410,165
Current notes payable, net – related parties	4,229,789
Long-term notes payable, net	82,835
Long-term notes payable – related parties	4,000,000

Stockholders’ equity:
Common stock, $0.000025 par value; 80,000,000 shares authorized and 34,581,525 shares issued and outstanding on an actual basis	874
Series A Preferred stock, $0.001 par value 1,000,000 shares authorized and no shares issued and outstanding on an actual basis.	—
Series B Preferred stock, $0.0001 par value 6,000,000 shares authorized and no shares issued and outstanding on an actual basis	—
Additional paid-in capital	31,002,407
Accumulated deficit	(62,340,195)
Noncontrolling interest	(414,303)
Total stockholders’ deficit	(31,751,217)
Total capitalization	$(23,028,428)

DILUTION

Dilution is the amount by which the offering price paid by purchasers of Common Stock sold in this offering will exceed the pro forma net tangible book value per share of Common Stock after the offering. As of June 30, 2022, our net tangible book value was approximately $(35,479,020), or $(1.03) per share. Net tangible book value is the value of our total tangible assets less total liabilities.

Based on the initial offering price of $8.50 per one share of Common Stock, on an as adjusted basis as of December 31, 2021, after giving effect to the offering of shares of Common Stock for cash (assuming no issuance of Bonus Shares) and the application of the related net proceeds, our net tangible book value would be:

(i) $(12,787,083) or $(0.34) per share of Common Stock, assuming the sale of 100% of the shares offered (2,941,176 shares) with net proceeds in the amount of $22,691,937 after deducting estimated broker commissions of $1,500,000 and estimated offering expenses of $808,063;

(ii) $(18,460,083), or $(0.50) per share of Common Stock, assuming the sale of 75% of the shares offered (2,205,882 shares) with net proceeds in the amount of $17,018,953 after deducting estimated broker commissions of $1,125,000 and estimated offering expenses of $606,047;

(iii) $(24,133,051), or $(0.67) per share of Common Stock, assuming the sale of 50% of the shares offered (1,470,588 shares) with net proceeds in the amount of $11,345,969 after deducting estimated broker commissions of $750,000 and estimated offering expenses of $404,031; and

(iv) $(29,806,035), or $(0.84) per share of Common Stock, assuming the sale of 25% of the shares offered (735,294 shares) with net proceeds in the amount of $5,672,985 after deducting estimated broker commissions of $375,000 and estimated offering expenses of $202,015.

Purchasers of shares of Common Stock in this offering will experience immediate and substantial dilution in net tangible book value per share for financial accounting purposes, as illustrated in the following table on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in this offering:

Percentage of offering shares of Common Stock sold	100%	75%	50%	25%
Offering price per share of Common Stock	$8.50	$8.50	$8.50	$8.50
Net tangible book value per share of Common Stock before this offering	$(1.03)	$(1.03)	$(1.03)	$(1.03)
Increase in net tangible book value per share attributable to new investors	$0.69	$0.53	$0.36	$0.19
Pro forma net tangible book value per share after this offering	$(0.34)	$(0.50)	$(0.67)	$(0.84)
Immediate dilution in net tangible book value per share to new investors	$(8.84)	$(9.00)	$(9.17)	$(9.34)

The following tables sets forth depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered for cash in this offering, as of June 30, 2022, the number of shares of Common Stock purchased from us (assuming no issuance of Bonus Shares), the total consideration paid to us and the average price per share paid by existing stockholders and to be paid by new investors purchasing shares of Common Stock in this offering, after giving pro forma effect to the new investors in this offering at the offering price of $8.50 per share of Common Stock, together with the total consideration paid and average price per share paid by each of these groups, before deducting estimated broker commissions and estimated offering expenses.

	100% of the Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2022	34,581,525	92.2%	$31,003,281	55.4%	$0.90
New investors	2,941,176	7.8%	$25,000,000	44.6%	$8.50
Total	37,522,701	100.0%	$56,003,281	100.0%	$1.49

	75% of the Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2022	34,581,525	94.0%	$31,003,281	62.3%	$0.90
New investors	2,205,882	6.0%	$18,750,000	37.7%	$8.50
Total	36,787,407	100.0%	$49,753,281	100.0%	$1.35

	50% of the Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2022	34,581,525	95.9%	$31,003,281	71.3%	$0.90
New investors	1,470,588	4.1%	$12,500,000	28.7%	$8.50
Total	36,052,113	100.0%	$43,503,281	100.0%	$1.21

	25% of the Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2022	34,581,525	97.9%	$31,003,281	83.2%	$0.90
New investors	735,294	2.1%	$6,250,000	16.8%	$8.50
Total	35,316,819	100.0%	$37,253,281	100.0%	$1.05

The foregoing discussion and tables above do not give effect to the dilution that would result from (i) the issuance of Bonus Shares in connection with this Offering, (ii) 2,866,704 shares of our Common Stock issuable upon the exercise of our issued and outstanding warrants exercisable at a weighted average exercise price of $2.14 per share, and (iii) 6,460,464 shares of our Common Stock issuable upon the exercise of our issued and outstanding options under our 2007 Equity Incentive Plan at a weighted average exercise price per share of $2.00 per share.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and accompanying notes that are included elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section titled “Risk Factors” or in other parts of this prospectus. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. The last day of our fiscal year is December 31. Our fiscal quarters end on March 31, June 30, September 30, and December 31. Fiscal 2022, our current fiscal year, will end on December 31, 2022.

Overview

iRemedy was originally incorporated in the State of Florida on May 16, 2007 as The Paquin Healthcare Companies, Inc. On November 30, 2016, the Company was renamed as The iRemedy Healthcare Companies and on January 18, 2022, we reincorporated in Delaware. With 15 years in healthcare supply, iRemedy is a trusted and reliable partner for medical supplies and Personal Protective Equipment purchased in volume directly from the Company or through our managed marketplace, iRemedy.com, a managed currently offers nearly one million healthcare and medical product SKUs. Collectively, we service over 5,000 healthcare provider, commercial and government clients nationwide. We guarantee access to verified supplies by sourcing directly from established manufacturers and distributors around the world. Our industry-leading technology and group purchasing power enable transparency and competition, driving consistently low pricing for our customers every day. iRemedy is headquartered in Stuart, Florida and has offices in New York, and a 21,000 square feet distribution center in Florida.

For the years ended December 31, 2021 and 2020, we generated revenues of $86,151,192 and $14,063,684, respectively, reported net losses of $19,483,47 and $9,634,255, respectively, and positive cash flow from operating activities for the year ended December 31, 2021 of $2,448,188 and negative cash flow from operating activities for the year ended December 31, 2020 $10,426,823, respectively. For the six months ended June 30, 2022, we generated revenues of $50,227,530, reported net losses of $14,847,660, and negative cash flow from operating activities of $597,749. As noted in our condensed consolidated financial statements, as of June 30, 2022, we had an accumulated deficit of $62,340,195. There is substantial doubt regarding our ability to continue as a going concern as a result of our historical recurring losses and net working capital deficit as well as our dependence on private equity and financings. See “Risk Factors—We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the years ended December 31, 2021 and 2020.”

Impact of COVID-19

The COVID-19 pandemic has had, and continues to have, a significant impact on the U.S. economy and the markets in which we operate. We have been privileged to play an important role in supporting government agencies, physicians, medical professionals, and health systems nationwide during this time. Our business has performed strongly, demonstrating the value and effectiveness of our offering to our customers. While certain of the COVID-19 pandemic-related trends underlying our positive performance may not continue after the pandemic eases, we believe that certain key underlying trends have been accelerated and will persist long after the pandemic ends.

56% of our total revenues in 2020 were generated from three customers; and 92% of our total revenues in 2021 were generated through two customers, including a prime contractor, Goldbelt Security, LLC (“Goldbelt”), to the U.S. government in support of its national COVID-19 vaccination program pursuant to a subcontractor agreement to supply needles and syringes to the U.S. government. Between November 2020 and December 2021, we sourced and delivered a total of 541 million needles and syringes to a designated warehousing facility in Chicago, Illinois in support of the national vaccination program pursuant to a completed subcontracting agreement with a prime contractor. In January of 2022, we received an award from the government, through our relationship with Goldbelt for $47 million in COVID test kits. If iRemedy is not successful at winning the new medical supply contract award from CAG, then our operating and financial results could be adversely affected as 89% of our total revenues in 2021 were generated through the previously completed medical supply contract with Goldbelt.

In the event that the COVID-19 health crisis is resolved and demand for medical supplies to treat or prevent the virus materially declines, then our operating and financial results could be adversely affected. The loss of one or more of these customers, failure to replace completed contracts with new contracts from these customers or a significant reduction in sales we make to them (in the event that the COVID-19 health crisis is resolved and demand for medical supplies to treat or prevent the virus materially declines) would likely harm our financial condition and results of operations.

The COVID-19 pandemic significantly increased the awareness of buyers of medical supply products to find multi-source solutions for their supply needs and to develop non-traditional and more modern systems for locating and acquiring supplies. While there can be no assurance that the levels of interest, demand, and use of our offerings will continue to grow at current levels, we believe government agencies, patients and medical professionals have recognized the widespread value and utility of medical supply marketplaces such that its use will remain prevalent.

For additional information, see “Risk Factors—Risks Related to Our Business—The COVID-19 pandemic and any other future pandemic, epidemic, or outbreak of an infectious disease may adversely affect our business, financial condition, and results of operations.”

Results of Operations

Six Months Ended June 30, 2022 Compared to Six Months Ended June 30, 2021

The following discussion of results of operations refers to the six months ended June 30, 2022 compared to the six months ended June 30, 2021.

Revenue

For the six months ended June 30, 2021, revenues decreased by 12%, to $50,227,530 when compared to revenues of $57,019,601 reported for the same six-month period ended June 30, 2021. The decrease was due primarily to a decrease in government contracts in the first 6-months of 2022 compared to the first 6-months of 2021.

Cost of Sales

Cost of sales increased approximately 4% to $48,929,498 from $45,387,672 for the six months ended June 30, 2022 and 2021, respectively. Gross profit on sales was $1,298,032 for the first half of 2022, which compared to gross profit on sales of $11,631,929 for the six months ended June 30, 2021. Gross profit margin declined to 2.6% for the six months ended June 30, 2022 from 20% for the six months ended June 30, 2021. This decline in gross profit margin is primarily due to an inventory write down of $1,808,412 taken during the six months ended June 30, 2022 and lower margin on the product sold during the six months ended June 30, 2022.

Operating Costs and Expenses

For the first half of 2022, total operating costs and expenses significantly increased 213% to $7,447,129 from total operating costs and expenses of $2,378,584 reported for the first half of 2021. The increase was primarily due to an increase in stock-based compensation of approximately $3,700,000 in the first 6-months of 2022 compared to the first 6-months of 2021.

Interest Income and Expense

Interest expense for the six months ended June 30, 2022 increased approximately 9% to $8,638,563 compared to $7,829,649 in interest expense recorded for the same six months in the prior period. The increase is due to an increase in the outstanding principal in supplier trade financing. For the six months ended June 30, 2022 and 2021, interest income decreased to $0 from $49,657, respectively. In the first six months of 2022, the Company also reported no charges for inducement expenses and $60,000 loss on extinguishment of debt in the first half of 2022 compared to inducement expenses of $2,066,426 and loss on extinguishment of debts totaling $1,589,204 compared to the six months ended June 30, 2021.

Net Loss

For all the aforementioned reasons, the total net loss was $14,847,660, or $0.43 loss per share, for the six-month period ended June 30, 2022, representing a 604% increase in loss of $2,108,317, or $0.07 loss per share, for the comparable six-month period ended June 30, 2021.

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020

The following discussion of results of operations refers to the year ended December 31, 2021 compared to the year ended December 31, 2020.

Revenue

Revenues increased 513% to $86,151,192 for the 12 months ended December 31, 2021 compared to revenues of $14,063,684 for the year ended December 31, 2020. The notable increase was due primarily to sales of needles and syringes and other COVID-19 treatment-related medical supplies to the government to the US Government under our subcontractor agreement.

During the year ended December 31, 2021, approximately 92% of the Company’s consolidated revenues were generated from two customers. As of December 31, 2021, approximately 83% of the aggregate accounts receivable were due from these two customers. The subcontract agreement held with one of our major customers was fulfilled in October 2021. During the year ended December 31, 2020, the Company had three customers who accounted for 56% of the consolidated revenues. As of December 31, 2020, approximately 85% of the aggregate accounts receivable were due from these two customers.

Cost of Sales

Cost of sales increased 433% to $78,985,764 from $14,815,974 for the year ended December 31, 2021 and 2020, respectively. Gross profit on sales was $7,165,428 for the year ended December 31, 2021, which compared to gross loss on sales of $(752,290) for the year ended December 31, 2020. Gross profit margin also improved, rising to 8.3% from (5.3)% for the year ended December 31, 2021 and 2020, respectively. The increase in cost of sales and the associated improvement of our gross profit margin were primarily due to increase in higher margins associated with fulfilling our large volume orders from the U.S. government for needles and syringes and other COVID-19 treatment-related medical supplies during the year ended December 31, 2021.

Operating Costs and Expenses

For the year ended December 31, 2021, total operating costs and expenses increased 28.3% to $6,725,632 from total operating costs and expenses of $5,240,790 reported for the year ended December 31, 2020. The increase was due primarily to higher professional fees, general and administrative costs and research and development expenses during the year ended December 31, 2021, which was offset by a notable decline in salaries and benefits in the same period due primarily to a reduction in stock-based compensation as no employees received options in 2021..

Interest Income and Expense

Interest expense for the year ended December 31, 2021 climbed 340% to $17,371,834 compared to $3,945,407 in interest expense posted for the year ended December 31, 2020. The significant increase is due to the Company’s heavy reliance on the utilization of short-term debt financing to support its high volume procurement of needles and syringes and other medical suppliers from its factory partners in support of its Project Vaccinate program. For the year ended December 31, 2021 and 2020, interest income increased to $75,760 from $66,210, respectively. In the year ended December 31, 2021, the Company also reported inducement expenses of $2,066,426 and net loss on extinguishment of debts totaling $988,954, which compared to no charges for inducement expenses and no loss on extinguishment of debt in the year ended December 31, 2020.

Net Loss

The total net loss including a net loss of $74,538 attributable to non-controlling interest in our Variable Interest Entities (“VIE”), increased to $19,558,011, or $0.63 loss per share, for the year ended December 31, 2021 as compared to a net loss of $9,872,277, including net loss of $238,022 attributable to non-controlling interest in our VIES, or $0.34 loss per share, for the year ended December 31, 2020.

Liquidity and Capital Resources

Liquidity

We have primarily financed our operations through the sale of unregistered equity, promissory notes and other debt facilities, and warrant exercises. As of June 30, 2022, our Company had cash and accounts receivables totaling $386,741, current assets totaling $21,625,148, and total assets of $25,390,782. We had total liabilities of $56,452,283 and negative working capital of $30,050,769. Stockholders’ deficit of $31,751,217.

Sources and Uses of Cash for the Six Months Ended June 30, 2022 and 2021.

Net cash used by operating activities was $597,749 for the six months ended June 30, 2022, a decrease from the net cash provided by operating activities of $1,777,655 in the six months ended June 30, 2021. The decrease in net cash provided by our operating activities was largely attributable to an increase in net loss offset by changes in operating assets and liabilities and non-cash charges for stock-based compensation and increase in the inventory allowance.

Net cash used by investing activities was $0 for the six months ended June 30, 2022 as compared to $542,042 for the six months ended June 30, 2021 driven by capitalized software costs which did not occur during the six months ended June 30, 2002.

Net cash provided by financing activities totaled $234,845 for the six months ended June 30, 2022 as compared to net cash used in financing activities of $2,904,515 for the six months ended June 30, 2021. The net cash provided by financing activities during the six months ended June 30, 2022 were primarily associated with issuances of common stock and proceeds from loans and exercise of warrants. This was offset by repayments of notes payables and loans.

Sources and Uses of Cash for the Years Ended December 31, 2021 and 2020.

Net cash provided by operating activities was $2,448,188 for the year ended December 31, 2021, an increase from the net cash used by operating activities of $10,426,823 in the year ended December 31, 2020. The increase in net cash provided by our operating activities was largely attributable to a notable increase in amounts payable under our supplier financing agreement related to procured inventory not yet paid for in cash, offset by a decrease in contract liabilities related to advanced payments recorded in the prior year for our US Government contract.

Net cash used by investing activities was $845,535 for the year ended December 31, 2021 as compared to $650,859 for the year ended December 31, 2020 and relates to the capitalization of internally developed software costs.

Net cash used in financing activities totaled $1,497,954 for the year ended December 31, 2021 as compared to net cash provided by financing activities of $11,165,803 for the year ended December 31, 2020. The net cash used by financing activities during the year ended December 31, 2021 was primarily associated with equity financings and the exercise of warrants, in addition to repayment of notes payable and repayment of a stock repurchase obligation. In the year ended December 31, 2020, net cash provided by financing activities benefited largely from proceeds raised from notes payable to related and unrelated parties offset by repayments on other short-term loans.

Going Concern

We adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standard Codification (“ASC”) Topic 205-40, Presentation of Financial Statements – Going Concern, which requires that management evaluate whether there are relevant conditions and events that, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern and to meet its obligations as they become due within one year after the date that the financial statements are issued.

For the years ended December 31, 2021 and 2020, we generated revenues of $86,151,192 and $14,063,684, respectively, reported net losses of $19,483,473 and $9,634,255, respectively, and cash flows from operating activities in the year ended December 31, 2021 of $2,448,188 and negative cash flow from operation activities in the year ended December 31, 2020 of $10,426,823. For the six months ended June 30, 2022, we generated revenues of $50,227,530, reported net losses of $14,847,660, and negative cash flows from operating activities of $597,749. As noted in our condensed consolidated financial statements, as of June 30, 2022, we had an accumulated deficit of $62,340,195. Based upon the foregoing, we require additional equity and/or debt financing to continue our operations. Management currently estimate that the Company will need to raise a minimum of $25 million to effectively fund its operations and support its global growth initiatives through the 12-month period following the date of this prospectus.

These conditions raise substantial doubt about our ability to continue as a going concern for at least one year from the date of this filing. As a result of the foregoing factors, together with our recurring losses from operations and negative cash flows since inception, our independent registered public accounting firm included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements for the years ended December 31, 2021 and 2020.

Availability of Additional Funds

Our capital requirements going forward will consist of financing our operations until we are able to reach a level of revenues and gross margins adequate to equal or exceed our ongoing operating expenses. Other than the borrowings from related and third parties, we do not have any credit agreement or source of liquidity immediately available to us.

Since inception our operations have primarily been funded through proceeds from existing shareholders in exchange for equity and debt. In fact, between January 1, 2019 and December 31, 2021, we received an aggregate of $20,414,466 associated with the issuances of Common Stock, promissory notes, convertible note payable and warrants to existing shareholders, related parties and lending institutions. Although we believe that we have access to capital resources, there are no commitments in place for new financing as of the filing date of this prospectus and there can be no assurance that we will be able to obtain funds on commercially acceptable terms, if at all. We expect to have ongoing needs for working capital in order to (a) fund operations; plus (b) research and development. To that end, we may be required to raise additional funds through equity or debt financing. However, there can be no assurance that we will be successful in securing additional capital. If we are unsuccessful, we may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund its liabilities, or (d) seek protection from creditors.

In addition, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our Company.

If we are able to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties.

Our audited consolidated financial statements included elsewhere in this prospectus have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate our continuation as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the consolidated financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term capital lease obligations, operating lease obligations or long-term liabilities, except as follows:

Operating lease obligations

In, 2021, the Company executed a triple net lease for approximately 21,000 square feet of warehouse space in Stuart, Florida. The lease commenced on July 1, 2021, for a period of five years and two months through August 31, 2026 with one five year renewal option. Rent for the months of July and August 2021 was reduced to half a month’s rent of $8,568. Full rent commenced on September 1, 2021, at an annual rate of $205,627 plus operating expenses and sales tax. Annual rate will increase by 3% on September 1st of each year. The lease required a $100,000 deposit upon execution.

On August 11, 2021, the Company executed a lease for office space in Stuart, Florida. The lease commenced September 1, 2021 for forty-nine months ended September 30, 2025 with a year renewal option. Rent began October 1, 2021 at an annual rate of $44,960 plus operating expenses and sales tax with annual increases of 3% occurring on October 1 of each lease year. The lease required a $8,312 security deposit upon execution.

Supplier Financing Agreement

Because a certain percentage of purchase orders of the Company’s manufacturer are required to be paid upfront, the Company utilizes a financing company, TradeRiver USA, Inc. (“TR”), to pay supplier invoices in connection with its subcontractor agreement to supply needles and syringes to a Prime Contractor of the United States Government. The contract with TR charges a minimum rate of interest of 4.8% for thirty days. Invoices not paid by the Company within thirty days continue to accrue interest at a daily rate of 0.16%.

As of June 30, 2022 and December 31, 2021, the Company owed the financing company $40,914,022 and $34,683,492, respectively, which is included in accounts payable and accrued expenses on the unaudited condensed consolidated balance sheets. During the six months ended June 30, 2022 and 2021, the Company incurred approximately $6,729,000 and $5,174,000 of interest expense associated with this financing arrangement which has been included in interest expense on the consolidated statements of operations.

Convertible Notes – Non-Related Parties

Convertible Note – BuyMed Acquisition

On July 18, 2020, the Company and Mark Suzumoto and Sonia Suzumoto, a minority stockholder cancelled a July 2019 convertible note with an original principal amount of $1,200,000, interest rate of 13%, convertible into shares of common stock at a conversion rate of $1.50, and all accrued interest of $156,000 due July 2020 (the “Original Convertible Note”), by executing a new convertible secured promissory note in the amount of $1,356,000 with a maturity date of November 15, 2020 with all terms of the Original Convertible Note remaining unchanged. Mark Suzumoto and Sonia Suzumoto received 66,666 shares of common stock for executing the new convertible secured promissory note with an estimated fair value of $83,334, based on recent common stock sales, which has been reflected in interest expense during the year ended December 31, 2021.

On November 15, 2020, the convertible note of $1,356,000 and accrued interest of $58,760 were cancelled and a new convertible secured promissory note was issued to Mark Suzumoto and Sonia Suzumoto in the amount of $1,414,760 with a maturity of February 15, 2021 (collectively referred to as the “Convertible Notes”).

On February 18, 2021, the Company and Mark Suzumoto and Sonia Suzumoto, the lender of the Convertible Notes executed a forbearance agreement. Under the terms of the forbearance agreement, Mark Suzumoto and Sonia Suzumoto agreed to forbear from enforcing its rights due to the default if the Company agreed to pay $1,509,265, including $94,505 of accrued interest added to principal, at the forbearance termination date of May 15, 2021, and issue 49,315 shares of common stock with an estimated value of $147,945, based on recent sales of common stock. iRemedy Healthcare, Inc. guaranteed the payment of the payoff amount and provided a security interest in its assets. The value of the shares of common stock has been reflected as loss on extinguishment of debt on the consolidated statements of operations for the year ended December 31, 2021 in accordance with ASC 470-50-40 Debt Modification and Extinguishments.

On May 15, 2021, Mark Suzumoto and Sonia Suzumoto converted $460,972 of principal and accrued interest into 921,944 shares of common stock at a reduced conversion rate of $0.50. Further, Mark Suzumoto and Sonia Suzumoto exercised a portion of an existing warrant with an exercise price of $1.50 reduced to $0.75 by the Company as an additional incentive (“sweetener”) to induce the exercise of the warrant resulting in the issuance of 333,333 shares of common stock at an exercise price of $249,750 which was applied to the outstanding principal and accrued interest due on the Convertible Notes.

Since the Convertible Notes were converted into shares of common stock at a conversion rate that was lower than the original conversion rate of $1.50, the Company accounted for this transaction as an induced conversion pursuant to ASC 470-20-40-16 – Accounting for Induced Conversions. On May 15, 2021, in accordance with ASC 470-20-40-16, the Company recognized an inducement expense of $1,843,888 which equals the fair value of the 921,944 shares of common stock issued to lender in excess of the fair value of the securities issuable of 307,515 under the original conversion terms based on an estimated fair value of the underlying common stock of $3 using recent sales of common stock. Further, $222,538 of inducement expense was recognized for the incremental value that resulted from the reduction of the warrant exercise price given to the lender as an additional sweetener to induce the exercise of the warrant. During the period ended December 31, 2021, inducement expense of $2,066,426 was recognized in connection with this transaction as presented on the statements of operations.

The incremental value was determined utilizing a Black-Scholes pricing model on May 15, 2021 and the following assumptions:

Stock price	$3
Expected volatility	44%
Expected term	2.00
Risk-free rate	0.08%
Dividend rate	0%

Simultaneous with the conversion, a new convertible secured promissory note was executed for the remaining principal amount of $798,543 with a maturity date of August 15, 2021. All other terms remained unchanged including the conversion feature of $1.50. Mark Suzumoto and Sonia Suzumoto received 33,973 shares of common stock for executing this new convertible secured promissory note valued at $101,919 based on recent stock sales. The value of the shares of common stock has been reflected as loss on extinguishment of debt on the consolidated statements of operations for the year ended December 31, 2021 in accordance with ASC 470-50-40 Debt Modification and Extinguishments.

On July 12, 2021, Mark Suzumoto and Sonia Suzumoto converted the remaining $798,543 of principal and accrued interest of $17,885 into 544,285 shares of common stock at the stated conversion rate of $1.50. The Company incurred fees of $81,643 in connection with this conversion which have been presented in loss on extinguishment of debt on the consolidated statements of operations.

The Original Convertible Note required the Company to issue 200,000 shares of common stock to Mark Suzumoto and Sonia Suzumoto with an estimated value of $300,000 based on recent sales of common stock which resulted in the Company recognizing a discount on the debt of $240,000 which was amortized over the life of the Original Convertible Note.

As of June 30, 2022 and December 31, 2021, the outstanding principal due on this convertible note payable was $0, respectively.

Promissory Notes – Related Parties

Promissory Note with Director

In May 2012, the Company issued a 6% promissory note to Kelly McCarthy, a director of the Company in the principal amount of $238,000, due in May 2015. As of June 30, 2022 and as of December 31, 2021, the principal amount and accrued interest outstanding under the note are $278,418 and $271,848, respectively. The note is currently in default.

Promissory Note with CTO

In September 2020, the Company issued a promissory note to Jim Harding, its Chief Technology Officer (“CTO”), in the amount of $4,000,000 and 1.9% interest rate per week or 98.8% annually due on December 31, 2020. The note was exchanged for a new note on June 1, 2021 in the amount of $4,888,000, which includes the principal and accrued interest that remained at that time due. The new note bore interest at 12% with a maturity date of October 15, 2021.

On September 27, 2022, the Company and its Chief Technology Officer executed an Amended and Restated Promissory Note (“A&R Note”) which restated the terms of the original $4,000,000 promissory note executed in September 2020 in its entirety that matured in October 2021. Under the A&R Note, the maturity date is the earlier of December 31, 2022 or a change in control. The interest rate was reduced to 4% per annum since inception of the original promissory note.

In addition, the CTO will receive $1,000,000 of cash consideration as a performance bonus for executing the restructured note terms and for services provided to the Company as CTO. The performance bonus is payable on the earlier of the Company collecting 25% of net profit from a contract with the government or December 31, 2023. Further, the CTO was granted 1,000,000 shares of restricted common stock with the following vesting: 1) December 31, 2025, as long as CTO is still employed with the Company or 2) upon a change in control.

Our CTO also received a common stock warrant to purchase 400,000 shares of common stock with an exercise price of $2.50 exercisable for two years for executing the original promissory note in September 2020. The estimated fair value of this option using a Black-Scholes pricing model was determined to be $53,286 which was recorded as a debt discount and amortized into interest expense over the original four-month term of the note.

In exchange for executing the new promissory note on June 1, 2021, Jim Harding, our CTO received a common stock warrant to purchase an additional 400,000 shares of common stock with an exercise price of $2.50 exercisable for two years. The estimated fair value of this option using a Black-Scholes pricing model was determined to be $454,340 which has been recorded as loss on extinguishment of debt. The assumptions used in determining the warrant’s estimated fair value are as follows: underlying common stock $3.00, exercise price $2.50, term 2 years, volatility 44% and discount rate of 0.08%.

As of June 30, 2022 and as of December 31, 2021, the principal amount and accrued interest outstanding under the note is $4,131,113 and $4,186,439, respectively

2020 Promissory Note with CEO and Majority Stockholder

In October 2020, the Company issued a promissory note in the amount of $1,900,000 to Anthony Paquin, its Chief Executive Officer and majority stockholder, with an annual interest rate of 15% due at the earlier of: (a) October 8, 2021, (b) a change of control as defined in the promissory note, or (c) a call by the holder. Borrowings are secured by accounts receivable due the Company in connection with a subcontractor agreement. As of December 31, 2021 and December 31, 2020, the principal amount outstanding under the note were $1,900,000 and $1,900,000, respectively. In October 2021, Mr. Paquin executed an agreement to extend the maturity of the promissory note to April 2022 and agreed to further extend to August 23, 2023 for no consideration.

Promissory Note with CEO’s Brother

In October 2020, the Company issued a promissory note in the amount of $1,100,000 to Gary Paquin, its major stockholder and brother of the Company’s CEO with an annual interest rate of 15% due at the earlier of: (a) October 8, 2021, (b) a change of control as defined in the promissory note, or (c) a call by the holder. Borrowings are secured by accounts receivable due the Company in connection with a subcontractor agreement. As of June 30, 2022 and as of December 31, 2021, the principal amount and accrued interest outstanding under the note are $1,388,765 and $1,306,250, respectively. In October 2021, Gary Paquin, executed an agreement to extend the maturity of the promissory note to April 2022 and agreed to further extend to August 23, 2023 for no consideration.

2021 Promissory Note with CEO and Majority Stockholder

In April 2021, the Company issued a promissory note in the amount of $1,000,000 to Anthony Paquin, its Chief Executive Officer and majority stockholder with an annual interest rate of 18% due at the earlier of (a) October 29, 2021, (b) a change of control as defined in the promissory note or (c) a call by the holder. Borrowings are secured by accounts receivable due the Company in connection with a subcontractor agreement. In October 2021, Mr. Paquin executed an agreement to extend the maturity of the promissory note to April 2022 and agreed to further extend to August 23, 2023 for no consideration.

Promissory Notes – Non-Related Parties

Florida New Markets Development Program

In May 2015, in connection with the Company’s financing arrangement through the Florida New Markets Development Program, the Company issued two notes payable in the aggregate amount of $7,936,919 to VAF SUB-CDE XII, LLC(the “FMDP Lenders”). The notes require quarterly interest payments at an annual rate of 1.1791% through maturity in 2045. The Company incurred debt issuance costs of $435,693 at issuance which is being amortized into interest expense through maturity.

In connection with the note receivable and the two notes payable issued in connection with the Florida New Markets Development Program, the seven-year compliance term ended in October 2021. In connection therewith, the FMDP Lenders provided the Company with a $1,000 option to purchase their 100% interests held in the entities that were formed for the sole purpose of holding the note receivable and notes payable. Upon the Company exercising its option to purchase the interests held by the unrelated third parties, the Company became the holder of the note receivable and notes payable. During the year ended December 31, 2021, the Company recognized a net gain of $957,893 which is included in net gain on extinguishment of note receivable and note payable on the statements of operations.

During the six month period ended June 30, 2022 and year ended December 31, 2021, amortization of the discount was $0 and $10,892, respectively, which is included in interest expense. As of June 30, 2022 and December 31, 2021, unamortized discount was $0 and the outstanding principal was $0.

December 2019 Promissory Note

In December 2019, the Company entered into a promissory note with Team Mason, LLC in the amount of $100,000 (the “December 2019 Note”) and annual interest of 12%, with an original maturity date of December 2020. As of June 30, 2022 and December 31, 2021, the principal amount and accrued interest outstanding under the notes are $100,000 and $100,000, respectively. The December 2019 Note required the Company to issue Team Mason, LLC 20,000 shares of common stock with an estimated value of $40,000 based on recent sales of common stock. In January 2021, as consideration for executing an amendment to extend the maturity date to December 10, 2021, Team Mason, LLC received 20,000 shares of common stock with a value of $60,000, based on recent stock sales, which was recorded as loss on extinguishment of debt on the consolidated statements of operation. In December 2021, Team Mason, LLC agreed to extend the maturity date to March 31, 2022. As consideration for executing an amendment to extend the maturity date to March 2022, Team Mason, LLC received 20,000 shares of common stock with a value of $60,000, based on recent stock sales. In March 2022, Team Mason, LLC agreed to extend the maturity date to December 31, 2022. As consideration for extending the note to December 2022, Team Mason, LLC received 20,000 shares of common stock with a value of $60,000, based on recent stock sales.

December 2019 and September 2020 Promissory Notes with Minority Stockholder

In December 2019 and September 2020, the Company issued promissory notes in the amount of $400,000 and $568,873, respectively, to Bag O’Deals, LLC, a minority stockholder with an annual interest rate of 12% and maturity date of December 2020. In January 2021, the two notes were exchanged for a new promissory note in the amount of $968,873 (the “Exchange Note”), 12% interest rate, weekly payments of $25,000 and maturity of April 16, 2021.

On April 22, 2021, a second exchange agreement was executed for the principal and accrued interest remaining on the Exchange Note totaling $618,873 (the “2nd Exchange Note”). All terms remained unchanged to the Exchange Note except the maturity was extended to July 31, 2021.

On August 1, 2021, Bag O’Deals, LLC executed an exchange agreement with the Company which resulted in the issuance of a new promissory note for the principal and accrued interest remaining due on the 2nd Exchange Note of $243,873 (the “3rd Exchange Note”). The 3rd Exchange Note bears interest at 12% and is due with weekly payments of $25,000 commencing on August 6, 2021 through the earlier of October 1, 2021 or a change in control. The lender received 22,000 shares of common stock at par value as consideration for executing the 3rd Exchange Note.

As consideration for executing the Exchange Notes, the lender received a total of 147,000 shares of common stock during the year ended December 31, 2021 with a value of $441,000, based on recent sales of common stock, which has been reflected as a loss on extinguishment of debt on the accompanying consolidated statements of operations in accordance with ASC 470-50-40 Debt Modification and Extinguishments.

The outstanding principal balance of $968,873 and accrued interest of $54,362 were paid on October 1, 2021.

March 2020 Line of Credit with Minority Stockholder

In March 2020, the Company executed a $2,000,000 line of credit agreement with Wynston Hill Ventures, LLC, a minority stockholder and received $1,100,000 in proceeds with an original maturity date in September 2020, which was extended several times through October 15, 2021. Anthony Paquin, the Company’s CEO and principal stockholder, personally guaranteed the loan. The Company agreed to provide a guaranteed rate of interest of $700,000 as consideration for extending the credit line. As of December 31, 2021 and December 31, 2020, the outstanding principal was $578,500 and $1,100,000, respectively.

In October 2021, the Company executed a second forbearance agreement (“2nd Forbearance”) with Wynston Hill Ventures, LLC. Under the terms of the 2nd Forbearance, Wynston Hill Ventures, LLC agreed to forbear from enforcing its rights due to the default until January 17, 2022, and the Company agreed to pay the lender the $1,100,000 of principal and $700,000 of guaranteed interest remaining due on the forbearance termination date of January 17, 2022. As consideration for entering the 2nd Forbearance, the Company paid lender a fee of $110,000. Upon execution of the 2nd Forbearance, the Company paid the lender $25,000 towards the guaranteed interest due on the line of credit. Further, the Company agreed to remit five bi-weekly payments of $60,000 commencing on November 8, 2021 through the forbearance termination date. On December 22, 2021, the Company received a notice of default from the lender of the of the line of credit agreement due the Company not paying the bi-weekly payment required by the 2nd Forbearance. The lender holds priority security interest in all accounts receivable related to the sale of personal protective equipment. As of December 31, 2021 and through the date of the notice of default, the Company held no such receivables. Therefore, the primary recourse of the lender was to demand immediate payment of all amounts due on the line of credit of $1,800,000.

On February 1, 2022, an amendment was executed to the 2nd Forbearance extending the termination date of the 2nd Forbearance from January 17, 2022 to May 31, 2022 (the “2nd Forbearance Amendment”). As consideration for executing, the 2nd Forbearance Amendment the guaranteed profit interest was increased from $700,000 to $1,200,000 of which $150,000 will be paid in the form of 50,000 shares of common stock.

On July 21, 2022, the Company and Wynston Hill Ventures, LLC, the lender of the Line of Credit Agreement, entered a settlement agreement for the principal and guaranteed interest outstanding which amounted to $1,358,400. On August 26, 2022, in accordance with the settlement agreement, the Company paid $223,300 to Wynston Hill Ventures, LL and issued 350,000 shares of common stock to Wynston Hill Ventures, LLC with an estimated value of $6 per share based on recent sales of common stock.

Paycheck Protection Program

In April 2020, the Company received a Paycheck Protection Program Loan (“PPP”) with Regions Bank in the amount of $350,000 with a 1% interest rate, due in April 2022. Fixed monthly payments of principal and interest in the amount of $19,601 were required beginning November 2020 and due in full in April 2022. The PPP was enacted on March 27, 2020 as part of the Coronavirus Aid Relief and Economic Security Act which provides loans for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable if the loan proceeds are used for eligible purposes, including payroll, benefits, rent and utilities, and the Company maintains payroll levels. In August 2021, the Company received notification that the PPP Loan has been forgiven. The principle and accrued interest of $353,647 has been reflected as a gain on forgiveness of debt on the statement of operations.

 Economic Injury Disaster Loan

In August 2020, the Company was issued an Economic Injury Disaster Loan in the amount of $84,500, annual interest rate of 3.75%, to be repaid with fixed payments of principal and interest of $413 beginning August 2021 with a maturity date in August 2050.

Call Agreement

In 2016, the Company entered into a note conversion and put/call agreement (“Call Agreement”) with Big Baru, LLC. Big Baru, LLC converted $587,332 of a promissory note payable into 900,000 shares of common stock. In accordance with the Call Agreement, the Company is required to call and purchase 100,000 shares at $.75 per share or $75,000 each quarter commencing with March 1, 2019 and ending September 1, 2020 for an aggregate number of shares to be repurchased of 700,000 for $525,000 (“Required Call”). In addition, the Company had the right, but not the obligation, to repurchase the shares at any time prior to September 1, 2020 in minimum tranches of 100,000 shares (“Optional Call”). Big Baru, LLC had the option to accept or reject the call. If Big Baru, LLC rejected, the next Required Call would become null and void. Since rejecting the Option Call was outside of the control of the Company, the Company determined the Required Call embodied an obligation of the Company to repurchase common stock shares by transferring assets. Therefore, in accordance with Accounting Standards Codification 480 Distinguishing Liabilities from Equity the Company recorded the present value of the Required Call obligation of $328,730 using a discount rate of 10% on the date the Call Agreement was executed. The total discount of $196,270 was amortized into interest expense over the term of the Required Call through September 1, 2020. During the year ended December 31, 2021 and 2020, amortization expense associated with the discount was $0 and $25,011, respectively, which has been included in interest expense on the statements of operations. As of December 31, 2021 and December 31, 2020, the discount remaining was zero.

In 2020, one of the Required Call payments was made resulting in the repurchase of 100,000 shares of common stock at $75,000. In December 2020, the last two Required Call payments were extended to May 31, 2021. The lender received 50,000 shares of common stock for executing the extension with a fair value of $75,000 based on recent common stocks sales, which has been reflected as interest expense on the consolidated statements of operations.

In July 2021, the last two Required Call payments were made resulting in the repurchase of 200,000 shares of common stock for $150,000.

As of December 31, 2021, the Required Call was settled in full. As of December 31, 2020, the present value of the Required Call was $150,000 which was reflected as stock repurchase obligation on the consolidated balance sheets.

Critical Accounting Policies and Estimates

Basis of Presentation and Consolidation

The accompanying consolidated financial statements were prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“US GAAP”) and include the accounts of The iRemedy Healthcare Companies, Inc. and its wholly owned subsidiaries, iRemedy Healthcare, Inc. (“iRemedy”), and Buy Med, Inc., (“BMI”) and any entities determined to be variable interest entities (“VIEs”) in which iRemedy or any of its consolidated subsidiaries are determined to be the primary beneficiary. The PPE LLCs have been consolidated with iRemedy as they have been determined to meet the definition of a VIE and iRemedy has been deemed the primary beneficiary (see below). iRemedy Healthcare Companies, Inc. is also the majority member of PPE, LLC 3, PPE, LLC 4, and PPE, LLC 5. The entities included in this consolidated financial statement are collectively referred to as the “Company”. All intercompany transactions have been eliminated in consolidation.

Variable Interest Entities

In accordance with the Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification (“ASC”) 810-10-25-22 – Variable Interest Entity (“VIE”), a VIE is an entity that lacks one or more of the characteristics of a voting interest entity. A VIE is defined as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The determination of whether an entity is a VIE includes both a qualitative and quantitative analysis. The Company bases its qualitative analysis on its review of the design of the entity, its organizational structure including decision-making ability and relevant financial agreements and the quantitative analysis on the forecasted cash flow of the entity. The Company reassesses its initial evaluation of an entity as a VIE upon the occurrence of certain reconsideration events.

A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents, has both the: (i) power to direct the activities that most significantly impact the VIE’s economic performance; and (ii) obligation to absorb the losses of the VIE or the right to receive the benefits from the VIE, which could be significant to the VIE.

Due to the membership interests held by iRemedy in the PPE LLCs, iRemedy determined whether it is the primary beneficiary of a VIE by considering qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of its investment; the obligation or likelihood for iRemedy or other interests to provide financial support; consideration of the VIE’s purpose and design, including the risks the VIE was designed to create and pass through to its variable interest holders and the similarity with and significance to the business activities of iRemedy and the other interests. iRemedy reassesses its determination of whether it is the primary beneficiary of a VIE each reporting period. Significant judgments related to these determinations include estimates about the current and future fair value and performance of investments held by these VIEs and general market conditions.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include the fair value of equity-based compensation, equity-linked financial instruments, inventory obsolescence, useful life of intangible assets, right-of-use assets and liabilities and utilization of deferred tax assets.

Cash and Cash Equivalents

Cash includes cash deposited in major financial institutions, which at times may exceed Federal Deposit Insurance Corporation insurance limits. We consider currency on hand, demand deposits and all highly liquid investments with an original or remaining maturity of three months or less to be cash and cash equivalents. The Company held no cash equivalents as of December 31, 2021 and 2020. As of December 31, 2021 and 2020, the Company had $561,048 and $456,349 in cash, respectively.

Revenue Recognition

The Company recognizes revenue by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the performance obligations are satisfied.

The Company’s revenues consist of the distribution of the following: i) medical supplies distributed through iRemedy’s ecommerce platform iRemedySupply.com, ii) medical equipment, products and supplies to surgical centers through BMI, iii) distribution of PPE primarily through PPE, LLC and PPE, 2 LLC, and iv) distribution of needles and syringes under a subcontractor agreement executed by iRemedy effective August 31, 2020 with a prime contractor of the United States Government.

The Company’s performance obligations for all medical products distributed above are satisfied at the point in time when products are delivered to the customer, which is when the customer has title and the significant risks and rewards of ownership. Therefore, the Company’s contracts have a single performance obligation (delivery of product). The Company primarily receives fixed consideration for sales of product.

Accounts Receivable

Accounts receivable are stated at their estimated net realizable value. The Company reviews its accounts to estimate losses resulting from the inability of its customers to make required payments. Any required allowance is based on specific analysis of past due accounts and also considers historical trends of write-offs. Past due status is based on how recently payments have been received from customers. As of December 31, 2021 and 2020, management estimated an allowance for doubtful accounts of $20,443

Property and Equipment

Property and equipment are stated at cost, and depreciation is provided by use of straight-line methods over the estimated useful lives ranging from five to seven years. Expenses incurred for routine repairs and maintenance are expensed in the period incurred.

Internally Developed Software, Net

The Company capitalizes certain costs to develop software for internal use or use by customers through service contracts. Costs incurred during the development stage are capitalized until the software is ready for use, at which time amortization of the capitalized costs begin on a straight-line basis over the estimated useful life of five years. Costs incurred prior to the development stage are expensed as incurred. The costs of developing routine enhancements are expensed as research and development costs as the enhancements do not add functionality to the product.

Goodwill and Intangible Assets

The assets and liabilities of acquired businesses are recorded under the acquisition method of accounting at their estimated fair values at the date of acquisition. Goodwill represents costs in excess of fair values assigned to the underlying identifiable net assets of acquired businesses. Intangible assets from acquired businesses are recognized at fair value on the acquisition date and consist of acquired tradenames and customer relationships which are amortized on a straight-line basis over a period of expected cash flows used to measure fair value of five years.

The Company’s goodwill balance was approximately $1,165,000 at December 31, 2021 and 2020, and relates to a business acquired in 2019. An impairment test of goodwill is completed at least annually or more frequently whenever events or changes in circumstances indicate the carrying value of goodwill may be impaired. Such events or changes in circumstances may include a significant deterioration in overall economic conditions, changes in the business climate of the industry, the operating performance indicators and competition.

If the fair value of a reporting unit exceeds its carrying value, goodwill of the reporting unit is not impaired. If the carrying value of the reporting unit, including goodwill, exceeds its fair value, a goodwill impairment loss is recognized in an amount equal to that excess. Based on the annual impairment test, there was no impairment of the Company’s goodwill during the years ended December 31, 2021 and 2020.

Long-Lived Assets

The Company recognizes impairment losses on long-lived assets and intangible assets, used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less then the assets’ carrying values. Management has reviewed the Company’s long-lived assets and determined there were no indicators of impairment during the years ended December 31, 2021 and 2020.

Equity-Based Compensation

Compensation expense for all stock-based employee and director compensation awards granted is based on the grant date fair value. The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term. Vesting terms vary based on the individual grant terms. For stock options, the Company estimates the fair value using a closed option valuation (Black-Scholes) model. The estimated fair value is then expensed over the requisite service period of the award which is generally the vesting period and the related amount is recognized in the accompanying consolidated statements of operations within general and administrative expenses. The Company recognizes forfeitures at the time they occur.

The Black-Scholes option-pricing model requires the input of certain assumptions that require the Company’s judgment, including the expected term and the expected stock price volatility of the underlying stock. The assumptions used in calculating the fair value of stock-based compensation represent management’s best estimates, but these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change resulting in the use of different assumptions, stock-based compensation expense could be materially different in the future.

Fair Value of Financial Instruments

The carrying value of the Company’s accounts payable and other current liabilities approximate fair value due to their short-term nature. The carrying value of the Company’s convertible debt and notes payable approximates fair value because the terms are consistent with prevailing market rates.

Inventory

The Company’s inventory consists of finished goods. Inventory is valued at the lower of cost or realizable value. Cost is determined using the first in first out (FIFO) method. Provision for potentially obsolete or slow-moving inventory is made based on management analysis of inventory levels and future sales forecasts. Management has determined that an allowance for obsolete or slow-moving inventory was necessary as of December 31, 2021 and 2020 in the amount of $7,730,000 and $1,665,836, respectively. As of December 31, 2021, the allowance is for both personal protective equipment (“PPE”) and conventional needles and syringes in which the Company has excess quantity or is selling below cost in order to deplete its inventory. As of December 31, 2020, this allowance was primarily for personal protective equipment.

Leases

Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities on the consolidated balance sheets. The Company leases an office space and office equipment used to conduct our business. On January 1, 2019, the Company adopted ASU No. 2016-02, applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases; (ii) the lease classification for any expired or existing leases; and (iii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract the Company assess whether the contract is, or contains, a lease. Our assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether we have the right to direct the use of the asset. We allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. We have elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less.

Operating lease ROU assets represent the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company use an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Operating lease expense is recognized on a straight-line basis over the lease term and is included in general and administrative expenses in the consolidated statements of operations.

Income Taxes

The Company uses the asset and liability method in accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based on difference between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

Advertising Expense

Advertising costs are expensed in the period incurred and totaled $692,563 and $638,011 during the years ended December 31, 2021 and 2020, respectively.

Shipping Costs

Shipping costs, which totaled $589,682 and $720,393, during the years ended December 31, 2021 and 2020, respectively, are included in cost of sales on the consolidated statements of operations. Shipping costs charged to customers are recorded as revenues.

Earnings Per Share

Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the year. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to warrants, options and convertible instruments.

Potentially Dilutive Securities

The Company has excluded all common equivalent shares outstanding for warrants, options and a convertible note payable to purchase common stock from the calculation of diluted net loss per share because all such securities are antidilutive for the periods presented. As of December 31, 2021, the Company had 3,362,099 warrants and 4,275,000 options to purchase common stock. As of December 31, 2020, the Company had 3,732,099 warrants and 4,325,000 options to purchase shares of common stock and 942,667 potential shares if the convertible note payable was converted into shares of common stock.

Uncertainty

The outbreak of the COVID-19 coronavirus has and, while improving, continues impacting worldwide economic activity. COVID-19 poses the risk that the Company or its employees, suppliers, manufacturers and other partners may be prevented from conducting business activities for an indefinite period of time, including due to the spread of the disease or shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the full impact that COVID-19 could have on our business, the continued spread of COVID-19 could disrupt our supply chain and the manufacture or shipment of products, and other related activities, which could have a material adverse effect on our business, financial condition and results of operations. While we have not yet experienced any material disruptions in our business or other negative consequences relating to COVID-19, the extent to which the COVID-19 pandemic impacts the results will depend on future developments that are highly uncertain and cannot be predicted.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), which provides guidance on how an entity should measure credit losses on financial instruments. The ASU is effective for smaller reporting Company’s for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company does not expect this ASU to have a material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes. The amendments in ASU 2019-12 simplify the accounting for income taxes by removing certain exceptions to the general principles and clarifying a handful of narrow issues within the broad topic of income tax accounting. The amendments in ASU 2019-12 are effective for years beginning after December 15, 2020. The Company does not expect this ASU to have a material impact on its consolidated financial statements.

On August 5, 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity.

ASU 2020-06 removes from U.S. GAAP the separation models for (1) convertible debt with a cash conversion feature and (2) convertible instruments with a beneficial conversion feature. As a result, after adopting ASU 2020-06, entities will not separately present in equity an embedded conversion feature in such debt. Instead, they will account for a convertible debt instrument wholly as debt, and for convertible preferred stock wholly as preferred stock (i.e., as a single unit of account), unless (1) a convertible instrument contains features that require bifurcation as a derivative under ASC 815 or (2) a convertible debt instrument was issued at a substantial premium.

The amendments are effective for public business entities, which are not smaller reporting companies, in fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. For all other entities, in fiscal years beginning after December 15, 2023, and interim periods within those fiscal years.

Other recent accounting pronouncements issued by FASB did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Jumpstart Our Business Startups Act of 2012

We are an emerging growth company, as defined in the JOBS Act. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period under the JOBS Act for the adoption of certain accounting standards until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Quantitative and Qualitative Disclosure About Market Risk

Trade Policy Risk

 Substantially all of the Company’s products are manufactured outside the United States. Most products imported into the United States is subject to duty and restrictive quotas on the amount of products that can be imported from certain countries into the United States each year. Because of the duty rates and quotas, changes in U.S. trade policy as reflected in various legislation, trade preference programs and trade agreements have the potential to materially impact the Company’s sourcing strategy and the competitiveness of its contract manufacturers. The Company manages this risk by continually monitoring U.S. trade policy, analyzing the impact of changes in such policy and adjusting its manufacturing and sourcing strategy accordingly.

Foreign Currency Risk

The Company receives United States dollars for all of its product sales. Substantially all inventory purchases from our contract manufacturer and suppliers are also denominated in United States dollars; however, purchase prices for the Company’s products may be impacted by fluctuations in the exchange rate between the United States dollar and the local currencies of the contract manufacturer, which may have the effect of increasing the Company’s cost of goods in the future. The Company does not engage in hedging activities with respect to such exchange rate risk.

Credit Risk

Credit risk relates to the risk of loss resulting from non-performance or non-payment by counterparties pursuant to the terms of their contractual obligations. Risks surrounding counterparty performance and credit could ultimately impact the amount and timing of expected cash flows. Certain financial instruments potentially subject the Company to a concentration of credit risk. These financial instruments consist primarily of cash and cash equivalents and accounts and vendor receivables. We place our cash with high-credit, quality financial institutions. The balances in these accounts exceed the amounts insured by the Federal Deposit Insurance Corporation.

Impact of Inflation

We do not believe that inflation has had a material effect on our business, results of operations or financial condition. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs. Our inability or failure to do so could harm our business, financial condition, and results of operations.

OUR BUSINESS

iRemedy
Smarter Supply. Better Care.

BUSINESS

Company Overview

iRemedy is a healthcare technology company dedicated to disrupting and positively transforming the U.S. healthcare industry through creation and support of an open, fair and fully transparent online managed marketplace for the sale and purchase of medical and healthcare supplies to government agencies, care providers and consumers.

Our commitment to this mission has never and will never waver. Consequently, we are earning global distinction as a trusted and reliable partner through the provision of guaranteed access to verified, Federal Drug Administration (“FDA”)-approved supplies by sourcing directly from established manufacturers and distributors around the world. Through our key partnerships, industry knowledge and artificial intelligence (“AI”)-enabled technological advancements our team has engineered, iRemedy is succeeding in bypassing supply chain bottlenecks to offer the widest selection of high quality products, driving consistently low pricing and procurement efficiencies for our customers every day.

For generations, the perpetual rising costs of medical supplies has remained one of the biggest challenges and sources of frustration in the U.S. healthcare economy. After payroll, medical supplies are the second highest expense for hospitals, surgery centers and providers; and remain on track to become the number one expense in the next two to five years. This issue has been due largely to intentional veiling of actual product costs and industry monopolization by a handful of major distributors and group purchasing organizations (“GPOs”) – all of whom have benefited measurably – whether by direct intention or because of the fact “that’s just the way it has always been done.” Therefore, historically, there has been little incentive to embrace cutting-edge technologies capable of giving rise to an equitable environment, much less one that is more efficient overall. Then, the pandemic hit.

The global COVID-19 pandemic has stressed the U.S. healthcare and life science supply chains to the breaking point. Dramatic increase in usage (and swings in usage) of critical products such as personal protective equipment (“PPE”), test kits, ventilators and needles and syringes required for vaccine delivery, coupled with regional challenges with manufacturing and logistics networks, have left healthcare providers and political leaders in untenable positions when managing vital supply demands and related costs. This has garnered more focused attention on the glaring weaknesses of healthcare supply chains than ever before; spotlighting outdated, inefficient supply procurement processes that have bred mistrust, product pricing manipulation and ineffectual management of vital supply inventories for decades. As a result, the pandemic’s disruptive force is spurring transformational change in U.S. healthcare that can no longer be ignored or resisted.

A longstanding, vocal proponent of industry transformation, iRemedy has earned a global reputation as a trusted end-to-end solutions provider, optimizing opportunities to profoundly change for the better how medical supplies are procured, marketed and sold on a global basis.

Principle Products and Services

Ecommerce has been the focal point of technology discussions in the overall business world for many years – though it has been viewed by most as strictly just another sales avenue. What they have failed to understand is that the ubiquitous influence of technology today has caused ecommerce to morph into digital commerce – which refers to much more than a transaction. Rather, at its core, it has become a fundamental way of doing business.

iRemedy has engineered a universal online medical supply chain management platform that has been designed and aligned with healthcare to leverage the operational efficiencies and conveniences of digital commerce to automate secure, compliant requisition, ordering, purchasing, distribution, delivery and reduction of cost of healthcare products to care providers and their patients. Moreover, it provides manufacturers and suppliers of medical devices, pharmaceuticals and supplies with the means to reach and market their offerings directly to the national healthcare market in the most efficient way possible. More to the point, iRemedy helps healthcare to evolve supply chain activities from functional silos to fully integrated, demand-driven ecosystems that link business processes with clinical processes.

As a result, iRemedy is enjoying rapid market adoption by professional users of all size, scope and type; and by consumers seeking to take advantage of online shopping and direct-to-door delivery conveniences that only ecommerce can offer. With nearly $10 million invested in the development of our proprietary iRemedy technology platform and its support infrastructure, to date, the Company has been aggressively scaling our operations and leveraging leading-edge AI technology to meet the demonstrated market demands it was created to meet.

Disruptive AI-Enabled Technology

Through novel application of advanced AI and machine learning, iRemedy’s Chief Technology Officer and renowned global technology disruptor, Jim Harding, has been directly involved in developing game-changing technology that we believe rivals the profound impact that both Google PageRank and Amazon’s application programming interface (“API”)-based marketplace have had on the way people use the Internet to search and purchase products and services.

Mr. Harding is broadly recognized as a market disruptor across multiple industries with technology achievements stretching back to the development and sale to Microsoft of DOS, the first operating system for personal computers. He developed Revelation, the first database to run on location-area networks, and personally advised Bill Gates on Microsoft’s future database road map. As Vice President of Technology and Business Development at Amazon from 2000 through 2004, Mr. Harding led the teams that built the Merchants and Marketplace reseller platforms and holds patents on reseller metrics and customer loyalty.

Rather than relying on ‘popularity-driven’ systems that prioritize content based on measuring and tracking user activity, such as Google PageRank; or prioritizing content based on crowdsourced product recommendations, such as Amazon; Mr. Harding has invented the model for ‘datifying,’ interpreting and accurately extracting information from nearly 25 million ecommerce websites, thereby eliminating the need to use API interfaces or logistical business coordination to retrieve published data on the web. Simply put, Mr. Harding has discovered the means to change the Internet into a single, massive database.

iRemedy’s first application of what Mr. Harding has coined the “Datafi Process” stems from our exclusive licensing of this patent pending technology to produce what we believe is the world’s first comprehensive Universal Health and Medical Product Catalog (“UHMPC”). Our licensing arrangement provides for iRemedy’s use of the technology in perpetuity for any and all applications, known or unknown, within the global healthcare ecommerce supply industry. In consideration of supporting Mr. Harding’s development efforts of this technology – both financially and operationally, Mr. Harding has granted iRemedy this exclusive licensing arrangement in perpetuity at no additional cost; meaning no licensing or royalty payments will be payable to Mr. Harding by iRemedy at any time now or in the future.

Once fully deployed, iRemedy’s proprietary UHMPC will essentially provide complete and accurate descriptive product information and comparative pricing on virtually every health and medical product marketed by any manufacturer, supplier and/or distributor on the planet. The UHMPC will only be available through iRemedy’s managed ecommerce marketplace, found at www.iremedy.com. The UHMPC platform leverages AI and machine learning capabilities to maintain product pricing and availability data, process orders from clients and suppliers, and track and report all supply chain details. With over 700,000 products now available for purchase through the iRemedy marketplace, that number is expected to reach over 1 million products by the end of 2022 and continue to scale from there on an accelerated basis.

B2B and B2C Ecommerce

iRemedy’s easy-to-use, comprehensive ecommerce solution was created to gather supply orders; manage fulfillment; and efficiently connect with all supply chain stakeholders: vendors, manufacturers, medical sales reps, care providers, hospitals, payors and patients.

Our ecommerce marketplace, found at www.iremedy.com, is fully deployed and in use by thousands of physicians and consumers. The marketplace is a user-friendly front-end, optimized for healthcare and business supply ordering, a back-end comprehensive order management system for shipping and tracking orders, and full integration with our call center for convenient customer support.

Commercially launched in 2018, iRemedy’s ecommerce-driven, online marketplace is dedicated to bringing affordable, high quality disposable medical supplies, medical devices, surgical equipment, health monitoring devices, pharmaceuticals and retail healthcare products to physicians and dentists, institutional care organizations, surgery centers, skilled nursing facilities and home health consumers and businesses – where and when they need it. In addition, medical professionals who become iRemedy Pro users – for no fee – are entitled to an immediate 2% discount on all orders made through the site which will be reflected in their shopping cart at checkout. They may also enroll in our program to order free drug samples or wholesale drug supplies through the marketplace.

The superb user-friendliness of our site is emphasized by easy site navigation, simple checkout, live chat customer support and access to “Shopper Approved” customer ratings and reviews. We have an overall star rating of 4.7 on Shopper Approved based on nearly 13,472 verified reviews submitted by our customers, to date.

In addition, iRemedy offers free shipping on all orders; and because we are committed to 100% customer satisfaction, iRemedy has a 60-day, no-questions-asked return policy. Once an order is processed, customers are immediately emailed an order confirmation detailing their purchase and providing direct links to their online account so that they may check the status of their order at any time.

iRemedy’s digital product recommendation engine enables care providers to securely automate the recommendation and sale of health and wellness products for their patients. Patients are simply emailed or texted direct links to iRemedy.com for each product recommended by their physician, which they in turn can immediately purchase and have delivered directly to their front doors. These products may include doctor-recommended telemedicine applications, vitamins and other dietary supplements, wearable health monitoring devices, over-the counter drugs and wound care products, electronic weight scales, durable medical equipment (“DME”) products, suggested books and other reading materials, and much more.

Our Legacy Retail Healthcare Consulting Business

When originally founded in 2005, iRemedy Healthcare (known then as Paquin Healthcare) provided consulting services to hundreds of hospitals and health systems across the U.S. By leveraging our team’s professional expertise and guidance on creating and implementing innovative “Direct to Consumer” Retail Healthcare strategies and technologies, these clients are now benefiting from new ecommerce-driven business solutions. Our client list has included such notables as United Healthcare, Hospital Corporation of America, Morrison Management Specialists, Vanguard Health Systems, Wake Forest Baptist Medical Center and Mayo Clinic, among other titans in the U.S. healthcare industry.

Building on the trust and fidelity we earned from our clients over our first several years in operation and capitalizing on the consistent requests from our clients for assistance in implementing iRemedy’s retail healthcare recommendations, our Company has since evolved into a fully integrated healthcare technology company, helping to bring the business of healthcare into the 21st Century through the delivery of innovative, advanced technology-enabled supply chain management solutions offered on our proprietary iRemedy platform.

Expansion Initiatives

iRemedy is intent on building an enduring performance-driven company and global healthcare brand whose founding premise is deeply rooted in next-level thinking and technology-enabled industry disruption. As a team, we share an enduring belief that our success is being built, amplified and driven by technological innovation, financial and operational excellence and collective accountability.

While at our core, we own and operate one of the industry’s most robust online managed marketplaces for medical and healthcare products, it is important to note that we will not constrain iRemedy’s long-term brand vision and business development strategies to strictly ecommerce. Rather, by maintaining focus on customer motivation – such as meeting the needs and demands fueled by the prevailing pandemic care delivery environment – we are able to leverage our knowledge, supply chain relationships and industry expertise to meet mission critical needs, interests and values on a much broader scale. It is in this respect that iRemedy has continued to expand our business offerings beyond conventional B2B and B2C ecommerce solutions to address high volume procurement demands for essential medical supplies from large government agencies and major healthcare organizations.

Public-Private Medical Supply Partnerships

In mid-2020, iRemedy teamed with international logistics experts at Emirates Specialized Trading Agencies (“ESTA”) to provide inspection and quality control checks for lifesaving PPE we procured from fully vetted Chinese factories on behalf of the Arizona Hospital and Healthcare Association. Procuring and coordinating delivery of millions of KN95 and surgical masks and gloves, iRemedy worked in close partnership with the Arizona PPE Initiative, a private-sector philanthropic effort designed to provide urgently needed PPE to healthcare professionals, first responders and tribal communities throughout the state during the early months of the pandemic.

Project Vaccinate

In late 2020, iRemedy announced that in anticipation of COVID-19 vaccines becoming authorized for emergency use by the FDA, we procured full factory capacity for production of over one billion, FDA-approved hypodermic needles and syringes required for administration of vaccinations to the public on a global basis. In association with the Trump Administration’s Operation Warp Speed and in partnership with Goldbelt Security, LLC (“Goldbelt”), a prime contractor to the U.S. government, and other key transportation and logistics organizations, iRemedy procured factory production of and began shipping needles and syringes to the U.S. government in November 2020. Between November 2020 and July 2022, we sourced and delivered a total of 541 million needles and syringes to a designated warehousing facility in Chicago, Illinois in support of the national vaccination program.

At the end of February 2021, responsibilities of Operation Warp Speed were transferred into the White House COVID-19 Response Team, which has since renamed the vaccination initiative under President Biden’s administration as the “Countermeasures Acceleration Group,” or “CAG.” In anticipation of new medical supply contract awards expected to be forthcoming in the coming months, iRemedy has been working in close collaboration with its partners at Goldbelt to endeavor to be among the contract winners.

In view of iRemedy’s success and consistent reliability in delivering 541,000,000 needles and syringes on or ahead of schedule to the U.S. government in association with the original subcontracting relationship with Goldbelt, we believe that Goldbelt and iRemedy remain fully aligned and committed to perpetuating the relationship between our companies to win anticipated and other potential new – not yet known – contract awards from the U.S. federal government. Moreover, in view of the rise of new variants of COVID-19, including Delta and Omicron, it is iRemedy’s belief that there will be ongoing demand from the government and other healthcare agencies for medical supplies to support vaccinations and booster shots well into the foreseeable future. Notwithstanding, if iRemedy is not successful at winning the new medical supply contract award from CAG, then our operating and financial results could be adversely affected as 89% of our total revenues in 2021 were generated through the previously completed medical supply contract with Goldbelt.

Given iRemedy’s success with large volume sourcing and procurement of health and medical products for the U.S. federal government, the Company has been approached by other ministries of health and large healthcare organizations around the world to explore working with us. While we are working to advance these discussions in earnest, and have fulfilled purchase orders, ranging in size from a few thousand dollars to $500,000 received from foreign buyers in countries which include El Salvador, and with organizations which include the Pan American Healthcare Organization, actual future order fulfillment is uncertain at this time and discussions may not result in any additional or new purchase orders.

Operation G-Commerce

By marrying our proven expertise in B2B ecommerce with the experience and deep knowledge we’ve gained over the past year contending with the complexities of high-volume procurement of medical supplies for governmental bodies and major healthcare organizations, iRemedy has commenced development of a bulk purchasing-enabled medical products ecommerce platform. Historically, several factors have contributed to the inability for purchasers to directly procure large volume orders for medical supplies from international manufacturers, including:

●	Failure to authenticate qualified manufacturers – a simple search on Google for “syringe manufacturers” yields 8,160,000 results; however, there are only a handful of manufacturers worldwide that produce syringes that meet FDA standards. Organizations or agencies seeking to acquire millions of syringes have to rely on medical supply brokers to access factory production – many of whom have proven to be ‘bad actors’ marketing low quality or counterfeit products; or are those who have misled buyers into believing that relationships with qualified foreign manufacturers have actually been formed, when in fact, they have not.

●	Based on our research and experience in high volume purchasing, there appears to be no easy ability for qualified, foreign manufacturers to confirm legitimate, qualified buyers, much less those who understand the complexities of international payment processing, import and export regulations and requirements, overall logistics and insurance requirements and functional workflow processes. Moreover, in many cases, we have discovered that it is very difficult to affirm that a foreign manufacturer has indeed received appropriate medical product or medical device approval for use by a governmental agency such as the FDA.

Internally branded “G-Commerce,” the specialty marketplace we are creating will provide the means for any organization to directly purchase a pallet, semi-truckload, or boatload of medical products from qualified, offshore manufacturers of FDA-approved supplies through an online ecommerce site that tightly integrates all required components of true international ecommerce, including providing payment processing/letters of credit, import/export compliance, comprehensive logistics management, insurance, product authentication and manufacturer and buyer qualification and certification.

Growth Through Acquisition

In mid-2019, iRemedy acquired in a combined cash/stock transaction 100% ownership of BuyMed, a west coast-based medical supply company serving a large network of ambulatory surgery centers (“ASC”) throughout the state of California. In addition to a strong new revenue channel concentrated in the ASC sector, BuyMed provided our Company with direct access to and formidable negotiating power with several major suppliers and distributors, including Johnson & Johnson, DePuy Synthes, Stryker and Cardinal Health, as well as hundreds of smaller, respected industry vendors. In addition, BuyMed has helped to strengthen iRemedy’s overall value proposition to key industry stakeholders and provide us with the foundation on which to build a robust ASC supply business.

iRemedy intends to continue taking big, transformative steps to solidify our industry leadership position while embarking on end-to-end digital transformation of the global healthcare industry. Therefore, growth through acquisition is expected to play an increasingly important role in our development and future growth, allowing us to increase our market penetration, address infrastructure gaps and drive brand awareness and appreciation. Our management team believes that there are many small medical supply distributors with revenues less than $10,000,000 each in the U.S. Many of these distributors are looking for an “exit” and are prime acquisition targets for the iRemedy platform.

Industry Background and Challenges

U.S. healthcare expenditures were estimated at approximately $4.0 trillion in 2020, and are expected to grow to $6.2 trillion by 2028, according to the Center for Medicare & Medicaid Services. While healthcare is one of the largest sectors of the U.S. economy, it has been slow to benefit from many of the technology-based improvements that have transformed other industries, presenting medical supply chain stakeholders with a number of challenges which have been further exasperated by a global pandemic.

Application of Advanced Technology in Healthcare Supply Chain

According to an article published in Healthcare Purchasing News (“HPN”), “If anything, the 2020 pandemic inflicted three wounds on the healthcare supply chain: stockouts, followed by shortages due to unexpected demand surges and grim realization that the industry may not be prepared to handle the next big – and potentially worse – pandemic.” Continuing, HPN reports, “A recent study found that nearly 50 percent of businesses say it will take a year or more before supply chains return to pre-pandemic levels and that higher costs will continue even as supply ramps up… At minimum, experts agree that Supply Chain must master four areas to emerge from 2020’s challenges a more responsive and visionary profession. There are, in random order, supply chain visibility; real-time data accessibility, analysis and transparency; and supply network mapping and effective demand management.”7

7 Source: https://www.hpnonline.com/sourcing-logistics/article/21154675/supply-chain-endgame-no-holds-bare

Huron, a healthcare management consultancy, seemingly agrees with HPN8. “While supply shortages are serious, the underlying concern is that healthcare organizations’ supply chains are not prepared for the future of healthcare. Organizations are operating off old models that are not agile, innovative or advanced enough to compete in a world driven by data and technology… The absence of supply chain in strategic conversations puts functional leaders in a position of playing catch-up instead of strategizing how they will evolve their systems and people alongside other initiatives. Especially when decisions involve growth and expansion, it is imperative that supply chain leaders understand the new delivery models that will allow them to scale operations while achieving continuous improvement.”

Considering the sheer size of the healthcare supply market – Precedence Research is forecasting that the global medical disposables market, alone, will reach $844 billion by 2027 – the opportunity for iRemedy to leverage its game-changing DataFi-based technology and resulting Universal Health and Medical Product Catalog (“UHMPC”) to impact how all medical and healthcare supplies are purchased in the future can and should not be underestimated.9

Healthcare Supply Meets Ecommerce

As healthcare spending balloons and consumes a growing portion of the nation’s GDP, providers and payers look to aggressively cut costs. Industry middlemen that can inflate the pricing of healthcare products and services are particularly vulnerable, as consultancy PricewaterhouseCoopers highlighted in its 2017 year-end report. Intermediaries will have to reassert their value by increasing price transparency to avoid extinction, the report said.10

 For generations, big suppliers’ business models have been anchored by sales representatives that offer high-touch, personalized service, but also add cost. Consequently, more transactions are shifting to ecommerce sites as medical professionals dismiss the outmoded sales rep model in favor of online marketplaces. The rise of ecommerce is affecting all industries including the healthcare business. In fact, the healthcare industry is prepared to spend an estimated $32 billion on ecommerce and web services technology annually, says investment bank Goldman Sachs. That’s five times more than the $6 billion online retailers spend annually on all forms of ecommerce and services.11

In June 2020, Mirakl, a French platform solutions provider for the ecommerce industry, blogged about the rise of healthcare marketplaces, noting, “It is easy to attribute the proliferation of marketplaces for healthcare procurement to COVID-19, and there’s no denying that the pandemic has played a starring role. But what we’re seeing is an acceleration event. COVID-19 is speeding up an evolution that was already emerging at the onset of this crisis. The proliferation of online marketplaces for procurement may start with protective equipment, but it won’t end there. Marketplaces offer a vast number of benefits that will remain long after the pandemic is over. As procurement organizations realize the convenience, efficiency and savings that marketplaces can offer, they’ll be looking for much more than masks and gloves. They’ll be looking for platforms that make everyday procurement faster and easier.”12

Limited Customer Base

56% of our total revenues in 2020 were generated from three customers; and 92% of our total revenues for the year ended December 31, 2021 were generated through two customers, including a prime contractor to the U.S. government in support of its national COVID-19 vaccination program pursuant to a subcontractor agreement to supply needles and syringes to the U.S. government. If iRemedy is not successful at winning the new medical supply contract award from CAG, then our operating and financial results could be adversely affected as 89% of our total revenues in 2021 were generated through the previously completed medical supply contract with Goldbelt.

8 Source: https://www.huronconsultinggroup.com

9 Source: https://www.globenewswire.com/news-release/2020/09/29/2100737/0/en/Medical-Disposables-Market-Size-will-Impact-US-844-Bn-by-2027.html

10 Source: https://www.pwc.com/us/en/industries/health-industries/top-health-industry-issues/endangered-middleman.html

11 Source: https://www.digitalcommerce360.com/2017/09/20/how-digital-healthcare-opens-new-business-vistas-for-retailers/

12 Source: https://blog.mirakl.com/2020-brings-new-era-of-healthcare-procurement

The loss of one or more of these customers, failure to replace completed contracts with new contracts from these customers or a significant reduction in sales we make to them (in the event that the COVID-19 health crisis is resolved and demand for medical supplies to treat or prevent the virus materially declines) would likely harm our financial condition and results of operations.

Our Market Opportunity

We believe that our market opportunity is substantial and growing. We estimate the current total addressable market of the healthcare supplies market to be approximately $500 billion in the United States alone. Through our technological innovations matched by our experience in procuring and fulfilling high volume orders for medical supplies by government agencies in the U.S. and abroad, we believe we are uniquely positioned to provide significant value to our customers and positively transform the prevailing medical supply chain eco-system.

Our Strengths

Our business exhibits a number of key strengths which we believe position us to drive sustained growth.

●	UHMPC and Sourcing Technology: Our Universal Health and Medical Products Catalog (“UHMPC”) and sourcing technology are having global impact on the medical supply market and the response to the COVID-19 pandemic. iRemedy’s UHMPC and sourcing technology have been put to work by the United States Department of Defense, which enlisted us to source critical COVID-19 vaccine-related supplies. In addition, iRemedy has been qualified as a United Nations supplier which expands our network and partnership opportunities and we believe will lead to increased business opportunities. We have also begun working with the World Health Organization to supply needed vaccine-related supplies to underserved third world countries. We have also distributed medical and healthcare products to the Pan Atlantic Health Organizations and shipped products to customers in European and African nations.

●	Geographic Reach: Factories and distributors of FDA-approved medical supplies in the United Kingdom, China, Malaysia, Vietnam, Hungary, Mexico, United States and other nations have turned to iRemedy to reach medical supply users in the United States and abroad.

●	Breadth of Clients Served: Serving tens of thousands of professional, government, manufacturing and consumer clients, we are benefitting from powerful network effects as more customers interact with our technology platform and B2C and B2B ecommerce marketplace.

●	Experienced Management Team: We have a proven, experienced management team in place, led by executives with track records of success in building healthcare, insurance and technology companies. Moreover, Jim Harding, our Chief Technology Officer is widely regarded as one of the most respected technological innovators of our generation, having led the development and launch of the Amazon marketplace, among many other prolific achievements.

Our People, Values and Culture

In our pursuit of professional and personal excellence, we believe that the keys to success and to sustaining industry leadership are vision, innovation, creativity, extraordinary customer experience, enduring brand loyalty and employee engagement. Helping to govern and guide our day-to-day decision making processes and long term growth strategies are our core values:

●	Integrity. We are ethically unyielding and inspire trust and credibility by always matching our words to our actions.

●	Dedication. We have the predisposition to lead, the creativity to inspire, and the will to foster and effect positive social and industry change.

●	Accountability. We take responsibility for our own successes and failures; celebrating and endeavoring to replicate and enhance our successes, while viewing our failures as opportunities for growth. We routinely challenge our organizational systems and processes with a goal of continually elevating our standards of operation.

●	Satisfaction. We will go to extraordinary lengths to satisfy and delight everyone who comes into contact with us by serving all of our stakeholders competently, efficiently, knowledgeably and with professional sincerity.

●	Teamwork. We are one company – one team – that strives to nurture a workplace where opportunity, openness, enthusiasm, diversity, accountability and a sense of purpose are unified and provide a rewarding professional and fun working environment and experience for everyone.

Technology

Innovation is our heritage – the foundation on which the iRemedy brand and culture is built. However, it is also a key enabler of our future success. With the aim of being the industry’s most sophisticated user of medical data and technology in our industry, it is imperative that we maintain focus on bringing to bear technological innovations and process automation that can simplify supply chain challenges that have long served to confound global healthcare providers and unnecessarily drive healthcare delivery costs up – particularly for those providers on the front line of care in our country. Faced with cutting costs and a responsibility to ensure high quality supplies are available to providers, forward-thinking healthcare organizations, like iRemedy, must look to technological innovation to solve complex problems unique to medical supply chain optimization.

Intellectual Property

We will seek to commercialize certain technologies related to our healthcare and medical supply ecommerce business, including certain technology subject to patent applications. We expect to rely on a combination of patent, trademark, copyright and trade secret laws, as well as confidentiality agreements and procedures, non-competition agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand.

Manufacturing

iRemedy does not manufacture any of the products we market, sell and distribute, but instead we use outside suppliers and contract manufacturers. We select only suppliers that have a substantial track record of working with FDA regulated products and maintaining good manufacturing practices that comply with FDA requirements. Each potential supplier with which we elect to partner is subject to extensive due diligence by our staff to ensure they satisfy our stringent requirements.

Marketing

Our brand-building and marketing efforts are critical for stimulating industry interest and recognition of our Company and the products and services we offer. Generally speaking, we actively promote our brand, products and services through engagement of various forms of direct marketing, including email, direct mail, in person selling, online advertisements, social media promotional campaigns and web advertisements and special promotional events featured on our own websites.

Government Regulations

E-Commerce Regulation

U.S. and foreign laws relating to ecommerce or Internet communications are becoming more prevalent. These laws have recently been enacted and there is uncertainty in the Internet community regarding their impact on the marketplace. Any new legislation or regulation regarding the Internet, or the application of existing laws and regulations to the Internet, could materially adversely affect iRemedy. If iRemedy were alleged to violate federal, state or foreign civil or criminal laws, even if these claims could be successfully defended, our business could be materially adversely affected.

Given that laws and government regulations are complex, vary widely from state to state, and are frequently changed, iRemedy’s products and services may not be legal or practical in all jurisdictions. For example, iRemedy may not be able to ensure that its products and services keep pace with these frequently changing regulations and could be subject to liability. Such liability may place our activities under increased regulation, increase our cost of doing business and thereby decrease the demand for our products and services or otherwise have a material adverse effect on iRemedy’s business, its results of operations and its financial condition.

Privacy Regulations

We collect, receive, store, process, generate, use, transfer, disclose, make accessible, and protect (collectively, Process, or Processing) sensitive, confidential and proprietary information (collectively, Sensitive Information) in connection with providing our services.

There are numerous domestic and foreign laws, regulations, self-regulatory schemes, and standards regarding privacy, data protection and information security and Processing (Data Protection Laws), the number and scope of which is changing, subject to differing applications and interpretations, and which may be inconsistent among jurisdictions or in conflict with each other. The regulatory framework for privacy, data protection and information security issues worldwide is evolving and is likely to remain in flux for the foreseeable future. Various governmental and consumer agencies have also called for new regulations and changes in industry practices. Practices regarding privacy, data protection, and information security have recently come under increased public and regulatory scrutiny. The actual or perceived failure to address or comply with applicable Data Protection Laws by us or our customers, partners, or vendors could increase our compliance and operational costs, expose us to regulatory scrutiny, actions, fines, and penalties, result in reputational harm, lead to a loss of customers, reduce the use of our services, result in litigation and liability, have a material adverse effect on our business operations or financial results, or otherwise result in other material harm to our business.

We are a “Business Associate” as defined under the federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and their implementing regulations, which we collectively refer to as HIPAA, and the U.S. Department of Health and Human Services Office of Civil Rights, or OCR, may impose significant penalties on a Business Associate for a failure to comply with an applicable requirement of HIPAA.

Penalties will vary significantly depending on factors such as the date of the violation, whether the Business Associate knew or should have known of the failure to comply, or whether the Business Associate’s failure to comply was due to willful neglect. Currently, these penalties include civil monetary penalties for violations. A single breach incident can result in violations of multiple requirements, resulting in possible penalties in excess of pre-set annual limits. Further, a person who knowingly obtains or discloses individually identifiable health information in violation of HIPAA may face a criminal monetary penalty and imprisonment up to one year. The criminal penalties increase if the wrongful conduct involves false pretenses, and further increase if the wrongful conduct involves the intent to sell, transfer, or use identifiable health information for commercial advantage, personal gain, or malicious harm. The U.S. Department of Justice, or the DOJ, is responsible for criminal prosecutions under HIPAA. State attorneys general also have the right to prosecute HIPAA violations committed against residents of their states. While HIPAA does not create a private right of action that would allow individuals to sue in civil court for HIPAA violations, its standards have been used as the basis for the duty of care in state civil suits, such as those for negligence or recklessness in misusing individuals’ health information. Furthermore, in the event of a breach as defined by HIPAA, the Business Associate may have to comply with specific reporting requirements under HIPAA regulations.

The security measures that we and our third-party vendors and subcontractors have in place in an effort to ensure compliance with privacy and data protection laws may not protect our facilities and systems from security breaches, acts of vandalism or theft, computer viruses, misplaced or lost data, programming and human errors or other similar events. Under the HITECH Act, as a Business Associate, we may also be liable for privacy and security breaches and failures of our subcontractors. Even though we provide for appropriate protections through our agreements with our subcontractors, we still have limited control over their actions and practices. A breach of privacy or security of individually identifiable health information by a subcontractor may result in an enforcement action, including criminal and civil liability, against us. We are not able to predict the extent of the impact such incidents may have on our business. Our failure to comply may result in criminal and civil liability because the potential for enforcement action against Business Associates is now greater. Enforcement actions against us could be costly and could interrupt regular operations, which may adversely affect our business. While we have not received any notices of violation of the applicable privacy and data protection laws and believe we are in compliance with such laws, there can be no assurance that we will not receive such notices in the future. There is ongoing concern from privacy advocates, regulators, and others regarding data privacy and security issues, and the number of jurisdictions with data privacy and security laws has been increasing. Also, there are ongoing public policy discussions regarding whether the standards for deidentification, anonymization, or pseudonymization of health information are sufficient, and the risk of re-identification sufficiently small, to adequately protect patient privacy.

Applicable Data Protection Laws may also include state medical privacy laws, including those related to mental health and substance use treatment, and the provision of healthcare services, as well as federal and state consumer protection laws. These laws may not be preempted by HIPAA, may be more protective than HIPAA, and may be subject to varying interpretations by the courts and government agencies, creating complex compliance issues for us and our customers and partners and potentially exposing us to additional expense, adverse publicity and liability, any of which could adversely affect our business. Federal and state consumer protection laws are increasingly being applied by the U.S. Federal Trade Commission, or FTC, and states’ attorneys general to regulate the Processing of personal or personally identifiable information, through websites or otherwise, and to regulate the presentation of website content. The FTC in particular has approved consent decrees resolving complaints and their resulting investigations into the privacy and security practices of a number of online social media companies. These reviews can and have resulted in changes to our solutions and policies, and could result in additional changes in the future. If we are unable to comply with any such reviews or decrees that result in recommendations or binding changes, or if the recommended changes result in degradation of our solutions, our business could be harmed.

In addition, U.S. states have begun to introduce more comprehensive Data Protection Laws. For example, the California Consumer Privacy Act, or CCPA, went into effect in January 2020 and established a new privacy framework for covered businesses such as ours that expands the scope of personal information and provides new privacy rights for California residents. These changes required us to modify our data processing practices and policies and incur compliance related costs and expenses. The CCPA also provides for civil penalties for violations, as well as a private right of action for data breaches, which may increase the likelihood and cost of data breach litigation. Additionally, on November 3, 2020, a new privacy law, the California Privacy Rights Act, or CPRA, was approved by California voters. The CPRA significantly modifies the CCPA by, among other things, creating a dedicated privacy regulatory agency, requiring businesses to implement data minimization and data integrity principles, and imposing additional requirements for contracts addressing the processing of personal information. Moreover, the CPRA calls for additional regulations to be implemented before the law becomes fully operative on January 1, 2023. These changes may result in further uncertainty with respect to privacy, data protection and information security issues and will require us to incur additional costs and expenses in an effort to comply. The enactment of the CCPA has prompted similar legislative developments in other states, which could create the potential for a patchwork of overlapping but different state laws. The federal government is also considering comprehensive privacy legislation.

We also expect that there will continue to be new or amended Data Protection Laws proposed and enacted in various jurisdictions. For example, in May 2018, the General Data Protection Regulation, or GDPR, went into effect in the European Union, or EU. The GDPR imposes more stringent data protection requirements and requires businesses subject to it to give more detailed disclosures about how they collect, use, and share personal information; contractually commit to data protection measures in contracts; maintain adequate data security measures; notify regulators and affected individuals of certain data breaches; obtain consent to collect sensitive personal information such as health information; meet extensive privacy governance and documentation requirements; and honor individuals’ data protection rights, including their rights to access, correct, and delete their personal information. The GDPR also imposes strict rules on the transfer of personal information to countries outside of the European Economic Area, or EEA, including the United States. A recent judicial decision from the EU and recent announcements from European regulators regarding transfers of personal information outside of the EEA have increased the legal risks and liabilities, and compliance and operational costs, of lawfully making such transfers. Companies that violate the GDPR can face private litigation, restrictions, or prohibitions on data processing, and fines of up to the greater of 20 million Euros or 4% of worldwide annual revenue. If our business continues to expand in Europe, complying with the GDPR would entail significant costs and increase our liability risks.

New or amended Data Protection Laws, and changes in the interpretation of existing Data Protection Laws and our Data Protection Obligations (defined below), could impair our, or our customers’, our partners’, or our vendors’ ability to Process personal information, which could have a material adverse effect on our business, financial condition, and results of operations.

We are or may be subject to the terms of our internal and external policies, representations, publications, frameworks, self-regulatory standards, and industry certification commitments (collectively, Privacy Policies), and contractual obligations to third parties related to privacy, data protection and information security (collectively, Data Protection Obligations), including the Payment Card Industry Data Security Standards (PCI-DSS), the rules imposed by credit card brands (e.g., VISA and Mastercard), and Security Organization Control 2 certification commitments. We strive to comply with applicable Data Protection Laws, Privacy Policies, and Data Protection Obligations, but we may at times fail to do so or may be perceived to have failed to do so, in which case we may be subject to and suffer a material harm to our business. For example, in the event we fail to comply with the PCI-DSS, we could be in breach of our obligations under customer and other contracts. Moreover, despite our efforts, we may not be successful in achieving compliance if our personnel, customers, partners, or vendors do not comply with applicable Data Protection Laws, Privacy Policies, and Data Protection Obligations. We may be subject to and suffer material harm to our business if our Privacy Policies are, in whole or part, found to be inaccurate, incomplete, deceptive, unfair, or misrepresentative of our actual practices. In addition, any such failure or perceived failure could result in public statements against us by consumer advocacy groups or others, which may cause us material reputational harm.

In view of applicable Data Protection Laws, Privacy Policies and Data Protection Obligations imposing complex and burdensome obligations, and with substantial uncertainty in their interpretation and compliance, we have faced and may face challenges in addressing and complying with them, and fundamentally changing our business activities, Privacy Policies, and practices, and may expend significant resources in an effort to do so, any of which could result in material harm to business, financial condition, results of operations, or other harm.

Further, our customers may expect us to comply with more stringent privacy, data protection, and information security requirements than those imposed by applicable Data Protection Laws, and we may be obligated contractually to comply with additional or different standards relating to our handling or protection of data on or by our offerings. For example, our mobile application is distributed through third-party platforms such as those operated by Apple and Google. These third parties may impose technical and privacy, data protection, and information security requirements on companies that distribute applications through their platforms. These requirements are subject to change and may adversely impact our ability to Process personal information. Complying with these requirements may cause us to incur additional expense, and the failure to comply with these requirements may cause us to lose access to the app store and users, and our business would be harmed.

Debt Obligations

For a detailed description of debt obligations of the Company, please see (i) “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Contractual Obligations — Supplier Financing Agreement,” (ii) “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Contractual Obligations — Convertible Notes – Non-Related Parties,” (iii) “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Contractual Obligations — Promissory Notes – Related Parties,” (iv) “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Contractual Obligations — Promissory Notes – Non-Related Parties,” and (v) “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Contractual Obligations — Call Agreement,” on pages 57, 58, 59, 60, and 63 of this Offering Circular, respectively.

Warrants

Warrant Exercises

During the six months ended June 30, 2022, the Company issued 66,666 shares of common stock in connection with the exercise of a warrant resulting in gross proceeds of $54,999.

During the year ended December 31, 2021, the Company issued 171,667 shares of common stock in connection with the exercise of a warrant resulting in gross proceeds of $257,500.

During the year ended December 31, 2021, the Company issued 1,255,277 shares of common stock in connection with the exercise of a warrant and conversion of $710,722 in principal in an induced conversion.

Warrant Issued

During the six months ended June 30, 2022, the Company issued warrants to acquire 750,000 shares of common stock at exercise prices ranging of $4.00 per share which expire two years after issuance date.

During the years ended December 31, 2021 and December 31, 2020, the Company issued warrants to acquire 610,000 and 731,666, respectively, shares of common stock at exercise prices ranging from $1.50 - $3.00 per share which expire 2-3 years after issuance date.

In 2020, 316,666 warrants were issued as fees for capital raises, 400,000 warrants were issued in connection with a promissory note executed with a related party (see Note 12), and 15,000 warrants were issued for services.

In 2021, 210,000 warrants were issued for consulting services. Per the terms of one of the consulting agreements, the consultant received 25,000 warrants upon execution of the agreement and 5,000 warrants per month over the nine month service period beginning in March 2021. During the year ended December 31, 2021, this service provider received an aggregate total of 55,000 common stock warrants with an exercise price of $3 which expire three years from the grant date. Additionally, 50,000 total warrants were issued to purchase common stock at $3 per share to two separate service providers which expire three years from the grant date. The other 400,000 warrants issued during the year ended December 31, 2021 were issued in connection with the execution of a promissory note with a related party in the amount of $4,288,000.

Common Stock Sales

During the six months ended June 30, 2022, the Company issued 117,500 shares of common stock at a sales price per share ranging from $3.00 to $6.00 resulting in gross proceeds of $390,000. During the year ended December 31, 2021, the Company issued 500,615 shares of common stock, including 2,700 issued as stock issuance costs, at a sales price per share of $3.00 resulting in gross proceeds of $1,493,745. The Company paid $28,700 of issuance costs resulting in net proceeds of $1,465,045.

During the year ended December 31, 2020, the Company issued 506,666 shares of common stock, at a sales price per share ranging from $1.00 - $3.00 resulting in gross proceeds of $840,000. The Company incurred $40,445 of stock issuance costs for net proceeds of $799,555.

Lease Agreements

On June 11, 2021, the Company executed a triple net lease for approximately 21,000 square feet of warehouse space in Stuart, Florida. The lease commenced on July 1, 2021, for a period of five years and two months through August 31, 2026 with one five year renewal option. Rent for the months of July and August 2021 was reduced to half a month’s rent of $8,568. Full rent commenced on September 1, 2021, at an annual rate of $205,627 plus operating expenses and sales tax. Annual rate will increase by 3% on September 1st of each year. The lease required a $100,000 deposit upon execution.

On August 11, 2021, the Company executed a lease for office space in Stuart, Florida. The lease commenced September 1, 2021 for forty-nine months ended September 30, 2025 with a year renewal option. Rent began October 1, 2021 at an annual rate of $44,960 plus operating expenses and sales tax with annual increases of 3% occurring on October 1 of each lease year. The lease required a $8,312 security deposit upon execution.

Recent Developments

Line of Credit Agreement

On February 1, 2022, an amendment was executed to the 2nd forbearance as to the Line of Credit Agreement with Wynston Hill Ventures, LLC extending the termination date of the 2nd forbearance from January 17, 2022 to May 31, 2022 (the “2nd Forbearance Amendment”). As consideration for executing, the 2nd Forbearance Amendment the guaranteed profit interest was increased from $700,000 to $1,200,000 of which $150,000 will be paid in the form of 50,000 shares of common stock.

On July 21, 2022, the Company and Wynston Hill Ventures, LLC of the Line of Credit Agreement entered a settlement agreement for the principal and guaranteed interest outstanding which amounted to $1,358,400. In accordance with the settlement agreement, the Company agreed to pay $223,300 on or before August 31, 2022 and issue 350,000 shares of common stock with an estimated value of $6 per share based on recent sales of common stock.

Amendments to Notes Payable Related Parties and Notes Payable

Subsequent to June 30, 2022 through the date of this offering circular, the Company entered in to several amendments extending the maturity dates of various notes payable related parties and notes payable. For a detailed description of these extensions of the debt obligations of the Company, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Contractual Obligations —Promissory Notes – Related Parties” and see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Contractual Obligations —Promissory Notes – Non-Related Parties.”

Test Kit Contract

On January 6, 2022, the Company executed another contract (the “Test Kit Contract”) with the same prime contractor, Goldbelt Security, LLC, that the Company delivered needles and syringes before. Under the Test Kit Contract, the Company agreed to deliver 8,000,000 Covid-19 over the counter antigen test kits in 14 days. The contract was fulfilled and the Company received approximately $3.2 million in gross profit.

Common Stock Sales

Subsequent to December 31, 2021 through the date of this offering circular, the Company sold 117,500 shares of common stock at a price per share ranging from $3.00 to $6.00 and received proceeds of $390,000.

During the six months ended June 30, 2022, the Company issued 117,500 shares of common stock at a sales price per share ranging from $1.50 - $3.00 resulting in gross proceeds of $390,000.

During the six months ended June 30, 2022, the Company issued 40,000 shares of common stock for services with an estimated fair value of $120,000 based on a $3.00 price per share.

Subsequent to June 30, 2022, the Company sold 83,333 shares of common stock at a price per of $6.00 and received proceeds totaling $500,000.

Warrant Exercises

Subsequent to December 31, 2021 through the date of this offering circular, certain warrant holders exercised their warrants with exercises prices ranging from $1.50 - $2.00 resulting in the issuance of 186,666 shares of common stock and cash proceeds of approximately $355,000. Subsequent to December 31, 2021 through the date of this offering circular, 458,729 warrants were forfeited with exercise prices range from $0.50 to $3.00.

During the six months ended June 30, 2022, the Company issued 36,666 shares of common stock in connection with the exercise of a warrant resulting in gross proceeds of $54,999.

Subsequent to June 30, 2022, the Company granted 750,000 common stock warrants with an exercise price of $4.00 and expiration date of August 2024. Certain warrant holders exercised their warrants with an exercise price of $2.00 resulting in the issuance of 150,000 shares of common stock and cash proceeds of approximately $300,000.

Stock Options

During the six months ended June 30, 2022 the Company granted options to purchase 2,525,464 shares of common stock to employees and consultants at an exercise price of $3.00 per share with immediate vesting and a ten-year exercise period. The Company did not grant any warrants to purchase common stock during the six months ended June 30, 2022.

Subsequent to June 30, 2022, the Company granted nonemployees 25,500 options to purchase common stock at an exercise price of $3 with immediate vesting and a ten-year exercise period.

Redeemable Stock

On February 1, 2022, the holder of the redeemable stock exercised their Put Option (available every six months) which requires the Company to purchase 200,000 shares of common stock at $1.35 per share or $270,000.

Legal Proceedings

We are not currently a party to any material pending legal proceedings. From time to time, we may be subject to legal proceedings and claims arising in the ordinary course of business. Any of these claims could subject us to costly litigation, and, while we generally believe that we have adequate insurance to cover many different types of liabilities, our insurance carriers may deny coverage, may be inadequately capitalized to pay on valid claims, or our policy limits may be inadequate to fully satisfy any damage awards or settlements. If this were to happen, the payment of any such awards could have a material effect on our operations, cash flows, and financial position. Additionally, any such claims, whether or not successful, could damage our reputation and business.

Employees

As of June 30, 2022, we had 30 full-time employees and no part-time employees. All of our employees are compensated through iRemedy Healthcare, Inc., our wholly-owned subsidiary. None of our employees are represented by a union, and we consider our relations with our employees to be good.

Our Facilities

We lease office space located at 7118 South Kanner Highway, Stuart, Florida 34997 – approximately four miles from our warehousing facility, where our executive team and accounting staff are currently based. On August 11, 2021, the Company executed the lease for this office space, which commenced September 1, 2021 for 49 months ended September 30, 2025 with a year renewal option. Rent began October 1, 2021 at an annual rate of $44,960 plus operating expenses and sales tax with annual increases of 3% occurring on October 1 of each lease year. The lease required a $8,312 security deposit upon execution.

Our principal warehousing facility is located at 5700 SE Grouper Avenue, Stuart, Florida, 34997. This facility provides iRemedy with approximately 21,000 square feet of space for maintaining on-site inventory of certain healthcare and medical products in support of our core customers, being physician practices, ambulatory surgery centers, hospitals and consumers. On June 11, 2021, the Company executed a triple net lease for the warehouse space in Stuart, Florida. The lease commenced on July 1, 2021, for a period of five years and two months through August 31, 2026 with one five year renewal option. Rent for the months of July and August 2021 was reduced to half a month’s rent of $8,568. Full rent commenced on September 1, 2021, at an annual rate of $205,627 plus operating expenses and sales tax. Annual rate will increase by 3% on September 1st of each year. The lease required a $100,000 deposit upon execution.

In association with our Project Vaccinate program, we also utilize warehousing facilities through our supply chain partners located in Shanghai, China; Stuart and Miami, Florida; Chicago, Illinois; and Houston, Texas. We incur expense for those warehouse facilities based on the volume of product and transactions processed through these facilities.

We believe that our facilities are suitable to meet our current needs. We intend to expand our facilities or add new facilities as we grow, and we believe that suitable additional or alternative space will be available as needed to accommodate any such growth.

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers and directors as of November 4, 2022:

Name	Age	Position(s) Held	Initial Term of Office
Anthony (Tony) Paquin	64	Chairman of the Board, President and CEO	May 2007
Jim Harding	63	Chief Technology Officer	May 2020
Kevin Cheung	35	Chief Financial Officer	May 2022
Gary Paquin	71	Executive Vice President and Director	May 2007
Kelly McCarthy	52	Independent Director	October 2012

Biographical information concerning the directors and executive officers listed above is set forth below.

Executive Officers

Anthony (“Tony”) Paquin, Co-Founder, Chairman, President and Chief Executive Officer – Mr. Paquin is the co-founded of iRemedy and has served as our Chairman of the Board, President and Chief Executive Officer since May 2007. A serial entrepreneur, industry pioneer and healthcare consultant, Mr. Paquin has been in leadership positions his entire life. Over the past three decades, he has founded and led numerous public and private companies and organizations and is a recognized expert in a broad range of markets, not the least of which is Retail Healthcare, an industry he is credited for pioneering. In his industry disruptive book, The Retail Healthcare Revolution, Mr. Paquin contended that U.S. healthcare institutions must embrace fresh, new business models that incorporate retail products and services -- particularly in light of increasing financial pressures caused by sweeping national healthcare reform – if they are to survive and prosper. In 2007, Mr. Paquin and his brother (Gary Paquin) co-founded The Paquin Healthcare Companies, Inc. to inspire and educate the U.S. healthcare industry on precisely how to benefit from new, innovative and profitable possibilities for engaging patients through enterprising retail strategies and technologies. In 2016, The Paquin Healthcare Companies, Inc. was renamed The iRemedy Healthcare Companies, Inc.

Early in his career, Mr. Paquin was the President and CEO of Sun Mailing Company, a direct mail company he found to serve small- and mid-sized business in the Detroit metropolitan market. In the mid-1980s, he led the creation of the Arizona Software & Industry Association, which later merged with the Arizona High Tech Industry Cluster in 2002 to become the Arizona Technology Council (“ATC”). Today, the ATC is recognized as the driving force behind the state of Arizona becoming one of the fastest growing technology hubs in the nation.

In 1991, Mr. Paquin co-founded Agency One, an advanced technology company focused on providing proprietary software solutions to underserved independent insurance agencies nationwide. Agency One grew to become the nation’s largest provider of computer programs to the independent U.S. insurance sector and was acquired by CNA Financial Corporation in 1993. After spending a year aiding in the integration of Agency One into a merged entity of Agency Management Solutions (“AMS”) and CNA’s technology unit, Tony was again presented with the opportunity to reimagine his life and professional aspirations. Not one to sit idle for long, he formed the Idaho Technology Association (“ITA”), working with federal, state and local legislators to champion the growth of the State’s technology ecosystem. This member-driven organization has since evolved into the Idaho Technology Council and remains actively engaged in helping technology companies in the State to “start, grow and thrive,” thereby promoting job creation and fueling economic growth and stability of Idaho’s local cities and communities.

While working on the development of ITA, Mr. Paquin ran for the U.S. House of Representatives. Despite a rigorous campaign and close race, his incumbent opponent prevailed. Nonetheless, he used the experience to identify opportunities to use cutting-edge web-based technology as a means to improve the management and execution of political campaigns. After designing and developing a suite of proprietary software programs for this purpose, he formed Netivation, Inc., a Company he then took public on the Nasdaq in May 1999. Under his leadership, Netivation later brought to market several highly innovative software solutions for hospitals, diagnostic centers and physician practices. In 2000, the Company’s name was changed to Medinex Systems, Inc. and over the next couple of years focused on establishing market dominance in the area of enabling medical institutions and practices to comply with newly enacted HIPAA rules, standards and regulations. In 2002, the Board of Directors of Medinex chose to privatize the Company.

Having earned notable experience and expertise in helping to bring the business of healthcare into the 21st Century through the delivery of turnkey health and wellness products, services and technologies, Mr. Paquin has spoken to industry groups nationwide, participating in panel discussions at the Naval War College relating to the role of high technology in terrorism, lending his thoughts and opinions on ecommerce and telehealth to industry leaders at Qualcomm’s annual healthcare technology conference, and presenting to groups of all sizes at numerous financial and healthcare conferences worldwide. Mr. Paquin attended Michigan State University.

Mr. Paquin does not hold any directorships with reporting companies at this time; however, he did serve as a member of the board of directors of Netivation.com, Inc. (later renamed Medinex Systems, Inc.), which went public through an Initial Public Offering on the Nasdaq in 1998. Mr. Paquin served as an officer and a director of Netivation/Medinex from its founding through to its privatization in 2002.

Jim Harding, Chief Technology Officer – Mr. Jim Harding has served as iRemedy’s CTO since May 2020. He is broadly recognized as a market disruptor across multiple industries with technology achievements stretching back to the development and sale to Microsoft of DOS, the first operating system for personal computers. He developed Revelation, the first database to run on location-area networks, and personally advised Bill Gates on Microsoft’s future database road map. Mr. Harding also founded ServerWare, a conceptual data modeling company, and sold to Microsoft as part of SQL Server. In the 1990s, he founded PhotoTrust, the first online photo-sharing website, which he sold to Amazon in 2000 and joined the fledgling retailer as VP of Technology. At Amazon, he led the teams that built the Merchants and Marketplace reseller platforms and holds patents on reseller metrics and customer loyalty.

From July 2012 through April 2020, Mr. Harding was the founder and CEO/CTO of MultiScale Health Networks, a clinical data and event collaboration platform that provides real-time analytics for clinical care workers. He is a sought-after speaker on the future of technology as it applies to life sciences, biology, networking, databases, crypto currency, ecommerce, AI and healthcare. He holds patents on semantic modeling and query languages, ecommerce marketplaces, and streaming analytics for healthcare data. Mr. Harding received a B.A. degree in Cartography/Geography from the University of Washington in 1981.

Mr. Harding does not hold, and has not previously held, any directorships in any reporting companies.

Kevin Cheung, Chief Financial Officer – Mr. Cheung was appointed as iRemedy’s Chief Financial Officer in May 2022, charged with overseeing the Company’s global financial operations, including financial planning, general tax and accounting activities, capital formation and other key financial duties. From August 2018 through June 2022, he served in a number of positions, including Senior Director, Strategy, Financial Planning & Analysis, BU CFO of Orthopedic Instruments/Surgical, and Division CFO, Head of Commercial Operations at Sustainability Solutions of Stryker, a medical equipment manufacturer. From March 2016 to August 2018, Mr. Cheung served in a number of positions, including Senior Finance Manager, Director Supply Chain Finance, and Venture Capital Operational CFO of Kellogg Company, the world’s leading producer of cereal and a leader in snacks production. He received a BS degree in Business Finance in 2008 from Liberty University and Master of Business Administration in 2022 from MIT Sloan School of Management.

Mr. Cheung does not hold, and has not previously held, any directorships in any reporting companies.

Gary Paquin, Co-Founder, Executive Vice President and a director – Mr. Paquin is the co-founded of iRemedy and has served as the Executive Vice President and a director of iRemedy since May 2007. In 2007, Mr. Paquin and his brother (Anthony Paquin) co-founded The Paquin Healthcare Companies, Inc. to inspire and educate the U.S. healthcare industry on precisely how to benefit from new, innovative and profitable possibilities for engaging patients through enterprising retail strategies and technologies. In 2016, The Paquin Healthcare Companies, Inc. was renamed The iRemedy Healthcare Companies, Inc.

Early in his career, from 2001 through 2004, Mr. Paquin was the CEO and founder of MedMarket, an online search directory for medical device companies and provider of consulting services to healthcare organizations. From 1997 to 2001, he was an executive vice president of Netivation, which developed a healthcare portal called Medinex which included one of the first web-based doctor’s office management systems and developed proprietary ecommerce applications targeting specific healthcare markets as well as secure medical messaging.

Mr. Paquin does not hold, and has not previously held, any directorships in any reporting companies.

Independent Director

Kelly McCarthy, Independent Director – Appointed as a member of iRemedy’s Board of Directors in October 2012. Since June 2003, Ms. McCarthy has served as the President and Chief Executive Officer of InfusionCapital, which consults with emerging growth companies (both public and private) in various areas including corporate finance, corporate governance, executive coaching, board member development, road shows and capital seeking strategies. Since September 2016, she has served as the President of The M Family Foundation, which raises awareness for women and children battling cancer. Since March 2011, Ms. McCarthy has owned and operated a Pediatric Associates in Celebration, Florida, which provides pediatric healthcare services. Since October 2009, she has owned and operated an Obstetrics & Gynecology Associates practice in Celebration, Florida, which provides obstetrics and gynecology healthcare services.

Mr. McCarthy does not hold, and has not previously held, any directorships in any reporting companies.

Family Relationships

There are no family relationships among any of our executive officers and directors, except that Anthony Paquin, our Chief Executive Officer, is the brother of Gary Paquin, our Executive Vice President.

Involvement in Certain Legal Proceedings

No executive officer, member of the board of directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Number and Terms of Office of Officers and Directors

Each member of our Board of Directors serves for a term ending on the date of the annual meeting of stockholders following the annual meeting of the stockholders at which such director was elected. Notwithstanding the foregoing, each director shall serve until his or her successor is elected and qualified or until his or her death, resignation or removal. Our officers are appointed by our Board to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. Our Board has no nominating, audit or compensation committees.

Committees of the Board of Directors

We do not have a standing nominating, compensation or audit committee. Rather, our full Board of Directors performs the functions of these committees. We do not believe it is necessary for our Board of Directors to appoint such committees because the volume of matters that come before our Board of Directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our common stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

Director Nominations

Our full Board of Directors recommends candidates for nomination for election at the annual meeting of the stockholders. We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board of Directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Code of Ethics

We have not yet adopted a code of ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. We expect that we will adopt a code of ethics in the near future.

Director Independence

We have one independent director, including Kelly McCarthy, as such term is defined in the listing standards of The Nasdaq Stock Market, at this time. The Company is not quoted on any exchange that requires director independence requirements.

Board Leadership Structure and Board’s Role in Risk Oversight

We have not separated the positions of Chairman of the Board and Chief Executive Officer. Anthony Paquin has served as our Chairman of the Board of Directors and Chief Executive Officer since May 2007. We believe that combining the positions of Chairman and Chief Executive Officer allows for focused leadership of our organization which benefits us in our relationships with investors, customers, suppliers, employees and other constituencies. We believe that consolidating the leadership of the Company under Mr. Paquin is the appropriate leadership structure for our Company and that any risks inherent in that structure are balanced by the oversight of our other independent directors on our Board. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, following the completion of the offering, the Board will hold executive sessions in which only independent directors are present.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. Our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our business. The Board is also expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

Limitation on Liability and Indemnification of Officers and Directors

Our certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law (“DGCL”).

Our certificate of incorporation also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.

EXECUTIVE COMPENSATION

Overview

The following discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation policies and practices that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

This section provides an overview of the compensation awarded to, earned by, or paid to each individual who served as our principal executive officer during fiscal 2021, our next two most highly compensated executive officers in respect of their service to our company for fiscal 2021, and one additional individual for whom disclosures would have been provided but for the fact that the individual was not serving as an executive officer at the end of fiscal 2021. We refer to these individuals as our named executive officers. Our named executive officers for fiscal 2021 are:

●	Anthony (Tony) Paquin, our Chief Executive Officer; and

●	Jim Harding, our Chief Technology Officer.

Compensation for our executive officers is comprised primarily of the following main components: base salary, bonus and equity incentives in the form of stock grants and stock options. Our executive officers, like all full-time employees, are eligible to participate in our health and welfare benefit plans. As we transition from a private company to a publicly traded company, we intend to evaluate our compensation philosophy and compensation plans and arrangements as circumstances require.

2021 Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the years ended December 31, 2021 and December 31, 2020.

Name and Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Anthony (Tony) Paquin	2021	$350,000	$		$—	$—	$—	$—	$—	$350,000
Chief Executive Officer	2020	$184,403		$70,000	$—	$350,000	$—	$—	$—	$604,403

Jim Harding	2021	$325,000		$—	$—	$—	$—	$—	$—	$325,000
Chief Technology Officer	2020	$212,500		$—	$—	$621,000	$—	$—	$—	$833,500

(1)	The aggregate grant date fair value of the options awarded to each executive officer is computed in accordance with FASBASC Topic 718 and excludes forfeiture assumptions. Also, these awards generally vest immediately. The assumptions used to calculate the fair value of the stock option awards are Black-Scholes option valuation model.

Employment Agreements

Anthony (Tony) Paquin

Pursuant to the terms and conditions set forth in a ten-year employment agreement (the “Employment Agreement”), dated February 1, 2018 (“Commencement Date”), Mr. Paquin was employed as Chief Executive Officer of the Company at an annual base salary of $400,000. It is further understood that the period of his employment pursuant to the Employment Agreement shall be automatically extended for successive one-year periods thereafter (each, a “Renewal Term”), in each case unless either Mr. Paquin or the Company provides the other Party with written notice that such period shall not be so extended at least one hundred and twenty (120) days in advance of the expiration of the Initial Term or the then-current Term, as applicable (the Initial Term and any Renewal Term, collectively, the “Term”).

In addition, commencing in the calendar year 2020 and each calendar year thereafter during Executive’s employment with the Company, he will be eligible to receive a discretionary annual performance bonus, with a target achievement of 50% of Annual Base Salary (the “Annual Bonus”). The amount of the Annual Bonus that shall be payable shall be based on the achievement of predetermined performance goals to be determined by the Board, in its sole discretion. The amount of any Annual Bonus for which Mr. Paquin is eligible shall be reviewed by the Board from time to time, provided that that target achievement for the Annual Bonus shall not be less than 50% of Annual Base Salary. Any Annual Bonus earned by him shall be paid to him in accordance with Company policies, less authorized deductions and required withholding obligations, within two and a half months following the end of the calendar year to which the bonus relates.

Upon the Company becoming publicly traded on a national exchange, and further subject to approval by the Board, on the date determined in accordance with the Company’s established policy, Mr. Paquin shall be granted an option (the “Option”) to purchase that number of shares of Company common stock determined by dividing (i) $400,000 by (ii) the per share Black-Scholes value of the Option, determined as of the date of grant based upon the closing trading price per share of the Company’s common stock as of the date of grant and such other variables as determined by the Company that are consistent with the Company’s financial reporting. The per share exercise price of the Option shall be equal to the per share closing price of the Company’s common stock on the date of grant. The Option shall vest and become exercisable with respect to twenty percent (25%) of the total number of shares of Company common stock subject to the Option on the first (1st) , second (2nd) third (3rd) and fourth (4th) anniversaries of the Effective Date, such that the Option shall be fully vested and exercisable on the fourth (4th) anniversary of the Effective Date, in each case, subject to his continuous service to the Company through the applicable vesting date. The Option shall otherwise be subject to the terms of the plan pursuant to which it is granted and/or an option agreement to be entered into between Mr. Paquin and the Company.

Upon the Company becoming publicly traded on a national exchange, and further subject to approval by the Board, on the date determined in accordance with the Company’s established policy, Mr. Paquin shall be granted an award of that number of restricted stock units (the “RSUs”) determined by dividing (i) $400,000 by (ii) the closing trading price per share of the Company’s common stock as of the date of grant. The RSUs shall vest with respect to fifty percent (50%) of the total number of RSUs on each anniversary of the Effective Date, such that the RSUs shall be fully vested on the second (2nd) anniversary of the Effective Date, subject to Executive’s continuous service to the Company through the applicable vesting date. The RSUs shall otherwise be subject to the terms of the plan pursuant to which they are granted and/or an award agreement to be entered into between Mr. Paquin and the Company.

Mr. Paquin shall also be eligible to be granted additional equity awards in accordance with the Company’s policies as in effect from time to time.

Mr. Paquin will also be entitled to participate in full-time employee and executive benefit plans and programs as the Company may from time to time offer to senior executives of the Company. Further, the Company will provide an annual car allowance of $15,000 less authorized withholdings and deductions and payable on the regular payroll dates of the Company and prorated for any partial months.

Jim Harding

Pursuant to the terms and conditions set forth in a ten-year employment agreement (the “Employment Agreement”), dated May 4, 2020 (“Commencement Date”), Mr. Harding was hired to serve as the Company’s Chief Technology Officer at an annual base salary of $325,000. In addition, Mr. Harding was awarded 900,000 options to purchase shares of Common Stock of the Company under the Company’s employee stock option plan. The award provides for vesting of 25,000 shares per month for three years, beginning on the one-month anniversary of his Commencement Date; and will be exercisable at an exercise price equal to the fair market value of the Company’s shares of Common Stock underlying the options as of the date of the grant. In the event there is a change of control of iRemedy, vesting of Mr. Harding’s options shall be accelerated and deemed fully vested immediately.

Compensation Discussion and Analysis

Securities Authorized for Issuance Under Equity Compensation Plan

The following table sets forth information, as of December 31, 2021, with respect to our compensation plans under which common stock is authorized for issuance.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A) (C)
Equity compensation plans approved by stockholders 2007 Equity Incentive Plan (1)	4,275,000	$1.41	725,000
2021 Equity Incentive Plan (2)	—	$—	5,000,000
Equity compensation plans not approved by stockholders	—	$—	—

(1)	Represents (i) options to purchase an aggregate of 4,280,000 shares of common stock issued to officers and employees for services provided to the Company at exercise prices between $1.00 and $1.50 and (ii) options to purchase an aggregate of 45,000 shares of common stock issued to consultants and contractors for services provided to the Company at exercise prices between $1.25 and $1.50.

The Company’s stockholders approved the 2007 Equity Incentive Plan (“2007 Plan”) on January 1, 2007. Under the 2007 Plan, as modified, 5,000,000 shares of common stock are authorized for issuance to employees, officers, directors, consultants. The 2007 Plan authorizes the grant of nonqualified stock options and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, other stock bonus awards, and performance compensation awards. There were 725,000 shares available for award as of December 31, 2021 under the 2007 Plan. The Company does not intend to make any additional grants under the 2007 Plan as the Company has adopted the 2021 Equity Incentive Plan (“2021 Plan”) referred to below.

The Board of Directors approved the 2021 Plan on November 3, 2021. Under the 2021 Plan, 5,000,000 shares of common stock are authorized for issuance to employees, directors and independent contractors (except those performing services in connection with the offer or sale of the Company’s securities in a capital raising transaction or promoting or maintaining a market for the Company’s securities) of the Company or its subsidiaries. The 2021 Plan authorizes equity-based and cash-based incentives for participants. There were 5,000,000 shares available for award as of December 31, 2021 under the 2021 Plan.

Equity Incentive Plans

2007 Equity Incentive Plan

On January 1, 2007, the Company established an employee stock option plan, named The Paquin Healthcare Companies, Inc. 2007 Equity Incentive Plan (the “2007 Plan”). The purpose of the 2007 Plan is to encourage and enable the officers, employees, directors and other key persons, including consultants and prospective employees, whether individuals or entities, upon whose judgement, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The maximum number of Shares reserved and available for issuance under the 2007 Plan is 5,000,000 Shares, subject to adjustment as provided in the 2007 Plan. For purposes of this limitation, the Shares underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the 2007 Plan. Subject to such overall limitation, Shares may be issued up to such maximum number pursuant to any type or types of Award. The Shares available for issuance under the 2007 Plan may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury.

A Stock Option is an Award entitling the recipient to acquire, at such exercise price as determine d by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of preestablished performance goals and objectives. The grant of a Stock Option is contingent on the grantee executing the Stock Option agreement. The terms and conditions of each such agreement shall be determined by the Company, and such terms and conditions may differ among individual Awards and grantees.

Stock Options granted under the 2007 Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Internal Revenue Code of 1986. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

The Plan’s expiration date is January 1, 2022. As of June 30, 2022, there were 3,970,000 Shares underlying active options granted in accordance with the Plan. A total of 725,000 Shares have been reserved for issuance under the Plan.

The following is a summary of the Company’s stock option activity for the years ended December 31, 2021 and 2020:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Contractual Term (Years)
Outstanding as of December 31, 2019	2,450,000	$1.33	6.97
Granted	1,910,000	$1.50	—
Expired	(35,000)	$1.50	—
Outstanding as of December 31, 2020	4,325,000	$1.41	7.64
Expired	(50,000)	$1.00	—
Outstanding as of December 31, 2021	4,275,000	$1.41	6.73
Exercisable as of December 31, 2021	3,875,000	$1.40	6.56

Outstanding Equity Awards for the Year Ended December 31, 2021

		Option Awards (1)
Name	Vesting Commencement Date	Number of Securities Underying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Anthony (Tony) Paquin	March 1, 2020	500,000		$1.50	March 1, 2030
	August 1, 2019	250,000		$1.50	August 1, 2029
	February 28, 2019	100,000		$1.50	February 28, 2029
	December 31, 2018	100,000		$1.50	December 31, 2028
	February 28, 2017	100,000		$1.25	February 28, 2027
	February 29, 2016	200,000		$1.25	February 29, 2026
	December 30, 2015	50,000		$1.25	December 30, 2025
	December 22, 2014	50,000		$1.00	December 22, 2024
	December 31, 2012	25,000		$1.00	December 31, 2022
Jim Harding	May 4, 2020	900,000		$1.50	May 4, 2030

(1) Unless otherwise described herein, each option grant is subject to the terms of our 2007 Plan. Shares underlying each award granted under our 2007 Plan are shares of our common stock.

2021 Equity Incentive Plan

Overview

The Board of Directors approved and adopted the 2021 Equity Incentive Plan (the “2021 Plan”) on November 3, 2021. The 2021 Plan authorizes the issuance of up to an aggregate maximum of 5,000,000 shares of the common stock, subject to adjustment as described in the 2021 Plan. The 2021 Plan shall be administered by the Board or one or more committees appointed by the Board or another committee (“Administrator”). The Administrator, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The 2021 Plan authorizes the Company to grant stock options, stock appreciation rights, restricted shares, restricted share unit, cash awards, other awards, and performance-based awards. Awards may be granted to the Company’s officers, employees, directors and consultants.

The purpose of 2021 Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this 2021 Plan, in whole or in part. To the extent then required by applicable law or any applicable stock exchange or required under the Internal Revenue Code to preserve the intended tax consequences of the 2021 Plan, or deemed necessary or advisable by the Board, the 2021 Plan and any amendment to the 2021 Plan shall be subject to stockholder approval. Unless earlier terminated by the Board, the 2021 Plan will terminate ten years from the date of adoption.

Authorized Shares

A total of 5,000,000 shares of the Company’s common stock are authorized for issuance pursuant to the 2021 Plan. If any award issued pursuant to the 2021 Plan expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, as provided in the 2021 Plan, or, with respect to restricted stock, restricted stock units (“RSUs”), performance units or performance shares, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2021 Plan (unless the 2021 Plan has terminated). With respect to stock appreciation rights, only shares actually issued pursuant to a stock appreciation right will cease to be available under the 2021 Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2021 Plan (unless the 2021 Plan has terminated). Shares that have actually been issued under the 2021 Plan under any award will not be returned to the 2021 Plan and will not become available for future distribution under the 2021 Plan; provided, however, that if shares issued pursuant to awards of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such shares will become available for future grant under the 2021 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholdings related to an award will become available for future grant or sale under the 2021 Plan. To the extent an award under the 2021 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2021 Plan.

Notwithstanding the foregoing and, subject to adjustment as provided in the 2021 Plan, the maximum number of shares that may be issued upon the exercise of incentive stock options will equal the aggregate share number stated above, plus, to the extent allowable under Section 422 of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, any shares that become available for issuance under the 2021 Plan in accordance with the foregoing.

Plan Administration

The Board or one or more committees appointed by the Board will administer the 2021 Plan. In addition, if the Company determines it is desirable to qualify transactions under the 2021 Plan as exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, such transactions will be structured with the intent that they satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the 2021 Plan, the administrator has the power to administer the 2021 Plan and make all determinations deemed necessary or advisable for administering the 2021 Plan, including the power to determine the fair market value of the Company’s common stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2021 Plan, determine the terms and conditions of awards (including the exercise price, the time or times at which the awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of the 2021 Plan and awards granted under it, prescribe, amend and rescind rules relating to the 2021 Plan, including creating sub-plans and modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards (provided that no option or stock appreciation right will be extended past its original maximum term), and to allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The administrator also has the authority to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered or cancelled in exchange for awards of the same type which may have a higher or lower exercise price or different terms, awards of a different type or cash, or by which the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, interpretations and other actions are final and binding on all participants.

Eligibility

Awards under the 2021 Plan, other than incentive stock options, may be granted to employees (including officers) of the Company or a subsidiary, members of the Company’s Board, or consultants engaged to render bona fide services to the Company or a subsidiary. Incentive stock options may be granted only to employees of the Company or a subsidiary.

Stock Options

Stock options may be granted under the 2021 Plan. The exercise price of options granted under the 2021 Plan generally must at least be equal to the fair market value of the Company’s common stock on the date of grant. The term of each option will be as stated in the applicable award agreement; provided, however, that the term may be no more than 10 years from the date of grant. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, they may exercise their option for the period of time stated in their option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term. Subject to the provisions of the 2021 Plan, the administrator determines the other terms of options.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2021 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the Company’s common stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding 10 years. After the termination of service of an employee, director or consultant, they may exercise their stock appreciation right for the period of time stated in their stock appreciation right agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the stock appreciation rights will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for three months following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the 2021 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of the Company’s common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted Stock

Restricted stock may be granted under the 2021 Plan. Restricted stock awards are grants of shares of the Company’s common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2021 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to the Company); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to the Company’s right of repurchase or forfeiture.

Restricted Stock Units

RSUs may be granted under the 2021 Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of the Company’s common stock. Subject to the provisions of the 2021 Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned RSUs in the form of cash, in shares of the Company’s common stock or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any vesting requirements will be deemed satisfied.

Performance Units and Performance Shares

Performance units and performance shares may be granted under the 2021 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance objectives or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number or the value of performance units and performance shares to be paid out to participants. The administrator may set performance objectives based on the achievement of Company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator on or prior to the grant date. Performance shares shall have an initial value equal to the fair market value of the Company’s common stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof.

Non-Employee Directors

The 2021 Plan provides that all non-employee directors will be eligible to receive all types of awards (except for incentive stock options) under the 2021 Plan. The 2021 Plan includes a maximum limit of $750,000 of equity awards that may be granted to a non-employee director in any fiscal year, increased to $1,500,000 in connection with his or her initial service. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with accounting principles generally accepted in the United States). Any equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to the Company’s non-employee directors.

Non-transferability of Awards

Unless the administrator provides otherwise, the 2021 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during their lifetime. If the administrator makes an award transferrable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Certain Adjustments

In the event of certain changes in the Company’s capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2021 Plan, the administrator will adjust the number and class of shares that may be delivered under the 2021 Plan or the number, and price of shares covered by each outstanding award and the numerical share limits set forth in the 2021 Plan.

Dissolution or Liquidation

In the event of the Company’s proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Merger or Change in Control

The 2021 Plan provides that in the event of the Company’s merger with or into another corporation or entity or a “change in control” (as defined in the 2021 Plan), each outstanding award will be treated as the administrator determines, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control; (iii) outstanding awards will vest and become exercisable, realizable or payable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon consummation of such merger or change in control and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (iv) (A) the termination of an award in exchange for an amount of cash or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by the Company without payment) or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion; or (v) any combination of the foregoing. The administrator will not be obligated to treat all awards, all awards a participant holds, or all awards of the same type, similarly. In the event that awards (or portion thereof) are not assumed or substituted for in the event of a merger or change in control, the participant will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock and RSUs will lapse and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company or any of the Company’s subsidiaries or parents, as applicable. If an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the vested option or stock appreciation right will terminate upon the expiration of such period.

For awards granted to an outside director, the outside director will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, all restrictions on restricted stock and RSUs will lapse and, for awards with performance-based vesting, unless specifically provided for in the award agreement, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.

Clawback

Awards will be subject to any Company clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. The administrator also may specify in an award agreement that the participant’s rights, payments or benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. The Board may require a participant to forfeit, return or reimburse the Company all or a portion of the award or shares issued under the award, any amounts paid under the award and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with such clawback policy or applicable laws.

Amendment and Termination

The administrator has the authority to amend, suspend or terminate the 2021 Plan provided such action does not impair the existing rights of any participant. The 2021 Plan automatically will terminate on November 2, 2031, unless it is terminated sooner.

Executive Compensation Philosophy

Our compensation committee determines the compensation given to our executive officers in its sole determination. Our compensation committee reserves the right to pay our executives or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our compensation committee has not granted any performance base stock options to date, the compensation committee reserves the right to grant such options in the future, if the compensation committee in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The compensation committee may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the compensation committee believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-Term, Stock-Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our compensation committee.

Non-Employee Director Compensation

We did not provide any compensation or make any equity awards or non-equity awards to any person who served as a non-employee member of our board of directors during the year ended December 31, 2020. For the 2020 year, Anthony (Tony) Paquin, our Chief Executive Officer, served as a member of our board of directors, as well as an employee, and received no additional compensation for his services as a member of our board of directors. See the section titled “Executive Compensation” for more information about Mr. Paquin’s compensation for 2020.

We reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board of directors or any committee thereof.

Non-Employee Director Compensation

We do not have a formal policy to compensate our non-employee directors. Since our inception, we have not paid any cash compensation to any of our non-employee directors. However, we will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board of directors or any committee thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of and percent of the Company’s common stock beneficially owned as of June 30, 2022 by all directors, our named executive officers, our directors and executive officers as a group, and persons or groups known by us to own beneficially 5% or more of our common stock, immediately prior to this Offering, and immediately after the closing of this offering, as adjusted to reflect the sale of all shares of our common stock in this Offering for cash (assuming no issuance of Bonus Shares).

The business address of each of the beneficial owners listed below is c/o The iRemedy Healthcare Companies, Inc., 7118 South Kanner Highway, Stuart, Florida 34997.

Name of Beneficial Owner	Pre-Closing Amount and Nature of Beneficial Ownership	Pre-Closing Percentage of Class (1)	Post-Closing Amount and Nature of Beneficial Ownership	Post-Closing Percentage of Class (1)
Named Executive Officers and Directors
Anthony (Tony) Paquin, CEO (2)(3)	12,063,502	34.31%	12,063,502	31.66%

Jim Harding, CTO (4)	2,300,000	6.54%	2,300,000	6.04%

Kevin Cheung, CFO	0	0%	0	0%

Gary Paquin (5)	4,538,201	12.91%	4,538,201	11.91%

Kelly McCarthy	950,000	2.7%	950,000	2.49%

Executive Officers and Directors as a Group (5 persons)	19,851,703	56.45%	19,851,703	52.10%

5% Shareholders
iRemedy Investor Group, LLC (6)	5,258,341	14.95%	5,258,341	13.80%

*	less than 1%.

(1)	The pre-closing percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on November 4, 2022. The post-closing percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on November 4, 2022, plus the assumed sale of 2,941,176 shares of our common stock in this Offering (assuming no issuance of Bonus Shares). On November 4, 2022, there were 35,164,858 shares of our common stock outstanding. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the common stock outstanding and all shares of our common stock issuable to that person in the event of the exercise of outstanding options and other derivative securities owned by that person which are exercisable within 60 days of November 4, 2022. Common stock options and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.
(2)	Includes 1,375,000 stock options to purchase shares of common stock at prices ranging from $1.00 to $1.50 per share.
(3)	Includes 325,000 stock options to purchase shares of common stock held by Mr. Paquin’s wife, Keisha Graham-Paquin at prices ranging from $1.25 to $3.00 per share.
(4)	Includes 1,5000,000 stock options to purchase shares of common stock at prices ranging from $1.50 to $3.00 per share. Includes 800,000 warrants to purchase shares of common stock at prices ranging from $2.50 to $3.00 per share.
(5)	Includes 975,000 stock options to purchase shares of common stock at prices ranging from $1.00 to $3.00 per share.
(6)	iRemedy Investor Group, LLC is used above to delineate four investment entities created for the purpose of purchasing iRemedy’s common stock in previous offerings; and includes iRemedy Investor Group, LLC; iRemedy Investor Group II, LLC, iRemedy Investor Group III, LLC; and iRemedy Investor Group IV, LLC; all of whom are managed by the same investment manager. Includes 240,704 warrants to purchase shares of common stock at a price of $1.50 per share.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Currently and following this offering, our board of directors is and will be responsible for reviewing and approving, prior to our entry into any such transaction, all related party transactions and potential conflict of interest situations involving:

●	Any of our directors, director nominees or executive officers;

●	Any beneficial owner of more than 5% of our outstanding stock; and

●	Any immediate family member of any of the foregoing.

Our board of directors will review any financial transaction, arrangement or relationship that:

●	Involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $0;

●	Would cast doubt on the independence of a director;

●	Would present the appearance of a conflict of interest between us and the related party; or

●	Is otherwise prohibited by law, rule or regulation.

The board of directors will review each such transaction, arrangement, or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the Board of Directors will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, canceling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with us. Any member of the Board of Directors who is a related party with respect to a transaction under review will not be permitted to participate in the discussions or evaluations of the transaction; however, the Board of Directors member will provide all material information concerning the transaction to the Board of Directors.

Related Party Transactions

Promissory Note with Director

In May 2012, the Company issued a 6% promissory note to Kelly McCarthy, a director of the Company in the principal amount of $238,000, due in May 2015. As of June 30, 2022 and December 31, 2021, the principal amount and accrued interest outstanding under the note are $278,418 and $271,848, respectively. The note is currently in default.

Promissory Note with CTO

In September 2020, the Company issued a promissory note to Jim Harding, its Chief Technology Officer (“CTO”), in the amount of $4,000,000 and 1.9% interest rate per week or 98.8% annually due on December 31, 2020. The note was exchanged for a new note on June 1, 2021 in the amount of $4,888,000, which includes the principal and accrued interest that remained at that time due. The new note bears interest at 12% with a maturity date of October 15, 2021.

On September 27, 2022, the Company and its Chief Technology Officer executed an Amended and Restated Promissory Note (“A&R Note”) which restated the terms of the original $4,000,000 promissory note executed in September 2020 in its entirety that matured in October 2021. Under the A&R Note, the maturity date is the earlier of December 31, 2022 or a change in control. The interest rate was reduced to 4% per annum since inception of the original promissory note.

In addition, the CTO will receive $1,000,000 of cash consideration as a performance bonus for executing the restructured note terms and for services provided to the Company as CTO. The performance bonus is payable on the earlier of the Company collecting 25% of net profit from a contract with the government or December 31, 2023. Further, the CTO was granted 1,000,000 shares of restricted common stock with the following vesting: 1) December 31, 2025, as long as CTO is still employed with the Company or 2) upon a change in control.

Our CTO also received a common stock warrant to purchase 400,000 shares of common stock with an exercise price of $2.50 exercisable for two years for executing the original promissory note in September 2020. The estimated fair value of this option using a Black-Scholes pricing model was determined to be $53,286 which was recorded as a debt discount and amortized into interest expense over the original four-month term of the note.

In exchange for executing the new promissory note on June 1, 2021, Jim Harding, our CTO received a common stock warrant to purchase an additional 400,000 shares of common stock with an exercise price of $2.50 exercisable for two years. The estimated fair value of this option using a Black-Scholes pricing model was determined to be $454,340 which has been recorded as loss on extinguishment of debt. The assumptions used in determining the warrant’s estimated fair value are as follows: underlying common stock $3.00, exercise price $2.50, term 2 years, volatility 44% and discount rate of 0.08%. As of June 30, 2022 and December 31, 2021, the principal amount and accrued interest outstanding under the note are $4,131,113 and $4,186,439, respectively.

2020 Promissory Note with CEO and Majority Stockholder

In October 2020, the Company issued a promissory note in the amount of $1,900,000 to Anthony Paquin, its Chief Executive Officer and majority stockholder, with an annual interest rate of 15% due at the earlier of: (a) October 8, 2021, (b) a change of control as defined in the promissory note, or (c) a call by the holder. Borrowings are secured by accounts receivable due the Company in connection with a subcontractor agreement. As of June 30, 2022 and December 31, 2021, the principal amount outstanding under the note were $1,900,000, respectively. In October 2021, Mr. Paquin executed an agreement to extend the maturity of the promissory note to April 2022 and agreed to r extend to October 7, 2022. On August 24, 2022, the CEO agreed to further extend to August 23, 2023 for no consideration.

Promissory Note with CEO’s Brother

In October 2020, the Company issued a promissory note in the amount of $1,100,000 to Gary Paquin, its major stockholder and brother of the Company’s CEO with an annual interest rate of 15% due at the earlier of: (a) October 8, 2021, (b) a change of control as defined in the promissory note, or (c) a call by the holder. Borrowings are secured by accounts receivable due the Company in connection with a subcontractor agreement. As of June 30, 2022 and December 31, 2021, the principal amount and accrued interest outstanding under the note are $1,388,765 and $1,306,250, respectively. In October 2021, Gary Paquin, executed an agreement to extend the maturity of the promissory note to April 2022 and agreed extend to October 7, 2022 for no consideration. On August 24, 2022, the CEO’s relative agreed to further extend to August 23, 2023 for no consideration.

2021 Promissory Note with CEO and Majority Stockholder

In April 2021, the Company issued a promissory note in the amount of $1,000,000 to Anthony Paquin, its Chief Executive Officer and majority stockholder with an annual interest rate of 18% due at the earlier of (a) October 29, 2021, (b) a change of control as defined in the promissory note or (c) a call by the holder. Borrowings are secured by accounts receivable due the Company in connection with a subcontractor agreement. As of June 30, 2022 and December 31, 2021, the principal amount under the note were $1,000,000, respectively. In October 2021, Mr. Paquin executed an agreement to extend the maturity of the promissory note to April 2022 and agreed to extend to October 7, 2022. On August 24, 2022, the CEO agreed to further extend to August 23, 2023 for no consideration.

Repayment of Loan from PPE 4, LLC

In June 2021, the Company repaid in full the $1,000,000 loan on PPE 4, LLC plus accrued interest for a total repayment of $1,050,000.

Payments on Required Calls

In July 2021, the two remaining Required Call payments totaling $150,000 in connection with the Call Agreement were paid in full resulting in the repurchase of 200,000 shares of common stock by the Company.

Director Independence

We have one independent director, Kelly McCarthy, as such term is defined in the listing standards of The Nasdaq Stock Market, at this time. The Company is not quoted on any exchange that requires director independence requirements.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the most important terms of our capital stock as set forth in our certificate of incorporation and bylaws. Because it is only a summary, it does not contain all the information that may be important to you.

For a complete description of the matters set forth in this section titled “Description of Capital Stock,” you should refer to our certificate of incorporation and bylaws and to the applicable provisions of Delaware law.

Our board of directors is authorized, without stockholder approval except as required by the listing standards of the Nasdaq, to issue additional shares of our capital stock.

Common Stock

Our Certificate of Incorporation authorizes the issuance of up to 80,000,000 shares of common stock, par value $0.000025 per share. Our Board of Directors (the “Board”) has the ability, without seeking shareholder approval, to issue additional shares of Common Stock.

Common Stock Outstanding. As of November 4, 2022, there were 35,164,858 shares of our common stock issued and outstanding. All shares of our common stock currently outstanding are fully paid and non-assessable.

Voting Rights. Each share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and the Bylaws. In the election of directors, and for any other action, voting need not be by ballot. The Bylaws may be adopted, amended or repealed at any time by the unanimous written consent of the Board of Directors. Each of our directors will be elected annually by our stockholders voting as a single class.

Dividend Rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the time if, as and when declared by our Board of Directors.

Preemptive Rights. Holders of our common stock are not entitled to preemptive rights and our common stock is not subject to redemption or conversion. There is no redemption or sinking fund provisions applicable to our common stock.

Rights upon Liquidation. Upon the liquidation, dissolution or winding-up of the Company, the holders of our common stock are entitled to share pro-rata in all assets remaining after payment of all our debts and other liabilities and the liquidation preferences of any outstanding preferred stock.

Preferred Stock

Our Certificate of Incorporation provides our Board of Directors with the authority to issue up 20,000,000 shares of “blank check” Preferred stock, par value $0.001 per share, in one or more series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imported upon these shares without further vote or action by our shareholders.

Any such shares of preferred stock could have dividend, liquidation, conversion, voting or other rights, which could adversely affect the voting power or other rights of the holders of shares of Common Stock. In the event of such issuance, the preferred stock could, among other items, be used as a method of discouraging, delaying or preventing a change in control of the Company, which could have the effect of discouraging bids for the Company, including takeovers which stockholders may deem to be in their best interests, and thereby prevent security-holders from receiving the maximum value for their shares of our Common Stock.

If takeover attempts are discouraged, temporary fluctuations in the market price of our Common Stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of our Board of Directors to issue preferred stock without further stockholder action could also delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if the removal or assumption would be beneficial to our stockholders. These provisions could also discourage or inhibit a merger, tender offer or proxy contests, even if favorable to the interests of stockholders, and could depress the market price of our common stock. In addition, our bylaws may be amended by action of the Board of Directors.

Private Placements – Common Stock

During the six months ended June 30, 2022, the Company issued 117,500 shares of common stock at a sales price per share ranging from $3.00 to $6.00, resulting in gross proceeds of $390,000.

During the year ended December 31, 2021, the Company issued 500,615 shares of common stock, at a sales price per share of $3.00 resulting in gross proceeds of $1,493,745. The Company paid $28,700 of issuance costs resulting in net proceeds of $1,465,045.

During the year ended December 31, 2020, the Company issued 506,666 shares of Common Stock at a price per share ranging from $1.00 - $3.00, resulting in gross proceeds of $840,000. The Company incurred $40,445 of stock issuance costs for net proceeds of $799,555.

During the year ended December 31, 2019, the Company issued 959,167 shares of Common Stock at a price per share ranging from $1.00 - $3.00, resulting in gross proceeds of $1,845,000.

Redeemable Common Stock

On July 19, 2019, Company sold 1,000,000 shares of common stock at a price per share of $.90 or $900,000 (the “Stock Purchase Agreement”). In connection with the Stock Purchase Agreement, the holder has the right, but not the obligation to require the Company to purchase 200,000 shares of common stock at $1.35 per share or $270,000 each quarter commencing with August 1, 2021 and ending August 1, 2023 for an aggregate number of shares of common stock to be repurchased of 1,000,000 for $1,350,000 (the “Quarterly Put Option”). If a Quarterly Put Option is unexercised it is considered waived. The obligation of the Company required by the Quarterly Put Option is secured by substantially all of the Company’s assets.

In accordance with ASC 480-10-S99, redeemable stock, including instruments redeemable at the option of the holder, are required to be presented in mezzanine equity as these shares of common stock may not be permanently part of equity. As such the redeemable stock has been presented between liabilities and stockholders’ deficit on the consolidated balance sheets. Further, the Company is increasing the balance to its maximum redemption amount each reporting period based on the terms of the Stock Repurchase agreement. During the years ended December 31, 2021 and 2020, the Company recorded a redemption premium of $111,431 and $111,737, respectively, which was accreted to the redeemable common stock balance and a reduction of additional-paid-in capital. The first Quarterly Put Option on August 1, 2021 was not exercised and the Company reclassified $270,000 from redeemable common stock to additional paid in capital. As of December 31, 2021 and December 31, 2020, the redeemable common stock had a balance of $903,542 and $1,062,110, respectively, as presented on the consolidated balance sheets.

Common Stock Issued with Notes Payable

During the six months ended June 30, 2022, the Company issued 50,000 shares of common stock for the payment of $150,000 of guaranteed interest on a line of credit agreement.

During the six months ended June 30, 2022, the Company issued 20,000 shares of common stock as consideration for a lender executing an extension on a note payable with an estimated fair value of $60,000 based on recent stock sales.

During the year ended December 31, 2021, the Company issued 1,255,277 shares of common stock in connection with the exercise of a warrant and conversion of principal of $710,722 in an induced conversion.

During the year ended December 31, 2021, the Company issued 544,285 shares of common stock in connection with the conversion of principal and accrued interest outstanding totaling $816,428 on a convertible note payable.

During the year ended December 31, 2021, the Company issued 470,288 shares of common stock as consideration for lenders executing extensions and modifications on notes payable. The estimated value of these shares was $1,410,864 based on recent common stock sales and was recorded as loss on extinguishment of debt on the consolidated statements of operations in accordance with ASC 407-50-40 Debt Modification and Extinguishments.

During the year ended December 31, 2021, the Company issued 100,000 shares of common stock as additional interest to a lender. The estimated value of these shares was $300,000 based on recent common stock sales and was recorded as interest expense on the consolidated statements of operations.

During the year ended December 31, 2020, the Company issued 227,077 shares of common stock in connection with convertible note payable and notes payable agreements with an estimated fair value of $283,846 which were recorded as debt discounts and amortized into interest expense over the term of the notes payable. The debt discount was fully amortized into interest expense during the year ended December 31, 2020.

Common Stock Issued in Association with Acquisition

On July 18, 2019, the Company executed a stock purchase agreement in which it acquired all the outstanding stock of a California corporation, Buy Med, Inc. (“Seller”), engaged in the business of merchant wholesale distribution of medical equipment, products and supplies. As consideration to the Seller, iRemedy paid $1,100,000 in cash, subject to a net working capital adjustment, issued 250,000 shares of the Company’s Common Stock valued at $375,000 based on recent Common Stock sales, and agreed to issue an additional 100,000 shares of Common Stock within 60 days of the anniversary date of the stock purchase agreement if the revenues of the Seller equal or exceed $7,000,000. This condition was not met, and the additional 100,000 shares of common stock were not issued.

Common Stock Warrants

During the period ended June 30, 2022, the Company issued 36,666 shares of common stock in connection with the exercise of a warrant resulting in gross proceeds of $54,999.

During the years ended December 31, 2021 and 2020, the Company issued warrants to acquire 610,000 and 731,666, respectively, shares of common stock at exercise prices ranging from $1.50 - $3.00 per share which expire 2-3 years after issuance date. In 2020, 316,666 warrants were issued as fees for capital raises, 400,000 warrants were issued in connection with a promissory note executed with a related party, and 15,000 warrants were issued for services.

In 2021, 210,000 warrants were issued for consulting services. Per the terms of one of the consulting agreements, the consultant received 25,000 warrants upon execution of the agreement and 5,000 warrants per month over the nine-month service period beginning in March 2021. During the year ended December 31, 2021, this service provider received an aggregate total of 60,000 common stock warrants with an exercise price of $3 which expire three years from the grant date. Additionally, 150,000 total warrants were issued to purchase common stock at $3 per share to three separate service providers which expire three years from the grant date. The other 400,000 warrants issued during the year ended December 31, 2021 were issued in connection with the execution of a promissory note with a related party in the amount of $4,288,000.

The warrants issued for services were estimated to have a fair value of $293,509 which were expensed during the year ended December 31, 2021 and are included in professional fees on the consolidated statements of operations. The estimated fair value of the warrant issued with the promissory note was determined to be $454,340 which was recorded as loss on extinguishment of debt.

The following summarizes activity related to warrants as of December 31, 2021 and 2020:

	Number of Shares	Weighted-Average Exercise Price per Share	Weighted-Average Remaining Life (Years)
Outstanding as of December 31, 2019	4,192,376	$1.30	1.85
Granted	731,666	$2.25	—
Exercised	(1,211,943)	$0.68	—
Outstanding as of December 31, 2020	3,712,099	$1.69	2.15
Granted	610,000	$2.67	—
Exercised	(505,000)	$1.19	—
Forfeited	(475,000)	$1.50	—
Outstanding as of December 31, 2021	3,342,099	$1.93	1.29

Options

The following summarizes activity related to stock options as of December 31, 2021 and 2020:

	Number of Shares	Weighted-Average Exercise Price per Share	Weighted-Average Contractual Term (Years)
Outstanding as of December 31, 2019	2,450,000	$1.33	6.97
Granted	1,910,000	$1.50	—
Expired	(35,000)	$1.50	—
Outstanding as of December 31, 2020	4,325,000	$1.41	7.64
Expired	(50,000)	1.00	—
Outstanding as of December 31, 2021	4,275,000	$1.41	6.73
Exercisable as of December 31, 2021	3,875,000	$1.40	6.56

As of December 31, 2021, 400,000 stock options remain unvested with an average grant-date fair value of $.69, and unrecognized compensation expense for these unvested was $277,380 which will be recognized over approximately 1.20 years.

During the period ended June 30, 2022, the Company issued 2,525,464 shares of common stock to employees and consultants at exercise prices ranging from $3.00 per share with immediate vesting and a ten-year exercise period.

As of June 30, 2022, 250,000 stock options remain unvested with an average grant-date fair value of $.69, and unrecognized compensation expense for these unvested was $173,880 which will be recognized over approximately 0.84 years.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, the general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and By-Laws

Provisions of our certificate of incorporation, as amended (“certificate of incorporation”), and our bylaws, as amended (“bylaws”), could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Removal of Directors. Our certificate of incorporation and bylaws provide that directors may be removed prior to the expiration of their terms by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote.

Vacancies. Our certificate of incorporation and bylaws provide the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our Company.

Amendment of Bylaws. The certificate of incorporation and bylaws provide that the bylaws may be altered, amended or repealed by the Board of Directors by an affirmative vote of a majority of the Board of Directors at any regular meeting of the Board of Directors.

Limitation of Liability. The certificate of incorporation provides for the limitation of liability of, and providing indemnification to, our directors and officers.

Special Stockholders Meeting. The certificate of incorporation provides that a special meeting of the stockholders may only be called by a majority of the board of directors.

Nominations of Directors. The bylaws provide for advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Exclusive Forum Provision

Section 21 of our certificate of incorporation and Section 7.4 of our bylaws provide that “[u]nless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located in the county in which the principal office of the corporation in the State of Delaware is established, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction.”

This choice of forum provision may limit a bondholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our certificate of incorporation and our bylaws to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Fee Shifting Provision

Section 7.4 of our bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action, provided that the provisions of this sentence shall not apply with respect to “internal corporate claims” as defined in Section 109(b) of the DGCL.”

Our bylaws provide that for this section, the term “attorneys’ fees” or “attorneys’ fees and costs” means the fees and expenses of counsel to the Company and any other parties asserting a claim subject to Section 7.4 of the bylaws, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision broadly to all actions except for claims brought under the Exchange Act and Securities Act.

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 7.4 of our bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 7.4 of our bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

In the event you initiate or assert a claim against us, in accordance with the dispute resolution provisions contained in our Bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 7.4 of our bylaws could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Limitation on Liability and Indemnification of Officers and Directors

Our certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law (“DGCL”).

Our certificate of incorporation also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.

Our Transfer Agent

The transfer agent and registrar for our Common Stock is Prolific Labs Incorporated (doing business as Pulley). The transfer agent and registrar’s address is 6114 La Salle Avenue, #459, Oakland, California 94611. The transfer agent’s telephone (864) 354-4026.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a discussion of the material U.S. federal income tax consequences relating to ownership and disposition of our common stock by a non-U.S. holder. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision of the United States;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (as defined in the Code) have authority to control all substantial decisions of the trust or if the trust has a valid election in effect to be treated as a United States person under applicable U.S. Treasury Regulations.

This discussion is based on current provisions of the Code, existing, temporary, and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change could alter the tax consequences to non-U.S. holders described in this prospectus. In addition, the IRS could challenge one or more of the tax consequences described in this prospectus.

We assume in this discussion that each non-U.S. holder holds shares of our common stock as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any aspects of state, local, or non-U.S. taxes, alternative minimum tax, the Medicare contribution tax on net investment income, the special tax accounting rules under Section 451(b) of the Code, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any U.S. federal taxes other than income, such as estate or gift taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

●	banks;

●	insurance companies;

●	tax-exempt organizations;

●	financial institutions;

●	brokers or dealers in securities;

●	pension plans;

●	tax-qualified retirement plans;

●	tax-exempt organizations;

●	governmental organizations;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

●	certain U.S. expatriates and former citizens or long-term residents of the United States;

●	persons who have elected to mark securities to market;

●	corporations that accumulate earnings to avoid U.S. federal income tax;

●	persons that own, or are deemed to own, during the applicable testing period, more than 5% of our outstanding capital stock (except to the extent specifically set forth below);

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

●	persons that elect to apply Section 1400Z-2 of the Code to gains recognized with respect to shares of our common stock; or

●	persons that acquire our common stock pursuant to the exercise of employee stock options, or otherwise as compensation for services.

In addition, this discussion does not address the tax treatment of partnerships (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other entities that are transparent for U.S. federal income tax purposes or persons who hold their common stock through partnerships or other entities that are transparent for U.S. federal income tax purposes. In the case of a holder that is classified as a partnership for U.S. federal income tax purposes, the tax treatment of a person treated as a partner in such partnership for U.S. federal income tax purposes generally will depend on the status of the partner, the activities of the partner and the partnership, and certain determinations made at the partner level. A person treated as a partner in a partnership or who holds their stock through another transparent entity should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock through a partnership or other transparent entity, as applicable.

Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock.

Distributions on our Common Stock

We do not currently expect to pay any dividends. See the section titled “Dividend Policy”. However, in the event that we do pay distributions of cash or property on our common stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in our common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Gain on Sale, Exchange or Other Taxable Disposition of Common Stock.”

Subject to the discussion of effectively connected income below and the discussions below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act”, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence with respect to U.S. withholding taxes generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or applicable successor form) and satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty but does not timely furnish the required documentation may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States, and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. To obtain this exemption, a non-U.S. holder must generally provide a properly executed IRS Form W-8ECI properly certifying such exemption. However, such U.S. effectively connected income is taxed at the same U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Any documentation provided to an applicable withholding agent may need to be updated in certain circumstances. The certification requirements described above also may require a non-U.S. holder to provide its U.S. taxpayer identification number.

Gain on Sale, Exchange, or Other Taxable Disposition of Common Stock

Subject to the discussions below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on a sale, exchange, or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the regular rates and in the manner applicable to United States persons, and, if the non-U.S. holder is a foreign corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

●	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the amount by which the non-U.S. holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition (without taking into account any capital loss carryovers) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

●	we are or were a “U.S. real property holding corporation” at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter), unless our common stock is regularly traded on an established securities market and the non-U.S. holder held no more than five percent of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance in this regard, we believe that we have not been and are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

We (or the applicable paying agent) must generally report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E or otherwise establishes an exemption.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a foreign broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Any documentation provided to an applicable withholding agent may need to be updated in certain circumstances.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Account Tax Compliance Act

Sections 1471 and 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act and associated guidance, or collectively, FATCA, generally impose a 30% withholding tax on any “withholdable payment” (as defined below) to a “foreign financial institution” (as defined in the Code), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or another applicable exception applies or such institution is compliant with applicable foreign law enacted in connection with an applicable intergovernmental agreement between the United States and such foreign jurisdiction. FATCA will also generally impose a 30% withholding tax on any “withholdable payment” (as defined below) to a foreign entity that is not a financial institution, unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity (which generally includes any United States person who directly or indirectly owns more than 10% of the entity), if any, or another applicable exception applies or such entity is compliant with applicable foreign law enacted in connection with an applicable intergovernmental agreement between the United States and such foreign jurisdiction. Under applicable U.S. Treasury regulations, “withholdable payments” currently include payments of dividends on our common stock. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of or stock, proposed U.S. Treasury Regulations provide that FATCA withholding does not apply to gross proceeds from the disposition of property of a type that can produce U.S. source dividends or interest. Taxpayers (including withholding agents) can rely on the proposed Treasury Regulations until final Treasury Regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

The preceding discussion of material U.S. federal tax consequences is for general information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of purchasing, holding, and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

The Offering will be Sold by Our Officers and Directors

We are offering up to a total of 2,941,176 shares (“Shares”) of common stock for cash. The Shares being offered by the Company will be sold at the fixed price of $8.50 per share until the completion of this Offering. We expect to commence the sale of the Shares as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the SEC. The Offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 90 days after the date that this Offering is deemed qualified by the SEC, unless sooner terminated or extended for additional 90 day-incremental periods in the sole discretion of the Company. The initial 90-day offering period and any additional 90 day-incremental offering periods will, in the aggregate, not exceed 24 months from the date of this Offering Circular, pursuant to Rule 251(d)(3) of Regulation A. There are no specific events which might trigger our decision to terminate the offering.

The Shares are being offered by us on a direct primary, self-underwritten basis (that is, without the use of a broker-dealer) and there can be no assurance that all or any of the Shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. The minimum investment amount per investor is $850 (100 shares of common stock); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. The subscriptions, once received, are irrevocable.

We cannot assure you that all or any of the Shares offered under this Offering Circular will be sold. No one has committed to purchase any of the Shares offered. Therefore, we may sell only a nominal amount of Shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

We will sell the Shares in this Offering through our officers and directors, who intend to offer them using this Offering Circular and a subscription agreement as the only materials to offer potential investors. The officers and directors that offer Shares on our behalf may be deemed to be underwriters of this offering within the meaning of Section 2(11) of the Securities Act. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the Shares nor will they register as broker-dealers pursuant to Section 15 of the Exchange Act in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer’s securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a)4-1 in that:

●	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act, at the time of his or her participation;

●	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

●	They are not, at the time of their participation, an associated person of a broker-dealer; and

●	They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we believe that we satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our officers and directors will sell the Shares being offered pursuant to this offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

Broker-Dealer and Administrative Services

The Company has engaged Dalmore Group, LLC, a New York limited liability company and broker-dealer registered with the SEC and a member of FINRA (“Dalmore”), to provide broker-dealer and administrative services related to operations and compliance, but not underwriting or placement agent services, in all 50 states, District of Columbia and the territories of the United States in connection with this Offering. The administrative services Dalmore will provide include the following:

●	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the company whether or not to accept investor as a customer.

●	Review each investors subscription agreement to confirm such investors participation in the offering, and provide a determination to the company whether or not to accept the use of the subscription agreement for the investor’s participation.

●	Contact and/or notify the company, if needed, to gather additional information or clarification on an investor.

●	Not provide any investment advice nor any investment recommendations to any investor.

●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks).

●	Coordinate with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, the Company has agreed to pay Dalmore $29,250 in one-time set up fees, consisting of the following:

●	$5,000 advance payment for out-of-pocket expenses.

●	$20,000 consulting fee due and payable immediately after FINRA issues a no objection letter.

●	$4,250 for fees to be paid to FINRA.

In addition, the Company will pay Dalmore a cash commission equal to 1.0% of the amount raised in the Offering to support the Offering once the SEC has qualified the Offering Statement and the Offering commences. Assuming that the Offering is open for 12 months, the Company estimates that commission due to pay Dalmore, pursuant to the 1.0% cash commission would be $250,000 for a fully subscribed Offering. Finally, the total fees and cash commissions that the Company estimates that it will pay Dalmore, pursuant to a fully subscribed Offering would be $279,250. These assumptions were used in estimating the fees and cash commissions due in the “Use of Proceeds.”

Placement Agents

We reserve the right to use licensed broker-dealers or members of FINRA, acting as underwriters or placement agents, in which event the broker-dealers will also conduct the Offering on a “best efforts” basis, and pay such broker-dealers a cash commission of up to 5.0% of the gross proceeds raised by such broker-dealers. For purposes of clarification, such cash commission would be in addition to the cash commission to be paid to Dalmore, resulting in a potential aggregate cash commission of up to 6.0% on the aggregate amount raised in this Offering.

The Company has engaged OpenDeal Broker LLC (“OpenDeal Broker”) to assist with processing of investments through the online investment platform at www.republic.co maintained for OpenDeal Broker’s benefit by its affiliates (the “Republic Platform”). OpenDeal Broker will act as the placement agent for only those subscriptions received through Republic Platform. The Republic Platform will be used to communicate the offering to investors so they may purchase the securities in this offering through OpenDeal Broker. As compensation, the Company will pay to OpenDeal Broker a cash commission equal to 5% of the amount raised through the Republic Platform. OpenDeal Broker will also receive a securities commission equivalent to 2% of the dollar value of the securities issued to investors through the Republic Platform at the time of closing (excluding Bonus Shares). OpenDeal Broker will comply with lock-up restriction required by FINRA Rule 5110(e)(1), not selling, transferring, assigning, pledging, or hypothecating or subjecting such to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities commission for a period of 180 days beginning on the date of commencement of sales of the public equity offering with respect to the Commission, unless FINRA Rule 5110(e)(2) applies. Pursuant to FINRA Rule 5110(g), OpenDeal Broker will not accept a securities commission in options, warrants or convertibles which violates 5110(g) including but not limited to (a) is exercisable or convertible more than five years from the commencement of sales of the public offering; (b) has more than one demand registration right at the issuer's expense; (c) has a demand registration right with a duration of more than five years from the commencement of sales of the public offering; (d) has a piggyback registration right with a duration of more than seven years from the commencement of sales of the public offering; (e) has anti-dilution terms that allow the participating members to receive more shares or to exercise at a lower price than originally agreed upon at the time of the public offering, when the public shareholders have not been proportionally affected by a stock split, stock dividend, or other similar event; or (f) has anti-dilution terms that allow the participating members to receive or accrue cash dividends prior to the exercise or conversion of the security.

Bonus Shares; Discounted Price for Certain Investors

Certain investors in this Offering are eligible to receive additional shares of common stock (effectively a discount) for their shares purchased (“Bonus Shares”) equal to 5%, 7%, 10%, or 15% of the shares they purchase, depending upon the investment level of such investors. See “—Perks” below. Fractional shares will not be distributed and Bonus Shares will be determined by rounding down to the nearest whole share. Investors receiving the 5% bonus will pay an effective price of approximately $8.11 per share, while investors receiving the 7% bonus will pay an effective price of approximately $7.95 per share, while investors receiving the 10% bonus will pay an effective price of approximately $7.73 per share, and investors receiving the 15% bonus will pay an effective price of approximately $7.39 per share. The Company will absorb the cost of the issuance of the Bonus Shares. To the extent any are issued, it will reduce the proceeds that the Company receives.

Technology Services

The Company has engaged Dalmore Technology, LLC (“Technology Agent”) to provide certain technology services to the Company in connection with the Offering, including the online platform of the Technology Agent. After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, the Offering will be conducted on the online platform of Technology Agent through the Investor Relations page of our website at www.iremedy.com, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price by ACH debit transfer, wire transfer or credit card to an account designated by the Company. Credit card subscription shall not exceed the lesser of $5,000 or the amount permitted by applicable law, per subscriber. There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering, or (ii) the Termination Date. Funds will be promptly refunded without interest, for sales that are not consummated. We will pay certain itemized technology fees to Technology Agent for these services, including:

●	One time set-up fee of $3,500 for the Dalmore Direct platform;

●	Monthly online platform fee of $2,500 per month;

●	Plaid identity verification fee of $1.80 per account that is linked;

●	ACH transfer fee of 0.10% of the amount of the transaction;

●	ACH chargeback fee of $25.00 per transaction;

●	ACH returns fee of $1.50 per transaction;

●	ACH settlement fee of $0.15 per transaction;

●	Wire handling fee of $25 per domestic wire;

●	Wire handling fee of $45 per international wire; and

●	Credit card processing fee of $0.70 plus 3.15% of the amount of the transaction.

Assuming that the Offering is open for 12 months and assuming that 50% of investments are made via ACH payment and 50% of investments are made via credit card, the Company estimates that fee due to pay the Technology Agent, would be $443,250 for a fully subscribed Offering (including the one-time set-up fee of $3,500, monthly online platform fee of $2,500 for 12 months (computed as $30,000), ACH transfer fee of 0.10% of 50% of fully subscribed Offering (computed as $12,500), and credit card fee of $0.70 (assuming 50% of 10,000 investors) plus 3.15% of 50% of fully subscribed Offering (computed as $400,750). These assumptions were used in estimating the fees due in the “Use of Proceeds.”

Transfer Agent and Registrar

The Company has engaged Prolific Labs Incorporated (doing business as Pulley) (“Transfer Agent”) as its transfer agent and registrar for its common stock in this Offering. The Transfer Agent’s address is at 6114 La Salle Avenue, #459, Oakland, California 94611 and its telephone number is (864) 354-4026

We will pay a flat fee of $20,000 to the Transfer Agent covering all transfer agent services in connection with the Offering as well one year of ongoing account maintenance for up to 10,000 holder accounts.

Investor Perks

To encourage participation in the Offering, we are providing specific perks for investors who purchase a minimum of 1,500 Shares in this Offering. Additional perks are available for purchases of a greater number of Shares. We are of the opinion that these perks are a “thank you” to investors that help us achieve our mission and do not alter the sales price or cost basis of the securities in this Offering. However, it is recommended that investors consult a tax professional to fully understand any tax implications of receiving any perks before investing. The table below presents the investment level to receive the stated perk:

Investment Amount	Rewards
$1,500	Tier 1 5% Bonus Share
$5,000	Tier 2 7% Bonus Shares
$10,000	Tier 3 10% Bonus Shares
$50,000	Tier 4 15% Bonus Shares

Stock Certificates

Ownership of the Shares will be “book-entry” only form, meaning that ownership interests shall be recorded by the Transfer Agent, and kept only on the books and records of Transfer Agent. There will be no cost to the Subscriber to hold the shares, in book entry, on the books of the company. No physical certificates shall be issued, nor received, by Transfer Agent or any other person. The Transfer Agent records and maintains securities of Company in book-entry form only. Book-entry form means the Transfer Agent maintains shares on an investor’s behalf without issuing or receiving physical certificates. Securities that are held in un-certificated book-entry form have the same rights and privileges as those held in certificate form, but the added convenience of electronic transactions (e.g. transferring ownership positions between a broker-dealer and the Transfer Agent), as well as reducing risks and costs required to store, manage, process and replace lost or stolen securities certificates. Transfer Agent shall send out email confirmations of positions and notifications of changes “from” Company upon each and every event affecting any person’s ownership interest, with a footer referencing Transfer Agent.

ERISA Considerations

Special considerations apply when contemplating the purchase of Shares of our common stock on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of the Shares on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no Shares of our common stock will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

Foreign Regulatory Restrictions on Purchase of the Shares

We have not taken any action to permit a public offering of our Shares outside the United States or to permit the possession or distribution of this Offering Circular outside the United States. Persons outside the United States who come into possession of this Offering Circular must inform themselves about and observe any restrictions relating to this offering of Shares and the distribution of the Offering Circular outside the United States.

Investment Amount Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are a director, executive officer or general partner of the issuer or a director, executive officer, or general partner of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, or limited liability company, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares;

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ix)	You are an entity, of a type not listed in the above paragraphs (iv), (v), (vi), (vii), or (viii), not formed for the specific purpose of acquiring the Offered Shares, owning investments in excess of $5,000,000;

(x)	You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

(xi)	You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, and is not formed for the specific purpose of acquiring the Offered Shares, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

(xii)	You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph (xi), and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph (xi).

Offering Period and Expiration Date

We expect to commence the sale of the Shares as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the SEC. The Offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 90 days after the date that this Offering is deemed qualified by the SEC, unless sooner terminated or extended for additional 90 day-incremental periods in the sole discretion of the Company (“Termination Date”). The initial 90-day offering period and any additional 90 day-incremental offering periods will, in the aggregate, not exceed 24 months from the date of this Offering Circular, pursuant to Rule 251(d)(3) of Regulation A.

Procedures for Subscribing

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, if you decide to subscribe for any Shares in this Offering, you should:

Go to the Investor Relations page of our website at www.iremedy.com and click on the “Invest” button (our website will redirect you, as an investor, via the “Invest” button to our online platform landing page on the website) and follow the links and procedures as described on the website to invest.

1.	Electronically receive, review, execute and deliver to us a Subscription Agreement; and

2.	Deliver funds via ACH, wire transfer or credit card (or by such alternative payment method as may be indicated on our online platform) for the amount set forth in the Subscription Agreement directly to an account designated by the Company.

Credit card subscription shall not exceed the lesser of $5,000 or the amount permitted by applicable law, per subscriber.

The website will direct interested investors to receive (upon their acknowledgement that they have had the opportunity to review this Offering Circular), review, execute and deliver subscription agreements electronically.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We will not accept any money until the SEC declares the Offering Statement of which this Offering Circular forms a part as qualified.

We anticipate that we may hold one or more closings for purchases of the Shares until the offering is fully subscribed or we terminate the Offering. Participating broker-dealers will submit a subscriber’s form(s) of payment generally by noon of the next business day following receipt of the subscriber’s subscription agreement and form(s) of payment.

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the shares of common stock does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this Offering Circular, you are purchasing the shares of common stock for your own account and that your rights and responsibilities regarding your shares of common stock will be governed by our chart and bylaws, each filed as an exhibit to the Offering Circular of which this Offering Circular is a part.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to an account designated by the Company, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Selling Restrictions

Notice to prospective investors in Canada

The offering of the Shares in Canada is being made on a private placement basis in reliance on exemptions from the Offering Circular requirements under the securities laws of each applicable Canadian province and territory where the Common Stock may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Offering Circular and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the Shares in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the Shares is offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the Shares by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with Offering Circular and registration requirements, statutory exemptions from the Offering Circular and registration requirements or under a discretionary exemption from the Offering Circular and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Shares outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of Shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Offering Circular Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Offering Circular Directive), as permitted under the Offering Circular Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Offering Circular Directive, provided that no such offer of Shares shall require the Company or the representatives to publish a Offering Circular pursuant to Article 3 of the Offering Circular Directive or supplement a Offering Circular pursuant to Article 16 of the Offering Circular Directive.

Each person in a Relevant Member State who initially acquires any Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Offering Circular Directive. In the case of any Shares being offered to a financial intermediary as that term is used in Article 3(2) of the Offering Circular Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This offering circular has been prepared on the basis that any offer of Shares in any Relevant Member State will be made pursuant to an exemption under the Offering Circular Directive from the requirement to publish a Offering Circular for offers of Shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of Shares which are the subject of the offering contemplated in this offering circular may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a Offering Circular pursuant to Article 3 of the Offering Circular Directive in relation to such offer. The Company has not authorized, nor does it authorize, the making of any offer of Shares in circumstances in which an obligation arises for the Company to publish a Offering Circular for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe the Shares, as the same may be varied in the Relevant Member State by any measure implementing the Offering Circular Directive in the Relevant Member State and the expression “Offering Circular Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Offering Circular Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Switzerland

The Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance Offering Circulares under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing Offering Circulares under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, the Company, the Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This offering circular relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This offering circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this offering circular nor taken steps to verify the information set forth herein and has no responsibility for the offering circular. The Shares to which this offering circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Shares offered should conduct their own due diligence on the Shares. If you do not understand the contents of this offering circular you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, Offering Circular, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This offering circular does not constitute a Offering Circular, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a Offering Circular, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Shares must observe such Australian on-sale restrictions.

This offering circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in China

This offering circular does not constitute a public offer of the Shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The Shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the Shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Hong Kong

The Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “Offering Circular” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This offering circular has not been registered as a Offering Circular with the Monetary Authority of Singapore. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Shares may not be circulated or distributed, nor may the Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Shares pursuant to an offer made under Section 275 of the SFA except:

(a) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b) where no consideration is or will be given for the transfer;

(c) where the transfer is by operation of law;

(d) as specified in Section 276(7) of the SFA; or

(e) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

SHARES ELIGIBLE FOR FUTURE SALE

Shares Eligible for Future Sale

Immediately prior to this offering, there was little to no trading activity in our common stock. Future sales of substantial amounts of common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock.

All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales would be subject to the Rule 144 resale restrictions described below, other than the holding period requirement.

Rule 144

Some of our stockholders will be forced to hold their shares of our common stock for at least a six-month period before they are eligible to sell those shares, and even after that six-month period, sales may not be made under Rule 144 promulgated under the Securities Act unless we and such stockholders are in compliance with other requirements of Rule 144.

In general, Rule 144 provides that (i) any of our non-affiliates that has held restricted common stock for at least six months is thereafter entitled to sell its restricted stock freely and without restriction, provided that we remain compliant and current with our SEC reporting obligations, and (ii) any of our affiliates, which includes our directors, executive officers and other person in control of us, that has held restricted common stock for at least six months is thereafter entitled to sell its restricted stock subject to the following restrictions: (a) we are compliant and current with our SEC reporting obligations, (b) certain manner of sale provisions are satisfied, (c) a Form 144 is filed with the SEC, and (d) certain volume limitations are satisfied, which limit the sale of shares within any three-month period to a number of shares that does not exceed the greater of 1% of the total number of outstanding shares. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

ADDITIONAL REQUIREMENTS AND RESTRICTIONS

Broker-Dealer Requirements

Each of the participating broker-dealers, authorized registered representatives or any other person selling Shares on our behalf is required to:

●	make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investor; and

●	maintain, for at least six (6) years, records of the information used to determine that an investment in our Shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized registered representative or other person selling Shares on our behalf will, based on a review of the information provided by you, consider whether you:

●	meet the minimum suitability standards established by us and the investment limitations established under Regulation A;

●	can reasonably benefit from an investment in our Shares based on your overall investment objectives and portfolio structure;

●	are able to bear the economic risk of the investment based on your overall financial situation; and

●	have an apparent understanding of:

●	the fundamental risks of an investment in the Shares;

●	the risk that you may lose your entire investment;

●	the lack of liquidity of the Shares;

●	the restrictions on transferability of the Shares;

●	the background and qualifications of our management; and

●	our business.

Stock Certificates

Ownership of the Shares will be “book-entry” only form, meaning that ownership interests shall be recorded by the Transfer Agent, and kept only on the books and records of Transfer Agent. There will be no cost to the Subscriber to hold the shares, in book entry, on the books of the company. No physical certificates shall be issued, nor received, by Transfer Agent or any other person. The Transfer Agent records and maintains securities of Company in book-entry form only. Book-entry form means the Transfer Agent maintains shares on an investor’s behalf without issuing or receiving physical certificates. Securities that are held in un-certificated book-entry form have the same rights and privileges as those held in certificate form, but the added convenience of electronic transactions (e.g. transferring ownership positions between a broker-dealer and the Transfer Agent), as well as reducing risks and costs required to store, manage, process and replace lost or stolen securities certificates. Transfer Agent shall send out email confirmations of positions and notifications of changes “from” Company upon each and every event affecting any person’s ownership interest, with a footer referencing Transfer Agent.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

●	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

●	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

●	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

●	a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

●	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

ERISA CONSIDERATIONS

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

●	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

●	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

●	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of Shares is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

(1) the equity interests acquired by employee benefit plans are publicly offered securities - i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

(2) the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

(3) there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

We do not intend to limit investment by benefit plan investors in us because we anticipate that we will qualify as an “operating company”. If the Department of Labor were to take the position that we are not an operating company and we had significant investment by benefit plans, then we may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on our business and the value of our common stock.

Plan fiduciaries contemplating a purchase of Shares should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN US IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

LEGAL MATTERS

The validity of the securities offered by this Offering Circular will be passed upon for us by Anthony L.G., PLLC, 625 N. Flagler Drive, Ste. 600, West Palm Beach, Florida 33401.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements of The iRemedy Healthcare Companies, Inc. as of December 31, 2021 and 2020 and for the years then ended included in this offering statement and offering circular, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report appearing herein.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 17, 2021, we appointed WithumSmith+Brown, PC as our independent registered public accounting firm. WithumSmith+Brown, PC audited our consolidated financial statements for the years ended December 31, 2021 and 2020 which have been included in this offering circular and offering statement and WithumSmith+Brown, PC has been engaged as our independent registered public accounting firm for our year ended December 31, 2022. Prior to engaging WithumSmith+Brown, PC as our independent registered public accounting firm, D. Brooks and Associates CPA’s P.A was engaged as our independent auditor to audit our financial statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

We also maintain a website at www.iremedy.com. After the completion of this offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

After the completion of this Tier II, Regulation A offering, we intend to file reports under Rule 257 of Regulation A. Such reports and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Until we become or never become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each holder of common stock:

1.	Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.	Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the stockholders.

3.	Tax Information. On or before September 31st of the month immediately following our fiscal year, which is currently September 1st through August 31st, we will send to each stockholder such tax information as shall be reasonably required for federal and state income tax reporting purposes.

THE IREMEDY HEALTHCARE COMPANIES, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors,

The iRemedy Healthcare Companies, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of The iRemedy Healthcare Companies, Inc. (the "Company") as of December 31, 2021 and 2020, and the related consolidated statements of operations, stockholders’ deficit, and cash flows, for the years then ended, and the related notes to the consolidated financial statements (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company's auditor since 2021.

Orlando, Florida

August 30, 2022

THE iREMEDY HEALTHCARE COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2021 AND 2020

	December 31,
	2021	2020

Assets
Current Assets:
Cash	$561,048	$456,349
Accounts receivable, net of an allowance for doubtful accounts of $20,443	947,974	1,968,333
Inventories, less allowance for obsolete inventory of $7,730,000 and $1,665,836, respectively	14,967,000	7,033,312
Prepaid inventory	8,268,166	18,992,797
Other current assets	296,266	43,833
Total current assets	25,040,454	28,494,624

Property and Equipment, net	—	9,527
Internally Developed Software, net	1,463,850	650,958
Notes Receivable - Related Parties	37,831	37,831
Right-of-Use Assets, net	1,019,641	40,302
Goodwill	1,165,810	1,165,810
Intangible Assets, net	302,250	419,250
Note Receivable	—	6,620,953
Total assets	$29,029,836	$37,439,255

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable and accrued expenses	$3,087,973	$1,577,806
Supplier financing payable	34,683,492	11,420,249
Accrued interest	704,230	574,057
Accrued interest - related parties	777,953	1,368,208
Convertible note payable	—	1,414,760
Notes payable, current portion, net of unamortized discounts	680,736	4,125,088
Notes payable, related parties	8,363,989	7,219,000
Other short-term loans payable, net of discounts	—	127,015
Stock repurchase obligation	—	150,000
Lease liabilities, current	252,981	43,871
Contract liabilities	53,585	11,070,981
Total current liabilities	48,604,939	39,091,035

Lease liabilities, less current portion	792,404	—
Note payable, net of current portion and unamortized discount	82,264	7,661,988
Total liabilities	49,479,607	46,753,023

Commitments and Contingencies (Note 16)

Redeemable common stock	903,542	1,062,110

Stockholders’ Deficit:
Series A preferred stock, par value $0.001; 1,000,000 shares authorized, nil and 1,000,000 issued and outstanding, respectively	—	1,000
Series B preferred stock, par value $0.0001; 6,000,000 shares authorized; nil shares issued and outstanding	—	—
Common stock, par value $0.000025; 80,000,000 shares authorized; 34,317,359 and 28,828,228 issued and outstanding, respectively	859	720
Additional paid in capital	26,552,666	17,971,229
Accumulated deficit	(47,492,535)	(28,009,062)
Noncontrolling interest	(414,303)	(339,765)
Total stockholders’ deficit	(21,353,313)	(10,375,878)
Total liabilities and stockholders’ deficit	$29,029,836	$37,439,255

See notes to the accompanying consolidated financial statements.

THE iREMEDY HEALTHCARE COMPANIES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020

Revenues	$86,151,192	$14,063,684

Cost of Sales	72,921,600	13,195,974
Inventory write down	6,064,164	1,620,000
Total cost of sales	78,985,764	14,815,974

Gross profit (loss)	7,165,428	(752,290)

Operating Costs and Expenses:
Salaries and benefits	2,325,038	2,612,708
Advertising	692,563	638,011
Professional fees	2,027,114	1,109,631
General and administrative	1,070,731	522,226
Research and development	451,016	205,608
Depreciation and amortization	159,170	152,606
Total operating costs and expenses	6,725,632	5,240,790

Operating income (loss)	439,796	(5,993,080)

Other Income (Expenses):
Interest expense	(17,371,834)	(3,945,407)
Interest income	75,760	66,210
Inducement Expense	(2,066,426)	—
Net gain on extinguishment of note receivable and notes payable	957,893	—
Net loss on extinguishment of notes payable	(1,946,847)	—
Gain on forgiveness of PPP loan	353,647	—
Total other expenses, net	(19,997,807)	(3,879,197)

Net loss before income tax benefit and noncontrolling interest	(19,558,011)	(9,872,277)
Income tax benefit	—	—
Net loss before noncontrolling interest	(19,558,011)	(9,872,277)
Less net loss attributable to noncontrolling interest	74,538	238,022
Net loss attributable to iRemedy Healthcare Companies, Inc. and subsidiaries	$(19,483,473)	$(9,634,255)

Net loss per common share:
Basic and diluted	$(0.63)	$(0.34)

Weighted average number of common shares outstanding:
Basic and diluted	31,013,379	28,109,867

See notes to the accompanying consolidated financial statements.

THE iREMEDY HEALTHCARE COMPANIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Series A Preferred		Series B Preferred					Additional	Deferred			Total
	Stock		Stock		Common Stock			Paid	Stock	Accumulated	Noncontrolling	Stockholders’
	Shares	Amount	Shares	Amount	Shares		Amount	in Capital	Compensation	Deficit	Interest	Deficit
December 31, 2019	1,000,000	$1,000	—	$—	28,144,485	#	$704	$16,051,193	$(4,250)	$(18,374,807)	$—	$(2,326,160)
Issuance of common stock for cash	—	—	—	—	506,666		12	799,543	—	—	—	799,555
Common stock issued with notes payable	—	—	—	—	227,077		6	257,075	—	—	—	257,081
Warrant issued with notes payable - related party	—	—	—	—	—		—	53,286	—	—	—	53,286
Common stock issued for extension of stock repurchase obligation	—	—	—	—	50,000		1	74,999	—	—	—	75,000
Stock-based compensation	—	—	—	—	—		—	846,870	4,250	—	—	851,120
Redemption premium on redeemable common stock	—	—	—	—	—		—	(111,737)	—	—	—	(111,737)
Repurchase of common stock	—	—	—	—	(100,000)		(3)	—	—	—	—	(3)
Distributions	—	—	—	—	—		—	—	—	—	(101,743)	(101,743)
Net loss	—	—	—	—	—		—	—	—	(9,634,255)	(238,022)	(9,872,277)
December 31, 2020	1,000,000	$1,000	—	$—	28,828,228	#	$720	$17,971,229	$—	$(28,009,062)	$(339,765)	(10,375,878)
Common stock issued in connection with induced conversion	—	—	—	—	1,255,277		31	2,777,116	—	—	—	2,777,147
Conversion of convertible debt and accrued interest	—	—	—	—	544,285		14	816,414	—	—	—	816,428
Repurchase of common stock	—	—	—	—	(200,000)		(5)	5	—	—	—	—
Redemption premium on redeemable common stock	—	—	—	—	—		—	(111,431)	—	—	—	(111,431)
Cancellation of redeemable common stock put option	—	—	—	—	—		—	270,000	—	—	—	270,000
Conversion of Series A Stock	(1,000,000)	(1,000)	—	—	2,500,000		63	937	—	—	—	—
Issuance of common stock for cash	—	—	—	—	500,615		13	1,465,032	—	—	—	1,465,045
Common stock issued for warrant exercise	—	—	—	—	171,667		4	257,496	—	—	—	257,500
Common stock issued in connection with note payable extensions and modifications	—	—	—	—	470,288		12	1,410,852	—	—	—	1,410,864
Common stock issued as additional interest expense on note payable	—	—	—	—	100,000		3	299,997	—	—	—	300,000
Common stock warrant issued in connection with note payable extension-related party	—	—	—	—	—		—	454,340	—	—	—	454,340
Common stock issued for services	—	—	—	—	146,999		4	440,170	—	—	—	440,174
Common stock and warrants issued for services and fees	—	—	—	—	—		—	293,509	—	—	—	293,509
Stock-based compensation	—	—	—	—	—		—	207,000	—	—	—	207,000
Net loss	—	—	—	—	—		—	—	—	(19,483,473)	(74,538)	(19,558,011)
December 31, 2021	—	$—	—	$—	34,317,359		$859	$26,552,666	$—	$(47,492,535)	$(414,303)	$(21,353,313)

See notes to the accompanying consolidated financial statements.

THE iREMEDY HEALTHCARE COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
Cash Flows from Operating Activities:
Net Loss	$(19,558,011)	$(9,872,277)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	159,170	152,606
Amortization of debt discounts	10,890	604,349
Amortization of stock repurchase obligation	—	100,011
Amortization ROU asset	131,865	68,920
Gain on extinguishment of note receivable and notes payable	(973,643)	—
Loss on extinguishment of notes payable	1,410,864	—
Loss on extinguishment of notes payable - related party	454,340	—
Gain on forgiveness of PPP Loan	(353,647)	—
Increase in allowance for obsolote inventory	6,064,164	1,620,000
Common stock, stock options and warrants issued for services	733,683	851,120
Stock-based compensation	207,000	—
Common stock issued as additional interest expense on note payable	300,000	—
Interest expense added to convertible note payable	94,505	143,812
Interest expense added to note payable	113,747	—
Induced conversion expense	2,066,426	—
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	1,020,359	(1,943,381)
Increase in inventory	(13,997,852)	(8,605,676)
(Increase) decrease in prepaid inventory	10,724,631	(18,992,797)
(Increase) decrease in other current assets	(252,433)	229,745
Increase in accounts payable and accrued expenses	1,510,167	890,563
Increase in supplier financing payable	23,263,243	11,420,249
Increase in accrued interest	148,058	1,908,632
Increase in accrued interest - related parties	297,745	—
Increase (decrease) in contract liabilities	(11,017,396)	11,070,981
Decrease in lease liabilities	(109,687)	(73,680)
Net cash provided by (used in) operating activities	2,448,188	(10,426,823)
Cash Flows from Investing Activities:
Internally developed software costs	(845,535)	(650,859)
Net cash used in operating activities	(845,535)	(650,859)
Cash Flows from Financing Activities:
Repayments of notes payable	(3,200,473)	(800,000)
Proceeds from notes payable	—	4,403,373
Proceeds from other short-term loans	—	301,662
Repayments on other short-term loans	(127,015)	(362,044)
Proceeds from notes payable-related parties	1,000,000	7,000,000
Repayments on notes payable-related parties	(743,011)	—
Repayment of stock repurchase obligation	(150,000)	(75,000)
Proceeds from issuance of common stock, net of issuance costs	1,465,045	799,555
Proceeds from exercise of warrants	257,500	—
Distributions to noncontrolling interests	—	(101,743)
Net cash (used in) provided by financing activities	(1,497,954)	11,165,803

Net Increase in Cash	104,699	88,121

Beginning of year	456,349	368,228
End of year	$561,048	$456,349

Supplemental disclosure of cash flow information:
Cash paid for interest	$16,706,889	$1,188,601
Cash paid for income taxes	$—	$—

Schedule of Non-Cash Investing and Financing Activities:
Redemption premium on redeemable common stock	$111,431	$111,737
Common stock and warrant issued with notes payable	$—	$257,081
Warrant issued with note payable - related party	$—	$53,286
Induced conversion of note payable to common stock	$710,721	$—
Accrued interest added to convertible note payable	$—	$70,946
Accrued interest added to notes payable - related party	$888,000	$—
Conversion of convertible note payable and accrued interest to common stock	$816,428	$—
Cancellation of redeemable common stock	$270,000	$—

See notes to the accompanying consolidated financial statements.

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

NOTE 1 – ORGANIZATION AND BUSINESS

The iRemedy Healthcare Companies, Inc. (“Parent”) was incorporated in the State of Florida on May 16, 2007, as The Paquin Healthcare Companies, Inc. On January 22, 2022, the Company reincorporated in the State of Delaware. Parent operates through its wholly owned subsidiary, iRemedy HealthCare Inc. (“iRemedy”), a healthcare ecommerce marketplace where healthcare consumers can purchase medical supplies, drugs, devices, and technologies primarily through its website, iRemedySupply.com. In August 2020, iRemedy executed a subcontractor agreement with a prime contractor of the United States Federal Government to supply safety needles and syringes which continued through October 2021. iRemedy will continue to supply medical supplies through subcontractor agreements when available and awarded. iRemedy customers are located throughout the United States and include consumers, physicians, nurses, dentists and the Federal Government.

During 2020, iRemedy became a membership interest holder in several limited liability companies (LLCs) established in 2020 for the purpose of distributing personal protective equipment (“PPE”). The following LLCs were established:

PPE, LLC - iRemedy holds 50% membership interest

PPE, LLC 2 – iRemedy holds 50% membership interest

PPE, LLC 3 – iRemedy holds 50.1% membership interest

PPE, LLC 4 - iRemedy holds 50.1% membership interest

PPE, LLC 5 - iRemedy holds 50.1% membership interest

The above are collectively referred to as the PPE, LLCs. Each PPE, LLC has one other individual that holds the remaining membership interests. The PPE, LLCs had minimal operating activities during the year ended December 31, 2021.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The accompanying consolidated financial statements were prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“US GAAP”) and include the accounts of iRemedy Healthcare Companies, Inc. and its wholly owned subsidiaries, iRemedy Healthcare, Inc. (“iRemedy”), and Buy Med, Inc., (“BMI”) and any entities determined to be variable interest entities (VIEs) in which iRemedy or any of its consolidated subsidiaries are determined to be the primary beneficiary. The PPE, LLCs have been consolidated with iRemedy as they have been determined to meet the definition of a VIE and iRemedy has been deemed the primary beneficiary (see below). iRemedy Healthcare Companies, Inc. is also the majority member of PPE, LLC 3, PPE, LLC 4, and PPE, LLC 5. The entities included in this financial statement are collectively referred to as the “Company.” All intercompany transactions have been eliminated in consolidation.

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Variable Interest Entities

In accordance with the Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification (“ASC”) 810-10-25-22 – Variable Interest Entity, a VIE is an entity that lacks one or more of the characteristics of a voting interest entity. A VIE is defined as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The determination of whether an entity is a VIE includes both a qualitative and quantitative analysis. The Company bases its qualitative analysis on its review of the design of the entity, its organizational structure including decision-making ability and relevant financial agreements and the quantitative analysis on the forecasted cash flow of the entity. The Company reassesses its initial evaluation of an entity as a VIE upon the occurrence of certain reconsideration events.

A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents, has both the: (i) power to direct the activities that most significantly impact the VIE’s economic performance; and (ii) obligation to absorb the losses of the VIE or the right to receive the benefits from the VIE, which could be significant to the VIE.

Due to the membership interests held by iRemedy in the PPE, LLCs, iRemedy determined whether it is the primary beneficiary of a VIE by considering qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of its investment; the obligation or likelihood for iRemedy or other interests to provide financial support; consideration of the VIE’s purpose and design, including the risks the VIE was designed to create and pass through to its variable interest holders and the similarity with and significance to the business activities of iRemedy and the other interests. iRemedy reassesses its determination of whether it is the primary beneficiary of a VIE each reporting period. Significant judgments related to these determinations include estimates about the current and future fair value and performance of investments held by these VIEs and general market conditions.

iRemedy determined the PPE, LLCs meet the definition of a VIE, in accordance with ASC 810-10-25-22 because the equity members do not have the characteristics of a controlling financial interest and the initial equity investment in these entities was insufficient to meet or sustain its operations without additional subordinated financial support from iRemedy. Further, iRemedy has provided guarantees to lenders of the PPE, LLCs which would require iRemedy to repay certain obligations of the PPE, LLCs if they were unable to meet these financial obligations as they become due (see Note 3). iRemedy has been determined to be the primary beneficiary.

The Company presents noncontrolling interest from majority-owned subsidiaries and VIEs as a component of stockholders’ deficit on the Company’s consolidated balance sheets under “Non-controlling interest” and reports non-controlling interest net income or loss under “Net income (loss) attributable to non-controlling interest” on the consolidated statements of operations based on the respective non-controlling interest ownership as of the reporting period.

The PPE, LLCs had minimal activity during the year ended December 31, 2021.

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include the fair value of equity-based compensation, equity-linked financial instruments, inventory obsolescence, useful life of intangible assets, right-of-use assets and liabilities and utilization of deferred tax assets.

Accounts Receivable

Accounts receivable are stated at their estimated net realizable value. The Company reviews its accounts to estimate losses resulting from the inability of its customers to make required payments. Any required allowance is based on specific analysis of past due accounts and also considers historical trends of write-offs. Past due status is based on how recently payments have been received from customers. As of December 31, 2021 and 2020, management estimate an allowance for doubtful accounts of $20,443.

Inventory

The Company’s inventory consists of finished goods. Inventory is valued at the lower of cost or realizable value. Cost is determined using the first in first out (FIFO) method. Provision for potentially obsolete or slow-moving inventory is made based on management analysis of inventory levels and future sales forecasts.

Management has determined that an allowance for obsolete or slow-moving inventory was necessary as of December 31, 2021 and 2020 in the amount of $7,730,000 and $1,665,836, respectively. As of December 31, 2021, the allowance is for both personal protective equipment (“PPE”) and conventional needles and syringes in which the Company has excess quantity or is selling below cost in order to deplete its inventory. As of December 31, 2020, this allowance was primarily for personal protective equipment.

Property and Equipment

Property and equipment are stated at cost, and depreciation is provided by use of straight-line methods over the estimated useful lives ranging from 5 to 7 years. Expenses incurred for routine repairs and maintenance are expensed in the period incurred. The Company’s property and equipment was fully depreciated as of December 31, 2021.

Internally Developed Software, Net

The Company capitalizes certain costs to develop software for internal use. Costs incurred during the development stage are capitalized until the software is ready for use, at which time amortization of the capitalized costs begin on a straight-line basis over the estimated useful life of five years. Costs incurred prior to the development stage are expensed as incurred. The costs of developing routine enhancements are expensed as research and development costs as the enhancements do not add functionality to the product. At December 31, 2021 and 2020, capitalized development costs primarily consisted of costs incurred to enhance, redesign, and add functionality to the Company’s e-commerce platform to provide for a more user friendly and interactive experience to the customer. The new e-commerce platform was launched in October 2021 at which time the Company ceased capitalizing costs and began amortizing the costs capitalized.

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Goodwill and Intangible Assets

The assets and liabilities of acquired businesses are recorded under the acquisition method of accounting at their estimated fair values at the date of acquisition. Goodwill represents costs in excess of fair values assigned to the underlying identifiable net assets of acquired businesses. Intangible assets from acquired businesses are recognized at fair value on the acquisition date and consist of acquired tradenames and customer relationships which are amortized on a straight-line basis over a period of expected cash flows used to measure fair value of five years.

The Company’s goodwill balance was approximately $1.1 million at December 31, 2021 and 2020, and relates to the acquisition of BMI acquired in 2019. An impairment test of goodwill is completed at least annually, on December 31, or more frequently whenever events or changes in circumstances indicate the carrying value of goodwill may be impaired. Such events or changes in circumstances may include a significant deterioration in overall economic conditions, changes in the business climate of the industry, the operating performance indicators, and competition.

If the fair value of a reporting unit exceeds its carrying value, goodwill of the reporting unit is not impaired. If the carrying value of the reporting unit, including goodwill, exceeds its fair value, a goodwill impairment loss is recognized in an amount equal to that excess.

Long-Lived Assets

The Company recognizes impairment losses on long-lived assets and intangible assets, used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying values. Management has reviewed the Company’s long-lived assets and intangible assets and determined there were no indicators of impairment at December 31, 2021 and 2020.

Revenue Recognition and Contract Balances

The Company recognized revenue in accordance with Accounting Standard Codification (“ASC”) Topic 606 and the related amendments Revenue from Contracts with Customers, which requires revenue to be recognized in a manner that depicts the transfer of goods or services to customers in amounts that reflect the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company recognizes revenue by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the performance obligations are satisfied.

The Company’s revenues consist of the distribution of the following: i) medical supplies procured by the Company and distributed through iRemedy’s ecommerce platform iRemedySupply.com, ii) medical equipment, products and supplies to surgical centers through BMI, iii) distribution of PPE, and iv) distribution of needles and syringes under a subcontractor agreement executed by iRemedy effective August 31, 2020 with a prime contractor of the United States Government that continued through October 2021.

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

The prime contractor contracted with the Company to originally distribute various sizes of conventional needles and syringes (“Unit”) within a specified time period which was amended several times to various sizes of safety needles and syringes. Under the terms of the contract with the prime contractor, the Company will receive a fixed price per Unit delivered. The prime contractor has the right to terminate the contract for convenience or default under the Federal Acquisition Regulations. Prime contractor is required to remit payment for all Units within 18 days of delivery. This subcontractor agreement had been fulfilled in its entirety in October 2021.

The Company’s performance obligations for all medical products distributed above are satisfied at the point in time when products are delivered to the customer, which is when the customer has title and the significant risks and rewards of ownership. Therefore, the Company’s contracts have a single performance obligation (delivery of product). The Company primarily receives fixed consideration for sales of product.

The following table provides information about receivables, contract assets and contract liabilities from contracts with customers:

	Contract Liabilities	Accounts Receivable	Contract Assets
January 1, 2020	$—	$24,952	$239,304
December 31, 2020	$11,070,981	$1,968,333	$—
December 31, 2021	$53,585	$947,974	$—

As of December 31, 2020, the contract liabilities of $11,070,981 related to cash received in advance from the prime contractor in connection with the subcontract agreement executed by the Company in 2020 for the distribution of needles and syringes. All performance obligations under this subcontract were completed during the year ended December 31, 2021; therefore, the contract liabilities outstanding as of December 31, 2020 were recognized as revenues during the year ended December 31, 2021.

As of December 31, 2021, contract liabilities relate to cash received from customers for medical supply orders delivered in 2022, at which time, the contract liabilities will be recognized as revenues.

Equity-Based Compensation

Compensation expense for all stock-based employee and director compensation awards granted is based on the grant date fair value estimated in accordance with the provisions of ASC Topic 718, Compensation - Stock Compensation. The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term. Vesting terms vary based on the individual grant terms. For stock options, the Company estimates the fair value using a closed option valuation (Black-Scholes) model. The estimated fair value is then expensed over the requisite service period of the award which is generally the vesting period, and the related amount is recognized in the accompanying consolidated statements of operations within general and administrative expenses. The Company recognizes forfeitures at the time they occur.

The Black-Scholes option-pricing model requires the input of certain assumptions that require the Company’s judgment, including the expected term and the expected stock price volatility of the underlying stock. The assumptions used in calculating the fair value of stock-based compensation represent management’s best estimates, but these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change resulting in the use of different assumptions, stock-based compensation expense could be materially different in the future.

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Fair Value of Financial Instruments

The carrying value of the Company’s accounts receivables, accounts payable and other current liabilities approximate fair value due to their short-term nature. The carrying value of the Company’s convertible debt and notes payable approximates fair value because the terms are consistent with prevailing market rates.

Leases

The Company accounts for leases under ASC Topic 842 Leases. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities on the consolidated balance sheets. The Company leases an office and warehouse to conduct business. The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less.

Operating lease ROU assets represent the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Operating lease expense is recognized on a straight-line basis over the lease term and is included in general and administrative expenses in the consolidated statements of operations.

Income Taxes

The Company uses the asset and liability method in accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based on difference between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company applies the provisions of ASC Topic 740-10-25, Income Taxes – Overall – Recognition (“ASC Topic 740-10-25”) with respect to the accounting for uncertainty of income tax positions. ASC Topic 740-10-25 clarifies the accounting for uncertainty in income taxes recognized in a company’s consolidated financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-25 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. As of December 31, 2021, tax years since 2018 remain open for Internal Revenue Service audit. The Company has received no notice of audit from the Internal Revenue Service for any of the open tax years. The Company has not recognized any interest or penalties during the years ended December 31, 2021 and 2020.

Advertising Expense

Advertising costs are expensed in the period incurred and totaled $692,563 and $638,011 during the years ended December 31, 2021 and 2020, respectively.

Shipping Costs

Shipping costs, which totaled $589,682 and $720,393, during the years ended December 31, 2021 and 2020, respectively, are included in cost of sales on the consolidated statements of operations. Shipping costs charged to customers are recorded as revenues.

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Earnings Per Share

Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the year. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to warrants, options, and convertible instruments.

Potentially Dilutive Securities

The Company has excluded all common equivalent shares outstanding for warrants, options and a convertible note payable to purchase common stock from the calculation of diluted net loss per share because all such securities are antidilutive for the periods presented. As of December 31, 2021, the Company had 3,362,099 warrants and 4,275,000 options to purchase common stock. As of December 31, 2020, the Company had 3,732,099 warrants and 4,325,000 options to purchase shares of common stock and 942,667 potential shares if the convertible note payable was converted into shares of common stock.

Segment Reporting

The Company operates in one reportable segment, distribution of medical supplies to customers located in the United States. The Company’s chief operating decision makers manage the Company’s operations as a whole.

Uncertainty

The outbreak of the COVID-19 coronavirus has and, while improving, continues impacting worldwide economic activity. COVID-19 poses the risk that the Company or its employees, suppliers, manufacturers, and other partners may be prevented from conducting business activities for an indefinite period of time, including due to the spread of the disease or shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the full impact that COVID-19 could have on our business, the continued spread of COVID-19 could disrupt our supply chain and the manufacture or shipment of products, and other related activities, which could have a material adverse effect on our business, financial condition, and results of operations. While we have not yet experienced any material disruptions in our business or other negative consequences relating to COVID-19, the extent to which the COVID-19 pandemic impacts the results will depend on future developments that are highly uncertain and cannot be predicted.

Recent Accounting Pronouncements

On August 5, 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity.

ASU 2020-06 removes from U.S. GAAP the separation models for (1) convertible debt with a cash conversion feature and (2) convertible instruments with a beneficial conversion feature. As a result, after adopting ASU 2020-06, entities will not separately present in equity an embedded conversion feature in such debt. Instead, they will account for a convertible debt instrument wholly as debt, and for convertible preferred stock wholly as preferred stock (i.e., as a single unit of account), unless (1) a convertible instrument contains features that require bifurcation as a derivative under ASC 815 or (2) a convertible debt instrument was issued at a substantial premium.

The amendments are effective for public business entities, which are not smaller reporting companies, in fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. For all other entities, in fiscal years beginning after December 15, 2023, and interim periods within those fiscal years.

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes. The amendments in ASU 2019-12 simplify the accounting for income taxes by removing certain exceptions to the general principles and clarifying a handful of narrow issues within the broad topic of income tax accounting. The amendments in ASU 2019-12 are effective for years beginning after December 15, 2020. Effective January 1, 2021, the Company adopted this ASU which did not have a material impact on its consolidated financial statements.

In September 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), which provides guidance on how an entity should measure credit losses on financial instruments. The ASU is effective for smaller reporting Company’s for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company does not expect this ASU to have a material impact on its consolidated financial statements.

Other recent accounting pronouncements issued by FASB did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

NOTE 3 – VARIABLE INTEREST ENTITIES

During 2020, iRemedy was involved in the formation of the PPE, LLC entities for the purpose of selling and distributing protective personal equipment (PPE). iRemedy is a member in all the PPE, LLCs and in certain cases the majority member. The PPE, LLC entities were capitalized by unrelated individuals in the form of notes payable. iRemedy guaranteed the repayment of these notes payable if the cash flows generated by the PPE, LLCs were insufficient to meet its financial obligations. iRemedy also purchased inventory from certain PPE, LLCs and now bears the risk of selling the inventory and recognized an approximate $1.0 million and $1.6 million inventory reserve loss on the remaining purchased inventory as of December 31, 2021 and 2020, respectively. Given these obligations it has been determined that iRemedy will absorb expected losses of the PPE, LLCs and that the PPE, LLCs are variable interest entities (VIEs).

The PPE, LLCs have been consolidated as it has been determined that iRemedy has the power to direct the activities that most significantly impact the VIE’s economics primarily due to iRemedy being involved in the design of the VIE and receiving control rights from inception. Therefore, the PPE, LLCs have been consolidated with iRemedy from their inception.

The impact of consolidating the VIEs on the Company’s balance sheet is the elimination of transactions between the VIEs. As of December 31, 2021 and 2020, the assets, primarily inventory, and liabilities, primarily notes payable and accrued interest, held by the PPE, LLCs were held by VIEs that the Company also holds a majority interest. As of December 31, 2021, the PPE, LLC held no assets or liabilities and their operations during the year ended December 31, 2021 were minimal.

As of December 31, 2020, the PPE 4, LLC and PPE 5, LLC collectively held notes payable totaling $1,600,000 plus accrued interest of $137,632. These notes payable were fully repaid in 2021 by iRemedy (see Note 12). Further, in 2020 iRemedy assumed a note payable on behalf of PPE 2, LLC in the amount of $568,873 (see Note 12) and agreed to pay certain state tax liabilities totaling approximately $72,000. These assumed liabilities have been included in the consolidated financial statements within notes payable and accounts payable and accrued expenses, respectively.

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

NOTE 4 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As of December 31, 2021, the Company had a working capital deficit of $23,564,485, and accumulated deficit of $47,492,535, respectively. During the year ended December 31, 2021, the Company incurred a net loss of $19,558,011 and had cash provided by in operations of $2,448,189. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has been capitalized primarily through notes payable with both related and unrelated parties and the sale of shares of common stock since inception. To address future additional funding requirements necessary to support working capital needs while also enabling implementation of key strategic growth initiatives, the Company has undertaken a forecasting program to effectively monitor its ongoing working capital requirements and minimize expenditure commitments. In addition, the Company’s focus will remain on maintaining an appropriate level of corporate overhead in line with its available cash resources while also observing strict cost containment in all areas of its business. The Company will continue to seek opportunities to be awarded subcontractor agreements with the US Government for medical supplies. Further, the Company continues to try to obtain additional financing through equity funding to repay its outstanding debt obligations (see Subsequent Events 17).

NOTE 5 – CONCENTRATIONS OF RISK

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. The Company held no cash equivalents as of December 31, 2021 and 2020. The Company maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk.

Revenue and Accounts Receivable Concentration

During the year ended December 31, 2021, approximately 92% of the Company’s consolidated revenues were generated from two customers. As of December 31, 2021, approximately 83% of the aggregate accounts receivable were due from these two customers.

During the year ended December 31, 2020, approximately 56% of the Company’s revenue was generated from three customers. As of December 31, 2020, approximately 85% of the aggregate accounts receivable were due from two of these customers.

Vender Concentration and Supplier Financing Agreement

The Company utilizes one vendor to manufacture the needles and syringes it supplies to the Prime Contractor of the United States Government. In order to meet the payment requirements of the supplier, the Company relies upon a financing company to fund the purchase orders with the supplier. See Note 16 for further disclosures related the supplier and financing company.

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

NOTE 6 – ACQUIRED INTANGIBLE ASSETS

Intangible assets are recorded at their estimated fair values and consist of the intangible assets acquired in the acquisition of BMI in 2019. Amortization is computed using the straight-line method over the estimated life of the asset. Intangible assets were comprised of the following as of December 31, 2021 and 2020:

		December 31, 2021
		Acquired Intangibles, Gross	Accumulated Amortization	Acquired Intangibles, Net
	Estimated Life
Customer relationships	5	$391,000	$(188,983)	$202,017
Tradename	5	194,000	(93,767)	100,233
		$585,000	$(282,750)	$302,250

		December 31, 2020
		Acquired Intangibles, Gross	Accumulated Amortization	Acquired Intangibles, Net
	Estimated Life
Customer relationships	5	$391,000	$(110,783)	$280,217
Tradename	5	194,000	(54,967)	139,033
		$585,000	$(165,750)	$419,250

Amortization expense, associated with these acquired intangible assets, during the years ended December 31, 2021 and 2020 was $117,000.

Future amortization of the intangible assets as of December 31, 2021 is as follows:

Year ended December 31,
2022	$117,000
2023	117,000
2024	68,250
$302,250

NOTE 7 – INTERNALLY DEVELOPED SOFTWARE, NET

Activity related to the Company’s internally developed software at December 31, 2021 and 2020 is as follows:

	December 31,	December 31,
	2021	2020

Net carrying value, beginning	$650,958	$31,930
Additions in process	845,535	650,858
Amortization	(32,643)	(31,830)
Net carrying value, ending	$1,463,850	$650,958

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

During the years ended December 31, 2021 and 2020, the Company capitalized $845,535 and $650,858, respectively, of internally developed software. The internally developed software was launched in October 2021 at which time capitalized costs ceased and the Company began recognizing amortization over an estimated life of five years.

There was no amortization taken on the capitalized costs during the year ended December 31, 2020. During the years ended December 31, 2021 and 2020, amortization expense associated with internally developed software was $32,643 and $0, respectively.

Future amortization of the internally developed software as of December 31, 2021 is as follows:

Year ended December 31,
2022	$299,279
2023	299,279
2024	299,279
2025	299,279
2026	266,734
$1,463,850

NOTE 8 – NOTE RECEIVABLE

In May 2015, the Company received a note receivable in the amount of $6,620,953 in connection with the Company’s financing arrangement through the Florida New Markets Development Program (the “Program”). The note accrued interest at an annual rate of 1%, payable quarterly. Under the terms of the note receivable, the Company was to receive interest only through September 2025, after which monthly payments of principal and interest were to be received through maturity in May 2045. The Company also issued two notes payable in the aggregate amount of $7,936,919 in connection with its investment in the note receivable (see Note 12).

In October 2021, the seven-year compliance term under this Program ended. In connection therewith, the unrelated third parties involved in the transaction provided the Company with a $1,000 option to purchase their 100% interests held in the entities that were formed for the sole purpose of holding the note receivable and notes payable. Upon the Company exercising its option to purchase the interests held by the unrelated third parties, the Company became the holder of both the note receivable and notes payable.

During the year ended December 31, 2021, the Company recognized a net gain of $957,893 (see Note 12) which is included in net gain on extinguishment of note receivable and note payable on the statements of operations.

NOTE 9 – OTHER SHORT-TERM LOANS PAYABLE

Kabbage Loans

In April and November 2019, the Company entered into loan agreements with Kabbage in the aggregate amount of $162,150, including debt issuance costs of $22,350 resulting in net proceeds of $139,800. In February 2020, the Company entered into another loan agreement in the amount of $33,512, including debt issuance costs of $5,112 resulting in net proceeds of $28,400. The debt issuance costs were recorded as a debt discount and were amortized into interest expense over the term of the loan agreement.

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

The loan agreements bore interest at rates ranging from 25.64 – 31.90% and were due with fixed monthly payments of principal and interest over a term of 9 - 12 months ranging from $2,793 - $8,989. As of December 31, 2020, the loans with Kabbage were fully repaid.

During the years ended December 31, 2021 and 2020, amortization expense of $0 and $15,538 was recognized and included in interest expense on the consolidated statements of operations.

On Deck Loans

In 2019, the Company entered into three loan agreements with On Deck Loans in the aggregate amount of $159,218, bearing interest at rates ranging from 46.9-69.04% due with fixed weekly payments of principal and interest over a term of 9 – 12 months ranging from $1,209 - $1,921.

In August 2020, another loan agreement was issued to the Company in the amount of $206,335 with an interest rate of 62.90% payable with fixed weekly payments of principal and interest of $5,569 due in 12 months. In 2020, the Company also borrowed an additional $77,353 on one of the loan agreements executed in 2019 with an interest rate of 46.90% payable with fixed weekly payments of principal and interest of $1,426. During the years ended December 31, 2021 and 2020, interest expense recognized on the On Deck loans amounted to $11,427 and $98,118, respectively. The loans and accrued interest were fully repaid as of December 31, 2021.

As of December 31, 2021 and 2020, the balance outstanding on the On Deck Loans was $0 and $127,015, respectively, and is included in other short-term loans payable on the consolidated balance sheets.

NOTE 10 – CONVERTIBLE NOTE PAYABLE

On July 18, 2020, the Company and a minority stockholder cancelled a July 2019 convertible note with an original principal amount of $1,200,000, interest rate of 13%, convertible into shares of common stock at a conversion rate of $1.50, and secured by all shares of common stock iRemedy Healthcare Companies, Inc holds in BMI and certain assets of BMI, and all accrued interest of $156,000 due July 2020 (the “Original Convertible Note”), by executing a new convertible secured promissory note in the amount of $1,356,000 with a maturity date of November 15, 2020 with all terms of the Original Convertible Note remaining unchanged. The lender received 66,666 shares of common stock for executing the new convertible secured promissory note with an estimated fair value of $83,334, based on recent common stock sales, which has been reflected in interest expense on the consolidated statements of operations. during the year ended December 31, 2020.

On November 15, 2020, the convertible note of $1,356,000 and accrued interest of $58,760 were cancelled and a new convertible secured promissory note was issued in the amount of $1,414,760 with a maturity of February 15, 2021 (collectively referred to as the “Convertible Notes”).

On February 18, 2021, the Company and the lender of the Convertible Notes executed a forbearance agreement. Under the terms, the lender agreed to forbear from enforcing its rights due to the default if the Company agreed to pay the lender $1,509,265, including $94,505 of accrued interest added to principal, at the forbearance termination date of May 15, 2021. iRemedy Healthcare, Inc. guaranteed the payment of the payoff amount and provided a security interest in its assets. The lender of the Convertible Notes was issued 49,315 shares of common stock with an estimated fair value of $147,945, based on recent sales of common stock, for executing the forbearance agreement. The value of the shares of common stock have been reflected as loss on extinguishment of debt on the consolidated statements of operations for the year ended December 31, 2021 in accordance with ASC 470-50-40 Debt Modification and Extinguishments.

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

On May 15, 2021, the lender converted $460,971 of principal and accrued interest into 921,944 shares of common stock at a reduced conversion rate of $.50. Further, the lender exercised a portion of an existing warrant with an exercise price of $1.50 reduced to $.75 by as an additional incentive or sweetner to induce the exercise of the warrant resulting in the issuance of 333,333 shares of common stock at an exercise price of $249,750 which was applied to the outstanding principal and accrued interest due on the Convertible Notes.

Since the Convertible Notes were converted into shares of common stock at a conversion rate that was lower than the original conversion rate of $1.50, the Company accounted for this transaction as an induced conversion pursuant to ASC 470-20-40-16 – Accounting for Induced Conversions. On May 15, 2021, in accordance with ASC 470-20-40-16, the Company recognized an inducement expense of $1,843,888 equal to the fair value of the 921,944 shares of common stock in excess of the fair value of the securities issuable of 307,515 under the original conversion terms based on recent sales of common stock at $3 per share. Further, $222,538 of inducement expense was recognized for the incremental value that resulted from the reduction of the warrant exercise price given to the lender as an additional sweetener to induce the exercise of the warrant. During the year ended December 31, 2021, inducement expense of $2,066,426 was recognized in connection with this transaction as presented on the consolidated statements of operations.

The incremental value was determined utilizing a Black-Scholes pricing model on May 15, 2021 and the following assumptions:

Stock price	$3
Expected volatility	44%
Expected term	2.00
Risk-free rate	0.08%
Dividend rate	0%

Simultaneous with the conversion, the lender and Company executed a new convertible secured promissory note for the remaining principal amount of $798,543 and a maturity date of August 15, 2021. All other terms remained unchanged including the conversion feature of $1.50. The lender received 33,973 shares of common stock for executing this new convertible secured promissory note valued at $101,919 based on recent stock sales. The value of the shares of common stock has been reflected as loss on extinguishment of debt on the consolidated statements of operations for the year ended December 31, 2021 in accordance with ASC 470-50-40 Debt Modification and Extinguishments.

On July 12, 2021, the lender converted the remaining $798,543 of principal and accrued interest of $17,885 into 544,285 shares of common stock at the stated conversion rate of $1.50. The Company incurred fees of $81,643 in connection with this conversion which have been presented in loss on extinguishment of debt on the consolidated statements of operations.

The Original Convertible Note required the Company to issue the lender 200,000 shares of common stock with an estimated value of $300,000 based on recent sales of common stock which resulted in the Company recognizing a discount on the debt of $240,000 based on the relative fair value method which was amortized over the twelve-month life of the Original Convertible Note through July 2020.

During the years ended December 31, 2021 and 2020, the Company recognized amortization expense associated with the debt discount of $0 and $130,849, which is included in interest expense on the consolidated statements of operations. As of December 31, 2021 and 2020, the outstanding principal due on this convertible note payable was $0 and $1,414,760, respectively.

NOTE 11 – NOTES PAYABLE – RELATED PARTIES

Notes payable with related parties consist of the following as of December 31, 2021 and 2020:

	December 31,	December 31,
	2021	2020
In May 2012, the Company issued a 6% promissory note to a director of the Company in the principal amount of $238,000, due in May 2015. This note is currently in default.	$219,000	$219,000

In September 2020, the Company issued a promissory note with its Chief Technology Officer in the amount of $4,000,000 and 1.9% interest rate per week or 98.8% annually due on December 31, 2020. The note was exchanged for a new promissory note on June 1, 2021 in the amount of $4,888,000 which includes the principal and $888,000 accrued interest outstanding at that time. The new note bears interest at 12% with a maturity date of October 2021 (i). This note is currently in default.	4,144,989	4,000,000

In October 2020, the Company issued a promissory note in the amount of $1,900,000 with its Chief Executive Officer (“CEO) and majority stockholder with an annual interest rate of 15% due at the earlier of: a) October 8, 2021, or b) a change of control as defined in the promissory note, or c) a call by the holder. Borrowings are secured by accounts receivable due the Company in connection with a subcontractor agreement. On October 8, 2021 the CEO agreed to extend the maturity date to April 2022 and agreed to further extend to October 7, 2022.	1,900,000	1,900,000

In October 2020, the Company issued a promissory note in the amount of $1,100,000 with a principal stockholder and relative of the Company’s CEO with an annual interest rate of 15% due at the earlier of: a) October 8, 2021, b) a change of control as defined in the promissory note, or a call by the holder. Borrowings are secured by accounts receivable due the Company in connection with a subcontractor agreement. On October 8, 2021 the lender agreed to extend the maturity date to April 2022 and agreed to further extend to October 7, 2022.	1,100,000	1,100,000
In April 2021, the Company issued a promissory note in the amount of $1,000,000 with its CEO and majority stockholder with an annual interest rate of 18% due at the earlier of: a) October 29, 2021, or b) a change of control as defined in the promissory note, or c) a call by the holder. On October 8, 2021 the CEO agreed to extend the maturity date to April 2022 and agreed to further extend to October 7, 2022.	1,000,000	—
Total notes payable - related parties	$8,363,989	$7,219,000

(i)	On June 1, 2021 in connection with the execution of the new promissory note, this lender received a common stock warrant to purchase 400,000 shares of common stock with an exercise price of $2.50 exercisable for two years for executing the new promissory note on June 1, 2021. The estimated fair value of this warrant using a Black-Scholes pricing model was determined to be $454,340 which has been recorded as loss on extinguishment of debt on the accompanying consolidated statements of operations during the year ended December 31, 2021. On September 9, 2020, in connection with the original promissory note this lender also received a common stock warrant to purchase 400,000 shares of common stock with an exercise price of $2.50 exercisable for two years. The estimated fair value of this warrant using

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

a Black-Scholes pricing model was determined to be $53,286 which was recorded as a debt discount and amortized into interest expense over the original four-month term of the note through December 2020.

The assumptions utilized in the Black-Scholes pricing model to fair value the warrants were as followings:

	June 1, 2021	September 9, 2020
Stock price	$3.00	$1.25
Exercise price	$2.50	$2.50
Expected volatility	44%	55%
Expected term	2.00	2.00
Risk-free rate	0.08%	0.14%
Dividend rate	0.00%	0.00%

As of December 31, 2021 and 2020, accrued interest due to related parties on the notes payable above was $777,953 and $1,368,208, respectively, which is included in accrued interest – related parties on the consolidated balance sheets.

During the years ended December 31, 2021 and 2020, interest expense recognized on the notes payable – related parties totaled $2,553,579 and $1,341,640, respectively, and is included in interest expense on the statements of operations.

NOTE 12 – NOTES PAYABLE

Notes Payable consist of the following as of December 31, 2021 and 2020:

	December 31,	December 31,
	2021	2020
In May 2015, in connection with the Company’s financing arrangement through the Florida New Markets Development Program, the Company issued two notes payable in the aggregate amount of $7,936,919 and simultaneously received a note receivable in the amount of $6,620,953 (see Note 8). The notes required quarterly interest payments at an annual rate of 1.1791% through maturity in 2045. The Company incurred debt issuance costs of $435,693 at issuance which was being amortized into interest expense through maturity (i).	$—	$7,936,919

In December 2019, the Company entered into a promissory note in the amount of $100,000 and annual interest of 12%, with an original maturity date of December 2020. The note was amended several times extending the maturity date and most recently in March 2022 to extend the matutity date to December 31, 2022 (ii).	100,000	100,000

Bridge Loan Agreement in the amount of 600,000 with a minority stockholder, with an annual interest rate of 2.8% which was received in tranches with $100,000 received in 2019 and the remaining loan proceeds of $500,000 being received in 2020. Borrowings were originally to be due June 30, 2020 and were extended to July 2021. The Company agreed to provide the lender with a $300,000 guaranteed rate of interest for these loans over a twelve month term beginning in June 2020. The principal of $600,000 and guaranteed interest of $300,000 were fully repaid as of December 31, 2021. During the year ended December 31, 2021, the Company issued the lender 100,000 shares of common stock with an estimated fair value of $300,000 based on recent sales of common stock as additonal interest which has been reflected in interest expense on the consolidated statements of operations.	—	600,000

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

In December 2019 and September 2020, the Company issued promissory notes in the amount of $400,000 and $568,873 (assumed on behalf of PPE 2, LLC), respectively, to a minority stockholder with an annual interest rate of 12% and maturity date of December 2020. In January 2021, the two notes were exchanged for a new promissory note in the amount of $968,873 (the “Exchange Note”), 12% interest rate, weekly payments of $25,000 and maturity of April 16, 2021. On April 22, 2021, a second exchange agreement was executed for the principal and accrued interest remaining on the Exchange Note totaling $618,873 (the “2nd Exchange Note”) and extended the maturity date to July 31, 2021. On August 1, 2021, a third exchange note was executed for the principal and accrued interest remaining of $243,873 (the “3rd Exchange Note”) with all terms remaining unchanged except maturity which was extended to October 1, 2021 or a change in control (iii). This note and accrued interest was fully repaid as of December 31, 2021.	—	968,873

In March 2020, the Company executed a $2,000,000 line of credit agreement with a minority stockholder and received $1,100,000 in proceeds with an original maturity date in September 2020 which was extended several times through October 15, 2021. The Company’s CEO and principal stockholder personally guarantee the loan. The Company agreed to provide a guaranteed rate of interest of $700,000 as consideration for extending the line of credit (iv).	578,500	1,100,000

In April 2020, the Company entered into a Paycheck Protection Program Loan (“PPP Loan”) in the amount of $350,000 with a 1% interest rate, due in April 2022. Fixed monthly payments of principal and interest in the amount of $19,601 are required beginning November 2020 . In August 2021, the Company received notification that the PPP Loan had been forgiven. The principal and accrued interest of $353,647 has been reflected as gain on forgiveness of PPP Loan on the statements of operations.	—	350,000

In May 2020, PPE 4, LLC executed an agreement for $1,000,000 loan with an interest rate of 5% and due on demand. As of December 31, 2021, the principle and accrued interest has been fully repaid.	—	1,000,000

In August 2020, the Company was issued a Economic Injury Disaster Loan in the amount of $84,500, annual interest rate of 3.75%, to be repaid with fixed payments of principal and interest of $413 beginning August 2021 with a maturity date in August 2050.	84,500	84,500

Total Principal	$763,000	$12,140,292
Less: Unamortized Discounts	—	(353,216)
Total Principal, net of unamortized discounts	$763,000	$11,787,076
Current Portion, net of unamortized discounts	$680,736	$4,125,088
Long Term Portion, net of unamortized discounts	$82,264	$7,661,988

(i)	In connection with the note receivable (see Note 8) and the two notes payable issued in connection with the Florida New Markets Development Program, the seven-year compliance term ended in October 2021. In connection therewith, the unrelated third parties involved in the transaction provided the Company with a $1,000 option to purchase their 100% interests held in the entities that were formed for the sole purpose of holding the note receivable and notes payable. Upon the Company exercising its option to purchase the interests held by the unrelated third parties, the Company became the holder of the note receivable and notes payable. The Company recognized a net gain for the difference between the carrying value of the note receivable and notes payable of $957,893, inclusive of $15,750 of fees incurred as presented on the consolidated statements of operations.

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

The net gain on extinguishment of note receivable and notes payable is comprised of the following:

Gain on extinguishment of notes payable	$(7,936,919)
Loss on extinguishment of note receivable	6,620,953
Loss on unamortized debt issuance costs	342,323
Loss on payment of transaction fees	15,750
Net gain on extinguishment of Florida New Markets Program	$(957,893)

(ii)	As consideration for executing the amendments to extend the maturity date, the lender received a total of 60,000 shares of common stock with a value of $180,000, based on recent stock sales, which was recorded as loss on extinguishment of debt on the consolidated statements of operations in accordance with ASC 470-50-40 Debt Modification and Extinguishments.

(iii)	As consideration for executing the Exchange Note and the 2nd and 3rd Exchange Notes, the lender received a total of 147,000 shares of common stock during the year ended December 31, 2021 with a value of $441,000, based on recent sales of common stock, which has been reflected as a loss on extinguishment of debt on the consolidated statements of operations in accordance with ASC 470-50-40 Debt Modification and Extinguishments.

(iv)	On August 15, 2021, as consideration for extending the maturity date and entering a forbearance agreement, the lender received a total of 200,000 shares of with an estimated value of $600,000 based on recent sales of common stock which has been reflected as a loss on extinguishment of debt on the consolidated statements of operations. In October 2021, the Company executed a second forbearance agreement (“2nd forbearance”) with the lender. Under the terms of the 2nd forbearance, the lender agreed to forbear from enforcing its rights due to the default until January 17, 2022 (see Note 17). As consideration for entering the 2nd forbearance, the Company agreed to pay the lender a fee of $110,000 which was added to the principal balance of the line of credit and included in interest expense on the consolidated statements of operations in accordance with ASC 470-50-40 Debt Modification and Extinguishments. Further, the Company agreed to remit five bi-weekly payments of $60,000 commencing on November 8, 2021 through the forbearance termination date.

As of December 31, 2021 and 2020, accrued interest due on the notes payable above was $704,230 and $574,057, respectively, which is included in accrued interest on the consolidated balance sheets.

During the years ended December 31, 2021 and 2020, interest expense recognized on the notes payable totaled $609,829 and $600,828, respectively.

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Future maturities of the Company’s notes payable are as follows:

Year ended December 31,
2022	$680,736
2023	1,782
2024	1,850
2025	1,920
2026	1,987
Thereafter	74,725
$763,000

The below is a summary of transactions included in loss on extinguishment of notes payable on the consolidated statements of operations:

Fair value of common stock issued for notes payable modifications and extensions	1,410,864
Fees paid in connection with the notes payable modifications and extensions	81,643
Net loss on extinguishment of notes payable and notes payable related party	$1,946,847

NOTE 13 – STOCK REPURCHASE OBLIGATIONS AND REDEEMABLE STOCK

Call Agreement

In 2016, the Company entered into a note conversion and put/call agreement (“Call Agreement”) with one of its lenders. The lender converted $587,332 of a promissory note payable into 900,000 shares of common stock. In accordance with the Call Agreement, the Company is required to call and purchase 100,000 shares at $.75 per share or $75,000 each quarter commencing with March 1, 2019 and ending September 1, 2020 for an aggregate number of shares to be repurchased of 700,000 for $525,000 (“Required Call”). In addition, the Company had the right, but not the obligation, to repurchase the shares at any time prior to September 1, 2020 in minimum tranches of 100,000 shares (“Optional Call”). The lender had the option to accept or reject the call. If the lender rejected, the next Required Call would become null and void. Since the lender rejecting the Option Call was outside of the control of the Company, the Company determined the Required Call embodied an obligation of the Company to repurchase common stock shares by transferring assets. Therefore, in accordance with Accounting Standards Codification 480 Distinguishing Liabilities from Equity the Company recorded the present value of the Required Call obligation of $328,730 using a discount rate of 10% on the date the Call Agreement was executed. The total discount of $196,270 was amortized into interest expense over the term of the Required Call through September 1, 2020. During the years ended December 31, 2021 and 2020, amortization expense associated with the discount was $0 and $25,011, respectively, which has been included in interest expense on the consolidated statements of operations. As of December 31, 2021 and 2020, the discount remaining was zero.

In 2020, one of the Required Call payments was made resulting in the repurchase of 100,000 shares of common stock at $75,000. In December 2020, the last two Required Call payments were extended to May 31, 2021. The lender received 50,000 shares of common stock for executing the extension with a fair value of $75,000 based on recent common stocks sales (see Note 14) which has been reflected as interest expense on the consolidated statements of operations.

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

In 2021, the last two Required Call payments were made resulting in the repurchase of 200,000 shares of common stock for $150,000.

As of December 31, 2021, the Required Call was settled in full. As of December 31, 2020, the present value of the Required Call was $150,000 which was reflected as stock repurchase obligation on the consolidated balance sheets.

Redeemable Stock

On July 19, 2019, Company sold 1,000,000 shares of common stock at a price per share of $.90 or $900,000 (the “Stock Purchase Agreement”). In connection with the Stock Purchase Agreement, the holder has the right, but not the obligation to require the Company to purchase 200,000 shares of common stock at $1.35 per share or $270,000 each quarter commencing with August 1, 2021 and ending August 1, 2023 for an aggregate number of shares of common stock to be repurchased of 1,000,000 for $1,350,000 (the “Quarterly Put Option”). If a Quarterly Put Option is unexercised it is considered waived. The obligation of the Company required by the Quarterly Put Option is secured by substantially all of the Company’s assets.

In accordance with ASC 480-10-S99, redeemable stock, including instruments redeemable at the option of the holder, are required to be presented in mezzanine equity as these shares of common stock may not be permanently part of equity. As such the redeemable stock has been presented between liabilities and stockholders’ deficit on the consolidated balance sheets. Further, the Company is increasing the balance to its maximum redemption amount each reporting period based on the terms of the Stock Repurchase agreement. During the years ended December 31, 2021 and 2020, the Company recorded a redemption premium of $111,431 and $111,737, respectively, which was accreted to the redeemable common stock balance and recorded as a reduction of additional-paid-in capital. The first Quarterly Put Option on August 1, 2021 was not exercised, and the Company reclassified $270,000 from redeemable common stock to additional paid in capital. As of December 31, 2021 and 2020, the redeemable common stock had a balance of $903,542 and $1,062,110, respectively, as presented on the consolidated balance sheets. As of December 31, 2021 and 2020, there remain 800,000 and 1,000,000 share of common stock subject to redemption that have been presented in common stock shares issued and outstanding on the face of the consolidated balance sheet.

NOTE 14 – STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock with a par value of $.0001, of which 1,000,000 shares are designated as Series A and 6,000,000 shares are designated as Series B.

Series A Preferred Stock – As of December 31, 2021 and 2020, the Company has 0 and 1,000,000 Series A preferred stock shares outstanding, respectively. Holders of Series A preferred stock are entitled to 20 votes per share, accrue no dividends, and automatically convert into common on a share for share basis in the event the Company sells common stock in an offering of at least $3,0000,000 at an offering price of at least $1 per share. During the year ended December 31, 2021, the series A shareholder converted all 1,000,000 shares of Series A preferred stock into 2,500,000 Shares of common stock. As of December 31, 2021 and 2020, there were 0 and 1,000,000 shares of Series A preferred stock issued and outstanding.

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Series B Preferred Stock – Holders of Series B preferred stock are entitled to 1) cumulative dividends at an annual rate of 8%, payable with in-kind deliveries of the Company’s common stock, and 2) a liquidation preference equal to $0.50 per share plus any accrued and unpaid dividends. Holders of Series B preferred stock have no voting rights. Series B Preferred stock is convertible into common stock at the option of the holder. As of December 31, 2021 and 2020, there were no shares of Series B preferred stock issued and outstanding.

Common Stock

The Company is authorized to issue 80,000,000 common stock shares with a par value of $.000025.

Common Stock Issued for Cash

During the year ended December 31, 2021, the Company issued 500,615 shares of common stock, including 2,700 issued as stock issuance costs, at a sales price per share of $3.00 resulting in gross proceeds of $1,493,745. The Company paid $28,700 of issuance costs resulting in net proceeds of $1,465,045.

During the year ended December 31, 2020, the Company issued 506,666 shares of common stock at a price per share ranging from $1.00 - $3.00 resulting in gross proceeds of $840,000. The Company incurred $40,445 of stock issuance costs for net proceeds of $799,555.

Common Stock Issued for Services

During the year ended December 31, 2021, the Company issued 146,999 shares of common stock for services with an estimated fair value of $440,174 based on recent sales of common stock.

Warrant exercises

During the year ended December 31, 2021, the Company issued 171,667 shares of common stock in connection with the exercise of a warrant resulting in gross proceeds of $257,500.

Stock Issued with Convertible Note Payable and Notes Payable

During the year ended December 31, 2021, the Company issued 1,255,277 shares of common stock in connection with the exercise of a warrant and conversion of principal of $710,722 in an induced conversion (see Note 10).

During the year ended December 31, 2021, the Company issued 544,285 shares of common stock in connection with the conversion of principal and accrued interest outstanding totaling $816,428 on a convertible note payable (see Note 10).

During the year ended December 31, 2021, the Company issued 470,288 shares of common stock as consideration for lenders executing extensions and modifications on notes payable (see Note 12). The estimated value of these shares was $1,410,864 based on recent common stock sales and was recorded as loss on extinguishment of debt on the consolidated statements of operations in accordance with ASC 407-50-40 Debt Modification and Extinguishments.

During the year ended December 31, 2021, the Company issued 100,000 shares of common stock as additional interest to a lender (see Note 12). The estimated value of these shares was $300,000 based on recent common stock sales and was recorded as interest expense on the consolidated statements of operations.

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

During the year ended December 31, 2020, the Company issued 227,077 shares of common stock in connection with convertible note payable and notes payable agreements (see Notes 10 and 12) with an estimated fair value of $283,846 which were recorded as debt discounts and amortized into interest expense over the term of the notes payable. The debt discount was fully amortized into interest expense during the year ended December 31, 2020.

Stock Repurchase Obligation

During the years ended December 31, 2021 and 2020, as required by the stock repurchase obligation discussed in Note 13, the Company purchased 200,000 shares of common stock for $150,000 and 100,000 shares of common stock for $75,000, respectively.

During the year ended December 31, 2020, the Company issued 50,000 shares of common stock in connection with the extension of two Required Call payments required under this repurchase obligation (see Note 13).

Stock Options

2007 Equity Incentive Plan

The Company grants stock awards to officers, employees, directors, and other key persons pursuant its 2007 Equity Incentive Plan (“the Plan”) which reserves 5,000,000 shares of common stock for issuance under the Plan. During the year ended December 31, 2021 and 2020, the Company granted 0 and 1,910,000, respectively, options to employees to purchase shares of common stock at an exercise price of $1.50 per share, immediate vesting, and a ten-year term except one employee was granted options to purchase 900,000 shares of common stock which vest at a rate of 25,000 per month for three years.

2021 Equity Incentive Plan

The Board of Directors approved and adopted the 2021 Equity Incentive Plan (the “2021 Plan”) on November 3, 2021. The 2021 Plan authorizes the issuance of up to an aggregate maximum of 5,000,000 shares of the common stock, subject to adjustment as described in the 2021 Plan. The 2021 Plan authorizes the Company to grant stock options, stock appreciation rights, restricted shares, restricted share units, cash awards, and other performance-based awards. Awards may be granted to the Company’s officers, employees, directors, and consultants. Unless earlier terminated by the Board, the 2021 Plan will terminate ten years from the date of adoption. During the year ended December 31, 2021, there were no options granted under this Plan.

The Company determined the grant date fair value of the options granted during the year ended December 31, 2020 using the Black Scholes Method and the following assumptions:

December 31,
2020
Expected volatility	54%
Expected term	5.00
Risk-free rate	.36-.88%
Dividend rate	0%

The estimated fair value of the options granted during the year ended December 31, 2020 ranged from $.69 - $.70 per option.

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Activity related to stock options during the year ended December 31, 2021 and 2020 is summarized as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Contractual Term (Years)
Outstanding as of December 31, 2019	2,450,000	$1.33	6.97
Granted	1,910,000	$1.50	—
Expired	(35,000)	$1.50	—
Outstanding as of December 31, 2020	4,325,000	$1.41	7.64
Expired	(50,000)	$1.00	—
Outstanding as of December 31, 2021	4,275,000	$1.41	6.73
Exercisable as of December 31, 2021	3,875,000	$1.40	6.56

Stock option expense on vested options during the year ended December 31, 2021 and 2020 was approximately $207,000 and $851,000, respectively, and is included in compensation and related expenses on the consolidated statements of operations. As of December 31, 2021, 400,000 stock options remain unvested with an average grant-date fair value of $.69, and unrecognized compensation expense for these unvested was $277,380 which will be recognized over approximately 1.20 years.

As of December 31, 2021, intrinsic value of stock options outstanding and exercisable was approximately $6,793,750 and $6,193,750, respectively. Intrinsic value represents the difference between the options exercise price and fair market value of the underlying common stock which was $3 as of December 31, 2021.

Common Stock Warrants

During the years ended December 31, 2021 and 2020, the Company issued warrants to acquire 610,000 and 731,666, respectively, shares of common stock at exercise prices ranging from $1.50 - $3.00 per share which expire 2-3 years after issuance date.

In 2020, 316,666 warrants were issued as fees for capital raises, 400,000 warrants were issued in connection with a promissory note executed with a related party (see Note 12), and 15,000 warrants were issued for services.

In 2021, 210,000 warrants were issued for consulting services. Per the terms of one of the consulting agreements, the consultant received 25,000 warrants upon execution of the agreement and will receive 5,000 warrants per month over the nine-month service period beginning in March 2021. During the year ended December 31, 2021, this service provider received an aggregate total of 60,000 common stock warrants with an exercise price of $3 which expire three years from the grant date. Additionally, 150,000 total warrants were issued to purchase common stock at $3 per share to three separate service providers which expire three years from the grant date. The other 400,000 warrants issued during the year ended December 31, 2021 were issued in connection with the execution of a promissory note with a related party in the amount of $4,288,000 as disclosed in Note 11.

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

The warrants issued for services were estimated to have a fair value of $293,509 which were expensed during the year ended December 31, 2021 and are included in professional fees on the consolidated statements of operations. The estimated fair value of the warrant issued with the promissory note was determined to be $454,340 which was recorded as loss on extinguishment of debt (see Note 11). The fair value of the warrants was determined using the Black Scholes Method and the following assumptions:

	December 31,	December 31,
	2021	2020
Expected volatility	55-57%	55%
Expected term	3-7 years	5
Risk-free rate	.31-.71%	0.14%
Dividend rate	0%	0%

The following summarizes activity related to warrants as of December 31, 2021 and 2020:

	Number of Shares	Weighted-Average Exercise Price per Share	Weighted-Average Remaining Life (Years)
Outstanding as of December 31, 2019	4,192,376	$1.30	1.85
Granted	731,666	$2.25	—
Expired	(1,211,943)	$0.68	—
Outstanding as of December 31, 2020	3,712,099	$1.69	2.15
Granted	610,000	$2.67	—
Exercised	(505,000)	$1.19	—
Forfeited	(475,000)	$1.50	—
Outstanding as of December 31, 2021	3,342,099	$1.93	1.29

During the year ended December 31, 2021, of the total common stock warrants exercised, 470,000 were in connection with an induced conversion of a portion of principal on an outstanding convertible note payable (see Note 10).

NOTE 15 – INCOME TAXES

The Company’s income tax benefit for the years ended December 31, 2021 and 2020 is as follows:

	2021	2020
Current Tax:
Federal	$—	$—
State	—	—
	$—	$—
Deferred Tax:
Federal	$—	$—
State	—	—
Less Change in valuation allowance	—	—
	$—	$—

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

The Company’s deferred tax assets (liabilities) consist of the following as of December 31, 2021 and 2020:

	2021	2020
Accruals and allowances	$2,067,911	$290,039
Charitable contribution carryforwards	2,535	660
ROU asset	256,348	787
Net operating losses	7,437,325	5,001,918
Stock-based compensation	629,752	809,886
Depreciation and amortization	(452,596)	(265,572)
ROU liability	(250,034)	—
Investments in Partnerships	—	226,795
Net deferred tax assets before valuation allowance	9,691,241	6,064,513
Valuation Allowance	(9,691,241)	(6,064,513)
Net deferred tax assets (liabilities)	$—	$—

Reconciliation of the Company’s effective tax rate to statutory rates for the years ended December 31, 2021 and 2020 is as follows:

	2021	2020
Federal	-21.00%	-21.00%
State	-1.91%	-3.51%
Nondeductible expenses	4.33%	0.05%
Gain on PPP Loan forgiveness	-0.38%	0.00%
Provision True-up	0.42%	0.14%
Noncontrolling interest	0.00%	0.51%
Change in valuation allowance	18.54%	23.81%
	—	—

As of December 31, 2021 and 2020, the Company has total net deferred tax assets of $9,691,241 and $6,064,513, respectively. A valuation allowance is required to reduce deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income during those periods in which those temporary differences are deductible.

After consideration of all the evidence, both positive and negative, management has determined that a valuation allowance is necessary as of December 31, 2021 and 2020, in the amount of $9,691,241 and $6,064,513, respectively, to reduce the deferred tax assets to the amount that will more likely than not be realized. The change in the valuation allowance during the years ended December 31, 2021 and 2020 was $3,626,726 and $2,350,551, respectively.

As of December 31, 2021, the Company has gross operating loss carryforwards of approximately $31,000,000, available to offset future taxable income. Of these total net operating losses approximately $7.8 million expire 2028 - 2037. The remaining gross operating loss carryforwards of $23.2 million can be utilized to offset future taxable income indefinitely but have annual limitations of 80% of the Company’s taxable income beginning in tax years after December 31, 2020.

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

The timing and manner in which the Company can utilize the net operating loss carry forwards and future income tax deductions in any year may be limited by provisions of the Internal Revenue Code regarding the change in ownership of corporations. Such limitation may have an impact on the ultimate realization of the net operate loss carry forwards and future tax deductions. Section 382 of the Internal Revenue Code (“Section 382”) imposes limitations on a corporation’s ability to utilize net operating losses if it experiences an “ownership change.” In general terms, an ownership change may result from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period. Any unused annual limitation may be carried over to later years, and the amount of the limitation may under certain circumstances be increased by the built-in gains in assets held by the Company at the time of the change that are recognized in the five-year period after the change. The Company has not conducted a formal ownership change analysis as required under Section 382; however, the Company intends to do so if we anticipate recognizing tax benefits associated with the net operating loss carryforwards.

NOTE 16 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leased its headquarters in Stuart, Florida pursuant to a five-year lease, requiring monthly payments of $4,050 with annual increases of 3% on each anniversary date through October 2021. This lease expired in October 2021 and was not renewed.

On September 11, 2021, the Company executed a triple net lease for approximately 21,000 square feet of warehouse space in Stuart, Florida. The lease commenced on July 1, 2021, for a period of five years and two months through August 31, 2026 with one five-year renewal option. Rent for the months of July and August 2021 will be reduced to half a month’s rent of $8,568. Full rent will commence on September 1, 2021, at an annual rate of $205,627 plus operating expenses and sales tax. Annual rate will increase by 3% on September 1st of each year.

On August 11, 2021, the Company executed a lease for office space in Stuart, Florida. The lease commences September 1, 2021 for forty-nine months ended September 30, 2025 with a year renewal option. Rent begins October 1, 2021 at an annual rate of $44,960 plus operating expenses and sales tax with annual increases of 3% occurring on October 1st of each lease year.

The two new leases resulted in an increase to right-of-use assets and lease liabilities of approximately $1,111,200. The Company utilized an estimated incremental borrowing rate of 6% to compute the related right-of-use assets and lease liabilities related to these leases.

Right-of- use assets, as of December 31, 2021 and 2020, are summarized below:

	December 31,	December 31,
	2021	2020
Right -of-use assets	$1,239,680	$205,704
Accumulated amortization	(220,039)	(165,402)
Right -of-use assets, net	$1,019,641	$40,302

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Operating lease liabilities, as of December 31, 2021 and 2020, are summarized below:

	December 31,	December 31,
	2021	2020
Total lease liabilities	$1,045,385	$43,871
Less: current portion	252,981	43,871
Long-term portion	$792,404	$—

During the years ended December 31, 2021 and 2020, the Company recognized $164,169 and $73,557, respectively, of rent expense in connection with these leases which is included in general and administrative expenses on the consolidated statements of operations.

Legal Matters

From time to time, claims are made against the Company in the ordinary course of business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties, or injunctions prohibiting the Company from selling one or more products or engaging in other activities. The occurrence of an unfavorable outcome in any specific period could have a material adverse effect on the Company’s results of operations for that period or future periods. The Company is not presently a party to any pending or threatened legal proceedings.

Supplier Financing Agreement

The Company utilizes a financing company to pay supplier invoices in connection with its subcontractor agreement to supply needles and syringes to a Prime Contractor of the United States Government. The Company’s manufacturer requires a percentage of purchase orders to be paid upfront which are included in prepaid inventory on the consolidated balance sheets. In order to meet the requirements of the supplier, the Company utilized a financing company to pay for the supplier invoices. The financing company charges a minimum rate of interest of 4.8% for thirty days. Invoices not paid by the Company within thirty days continue to accrue interest at a daily rate of .16%.

As of December 31, 2021 and 2020, the Company owed the financing company $34,683,492 and $11,120,249, respectively, which has been presented as supplier financing payable on the consolidated balance sheets. Additionally, as of December 31, 2021 and 2020, prepaid inventory included $8,268,166 and $18,992,797, respectively, in connection with this subcontractor agreement. During the years ended December 31, 2021 and 2020, the Company incurred approximately $13,625,000 and $674,00 of interest expense associated with this financing arrangement which has been included in interest expense on the consolidated statements of operations.

Purchase Commitment

In connection with the supply contract with the Company’s needle and syringe manufacturer, the Company has agreed to accept delivery of a specified quantity of conventional needles and syringes (“Conventional Units”) with an aggregate cost of approximately $13.4 million. As of the date of these consolidated financial statements, the Company has not taken delivery of these completed Conventional Units and could be required to under the terms of the supply contract. As of December 31, 2021, $6,268,166 of the prepaid inventory relates to advance payments made to the supplier on these Conventional Units.

THE iREMEDY HEALTHCARE COMPANIES, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

NOTE 17 – SUBSEQUENT EVENTS

The Company has performed an evaluation of subsequent events through August 30, 2022, which is the date these audited consolidated financial statements were available for issuance. Subsequent to December 31, 2021, the following events occurred:

Line of Credit Agreement

On February 1, 2022, an amendment was executed to the 2nd forbearance discussed in Note 12 extending the termination date of the 2nd forbearance from January 17, 2022 to May 31, 2022 (the “2nd Forbearance Amendment”). As consideration for executing, the 2nd Forbearance Amendment the guaranteed profit interest was increased from $700,000 to $1,200,000 of which $150,000 will be paid in the form of 50,000 shares of common stock.

On July 21, 2022, the Company and lender of the Line of Credit Agreement entered a settlement agreement for the principal and guaranteed interest outstanding which amounted to $1,358,400. In accordance with the settlement agreement, the Company agreed to pay $223,300 on or before August 31, 2022 and issue 350,000 shares of common stock with an estimated value of $6 per share based on recent sales of common stock.

Amendments to Notes Payable Related Parties and Notes Payable

See Notes 11 and 12 for amendments executed subsequent to December 31, 2021 extending the maturity dates of various notes payable related parties and notes payable.

Test Kit Contract

On January 6, 2022, the Company executed another contract (the “Test Kit Contract”) with the same prime contractor that the Company delivered needles and syringes discussed in Note 2. Under the Test Kit Contract, the Company agreed to deliver 8,000,000 Covid-19 over the counter antigen test kits in 14 days. The contract was fulfilled as of the date of these consolidated financial statements and the Company received approximately $3.2 million in gross profit.

Common Stock Sales

The Company sold 117,500 shares of common stock at a price per share ranging from $3.00 - $6.00 and received proceeds of $390,000.

Warrant Exercises

Certain warrant holders exercised their warrants with exercises prices ranging from $1.50 - $2.00 resulting in the issuance of 186,666 shares of common stock and cash proceeds of approximately $355,000. Further, 458,729 warrants were forfeited with exercise prices range from $.50 to $3.00.

Stock Options

The Company granted employees and nonemployees 2,493,464 options to purchase common stock at an exercise price of $3 with immediate vesting and a ten-year exercise period.

Redeemable Stock

The holder of the redeemable stock disclosed in Note 13 exercised their February 1, 2022 Quarterly Put Option which requires the Company to purchase 200,000 shares of common stock at $1.35 per share or $270,000.

THE iREMEDY HEALTHCARE COMPANIES, INC.

Condensed Consolidated Financial Statements

For the Six Months Ended June 30, 2022

(unaudited)

The iRemedy HealthCare Companies, Inc.

Table of Contents

For the Six Months Ended June 30, 2022

F-34

iRemedy Healthcare Companies, Inc.

7118 S. Kanner Hwy

Stuart, FL 34997

Management is responsible for the accompanying consolidated financial statements of iRemedy Healthcare Companies, Inc. (“the Company”), which comprise the consolidated balance sheets as of June 30, 2022 and 2021, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the six month period then ended, and the related notes to the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. We have performed a compilation engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. We did not audit or review the consolidated financial statements nor were we required to perform any procedures to verify the accuracy or completeness of the information provided by management. We do not express an opinion, a conclusion, nor provide any assurance on these consolidated financial statements.

We are not independent with respect to iRemedy Healthcare Companies, Inc.

D. Brooks and Associates CPAs, P.A.
Palm Beach Gardens, FL October 7, 2022

F-35

THE iREMEDY HEALTHCARE COMPANIES, INC.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2022	2021
	(Unaudited)
Assets
Current Assets:
Cash	$198,144	$561,048
Accounts receivable, net of an allowance for doubtful accounts of $20,443	188,597	947,974
Inventories, less allowance for obsolete inventory as of June 30, 2022 and December 31, 2021 of $9,058,000 and $7,730,000, respectively	12,743,037	14,947,172
Prepaid inventory	8,268,166	8,287,994
Other current assets	227,204	296,266
Total current assets	21,625,148	25,040,454

Internally Developed Software, net	1,398,764	1,463,850
Notes Receivable - Related Parties	37,831	37,831
Right-of-Use Assets, net	919,479	1,019,641
Goodwill	1,165,810	1,165,810
Intangible Assets, net	243,750	302,250
Total assets	$25,390,782	$29,029,836

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable and accrued expenses	$3,169,391	$3,087,973
Supplier financing payable	40,914,022	34,683,492
Accrued interest	1,053,338	704,230
Accrued interest - related parties	1,178,426	777,953
Notes payable, current portion	410,165	680,736
Notes payable, related parties	4,229,789	8,363,989
Other short-term loans payable, net of discounts	194,046	—
Lease liabilities, current	256,740	252,981
Put option liability	270,000	—
Contract liabilities	—	53,585
Total current liabilities	51,675,917	48,604,939

Lease Liabilities, less current portion	693,531	792,404
Note Payable, net of current portion	82,835	82,264
Notes Payable, related parties, net of current portion	4,000,000	—
Total liabilities	56,452,283	49,479,607

Commitments and Contingencies (Note 14)

Redeemable common stock	689,716	903,542

Stockholders’ Deficit:
Series A preferred stock, par value $0.001; 1,000,000 shares authorized,
nil issued and outstanding	—	—
Series B preferred stock, par value $0.0001; 6,000,000 shares authorized;
nil shares issued and outstanding	—	—
Common stock, par value $0.000025; 80,000,000 shares authorized;
34,581,525 and 34,317,359 issued and outstanding, respectively	874	859
Additional paid in capital	31,002,407	26,552,666
Accumulated deficit	(62,340,195)	(47,492,535)
Noncontrolling interest	(414,303)	(414,303)
Total stockholders’ deficit	(31,751,217)	(21,353,313)
Total liabilities and stockholders’ deficit	$25,390,782	$29,029,836

See notes to the accompanying condensed unaudited consolidated financial statements.

F-36

THE iREMEDY HEALTHCARE COMPANIES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021 (UNAUDITED)

	2022	2021

Revenues	$50,227,530	$57,019,601

Cost of Sales	47,121,086	45,387,672
Inventory write down	1,808,412	—
Total cost of sales	48,929,498	45,387,672

Gross profit	1,298,032	11,631,929

Operating Costs and Expenses:
Salaries and benefits	5,130,011	1,015,525
Advertising	249,741	277,597
Professional fees	788,951	449,315
General and administrative	559,144	433,608
Research and development	595,696	141,651
Depreciation and amortization	123,586	60,888
Total operating costs and expenses	7,447,129	2,378,584

Operating (loss) income	(6,149,097)	9,253,345

Other Income (Expenses):
Interest expense	(8,638,563)	(7,829,649)
Loss on extinguishment of debt	(60,000)	(1,589,204)
Interest income	—	49,657
Inducement expense	—	(2,066,426)
Total other expenses, net	(8,698,563)	(11,435,622)

Net loss before income tax benefit and noncontrolling interest	(14,847,660)	(2,182,277)
Income tax benefit	—	—
Net loss before noncontrolling interest	(14,847,660)	(2,182,277)
Less net income (loss) attributable to noncontrolling interest	—	(73,960)
Net loss attributable to iRemedy Healthcare Companies, Inc. and subsidiaries	$(14,847,660)	$(2,108,317)

Net loss per common share:
Basic and diluted	$(0.43)	$(0.07)

Weighted average number of common shares outstanding:
Basic and diluted	34,508,525	29,434,325

See notes to the accompanying condensed unaudited consolidated financial statements.

F-37

THE iREMEDY HEALTHCARE COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021 (UNAUDITED)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid	Deferred Stock	Accumulated	Noncontrolling	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	in Capital	Compensation	Deficit	Interest	Deficit
December 31, 2020	1,000,000	$1,000	—	$—	28,828,228	$720	$17,971,229	$—	$(28,009,062)	$(339,765)	(10,375,878)
Issuance of common stock for cash	—	—	—	—	167,615	4	494,741	—	—	—	494,745
Common stock issued for warrant exercise	—	—	—	—	15,000	—	22,500	—	—	—	22,500
Common stock issued in connection with debt extensions and modifications	—	—	—	—	378,288	9	1,134,855	—	—	—	1,134,864
Common stock option issued in connection with debt extension and modification-related party					—	—	454,340	—	—	—	454,340
Stock-based compensation	—	—	—	—	—	—	148,300	—	—	—	148,300
Redemption premium on redeemable common stock	—	—	—	—	—	—	(55,258)	—	—	—	(55,258)
Common stock issued in connection with induced conversion	—	—	—	—	1,255,277	31	2,777,117	—	—	—	2,777,148
Net loss	—	—	—	—	—	—	—	—	(2,108,317)	(73,960)	(2,182,277)
June 30, 2021	1,000,000	$1,000	—	$—	30,644,408	$765	$22,947,823	$—	$(30,117,379)	$(413,725)	$(7,581,516)

December 31, 2021	—	$—	—	$—	34,317,359	$859	$26,552,666	$—	$(47,492,535)	$(414,303)	(21,353,313)
Redemption premium on redeemable common stock	—	—	—	—	—	—	(56,174)	—	—	—	(56,174)
Issuance of common stock for cash	—	—	—	—	117,500	8	389,992	—	—	—	390,000
Common stock issued for warrant exercise	—	—	—	—	36,666	1	54,998	—	—	—	54,999
Common stock issued in connection with note payable extension	—	—	—	—	20,000	1	59,999	—	—	—	60,000
Common stock issued as payment of guaranteed interest	—	—	—	—	50,000	4	149,996	—	—	—	150,000
Common stock issued for services	—	—	—	—	40,000	1	119,999	—	—	—	120,000
Stock-based compensation	—	—	—	—	—	—	3,730,931	—	—	—	3,730,931
Net loss	—	—	—	—	—	—	—	—	(14,847,660)	—	(14,847,660)
June 30, 2022	—	$—	—	$—	34,581,525	$874	$31,002,407	$—	$(62,340,195)	$(414,303)	$(31,751,217)

See notes to the accompanying condensed unaudited consolidated financial statements.

F-38

THE iREMEDY HEALTHCARE COMPANIES, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2020

	2022	2021
Cash Flows from Operating Activities:
Net Loss	$(14,847,660)	$(2,182,277)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	123,586	60,888
Amortization of debt discounts	—	7,262
Amortization ROU asset	100,162	23,915
Loss on extinguishments of notes payable	60,000	1,589,204
Increase in allowance for obsolete inventory	1,808,412	—
Stock issued for services	120,000	—
Stock-based compensation	3,730,931	148,300
Common stock issued as additional interest expense on note payable	150,000	—
Interest expense added to convertible note payable	—	94,505
Interest expense added to note payable - related party	—	888,000
Induced conversion expense	—	2,066,426
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	759,377	(3,772,540)
Decrease (increase) in inventory	395,723	(21,698,053)
Decrease in prepaid inventory	19,828	5,460,460
Decrease (increase) in other current assets	69,062	(186,828)
Increase in accounts payable and accrued expenses	81,418	25,254,158
Increase in supplier financing payable	6,230,530	—
Increase (decrease) in accrued interest	349,108	(813,394)
Increase in accrued interest - related parties	400,473	—
Decrease in contract liabilities	(53,585)	(5,136,009)
Decrease in lease liabilities	(95,114)	(26,362)
Net cash (used in) provided by operating activities	(597,749)	1,777,655
Cash Flows from Investing Activities:
Internally developed software costs	—	(537,042)
Purchases of property and equipment	—	(5,000)
Net cash used in operating activities	—	(542,042)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock, net	390,000	494,745
Proceeds from other short-term loans	330,000	—
Proceeds from exercise of warrants	54,999	22,500
Repayments of notes payable	(270,000)	(2,200,000)
Repayments on other short-term loans	(135,954)	(127,015)
Repayments on notes payable-related parties	(134,200)	(600,000)
Net cash provided by (used in) financing activities	234,845	(2,904,515)
Net Decrease in Cash	(362,904)	(1,668,902)

Beginning of period	561,048	456,349
End of period	$198,144	$(1,212,553)

Supplemental disclosure of cash flow information:
Cash paid for interest	$7,888,982	$7,653,276
Cash paid for income taxes	$—	$—

Schedule of Non-Cash Financing Activities:
Redemption premium on redeemable common stock	$56,174	$55,258
Put option liability on redeemable common stock	$270,000	$—

See notes to the accompanying condensed unaudited consolidated financial statements.

F-39

THE iREMEDY HEALTHCARE COMPANIES, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

NOTE 1 – ORGANIZATION AND BUSINESS

The iRemedy Healthcare Companies, Inc. (“Parent”) was incorporated in the State of Florida on May 16, 2007, as The Paquin Healthcare Companies, Inc. On January 22, 2022, the Company reincorporated in the State of Delaware. Parent operates through its wholly-owned subsidiary, iRemedy HealthCare Inc. (“iRemedy”), a healthcare ecommerce marketplace where healthcare consumers can purchase medical supplies, drugs, devices and technologies primarily through its website, iRemedySupply.com. In August 2020, iRemedy executed a subcontractor agreement with a prime contractor of the United States Federal Government to supply safety needles and syringes which continued through October 2021. iRemedy will continue to supply medical supplies through subcontractor agreements when available and awarded. iRemedy customers are located throughout the United States and include consumers, physicians, nurses, and dentists.

During 2020, iRemedy became a membership interest holder in several limited liability companies (LLCs) established in 2020 for the purpose of distributing personal protective equipment (“PPE”). The following LLCs were established:

PPE, LLC - iRemedy holds 50% membership interest

PPE, LLC 2 – iRemedy holds 50% membership interest

PPE, LLC 3 – iRemedy holds 50.1% membership interest

PPE, LLC 4 - iRemedy holds 50.1% membership interest

PPE, LLC 5 - iRemedy holds 50.1% membership interest

The above are collectively referred to as the PPE, LLCs. Each PPE, LLC has one other individual that holds the remaining membership interests. The PPE, LLCs had minimal operating activities during the six months ended June 30, 2022 and 2021 and were essentially inactive.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The accompanying Condensed Consolidated Financial Statements were prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“US GAAP”) and include the accounts of iRemedy Healthcare Companies, Inc. and its wholly owned subsidiaries, iRemedy Healthcare, Inc. (“iRemedy”), and Buy Med, Inc., (“BMI”) and any entities determined to be variable interest entities (VIEs) in which iRemedy or any of its consolidated subsidiaries are determined to be the primary beneficiary. The PPE, LLCs have been consolidated with iRemedy as they have been determined to meet the definition of a VIE and iRemedy has been deemed the primary beneficiary (see below). iRemedy Healthcare Companies, Inc. is also the majority member of PPE, LLC 3, PPE, LLC 4, and PPE, LLC 5. The entities included in this financial statement are collectively referred to as the “Company”. All intercompany transactions have been eliminated in consolidation.

The Company prepared the accompanying unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions of the Article 8-03 of Regulation S-X. Operating results for interim periods are not necessarily indicative of results that maybe be expected for the fiscal year as a whole or any future period. Certain information and note disclosures normally included in financial statements prepared in accordance with U.S. GAAP has been condensed or omitted from these statements pursuant to such accounting principles and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements. The information included in these unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Company’s Regulation Form A-1 provided in this prospectus.

F-40

THE iREMEDY HEALTHCARE COMPANIES, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include the fair value of equity-based compensation, equity-linked financial instruments, inventory obsolescence, useful life of intangible assets, right-of-use assets and liabilities and utilization of deferred tax assets.

Accounts Receivable

Accounts receivable are stated at their estimated net realizable value. The Company reviews its accounts to estimate losses resulting from the inability of its customers to make required payments. Any required allowance is based on specific analysis of past due accounts and also considers historical trends of write-offs. Past due status is based on how recently payments have been received from customers. As of June 30, 2022 and December 31, 2021, management estimate an allowance for doubtful accounts of $20,443.

Inventory

The Company’s inventory consists of finished goods. Inventory is valued at the lower of cost or realizable value. Cost is determined using the first in first out (FIFO) method. Provision for potentially obsolete or slow-moving inventory is made based on management analysis of inventory levels and future sales forecasts.

Management has determined that an allowance for obsolete or slow-moving inventory was necessary as of June 30, 2022 and December 31, 2021 in the amount of $9,058,000 and $7,730,000, respectively. As of December 31, 2021, the allowance is for both personal protective equipment (“PPE”) and conventional needles and syringes in which the Company has excess quantity or is selling below cost in order to deplete its inventory.

Internally Developed Software, Net

The Company capitalizes certain costs to develop software for internal use. Costs incurred during the development stage are capitalized until the software is ready for use, at which time amortization of the capitalized costs begin on a straight-line basis over the estimated useful life of five years. Costs incurred prior to the development stage are expensed as incurred. The costs of developing routine enhancements are expensed as research and development costs as the enhancements do not add functionality to the product. At June 30, 2022 and December 31, 2021, capitalized development costs primarily consisted of costs incurred to enhance, redesign and add functionality to the Company’s e-commerce platform to provide for a more user friendly and interactive experience to the customer. The new e-commerce platform was launched in October 2021 at which time the Company ceased capitalizing costs and began amortizing the costs capitalized.

F-41

THE iREMEDY HEALTHCARE COMPANIES, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

Goodwill and Intangible Assets

The assets and liabilities of acquired businesses are recorded under the acquisition method of accounting at their estimated fair values at the date of acquisition. Goodwill represents costs in excess of fair values assigned to the underlying identifiable net assets of acquired businesses. Intangible assets from acquired businesses are recognized at fair value on the acquisition date and consist of acquired tradenames and customer relationships which are amortized on a straight-line basis over a period of expected cash flows used to measure fair value of five years.

The Company’s goodwill balance was approximately $1.1 million at June 30, 2022 and December 31, 2021, and relates to the acquisition of BuyMed, Inc. acquired in 2019. An impairment test of goodwill is completed at least annually, on December 31, or more frequently whenever events or changes in circumstances indicate the carrying value of goodwill may be impaired. Such events or changes in circumstances may include a significant deterioration in overall economic conditions, changes in the business climate of the industry, the operating performance indicators and competition.

If the fair value of a reporting unit exceeds its carrying value, goodwill of the reporting unit is not impaired. If the carrying value of the reporting unit, including goodwill, exceeds its fair value, a goodwill impairment loss is recognized in an amount equal to that excess.

Long-Lived Assets

The Company recognizes impairment losses on long-lived assets and intangible assets, used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying values. Management has reviewed the Company’s long-lived assets and intangible assets and determined there were no indicators of impairment at June 30, 2022 and December 31, 2021.

Revenue Recognition and Contract Balances

The Company recognized revenue in accordance with Accounting Standard Codification (“ASC”) Topic 606 and the related amendments Revenue from Contracts with Customers, which requires revenue to be recognized in a manner that depicts the transfer of goods or services to customers in amounts that reflect the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company recognizes revenue by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the performance obligations are satisfied.

The Company’s revenues consist of the distribution of the following: i) medical supplies procured by the Company and distributed through iRemedy’s ecommerce platform iRemedySupply.com, ii) medical equipment, products and supplies to surgical centers through BMI, iii) distribution of medical supplies under subcontractor agreements executed by iRemedy.

In January 2022, the prime contractor contracted with the Company to distribute 8,000,000 over-the-counter home use diagnostic test kits for the detection of SARS-CoV-2 (“Unit”) within a specified time period. Under the terms of the contract with the prime contractor, the Company will receive a fixed price per Unit delivered. The prime contractor has the right to terminate the contract for convenience or default under the Federal Acquisition Regulations. Prime contractor is required to remit payment for all Units within 18 days of delivery. This subcontractor agreement had been fulfilled in its entirety in March 2022.

F-42

THE iREMEDY HEALTHCARE COMPANIES, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

In August 2020, the prime contractor contracted with the Company to distribute various sizes of safety needles and syringes within a specified time period. Under the terms of the contract with the prime contractor, the Company received a fixed price per Unit delivered and the subcontractor agreement had been fulfilled in its entirety in October 2021.

The Company’s performance obligations for all medical products distributed above are satisfied at the point in time when products are delivered to the customer, which is when the customer has title and the significant risks and rewards of ownership. Therefore, the Company’s contracts have a single performance obligation (delivery of product). The Company primarily receives fixed consideration for sales of product.

The following table provides information about receivables and contract liabilities from contracts with customers:

	Contract Liabilities	Accounts Receivable	Contract Assets
December 31, 2021	$53,585	$947,974	$—
June 30, 2022	$—	$188,597	$—

As of December 31, 2021, contract liabilities related to cash received from customers for medical supply orders to be delivered in 2022, at which time, the contract liabilities were recognized as revenues.

Equity-Based Compensation

Compensation expense for all stock-based employee and director compensation awards granted is based on the grant date fair value estimated in accordance with the provisions of ASC Topic 718, Compensation - Stock Compensation. The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term. Vesting terms vary based on the individual grant terms. For stock options, the Company estimates the fair value using a closed option valuation (Black-Scholes) model. The estimated fair value is then expensed over the requisite service period of the award which is generally the vesting period, and the related amount is recognized in the accompanying unaudited condensed consolidated statements of operations within general and administrative expenses. The Company recognizes forfeitures at the time they occur.

The Black-Scholes option-pricing model requires the input of certain assumptions that require the Company’s judgment, including the expected term and the expected stock price volatility of the underlying stock. The assumptions used in calculating the fair value of stock-based compensation represent management’s best estimates, but these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change resulting in the use of different assumptions, stock-based compensation expense could be materially different in the future.

Fair Value of Financial Instruments

The carrying value of the Company’s accounts receivables, accounts payable and other current liabilities approximate fair value due to their short-term nature. The carrying value of the Company’s convertible debt and notes payable approximates fair value because the terms are consistent with prevailing market rates.

Leases

The Company accounts for leases under ASC Topic 842 Leases. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities on the consolidated balance sheets. The Company leases an office and warehouse to conduct business. The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less.

F-43

THE iREMEDY HEALTHCARE COMPANIES, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

Operating lease ROU assets represent the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Operating lease expense is recognized on a straight-line basis over the lease term and is included in general and administrative expenses in the consolidated statements of operations.

Income Taxes

The Company uses the asset and liability method in accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based on difference between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company applies the provisions of ASC Topic 740-10-25, Income Taxes – Overall – Recognition (“ASC Topic 740-10-25”) with respect to the accounting for uncertainty of income tax positions. ASC Topic 740-10-25 clarifies the accounting for uncertainty in income taxes recognized in a company’s unaudited condensed consolidated financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-25 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of September 30, 2021, tax years since 2018 remain open for Internal Revenue Service audit. The Company has received no notice of audit from the Internal Revenue Service for any of the open tax years. The Company has not recognized any interest or penalties during the periods ended June 30, 2022 and 2021.

Advertising Expense

Advertising costs are expensed in the period incurred and totaled $249,741 and $277,597 during the periods ended June 30, 2022 and 2021, respectively.

Shipping Costs

Shipping costs, which totaled $138,963 and $95,288, during the periods ended June 30, 2022 and 2021, respectively, are included in cost of sales on the condensed consolidated statements of operations. Shipping costs charged to customers are recorded as revenues.

Earnings Per Share

Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the year. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to warrants, options and convertible instruments.

Potentially Dilutive Securities

The Company has excluded all common equivalent shares outstanding for warrants, options and a convertible note payable to purchase common stock from the calculation of diluted net loss per share because all such securities are antidilutive for the periods presented. As of June 30, 2022, the Company had 2,846,704 warrants and 6,718,464 options to purchase common stock. As of June 30, 2021, the Company had 3,803,766 warrants and 4,275,000 options to purchase common stock and 532,362 potential shares if the convertible note payable was converted into shares of common stock.

F-44

THE iREMEDY HEALTHCARE COMPANIES, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

Segment Reporting

The Company operates in one reportable segment, distribution of medical supplies to customers located in the United States. The Company’s chief operating decision makers manage the Company’s operations as a whole.

Recent Accounting Pronouncements

On August 5, 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity.

ASU 2020-06 removes from U.S. GAAP the separation models for (1) convertible debt with a cash conversion feature and (2) convertible instruments with a beneficial conversion feature. As a result, after adopting ASU 2020-06, entities will not separately present in equity an embedded conversion feature in such debt. Instead, they will account for a convertible debt instrument wholly as debt, and for convertible preferred stock wholly as preferred stock (i.e., as a single unit of account), unless (1) a convertible instrument contains features that require bifurcation as a derivative under ASC 815 or (2) a convertible debt instrument was issued at a substantial premium.

The amendments are effective for public business entities, that are not smaller reporting companies, in fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. For all other entities, in fiscal years beginning after December 15, 2023, and interim periods within those fiscal years.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes. The amendments in ASU 2019-12 simplify the accounting for income taxes by removing certain exceptions to the general principles and clarifying a handful of narrow issues within the broad topic of income tax accounting. The amendments in ASU 2019-12 are effective for years beginning after December 15, 2020. Effective January 1, 2021, the Company adopted this ASU which did not have a material impact on its condensed consolidated financial statements.

In September 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), which provides guidance on how an entity should measure credit losses on financial instruments. The ASU is effective for smaller reporting Company’s for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company does not expect this ASU to have a material impact on its condensed consolidated financial statements.

Other recent accounting pronouncements issued by FASB did not or are not believed by management to have a material impact on the Company’s present or future condensed consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. As of June 30, 2022, the Company had a working capital deficit of approximately $34,050,769, and accumulated deficit of $62,340,195, respectively. During the period ended June 30, 2022, the Company incurred a net loss of $14,847,660 and had cash used in operations of $597,749. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-45

THE iREMEDY HEALTHCARE COMPANIES, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

The Company has been capitalized primarily through notes payable with both related and unrelated parties and the sale of shares of common stock since inception. To address future additional funding requirements necessary to support working capital needs while also enabling implementation of key strategic growth initiatives, the Company has undertaken a forecasting program to effectively monitor its ongoing working capital requirements and minimize expenditure commitments. In addition, the Company’s focus will remain on maintaining an appropriate level of corporate overhead in line with its available cash resources while also observing strict cost containment in all areas of its business. The Company believes it will continue to be awarded subcontractor agreements with the US Government for medical supplies. Further, the Company continues to try to obtain additional financing through equity funding to repay its outstanding debt obligations.

NOTE 4 – CONCENTRATIONS OF RISK

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. The Company held no cash equivalents as of June 30, 2022 and December 31, 2021. The Company maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk.

Revenue and Accounts Receivable Concentration

During the period ended June 30, 2022, approximately 95%of the Company’s consolidated revenues were generated from one customer. As of June 30, 2022, no significant receivables were due from this customer.

During the period ended June 30, 2021, approximately 93% of the Company’s revenue was generated from one customer. As of June 30, 2021, approximately 94% of the aggregate accounts receivable were due from two customers.

NOTE 5 – ACQUIRED INTANGIBLE ASSETS

Intangible assets are recorded at their estimated fair values and consist of the intangible assets acquired in the acquisition of Buy Med, Inc. in 2019. Amortization is computed using the straight-line method over the estimated life of the asset. Intangible assets were comprised of the following as of June 30, 2022 and December 31, 2021:

		June 30, 2022
		Acquired Intangibles, Gross	Accumulated Amortization	Acquired Intangibles, Net
	Estimated Life
Customer relationships	5	$391,000	$(228,083)	$162,917
Tradename	5	194,000	(113,167)	80,833
		$585,000	$(341,250)	$243,750

		December 31, 2021
		Acquired Intangibles, Gross	Accumulated Amortization	Acquired Intangibles, Net
	Estimated Life
Customer relationships	5	$391,000	$(188,983)	$202,017
Tradename	5	194,000	(93,767)	100,233
		$585,000	$(282,750)	$302,250

F-46

THE iREMEDY HEALTHCARE COMPANIES, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

Amortization expense, associated with these acquired intangible assets, during the periods ended June 30, 2022 and 2021 was $58,500.

Future amortization of the intangible assets as of June 30, 2022 is as follows:

Year ended December 31,
2022 (remaining)	$58,500
2023	117,000
2024	68,250
$243,750

NOTE 6 – INTERNALLY DEVELOPED SOFTWARE, NET

Activity related to the Company’s internally developed software at June 30, 2022 and December 31, 2021 is as follows:

	June 30,	December 31,
	2022	2021

Net carrying value, beginning	$1,463,850	$650,958
Additions in process	—	845,535
Amortization	(65,086)	(32,643)
Net carrying value, ending	$1,398,764	$1,463,850

During the six months ended June 30, 2022 and 2021, amortization expense associated with internally developed software was $65,086 and $0, respectively.

Future amortization of the internally developed software as of June 30, 2022 is as follows:

Year ended December 31,
2022 (remaining)	$149,639
2023	299,279
2024	299,279
2025	299,279
2026	351,288
$1,398,764

F-47

THE iREMEDY HEALTHCARE COMPANIES, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

NOTE 7 – OTHER SHORT-TERM LOANS PAYABLE

On Deck Loans

In January and February 2022, the Company entered into loan agreements with On Deck Loans in the aggregate amount of $364,750, including debt issuance costs of $34,750 resulting in net proceeds of $330,000, bearing interest at rates ranging from 46.9-69.04% due with fixed weekly payments of principal and interest over a term of 9-12 months ranging from $1,934 - $5,476.

As of June 30, 2022 and December 31, 2021, the balance outstanding on the On Deck Loans was $204,689 and $0, respectively, and is included in other short-term loans payable on the condensed consolidated balance sheets. During the six-month periods ended June 30, 2022 and 2021, interest expense recognized on loans with On Deck amounted to $36,085 and $11,427, respectively.

NOTE 8 – CONVERTIBLE NOTE PAYABLE

On July 18, 2020, the Company and a minority stockholder cancelled a July 2019 convertible note with an original principal amount of $1,200,000, interest rate of 13%, convertible into shares of common stock at a conversion rate of $1.50, and secured by all shares of common stock iRemedy Healthcare Companies, Inc holds in BMI and certain assets of BMI, and all accrued interest of $156,000 due July 2020 (the “Original Convertible Note”), by executing a new convertible secured promissory note in the amount of $1,356,000 with a maturity date of November 15, 2020 with all terms of the Original Convertible Note remaining unchanged. The lender received 66,666 shares of common stock for executing the new convertible secured promissory note with an estimated fair value of $83,334, based on recent common stock sales, which has been reflected in interest expense on the condensed consolidated statements of operations. during the year ended December 31, 2020.

On November 15, 2020, the convertible note of $1,356,000 and accrued interest of $58,760 were cancelled and a new convertible secured promissory note was issued in the amount of $1,414,760 with a maturity of February 15, 2021 (collectively referred to as the “Convertible Notes”).

On February 18, 2021, the Company and the lender of the Convertible Notes executed a forbearance agreement. Under the terms, the lender agreed to forbear from enforcing its rights due to the default if the Company agreed to pay the lender $1,509,265, including $94,505 of accrued interest added to principal, at the forbearance termination date of May 15, 2021. iRemedy Healthcare, Inc. guaranteed the payment of the payoff amount and provided a security interest in its assets. The lender of the Convertible Notes was issued 49,315 shares of common stock with an estimated fair value of $147,945, based on recent sales of common stock, for executing the forbearance agreement. The value of the shares of common stock have been reflected as loss on extinguishment of debt on the condensed consolidated statements of operations for the six months ended June 30, 2021 in accordance with ASC 470-50-40 Debt Modification and Extinguishments.

On May 15, 2021, the lender converted $460,971 of principal and accrued interest into 921,944 shares of common stock at a reduced conversion rate of $.50. Further, the lender exercised a portion of an existing warrant with an exercise price of $1.50 reduced to $.75 by as an additional incentive or sweetener to induce the exercise of the warrant resulting in the issuance of 333,333 shares of common stock at an exercise price of $249,750 which was applied to the outstanding principal and accrued interest due on the Convertible Notes.

F-48

THE iREMEDY HEALTHCARE COMPANIES, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

Since the Convertible Notes were converted into shares of common stock at a conversion rate that was lower than the original conversion rate of $1.50, the Company accounted for this transaction as an induced conversion pursuant to ASC 470-20-40-16 – Accounting for Induced Conversions. On May 15, 2021, in accordance with ASC 470-20-40-16, the Company recognized an inducement expense of $1,843,888 equal to the fair value of the 921,944 shares of common stock in excess of the fair value of the securities issuable of 307,515 under the original conversion terms based on recent sales of common stock at $3 per share. Further, $222,538 of inducement expense was recognized for the incremental value that resulted from the reduction of the warrant exercise price given to the lender as an additional sweetener to induce the exercise of the warrant. During the six months ended June 30, 2021, inducement expense of $2,066,426 was recognized in connection with this transaction as presented on the condensed consolidated statements of operations.

The incremental value was determined utilizing a Black-Scholes pricing model on May 15, 2021 and the following assumptions:

Stock price	$3
Expected volatility	44%
Expected term	2.00
Risk-free rate	0.08%
Dividend rate	0%

Simultaneous with the conversion, the lender and Company executed a new convertible secured promissory note (the “New Convertible Note”) for the remaining principal amount of $798,543 and a maturity date of August 15, 2021. All other terms remained unchanged including the conversion feature of $1.50. The lender received 33,973 shares of common stock for executing this new convertible secured promissory note valued at $101,919 based on recent stock sales. The value of the shares of common stock has been reflected as loss on extinguishment of debt on the condensed consolidated statements of operations for the six months ended June 30, 2021, 2021 in accordance with ASC 470-50-40 Debt Modification and Extinguishments.

On July 14, 2021, the lender of the New Convertible Note exercised the conversion option and converted the remaining principal of $789,543 plus accrued interest totaling $17,878 into 544,285 shares of common stock at the originally stated conversion price of $1.50.

As of June 30, 2022 and December 31, 2021, there was no balance due on the New Convertible Note.

F-49

THE iREMEDY HEALTHCARE COMPANIES, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2022

NOTE 9 – NOTES PAYABLE – RELATED PARTIES

Notes payable with related parties consist of the following as of:

	June 30,	December 31,
	2022	2021
In May 2012, the Company issued a 6% promissory note to a director of the Company in the principal amount of $238,000, due in May 2015. This note is currently in default.	$219,000	$219,000
In September 2020, the Company issued a promissory note with its Chief Technology Officer in the amount of $4,000,000 and 1.9% interest rate per week or 98.8% annually due on December 31, 2020. The note was exchanged for a new promissory note on June 1, 2021 in the amount of $4,888,000 which includes the principal and $888,000 accrued interest outstanding at that time. The new note bears interest at 12% with a maturity date of October 2021 (i). This note was restructured on September 27, 2022. See Note 15 subsequent events.	4,010,789	4,144,989

In October 2020, the Company issued a promissory note in the amount of $1,900,000 with its Chief Executive Officer (“CEO) and majority stockholder with an annual interest rate of 15% due at the earlier of: a) October 8, 2021, or b) a change of control as defined in the promissory note, or c) a call by the holder. Borrowings are secured by accounts receivable due the Company in connection with a subcontractor agreement. On October 8, 2021 the CEO agreed to extend the maturity date to April 2022 and agreed to further extend to October 7, 2022. On August 24, 2022, the CEO agreed to further extend the promissory note to August 23, 2023 (ii).	1,900,000	1,900,000

In October 2020, the Company issued a promissory note in the amount of $1,100,000 with a principal stockholder and relative of the Company’s CEO with an annual interest rate of 15% due at the earlier of: a) October 8, 2021, b) a change of control as defined in the promissory note, or a call by the holder. Borrowings are secured by accounts receivable due the Company in connection with a subcontractor agreement. On October 8, 2021 the lender agreed to extend the maturity date to April 2022 and agreed to further extend to October 7, 2022. On August 24, 2022, the CEO’s relative agreed to further extend the promissory note to August 23, 2023 (ii).	1,100,000	1,100,000

In April 2021, the Company issued a promissory note in the amount of $1,000,000 with its CEO and majority stockholder with an annual interest rate of 18% due at the earlier of: a) October 29, 2021, or b) a change of control as defined in the promissory note, or c) a call by the holder. On October 8, 2021 the CEO agreed to extend the maturity date to April 2022 and agreed to further extend to October 7, 2022. On August 24, 2022, the CEO agreed to further extend the promissory note to August 23, 2023 (ii).	1,000,000	1,000,000
Total notes payable - related parties	$8,229,789	$8,363,989

(i)	On June 1, 2021 in connection with the execution of the new promissory note, this lender received a common stock warrant to purchase 400,000 shares of common stock with an exercise price of $2.50 exercisable for two years for executing the new promissory note on June 1, 2021. The estimated fair value of this warrant using a Black-Scholes pricing model was determined to be $454,340 which has been recorded in loss on extinguishment of debt on the accompanying condensed consolidated statements of operations during the six months ended June 30, 2021. The assumptions utilized in the Black-Scholes pricing model to fair value the warrants were as followings:

June 1, 2021
Stock price	$3.00
Exercise price	$2.50
Expected volatility	44%
Expected term	2.00
Risk-free rate	0.08%
Dividend rate	0.00%

F-50

THE iREMEDY HEALTHCARE COMPANIES, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(ii)	These related party notes were extended on a long-term basis prior to the issuance of these interim financial statements. Therefore, the principal outstanding has been reflected as a long-term liability as of June 30, 2022.

As of June 30, 2022 and December 31, 2021, accrued interest due to related parties on the notes payable above was $1,119,008 and $777,953, respectively, which is included in accrued interest – related parties on the condensed consolidated balance sheets.

During the six-month periods ended June 30, 2022 and 2021, interest expense recognized on the notes payable – related parties totaled $566,243 and $1,943,840, respectively, and is included in interest expense on the condensed consolidated statements of operations.

Future maturities of the Company’s notes payable with related parties are as follows:

Twelve month period ended June 30,
2023	$4,229,789
2024	4,000,000
$8,229,789

NOTE 10 – NOTES PAYABLE

Notes Payable consist of the following as of:

	June 30,	December 31,
	2022	2021
In December 2019, the Company entered into a promissory note in the amount of $100,000 and annual interest of 12%, with an original maturity date of December 2020. The note was amended several times extending the maturity date and most recently in March 2022 to extend the maturity date to December 31, 2022 (i).	$100,000	$100,000

In March 2020, the Company executed a $2,000,000 line of credit agreement with a minority stockholder and received $1,100,000 in proceeds with an original maturity date in September 2020 which was extended several times through May 31, 2022. As consideration for extending the maturity date, the Company agreed to provide a guaranteed rate of interest of $1,200,000, of which $150,000 was paid with 50,000 shares of common stock during the six months ended June 30, 2022. The Company’s CEO and principal stockholder personally guarantee the loan (ii).	308,500	578,500

In August 2020, the Company was issued a Economic Injury Disaster Loan in the amount of $84,500, annual interest rate of 3.75%, to be repaid with fixed payments of principal and interest of $413 beginning August 2021 with a maturity date in August 2050.	84,500	84,500

Total Principal	$493,000	$763,000
Less Current Portion	$410,165	$680,736
Long Term Portion, net of unamortized discounts	$82,835	$82,264

F-51

THE iREMEDY HEALTHCARE COMPANIES, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(i)	During the six months ended June 30, 2022, the lender received he amendments to extend the maturity date, the lender received a total of 20,000 shares of common stock with a value of $60,000, based on recent stock sales, which was recorded in loss on extinguishment of debt on the condensed consolidated statements of operations in accordance with ASC 470-50-40 Debt Modification and Extinguishments.

(ii)	On July 21, 2022, the Company and lender of the Line of Credit Agreement entered a settlement agreement for the principal and guaranteed interest outstanding which amounted to $1,358,400. In accordance with the settlement agreement, the Company agreed to pay $223,300 on or before August 31, 2022 and issue 350,000 shares of common stock with an estimated value of $6 per share based on recent sales of common stock.

As of June 30, 2022 and December 31, 2021, accrued interest due on the notes payable above was $1,106,186 and $704,230, respectively, which is included in accrued interest on the consolidated balance sheets.

During the six-month periods ended June 30, 2022 and 2021, interest expense recognized on the notes payable totaled $357,620 and $553,364, respectively.

Future maturities of the Company’s notes payable are as follows:

Twelve month period ended June 30,
2023	$410,165
2024	1,833
2025	1,903
2026	1,975
2027	2,050
Thereafter	75,074
$493,000

NOTE 11 – REDEEMABLE STOCK

On July 19, 2019, Company sold 1,000,000 shares of common stock at a price per share of $.90 or $900,000 (the “Stock Purchase Agreement”). In connection with the Stock Purchase Agreement, the holder has the right, but not the obligation to require the Company to purchase 200,000 shares of common stock at $1.35 per share or $270,000 each quarter commencing with August 1, 2021 and ending August 1, 2023 for an aggregate number of shares of common stock to be repurchased of 1,000,000 for $1,350,000 (the “Quarterly Put Option”). If a Quarterly Put Option is unexercised it is considered waived. The obligation of the Company required by the Quarterly Put Option is secured by substantially all of the Company’s assets.

In accordance with ASC 480-10-S99, redeemable stock, including instruments redeemable at the option of the holder, are required to be presented in mezzanine equity as these shares of common stock may not be permanently part of equity. As such the redeemable stock has been presented between liabilities and stockholders’ deficit on the unaudited condensed consolidated balance sheets. Further, the Company is increasing the balance to its maximum redemption amount each reporting period based on the terms of the Stock Repurchase agreement. During the six-month periods ended June 30, 2022 and 2021, the Company recorded a redemption premium of $56,174 and $55,258, respectively, which was accreted to the redeemable common stock balance and recorded as a reduction of additional-paid-in capital. The second Quarterly Put Option on February 1, 2022 was exercised but not paid as of June 30, 2022. The Company reclassified $270,000 from redeemable common stock to put option liability on the condensed consolidated balance sheet which is classified as a current liability as of June 30, 2022. As of June 30, 2022 and December 31, 2021, the redeemable common stock had a balance of $689,716 and $903,542, respectively, as presented on the condensed consolidated balance sheets.

F-52

THE iREMEDY HEALTHCARE COMPANIES, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

NOTE 12 – STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock with a par value of $.0001, of which 1,000,000 shares are designated as Series A and 6,000,000 shares are designated as Series B.

Series A Preferred Stock – As of June 30, 2022 and December 31, 2021, the Company has zero Series A preferred stock shares outstanding. Holders of Series A preferred stock are entitled to 20 votes per share, accrue no dividends, and automatically convert into common on a share for share basis in the event the Company sells common stock in an offering of at least $3,0000,000 at an offering price of at least $1 per share. During the year ended December 31, 2021, the series A shareholder converted all 1,000,000 shares of Series A preferred stock into 2,500,000 Shares of common stock.

Series B Preferred Stock – Holders of Series B preferred stock are entitled to 1) cumulative dividends at an annual rate of 8%, payable with in-kind deliveries of the Company’s common stock, and 2) a liquidation preference equal to $0.50 per share plus any accrued and unpaid dividends. Holders of Series B preferred stock have no voting rights. Series B Preferred stock is convertible into common stock at the option of the holder. As of June 30, 2022 and December 31, 2021, there were no shares of Series B preferred stock issued and outstanding.

Common Stock

The Company is authorized to issue 80,000,000 common stock shares with a par value of $.000025.

Common Stock Issued for Cash

During the six months ended June 30, 2022, the Company issued 117,500 shares of common stock at a sales price per share ranging from $1.50 - $3.00 resulting in gross proceeds of $390,000.

During the six months ended June 2021, the Company issued 167,615 shares of common stock, including 2,700 issued as stock issuance costs, at a sales price per share of $3.00 resulting in gross proceeds of $494,745.

Common Stock Issued for Services

During the six months ended June 30, 2022, the Company issued 40,000 shares of common stock for services with an estimated fair value of $120,000 based on a $3 price per share.

Warrant exercises

During the period ended June 30, 2022, the Company issued 36,666 shares of common stock in connection with the exercise of a warrant resulting in gross proceeds of $54,999.

During the period ended June 30, 2021, the Company issued 15,000 shares of common stock in connection with the exercise of a warrant resulting in gross proceeds of $22,500.

F-53

THE iREMEDY HEALTHCARE COMPANIES, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

Stock Issued with Convertible Note Payable, Notes Payable and Line of Credit

During the six months ended June 30, 2022, the Company issued 50,000 shares of common stock for the payment of $150,000 of guaranteed interest on a line of credit agreement (see Note 10).

During the six months ended June 30, 2022, the Company issued 20,000 shares of common stock as consideration for a lender executing an extension on a note payable (see Note 10). The estimated value of these shares was $60,000 based on recent common stock sales and was recorded as loss on extinguishment of debt on the condensed consolidated statement of operations in accordance with ASC 407-50-40 Debt Modifications and Extinguishments.

During the six months ended June 30, 2021, the Company issued 1,255,277 shares of common stock in connection with the exercise of a warrant and conversion of principal of $710,722 in an induced conversion (see Note 9).

During the six months ended June 30, 2021, the Company issued 378,288 shares of common stock as consideration for lenders executing extensions and modifications on notes payable (see Note 12). The value of these shares was $1,134,864 based on recent common stock sales and was recorded as loss on extinguishment of debt on the unaudited condensed consolidated statements of operations in accordance with ASC 407-50-40 Debt Modification and Extinguishments.

Stock Options

2007 Equity Incentive Plan

The Company grants stock awards to officers, employees, directors, and other key persons pursuant its 2007 Equity Incentive Plan (“the Plan”) which reserves 5,000,000 shares of common stock for issuance under the Plan. During the six months ended June 30, 2022 and 2021, there were no options granted under this Plan.

2021 Equity Incentive Plan

The Board of Directors approved and adopted the 2021 Equity Incentive Plan (the “2021 Plan”) on November 3, 2021. The 2021 Plan authorizes the issuance of up to an aggregate maximum of 5,000,000 shares of the common stock, subject to adjustment as described in the 2021 Plan. The 2021 Plan authorizes the Company to grant stock options, stock appreciation rights, restricted shares, restricted share units, cash awards, and other performance-based awards. Awards may be granted to the Company’s officers, employees, directors and consultants. Unless earlier terminated by the Board, the 2021 Plan will terminate ten years from the date of adoption. During the six months ended June 30, 2022, the Company granted options to purchase 2,493,464 shares of common stock at an exercise price of $3 per share and immediate vesting.

The Company determined the grant date fair value of the options granted during the six months ended June 30, 2022 using the Black Scholes Method and the following assumptions:

June 30,
2022
Expected volatility	53.2-55.6%
Expected term	5 years
Risk-free rate	1.26-3.01%
Dividend rate	0%

F-54

THE iREMEDY HEALTHCARE COMPANIES, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

The estimated fair value of the options granted during the six-month period ended June 30, 2022 ranged from $1.40 - $4.07 per option.

Activity related to stock options during the period ended June 30, 2022 and December 31, 2021 is summarized as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Contractual Term (Years)

Outstanding as of December 31, 2021	4,275,000	$1.40	6.56
Granted	2,525,464	$3.00	—
Expired	(340,000)	$1.00	—
Outstanding as of June 30, 2022	6,460,464	$2.00	7.53
Exercisable as of June 30, 2022	6,210,464	$2.05	7.57

Stock option expense on vested options during the periods ended June 30, 2022 and 2021 was approximately $3,730,931 and $148,300, respectively, and is included in compensation and related expenses on the condensed consolidated statements of operations. As of June 30, 2022, 250,000 stock options remain unvested with an average grant-date fair value of $.69, and unrecognized compensation expense for these unvested was $173,880 which will be recognized over approximately 0.84 years.

As of June 30, 2022, intrinsic value of stock options outstanding and exercisable was approximately $6,693,750 and $6,318,750 respectively. Intrinsic value represents the difference between the options exercise price and fair market value of the underlying common stock which was $3 as of June 30, 2022.

Common Stock Warrants

During the six-month periods ended June 30, 2022 and 2021, the Company issued warrants to acquire zero and 440,000, respectively, shares of common stock at exercise prices ranging from $1.50 - $3.00 per share which expire 2-3 years after issuance date. The Company issued 40,000 warrants for consulting services. Per the terms of the consulting agreement executed February 2021, the consultant received 25,000 warrants upon execution of the agreement and 5,000 warrants per month over the six-month period beginning March 2021. The other 400,000 warrants issued during the six-month period ended June 30, 2021 were issued in connection with the execution of a promissory note with a related party in the amount of $4,288,000 as disclosed in Note 9.

The warrants issued for services were estimated to have a fair value of $44,800 which were expensed during the six months ended June 30, 2021, and are included in professional fees on the consolidated statements of operations. The estimated fair value of the warrant issued with the promissory note was determined to be $454,340 which was recorded as loss on extinguishment of debt (see Note 11).

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THE iREMEDY HEALTHCARE COMPANIES, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

The fair value of the warrants was determined using the Black Scholes Method and the following assumptions:

June 30, 2021
Expected volatility	55-57%
Expected term	2-3 years
Risk-free rate	.16-.35%
Dividend rate	0%

The following summarizes activity related to warrants as of June 30, 2022 and December 31, 2021:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Contractual Term (Years)
Outstanding as of December 31, 2021	3,362,099	$1.93	1.29
Exercised	(36,666)	$1.50	—
Forfeited	(458,729)	$0.91	—
Outstanding as of June 30, 2022	2,866,704	$2.15	1.21

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its headquarters and warehouse space in Stuart, Florida pursuant to noncancelable leases requiring monthly payments ranging from $3,859 to $17,134, with annual increases of 3% on each anniversary date and expiring on various dates through August 2026. The contract provides the right to substantially all of the economic benefits from the use of the office and warehouse space and the right to direct the use of the space. Thus, the contract is considered to be or contain a lease. At lease commencement, the Company recorded a right-of-use asset and lease liability for the present value of the future lease payments at the lease commencement. The interest rate used to determine the present value was based on an estimated incremental borrowing rate of 6%.

The leases contain one and five-year renewal options. The Company has not included the optional renewal periods in the lease term because the Company determined, after considering all economic factors and the stage of the Company upon lease commencement, that it was not reasonably certain that the Company would exercise the renewal options.

Right-of- use assets, as of June 30, 2022 and December 31, 2021, are summarized below:

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THE iREMEDY HEALTHCARE COMPANIES, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2022

	June 30,	December 31,
	2022	2021
Right -of-use assets	$1,239,680	$1,239,680
Accumulated amortization	(320,201)	(220,039)
Right -of-use assets, net	$919,479	$1,019,641

Operating lease liabilities, as of June 30, 2022 and December 31, 2021, are summarized below:

	June 30,	December 31,
	2022	2021
Total lease liabilities	$950,271	$1,045,385
Less: current portion	256,740	252,981
Long-term portion	$693,531	$792,404

During the six months ended June 30, 2022 and 2021, the Company recognized $169,557 and $24,904, respectively, of rent expense in connection with these leases which is included in general and administrative expenses on the condensed consolidated statements of operations.

Legal Matters

From time to time, claims are made against the Company in the ordinary course of business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties or injunctions prohibiting the Company from selling one or more products or engaging in other activities. The occurrence of an unfavorable outcome in any specific period could have a material adverse effect on the Company’s results of operations for that period or future periods. The Company is not presently a party to any pending or threatened legal proceedings.

Supplier Financing Agreement

The Company utilizes a financing company to pay supplier invoices in connection with its subcontractor agreement to supply needles and syringes to a Prime Contractor of the United States Government. The Company’s manufacturer requires a percentage of purchase orders to be paid upfront which are included in prepaid inventory on the condensed consolidated balance sheets. In order to meet the requirements of the supplier, the Company utilized a financing company to pay for the supplier invoices. The financing company charges a minimum rate of interest of 4.8% for thirty days. Invoices not paid by the Company within thirty days continue to accrue interest at a daily rate of .16%.

As of June 30, 2022 and December 31, 2021, the Company owed the financing company $40,914,022 and $34,683,492, respectively, which has been presented as supplier financing payable on the condensed consolidated balance sheets. Additionally, as of June 30, 2022 and December 31, 2021, prepaid inventory included $8,268,166 in connection with this subcontractor agreement. During the six-month periods ended June 30, 2022 and 2021, the Company incurred approximately $6,729,000 and $5,174,000 of interest expense associated with this financing arrangement which has been included in interest expense on the condensed consolidated statements of operations.

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THE iREMEDY HEALTHCARE COMPANIES, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

Purchase Commitment

In connection with the supply contract with the Company’s needle and syringe manufacturer, the Company has agreed to accept delivery of a specified quantity of conventional needles and syringes (“Conventional Units”) with an aggregate cost of approximately $13.4 million. As of the date of these condensed consolidated financial statements, the Company has not taken delivery of these completed Conventional Units and could be required to under the terms of the supply contract. As of June 30, 2022, $6,268,166 of the prepaid inventory relates to advance payments made to the supplier on these Conventional Units.

NOTE 15 – SUBSEQUENT EVENTS

The Company has performed an evaluation of subsequent events through October 7, 2022, which is the date these audited condensed consolidated financial statements were available for issuance. Subsequent to June 30, 2022, the following events occurred:

Amendments to Notes Payable Related Parties and Notes Payable

On September 27, 2022, the Company and its Chief Technology Officer executed an Amended and Restated Promissory Note (“A&R Note”) which restated the terms of the original $4,000,000 promissory note executed in September 2020 in its entirety that matured in October 2021 (see Note 9). Under the A&R Note, the maturity date is the earlier of December 31, 2022 or a change in control. The interest rate was reduced to 4% per annum since inception of the original promissory note.

In addition, the CTO will receive $1,000,000 of cash consideration as a performance bonus for executing the restructured note terms and for services provided to the Company as CTO. The performance bonus is payable on the earlier of the Company collecting 25% of net profit from a contract with the government or December 31, 2023. Further, the CTO was granted 1,000,000 shares of restricted common stock with the following vesting: 1) December 31, 2025, as long as CTO is still employed with the Company or 2) upon a change in control.

See Notes 9 and 10 for amendments executed subsequent to June 30, 2022 extending the maturity dates of various notes payable with related parties and notes payable.

Common Stock Sales

The Company sold 83,333 shares of common stock at a price per of $6 and received proceeds totaling $500,000.

Warrant Grant and Exercises

The Company granted 750,000 common stock warrants with an exercise price of $4.00 and expiration date of August 2024.

Certain warrant holders exercised their warrants with an exercise price of $2.00 resulting in the issuance of 150,000 shares of common stock and cash proceeds of approximately $300,000.

Stock Options

The Company granted nonemployees 25,500 options to purchase common stock at an exercise price of $3 with immediate vesting and a ten-year exercise period.

Options to purchase 104,195 shares of common stock at exercise prices ranging from $1 to $3 expired and were forfeited.

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THE iREMEDY HEALTHCARE COMPANIES, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

Offering

On September 28, 2022, the board of directors authorized and approved the proposed issuance and sale of up to 2,941,176 shares of common stock at an offering price of $8.50 per share for a maximum offering of $25,000,000 pursuant to a Reg A+ offering.

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THE IREMEDY HEALTHCARE COMPANIES, INC.

Best Efforts Offering of

$28,750,000 Maximum Offering Amount (3,382,352 Shares of Common Stock)

OFFERING CIRCULAR

______________, 2022

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

2.1	Certificate of Incorporation of The iRemedy Healthcare Companies, Inc. filed with the Delaware Secretary of State on January 18, 2022**

2.2	Bylaws of The iRemedy Healthcare Companies, Inc.**

4.1	Form of Subscription Agreement for Regulation A Offering.*

6.1	The iRemedy Healthcare Companies, Inc. 2021 Equity Incentive Plan **†

6.2	Employment Agreement, dated February 1, 2018, by and between The iRemedy Healthcare Companies, Inc. and Anthony Paquin*†

6.3	Employment Agreement, dated May 4, 2020, by and between The iRemedy Healthcare Companies, Inc. and James Harding*†

6.4	Executive Employment Agreement, dated April 26, 2022, by and between The iRemedy Healthcare Companies, Inc. and Kevin Cheung*†

6.5	Director Agreement, September 1, 2011, between The iRemedy Healthcare Companies, Inc. and Kelly McCarthy*†

6.6	Restated and Amended Supplier Financing Agreement, January 5, 2021, between iRemedy Healthcare, Inc and TradeRiver USA, Inc. to pay supplier invoices**

6.7	Broker-Dealer Agreement dated October 2, 2022, between The iRemedy Healthcare Companies, Inc. and Dalmore Group, LLC.*

6.8	Engagement Agreement, dated October 5, 2022, between The iRemedy Healthcare Companies, Inc. and OpenDeal Broker, LLC*

6.9	Amendemnt No. 1 to the Engagement Agreement, dated November 3, 2022, between the iRemedy Healthcare Companies, Inc. and OpenDeal Broker, LLC*

10.1	Power of attorney (included on signature page of this Form 1-A).**

11.1	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm.*

11.2	Consent of Anthony L.G., PLLC (included in Exhibit 12.1)*

12.1	Opinion of Anthony L.G., PLLC*

* Filed herewith

** Previously filed.

† Includes management contracts and compensation plans and arrangements

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Amendment No. 1 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stuart, State of Florida, on November 4, 2022.

THE IREMEDY HEALTHCARE COMPANIES, INC.

By:	/s/ Anthony Paquin
Anthony Paquin
Chief Executive Officer (principal executive officer)

Pursuant to the requirements of Regulation A, this Amendment No. 1 to Form 1-A has been signed by the following persons in the capacities indicated on November 4, 2022.

Name	Title

/s/ Anthony Paquin	Chairman of the Board, Chief Executive Officer and
Anthony Paquin	President (Principal Executive Officer)

*	Chief Financial Officer
Kevin Cheung	(Principal Financial and Accounting Officer)

*	Executive Vice President and Director
Gary Paquin

*	Independent Director
Kelly McCarthy

By:	/s/ Anthony Paquin
Anthony Paquin
Attorney-in-fact*

II-2